Use these links to rapidly review the document

INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on May 1, 2012

Registration Number 333-176644

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ILFC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7539 (Primary Standard Industrial Classification Code Number)	45-3060262 (I.R.S. Employer Identification Number)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067
(310) 788-1999
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Elias Habayeb
Senior Vice President & Chief Financial Officer
10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067
(310) 788-1999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
John-Paul Motley, Esq. O'Melveny & Myers LLP 400 South Hope Street Los Angeles, California 90071 Telephone: (213) 430-6100 Fax: (213) 430-6407	James J. Clark, Esq. William J. Miller, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005-1702 Telephone: (212) 701-3000 Fax: (212) 269-5420

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filed, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE(3)

Common Stock, $0.01 par value per share	$100,000,000	$11,610

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Includes shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)
Previously paid.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where any such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 1, 2012

PRELIMINARY PROSPECTUS

                        Shares

ILFC Holdings, Inc.

COMMON STOCK

$            per share

        This is the initial public offering of shares of our common stock. Prior to this offering, no public market existed for our common stock. We are a newly formed holding company which, prior to the consummation of this offering, will own 100% of the outstanding shares of common stock of International Lease Finance Corporation, a California corporation. AIG Capital Corporation, the selling stockholder, and a subsidiary of American International Group, Inc., is offering all                         shares of common stock offered hereby, and we will not receive any of the proceeds from this offering. We currently expect the initial public offering price to be between $            and $            per share of common stock.

        The underwriters have the option to purchase up to                         additional shares of our common stock from the selling stockholder at the initial public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments, if any.

        We have applied to have our common stock listed on the New York Stock Exchange under the symbol "ILFC." The listing is subject to the approval of our application.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page 12.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discount	$	$
Proceeds to the selling stockholder (before expenses)	$	$

        The underwriters expect to deliver the shares of our common stock on or about                  , 2012 through the book-entry facilities of The Depository Trust Company.

Citigroup	J.P. Morgan	Morgan Stanley

                        , 2012

        We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than its date.

i

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors" and the consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision. After effectiveness of the registration statement of which this prospectus is a part and prior to the consummation of this offering, ILFC Holdings, Inc., a Delaware corporation, will become the direct parent company of International Lease Finance Corporation, a California corporation. Unless otherwise noted or indicated by the context, the term "Holdings" refers to ILFC Holdings, Inc., "ILFC" refers to International Lease Finance Corporation, and "we," "us" and "our" refer to ILFC and its consolidated subsidiaries prior to the Reorganization (as defined below) and Holdings and its consolidated subsidiaries upon and after the Reorganization. Please refer to "Corporate Reorganization" for a more thorough discussion of the Reorganization.

Our Company

        We are the world's largest independent aircraft lessor measured by number of owned aircraft. Our portfolio consists of over 1,000 owned or managed aircraft, as well as commitments to purchase 245 new high-demand, fuel-efficient aircraft, including 17 through sale-leaseback transactions, and rights to purchase an additional 50 such aircraft. We have also agreed to purchase three used aircraft from third parties. We have approximately 200 customers in more than 80 countries. We are an independent aircraft lessor because we are not affiliated with any airframe or engine manufacturer. This independence provides us with purchasing flexibility to acquire aircraft or engine models regardless of the manufacturer. We believe size and global scale provide distinct competitive advantages that, among other things, help us obtain favorable delivery dates and terms from manufacturers and access capital from a variety of sources with competitive pricing and terms. In addition, our strong customer and manufacturer relationships permit us to quickly identify opportunities to re-market aircraft as leases mature and to influence new aircraft designs. For the years ended December 31, 2011 and 2010, we had total revenues of $4.5 billion and $4.8 billion, respectively.

        We maintain a diverse and strategic mix of aircraft designed to meet our customers' needs and maximize our opportunities to generate revenue and grow our profitability. Our diversified aircraft fleet is comprised of 72% narrowbody (single-aisle) aircraft and 28% widebody (twin-aisle) aircraft as measured by aircraft count, with 53% representing Airbus models and 47% representing Boeing models. The weighted average age of our fleet, weighted by the net book value of our aircraft, was 7.7 years at December 31, 2011. We have a higher percentage of widebody aircraft compared to most other lessors, which provides us with a competitive advantage due to generally longer lease terms, higher lease rates, higher probability of lease extensions and, we believe, better credit quality of lessees, as compared to narrowbody aircraft. Our competitive advantage will be enhanced as we take delivery of next generation widebody aircraft. In addition, the aircraft we have on order or have rights to purchase are among the most modern, fuel-efficient models. We have the largest order position for the Boeing 787 and the largest order position among aircraft leasing companies for the Airbus A320neo family and Airbus A350s, according to reports currently available on the Airbus and Boeing websites. We believe our size and scale allow us to compete more effectively for multi-aircraft transactions, including large sale-leaseback transactions. During 2011, we entered into sale-leaseback transactions for 27 new aircraft, two of which were delivered to us during 2011 and eight of which have been delivered to us during 2012.

        We lease aircraft to airlines operating in every major geographic region, including emerging and high-growth markets in Asia, Latin America, the Middle East and Eastern Europe. Among our largest lessees are AeroMexico, Air France, China Southern Airlines, Emirates and Virgin Atlantic Airways. We predominantly enter into net operating leases that require the lessee to pay all operating expenses, normal maintenance and overhaul expenses, insurance premiums and taxes. Our leases have terms of up to 15 years and the weighted average lease term remaining on our current leases, weighted by the net book value of our aircraft, was 4.0 years as of December 31, 2011. Our leases are generally payable in U.S. dollars with lease rates fixed for the term of the lease, providing us with a stable and predictable source of revenues. We believe our broad customer base and market presence enable us to identify opportunities to re-market aircraft before leases mature, contributing to an average aircraft on-lease percentage of approximately 99.6% over the last five years.

        In addition to our primary business of owning and leasing aircraft, we also provide fleet management services to investors and owners of aircraft portfolios for a management fee. Our acquisition of AeroTurbine, Inc., a provider of certified aircraft engines, aircraft and engine parts and supply chain solutions, provides us with in-house part-out and engine leasing capabilities, allows us to manage aircraft and engines across their complete life cycle and enables us to offer an integrated value proposition to our customers.

        We began operations in 1973 as a pioneer in the aircraft leasing industry and have nearly 40 years of operating history. We have demonstrated strong and sustainable financial performance through most airline industry cycles in the past 30 years. Our prominent leadership position within the aircraft leasing industry has resulted in a premier brand name which provides us access to a variety of funding sources and helps us attract and retain customers and employees. We operate our business principally from offices in Los Angeles, Miami, Amsterdam, Dublin, Seattle and Singapore and intend to open an office in Beijing during 2012.

Aircraft Leasing Industry

        ICF SH&E, Inc., or SH&E, an international air transport consulting firm, has summarized their views of the key trends and outlook for the aircraft leasing industry in a report dated April 26, 2012, set forth under "Aircraft Leasing Industry." The information set forth below is derived from such report. We believe these trends and outlook complement our competitive strengths and will support our business strategies. These trends include:

        Demand for air transport.    The demand for passenger and cargo air transport is closely tied to economic activity and has exhibited strong and sustained growth of 1.5 times the long-term global GDP growth rate over the last 40 years. Long-term air travel demand is expected to remain strong as global economies and populations continue to grow, particularly in emerging markets. The Airline Monitor's February 2012 forecast projects a 5.3% average annual growth rate in passenger traffic between 2010 and 2030.

        Growth of the global commercial aircraft fleet.    The size of the global commercial aircraft fleet is expected to double over the next two decades as new aircraft meet demands of continued traffic growth and older aircraft are replaced. Demand growth is expected to be driven by high rates of economic growth, increasing propensity to travel in emerging markets, liberalization of air service and the stimulation of increased traffic from growing low cost carriers. Demand for replacement aircraft, meanwhile, is expected to be driven by the relative operating economics of newer generation aircraft, technological advancements, retirement of older aircraft and the conversion of passenger aircraft to freighters. Boeing forecasts that the total market for new aircraft will be 33,500 units from 2011-2030, 60% for growth and 40% for replacement.

        Introduction of next generation aircraft.    Airbus and Boeing plan to bring to market new, modern, fuel-efficient aircraft models as older, less fuel-efficient aircraft in the global commercial aircraft fleet are replaced. These new aircraft include the re-engined Airbus A320neo and Boeing 737 MAX narrowbody families of aircraft, as well as the Airbus A350 and Boeing 787 widebody families of aircraft, which are expected to offer fuel burn improvement over current in-production technologies of approximately 15% to 20%. The introduction of these new models combined with the long-term demand for aircraft has helped drive airframe and engine manufacturers' backlogs to an all-time high of over 9,300 units, representing approximately five to seven years of production.

        Growth of the aircraft leasing market.    Aircraft lessors continue to play a critical intermediary role between manufacturers and airlines. Airlines employ operating leasing for a variety of reasons, including low capital outlay requirements, fleet planning flexibility, delivery slot availability and residual value risk management. Manufacturers rely on aircraft lessors to provide an added distribution channel and an important alternative source of funding. As a result, the world's airlines have increasingly adopted operating leases for their aircraft financing and fleet management requirements. The percentage of the global active commercial aircraft fleet under operating lease has increased from 19.6% in 1996 to 39.6% in April 2012, representing an average annual growth rate of 8.6% compared to fleet growth of 3.4%. Continued growth and penetration of the global aircraft operating leasing industry is widely expected.

Competitive Strengths

        We believe our size, global scale, long operating history and premier brand provide us with the following competitive strengths that contribute significantly to our success and sustained profitability.

        Largest independent aircraft lessor with benefits of scale.    We believe the size of our portfolio and our scale provide us with important competitive advantages, including the ability to:

  •
  enter into large, sophisticated and strategic aircraft transactions with our customers;

  •
  obtain favorable delivery dates and terms from manufacturers;

  •
  influence airframe manufacturers on a variety of matters including the design of aircraft;

  •
  maintain a diversified aircraft portfolio, including a higher percentage of widebody aircraft in our fleet as compared to most other aircraft lessors;

  •
  access multiple sources of capital with attractive pricing and terms; and

  •
  diversify our customer base and geographic exposure.

        Long-standing and strategic customer relationships.    We have collaborative and strategic relationships with approximately 200 customers worldwide, many of which are long-standing. Our top ten customers have all been leasing aircraft from us for over a decade. We believe we are the largest aircraft lessor to many of our customers, which strengthens our position and access to senior management with these customers. We also gain valuable insight and knowledge of the airline industry and market trends from our customers, enabling us to better anticipate new opportunities and mitigate adverse trends. Our established customer relationships also allow us to secure large and strategic aircraft transactions, including sale-leaseback transactions, often for multiple aircraft, and to play an important role in our customers' fleet modernization initiatives.

        Extensive airframe and engine manufacturer relationships.    We are one of the largest purchasers of airframes and engines. We are the largest customer of Airbus and the largest lessor customer of Boeing measured by deliveries of aircraft through 2011. Our relationships with Airbus and Boeing have spanned over 20 years and our senior management has direct experience working for airframe manufacturers. These extensive manufacturer relationships and the scale of our business enable us to place large orders with favorable terms and conditions, including pricing and delivery terms, and have allowed us to become the largest lessor purchaser of next generation aircraft, including the Airbus A320neo family aircraft, Airbus A350s and Boeing 787s. In addition, we believe our strategic relationships with manufacturers and market knowledge allow us to influence new aircraft designs, which gives us increased confidence in our airframe and engine selections.

        Attractive and diversified aircraft fleet.    Our diversified aircraft fleet is comprised of 72% narrowbody (single-aisle) aircraft and 28% widebody (twin-aisle) aircraft as measured by aircraft count, with 53% representing Airbus models and 47% representing Boeing models. As our new aircraft orders are delivered, our fleet will gain more modern and fuel-efficient aircraft that are in high demand from airlines around the world. We own a large number of widebody aircraft, which benefits us due to generally longer lease terms, higher lease rates, higher probability of lease extensions and, we believe, better credit quality of lessees, as compared to narrowbody aircraft. We believe the large number and variety of widebody aircraft in our fleet uniquely positions us in emerging markets, particularly in Asia and the Middle East where, according to September 2011 data from CAPA-Centre for Aviation, airlines are expected to require a substantial number of additional widebody aircraft to meet growing long-haul and regional travel demand.

        Large and valuable aircraft delivery pipeline.    We have one of the largest aircraft order books among lessors, according to SH&E's report. We have commitments to purchase 245 new high-demand, fuel-efficient aircraft scheduled for delivery through 2019, comprised of 100 Airbus A320neo family aircraft, 20 Airbus A350s, 74 Boeing 787s, 46 Boeing 737-800s and five Boeing 777-300ERs, and rights to purchase an additional 50 Airbus A320neo family aircraft. These new aircraft represent a significant leadership position in the highly anticipated Airbus A320neo family, Airbus A350 and Boeing 787 aircraft deliveries. We are the largest customer of the Boeing 787 and the largest lessor customer of both the Airbus A320neo family aircraft and the Airbus A350 according to reports currently available on the Boeing and Airbus websites. We will also be the first aircraft leasing company to offer the Airbus A320neo family aircraft with initial deliveries scheduled for 2015. We believe these aircraft will provide significant value and strong returns on investment and that our prime delivery dates for so many highly coveted aircraft will provide us with a competitive advantage by strengthening our reputation and prominence with customers.

        Strong liquidity position with significant access to diverse funding sources.    Since 2010, we have raised over $21 billion, including approximately $10.7 billion of unsecured debt, primarily through a combination of new loan and bond financings. We have significantly reduced our leverage with our net debt to adjusted stockholders' equity ratio declining from 3.9-to-1.0 as of December 31, 2008 to 3.0-to-1.0 as of December 31, 2011, while increasing the weighted average life of our debt maturities from 4.3 years as of December 31, 2008 to 6.4 years as of December 31, 2011, which has allowed us to better align our debt maturities with our anticipated operating cash flows. After giving effect to the Reorganization, our net debt to adjusted stockholders' equity ratio would have been             -to-1.0 as of December 31, 2011. As of December 31, 2011, approximately 76% of our outstanding debt was fixed rate debt or floating rate debt swapped into fixed rate debt. Our significant number of unencumbered aircraft provides us with meaningful operational and capital structure flexibility. Our foreign exchange exposure is also limited with approximately 97% of our revenues denominated in U.S. dollars for the year ended December 31, 2011.

        Fleet management capabilities across the complete life cycle of an aircraft.    Our acquisition of AeroTurbine provides us with in-house part-out and engine leasing capabilities that allow us to manage aircraft and engines across their complete life cycle. This platform enables us to offer a differentiated fleet management product and service offering to our airline customers as they transition out aging aircraft. AeroTurbine has market insight and recurring customer relationships, which are strengths that can be leveraged for growth in the engine and parts business. We expect this acquisition will further maximize the value of our aircraft.

        Dedicated management team with extensive airline, manufacturer and leasing experience.    Our senior management team has an average of over 20 years of aviation and other relevant experience, including experience at ILFC and with airlines, airframe manufacturers and other lessors. We believe our senior management's reputation and relationships with lessees, manufacturers, buyers and financiers of aircraft are important elements to the success of our business.

Business Strategies

        We believe the following strategies will enable us to continue to serve our customers, grow our customer base, manage our portfolio to optimize revenues and profitability and strengthen our position as the world's largest independent aircraft lessor.

        Continue to capitalize on our existing customer relationships.    We intend to continue to capitalize on our customer relationships to facilitate strategic and sophisticated fleet solutions, including lease placements, large multi-aircraft re-fleeting transactions, multi-party placement arrangements and sale-leaseback opportunities, and to quickly identify opportunities to re-market aircraft. Our customer relationships and market insight will influence our future aircraft purchases so that we can tailor orders and timing to the long-term needs of our customers. Our acquisition of AeroTurbine enables us to offer options to customers seeking solutions for transitioning out aging aircraft, further strengthening our relationships with them.

        Focus on high-growth and attractive markets.    We are focused on increasing our presence in emerging markets with high potential for passenger growth and other markets with significant demand for new aircraft. We already have a leading position in China based on the number of narrowbody and widebody aircraft operated in China, where approximately 180 of our aircraft are operated by Chinese carriers. In January 2012, we opened an office in Singapore and we plan to open an office in Beijing in 2012 to strengthen our position in Asia further. In August 2011, we opened an office in Amsterdam to be closer to our customers in Europe and address the emerging markets in the Middle East, Eastern Europe and Africa. In addition, we are pursuing growth in the North American market, particularly in the U.S., where we believe that the re-fleeting campaigns being undertaken by the major American carriers create attractive opportunities for us. We have recently appointed heads of marketing for each of the EMEA, Americas and Asia regions.

        Enhance our fleet with modern, fuel-efficient aircraft.    We plan to continue to acquire modern, fuel-efficient aircraft. We are in regular discussions with airframe and engine manufacturers regarding aircraft programs and technology advances, availability of future delivery positions, pricing, and potential aircraft orders, and we believe that the scale of our business and access to capital markets will enable us to make large purchases of aircraft as needed. In addition to orders from the manufacturers, we are pursuing aircraft acquisitions through means such as sale-leaseback transactions with airline customers and we have 17 aircraft scheduled to deliver in 2012 to 2013 pursuant to such transactions.

        Actively manage our aircraft fleet and lease portfolio to maximize revenue while minimizing risk.    We seek to further maximize revenue and minimize risks by maintaining the diversity of our aircraft fleet and lease portfolio across aircraft type and age, lease expiration, geography and customer. Diversification of our aircraft fleet minimizes the risk of changing customer preferences, while a diversified lease portfolio with staggered lease expirations reduces our exposure to industry fluctuations and the credit risk of individual customers. We also manage our aircraft fleet by evaluating multiple strategies for aging aircraft, including continued leasing of the aircraft, secondary market sales, utilizing aircraft for parts and engines and converting passenger aircraft to freighter aircraft, and ultimately pursue the option that generates the highest value for each aircraft. Our acquisition of AeroTurbine enables us to maximize the residual value of our aircraft by providing us with in-house part-out and engine leasing capabilities.

        Continue to access multiple funding sources to optimize our capital structure.    We have proven our capability to access a variety of funding sources, including unsecured debt, and intend to use the scale of our business and our existing relationships with financial institutions to continue accessing capital from diverse sources at competitive rates. During the past 24 months, we have better aligned our debt maturities with our anticipated operating cash flows. We target to maintain sufficient liquidity, consisting of cash on hand, our revolving credit facility and operating cash flows, to repay our debt maturing over the next 24 months.

Corporate Reorganization

        Holdings was incorporated in Delaware on August 22, 2011 and is a subsidiary of AIG Capital Corporation, or AIG Capital, which is a direct wholly owned subsidiary of American International Group, Inc., or AIG, solely for the purpose of the Reorganization (as defined below). As part of the Reorganization, ILFC, currently a direct subsidiary of AIG Capital, will become a direct subsidiary of Holdings. Holdings has not engaged in any activities other than those incidental to its formation, the Reorganization and this offering.

        AIG is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. Beginning in September 2008, liquidity issues resulted in AIG seeking and receiving governmental support. As a result of receiving this governmental support, the Department of the Treasury currently owns approximately 70% of AIG's common stock. AIG has determined that ILFC is not one of its core businesses. This offering is the first step in AIG's plan to monetize its interest in us.

        Holdings intends to enter into an exchange agreement with AIG Capital, pursuant to which AIG Capital will agree to transfer, subject to certain conditions, 100% of the outstanding common stock of ILFC to Holdings in exchange for the issuance by Holdings to AIG Capital of 50,000 shares of Series A Mandatorily Redeemable Preferred Stock (the "Series A Preferred") and additional shares of Holdings' common stock. The Series A Preferred must be redeemed on                        at a liquidation preference of $1,000 per share and will be entitled to cash dividends at a rate of                % of the liquidation preference. The Series A Preferred will not be convertible into common stock and will have limited voting rights. See "Description of Capital Stock—Preferred Stock—Series A Mandatorily Redeemable Preferred Stock." The transfer of ILFC's common stock to Holdings will be subject to, and will become effective only upon, AIG Capital entering into one or more definitive agreements for the sale of more than 20% of Holdings' outstanding common stock, which we expect to be satisfied by the execution of the underwriting agreement related to this offering. As a result, the transfer of ILFC's common stock to Holdings from AIG Capital will occur after the effectiveness of the registration statement of which this prospectus is a part and prior to consummation of this offering.

        AIG has received a private letter ruling from the Internal Revenue Service, or IRS, that AIG Capital's transfer of ILFC's common stock to Holdings will qualify for an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, or the Code, provided that certain conditions are met. Among those conditions is that in the event AIG Capital does not sell more than 50% by value of its interest in us in this offering, AIG Capital must dispose of more than 50% by value of its interest in us within two years after the completion of this offering. In addition, pursuant to the Plans of Divestiture that AIG and AIG Capital will adopt, AIG Capital intends to dispose of at least 80% by vote and value of its interest in us (not including the Series A Preferred) within three years after the completion of this offering. AIG currently expects that AIG Capital will reduce its ownership interest in us through one or more additional public offerings of our stock and, possibly, through one or more privately negotiated sales of our stock, and ultimately expects to dispose of all of our stock, but it is not obligated to divest our shares in any particular manner. The Section 338(h)(10) election will enable us to step-up the tax basis of our flight equipment and other assets and reduce our net deferred tax liability by $     billion. This prospectus assumes that all conditions to the Section 338(h)(10) tax election are satisfied.

        Prior to the completion of this offering, we will enter into an intercompany agreement with AIG and AIG Capital, or the Intercompany Agreement, relating to registration rights, provision of financial and other information, transition services, compliance policies and procedures, and other matters, and a separate tax matters agreement with AIG.

        We refer to the transfer of 100% of ILFC's common stock from AIG Capital to Holdings, and the transactions and agreements related to our separation from AIG as the "Reorganization." See "Corporate Reorganization" for a more complete discussion of the Reorganization.

Risks Associated with Our Business

        In executing our business strategy, we face significant risks and uncertainties, which are discussed in the section titled "Risk Factors," including:

  •
  Our substantial level of indebtedness could adversely affect our ability to fund future needs of our business and to react to changes affecting our business and industry. As of April 18, 2012, we had approximately $24.7 billion in principal amount of indebtedness outstanding.

  •
  We may not be able to obtain additional capital to finance our operations, including to purchase new and used flight equipment, to make progress payments during aircraft construction and to service or refinance our existing indebtedness.

  •
  An increase in our cost of borrowing resulting from changes in interest rates could have a material and adverse impact on our net income, results of operations and cash flows.

  •
  Risks adversely impacting the airline industry, including the global sovereign debt crisis and increases in fuel costs, could negatively impact our business because they increase the likelihood of lessee non-performance and an inability to lease our aircraft.

  •
  We may be indirectly subject to many of the economic and political risks associated with emerging markets, which could adversely affect our financial results and growth prospects.

  •
  Deterioration of the value of the aircraft in our fleet may result in impairment charges and fair value adjustments. We recorded impairment charges and fair value adjustments on aircraft of approximately $1.7 billion during each of the years ended December 31, 2011 and 2010. The impairment charges and fair value adjustments we recorded for those periods were the primary cause of our net losses of approximately $723.9 million and $495.7 million, respectively, during those periods.

  •
  Upon consummation of this offering, AIG will continue to beneficially own a significant percentage of our stock. Although neither AIG nor any of its subsidiaries is a co-obligor or guarantor of our debt securities, changes in circumstances affecting AIG may impact us in ways we cannot predict. Additionally, we cannot accurately predict the effect that our separation from AIG will have on our business and profitability.

Acquisition of AeroTurbine

        On October 7, 2011, ILFC acquired all of the issued and outstanding shares of capital stock of AeroTurbine from AerCap Holdings N.V. for an aggregate cash purchase price of $228 million and the assumption of $299.2 million of outstanding debt. AeroTurbine is a provider of certified aircraft engines, aircraft and engine parts and supply chain solutions.

        This acquisition is expected to further maximize the value of our aircraft by providing us with in-house part-out and engine leasing capabilities, allowing us to manage aircraft and engines throughout their life cycles. Additionally, this acquisition enables us to provide a differentiated fleet management product and service offering to our airline customers as they transition out of aging aircraft.

Corporate Information

        Holdings is incorporated in the State of Delaware and ILFC is incorporated in the State of California. Our principal offices are located at 10250 Constellation Blvd., Suite 3400, Los Angeles, California 90067. We also have regional offices in Amsterdam, Dublin, Miami, Seattle and Singapore and we intend to open an office in Beijing during 2012. The telephone number of our principal offices and our website address are (310) 788-1999 and www.ilfc.com, respectively. The information on our website is not part of, or incorporated by reference into, this prospectus.

The Offering

Common stock offered by the selling stockholder in this offering	shares
Common stock to be outstanding after this offering	shares
Option to purchase additional shares

The selling stockholder has granted to the underwriters an option for a period of 30 days to purchase up to                        additional shares from it at the public offering price less underwriting discounts and commissions.

Dividend policy

We have no plans to declare or pay any cash or other dividends on our common stock for the foreseeable future. We currently intend to retain future earnings, if any, for use in the operation of our business and to fund future growth. However, we expect to re-evaluate our dividend policy on a regular basis following this offering and may determine to pay dividends in the future. The decision whether to pay dividends in the future will be made by our board of directors in light of conditions then existing, including factors such as our results of operations, financial condition and requirements, business conditions and covenants under any applicable contractual arrangements, including our indebtedness.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder pursuant to this prospectus.
Proposed New York Stock Exchange symbol	"ILFC"
Risk factors

You should carefully read and consider the information set forth under "Risk Factors" and all other information included in this prospectus for a discussion of factors that you should consider before deciding to invest in shares of our common stock.

        Unless otherwise expressly stated or the context otherwise requires, all information contained in this prospectus assumes the Reorganization has been consummated.

Summary Historical Consolidated Financial and Other Data

        The following table sets forth our summary historical consolidated financial information derived from ILFC's: (i) audited financial statements for the years ended December 31, 2011, 2010 and 2009, and as of December 31, 2011 and 2010, which are included elsewhere in this prospectus; and (ii) audited financial statements as of December 31, 2009, which are not included in this prospectus. The historical financial information presented may not be indicative of our future performance. See "Financial Statements."

        This summary consolidated financial and other data should be read in conjunction with, and is qualified in its entirety by reference to, "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and ILFC's consolidated financial statements and related notes included elsewhere in this prospectus.

	Year Ended December 31,
	2011		2010		2009
	(Dollars in thousands, except per share amounts)
Statement of Operations Data:
Revenues:
Rental of flight equipment		$4,454,405		$4,726,502		$4,928,253
Flight equipment marketing and gain on aircraft sales		14,348		10,637		12,966
Interest and other		57,910		61,741		55,973

		4,526,663		4,798,880		4,997,192

Expenses:
Interest		1,569,468		1,567,369		1,365,490
Effect from derivatives, net of change in hedged items due to changes in foreign exchange rates		9,808		47,787		(21,450)
Depreciation of flight equipment		1,864,735		1,963,175		1,968,981
Aircraft impairment charges on flight equipment held for use		1,567,180		1,110,427		50,884
Aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed		170,328		552,762		35,448
Loss on extinguishment of debt		61,093		—		—
Flight equipment rent		18,000		18,000		18,000
Selling, general and administrative		238,106		212,780		196,675
Other expenses		61,924		91,216		—

		5,560,642		5,563,516		3,614,028

(Loss) income before income taxes		(1,033,979)		(764,636)		1,383,164
Income tax (benefit) provision		(310,078)		(268,968)		495,989

Net (loss) income		(723,901)		$(495,668)		$887,175

Pro forma net (loss) income per share (basic and diluted)(1)	$		$		$

Pro forma weighted average common shares outstanding (basic and diluted)(1)

	Year Ended December 31,
	2011		2010	2009
	(Dollars in thousands)
Balance Sheet Data (end of period):
Cash and cash equivalents, excluding restricted cash	$1,975,009		$3,067,697	$336,911
Flight equipment under operating leases, less accumulated depreciation	35,502,288		38,515,379	44,091,783
Total assets	39,161,244		43,308,060	46,129,024
Total debt, including current portion	24,384,272		27,554,100	29,711,739
Total stockholders' equity(2)	7,531,869		8,225,007	8,655,089
Cash Flows
Net cash provided by operating activities	$2,568,159		$3,213,796	3,413,891
Net cash (used in) provided by investing activities	(281,198)		1,779,852	(2,603,359)
Net cash (used in) financing activities	(3,380,213)		(2,260,949)	(2,860,263)
Other Financial Data:
Net debt to adjusted stockholders' equity(3)	3.0x		3.0x	3.4x
Other Data:
Aircraft lease portfolio at period end:
Owned	930	(4)	933	993
Managed	87	(5)	97	99
Subject to finance and sales-type leases	7	(6)	4	11
Aircraft sold or remarketed during the period	14		59	9
Purchase commitments	260	(7)	115	120
Weighted average age of fleet (in years)(8)	7.7		7.2	6.4
Average effective cost of borrowing(9)	5.90%		5.03%	4.46%

(1)
Pro forma net income (loss) per share and pro forma weighted average common shares outstanding have been adjusted to reflect the number of shares of Holdings' common stock that will be outstanding after giving effect to the Reorganization.

(2)
Stockholders' equity, as adjusted for the Reorganization, reflects an increase of approximately $             billion as a result of indemnification from AIG contained in the tax matters agreement with respect to any federal income taxes recognized in connection with the Reorganization, the election under Section 338(h)(10) of the Code and the attendant step-up in basis of our assets to fair market value for federal income tax purposes based on an assumed initial public offering price of $            per share, which is the midpoint of the offering price range listed on the cover of this prospectus. Our net deferred tax liability as of December 31, 2011 would have been $             billion after giving effect to the Reorganization.

(3)
Net debt means our total debt, including current portion, less cash and cash equivalents, excluding restricted cash, as of the end of the corresponding period. Adjusted stockholders' equity means our total stockholders' equity less Market Auction Preferred Stock, or MAPS, and accumulated other comprehensive income (loss). Net debt and adjusted stockholders' equity are not defined under generally accepted accounting principles in the United States, or GAAP, and may not be comparable to similarly titled measures reported by other companies. We have presented this measure of financial leverage because it provides useful information to better evaluate our outstanding debt obligations and provides information aligned with our debt covenants. We are excluding MAPS because the MAPS represent noncontrolling interests of Holdings which will not be included in stockholders' equity of Holdings. Accumulated other comprehensive income (loss), which principally reflects changes in the market value of our cash flow hedges, has been excluded because it is excluded from stockholders' equity in determining compliance with our debt covenants. Total debt has been adjusted by cash and cash equivalents to better evaluate our financial condition and our future obligations that would not be readily satisfied by cash and cash equivalents on hand. Investors should consider net debt to adjusted stockholders' equity in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Our net debt to adjusted stockholders' equity presentation may be different from that presented by other companies.

  The following table reconciles net debt to the most directly comparable GAAP measure, total debt:

	As of December 31, 2011,
		As of December 31,
	As Adjusted for the Reorganization
		2011	2010	2009
		(Dollars in thousands)
Total debt, including current portion	$	$24,384,272	$27,554,100	$29,711,739
Less: Cash and cash equivalents, excluding restricted cash	1,975,010	1,975,009	3,067,697	336,911

Net debt	$	$22,409,263	$24,486,403	$29,374,828

  The following table reconciles adjusted stockholders' equity to the most directly comparable GAAP measure, total stockholders' equity:

	As of December 31, 2011
			As of December 31,
	As Adjusted for the Reorganization
			2011	2010	2009	2008
			(Dollars in thousands)
Total stockholders' equity	$		$7,531,869	$8,225,007	$8,655,089	$7,738,580
Less: Market Auction Preferred Stock		—	100,000	100,000	100,000	100,000
Less: Noncontrolling Interest		100,000	—	—	—	—
Less: Accumulated other comprehensive loss		(19,637)	(19,637)	(58,944)	(138,206)	(168,065)

Adjusted stockholders' equity	$		$$7,451,506	$8,183,951	$8,703,295	$7,806,645

(4)
As of April 18, 2012, we owned 935 aircraft in our leased fleet.

(5)
As of April 18, 2012, we provided fleet management services for 86 aircraft.

(6)
As of April 18, 2012, five aircraft were subject to finance and sales-type leases.

(7)
Includes purchase commitments for 257 new aircraft, 12 of which were subsequently delivered, and three used aircraft at December 31, 2011.

(8)
Weighted by net book value as of the end of the applicable period.

(9)
Our average effective cost of borrowing reflects our composite interest rate, including any effect of interest rate swaps or other derivatives and including the effect of debt discounts.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this prospectus, before deciding whether to invest in our common stock. If any of the following risks actually materializes, our business, financial condition and results of operations would suffer. The trading price of our common stock could decline as a result of any of these risks, and you might lose all or part of your investment in our common stock. You should read the section entitled "Forward-Looking Statements" immediately following these risk factors for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

Risks Relating to Our Business

Our substantial level of indebtedness could adversely affect our ability to fund future needs of our business and to react to changes affecting our business and industry.

        The aircraft leasing business is capital intensive and we have a substantial amount of indebtedness, which requires significant interest and principal payments. As of April 18, 2012, we had approximately $24.7 billion in principal amount of indebtedness outstanding and the principal and interest payments on our outstanding indebtedness due during the remainder of 2012 and in 2013 totaled approximately $2.7 billion and $5.4 billion, respectively (assuming the March 31, 2012 interest rates on our outstanding floating rate indebtedness remain unchanged). Because some of our debt bears variable rates of interest, our interest expense could fluctuate in the future.

        Our substantial level of indebtedness could have important consequences to our business, including the following:

  •
  requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for other purposes, including acquiring new aircraft and exploring business opportunities;

  •
  increasing our vulnerability to adverse economic and industry conditions;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and industry; and

  •
  limiting our ability to borrow additional funds or refinance our existing indebtedness.

        In addition, despite our current indebtedness levels, we expect to incur additional debt in the future to finance our operations, including purchasing aircraft and meeting our other contractual obligations. If we issue additional debt, our debt service obligations will increase. The more leveraged we become, the more we will be exposed to the risks described above.

We will need additional capital to finance our operations, including purchasing aircraft, servicing our existing indebtedness, including refinancing our indebtedness as it matures, and meeting our other contractual leasing commitments. We may not be able to obtain additional capital on favorable terms, or at all.

        We will require additional capital to purchase new and used flight equipment, make progress payments during aircraft construction and repay our maturing debt obligations. As of April 18, 2012, we had approximately $1.5 billion and $4.0 billion of indebtedness maturing during the remainder of 2012 and in 2013, respectively. In addition, we currently have commitments to purchase 245 new aircraft and three used aircraft for delivery through 2019 with aggregate estimated total remaining payments of approximately $18.6 billion. We also have purchase rights for an additional 50 Airbus A320neo family aircraft, provided we exercise those rights.

        If we are unable to purchase aircraft as the commitments come due, we will be subject to several risks, including:

  •
  forfeiting deposits and progress payments to manufacturers and having to pay certain significant costs related to these commitments such as actual damages and legal, accounting and financial advisory expenses;

  •
  defaulting on our lease commitments, which could result in monetary damages and damage to our reputation and relationships with lessees and manufacturers;

  •
  failing to realize the benefits of purchasing and leasing such aircraft; and

  •
  risking reputational harm to our business, which would make it more difficult to purchase aircraft in the future on agreeable terms, if at all.

        Our ability to satisfy our obligations with respect to our future aircraft purchases and indebtedness will depend on, among other things, our future financial and operating performance and our ability to raise additional capital through our funding sources or through aircraft sales. Prevailing economic and market conditions, and financial, business and other factors, many of which are beyond our control, will affect our future operating performance and our ability to access the capital markets or seek potential aircraft sales. For example, changes to the Aircraft Sector Understanding in February 2011 may make financing for aircraft from the export-credit agencies more expensive. In addition, our ability to access debt markets and other financing sources depends, in part, on our credit ratings by the three major nationally recognized statistical rating organizations. For instance, from September 2008 through February 2010, ILFC experienced multiple downgrades in its credit ratings by these rating organizations. These credit rating downgrades, combined with externally generated volatility, limited ILFC's ability to access the debt markets in 2009 and early 2010 and resulted in unattractive funding costs.

        In addition to the impact of economic and market conditions on our ability to raise additional capital, we are subject to restrictions under ILFC's existing debt agreements. ILFC's bank credit facilities and indentures limit ILFC's ability to incur secured indebtedness. The most restrictive covenant in the bank credit facilities permits ILFC and its subsidiaries to incur secured indebtedness totaling up to 30% of its consolidated net tangible assets, as defined in the credit agreement, minus $2.0 billion, which limit currently totals approximately $8.7 billion. This limitation is subject to certain exceptions, including the ability to incur secured indebtedness to finance the purchase of aircraft. As of April 18, 2012, ILFC was able to incur an additional $3.3 billion of secured indebtedness under this covenant. ILFC's debt indentures also restrict ILFC and its subsidiaries from incurring secured indebtedness in excess of 12.5% of consolidated net tangible assets, as defined in the indentures. However, ILFC may obtain secured financing without regard to the 12.5% consolidated net tangible asset limit under its debt indentures by doing so through subsidiaries that qualify as non-restricted under the indentures.

        As a result of these limitations, we may be unable to generate sufficient cash flows from operations, or obtain additional capital in an amount sufficient to enable us to pay our indebtedness, make aircraft purchases or fund our other liquidity needs. If we are able to obtain additional capital, it may not be on terms favorable to us. If additional capital is raised through the issuance of equity securities, the interests of our then-current common stockholders would be diluted and newly issued equity securities may have rights, preferences or privileges senior to those of our common stock. Further, in evaluating potential aircraft sales, we must balance the need for funds with the long-term value of holding aircraft and long-term prospects for us. If we are unable to generate or borrow sufficient cash, we may be unable to meet our debt obligations and/or aircraft purchase commitments as they become due, which could limit our ability to obtain new, modern aircraft and compete in the aircraft leasing market.

An increase in our cost of borrowing could have a material and adverse impact on our net income, results of operations and cash flows.

        Our cost of borrowing is impacted by fluctuations in interest rates. Our lease rates are generally fixed over the life of the lease. Changes, both increases and decreases, in our cost of borrowing due to changes in interest rates, directly impact our net income. The interest rates that we obtain on our debt financings are a result of several components, including credit spreads, swap spreads, duration and new issue premiums. These are all in addition to the underlying Treasury or LIBOR rates, as applicable. We manage interest rate volatility and uncertainty by maintaining a balance between fixed and floating rate debt, through derivative instruments and through varying debt maturities.

        Our average effective cost of borrowing increased from 5.03% to 5.90% from December 31, 2010 to December 31, 2011, reflecting higher interest rates on our new debt relative to the debt we were replacing. A 1% increase in our average effective cost of borrowing on our total outstanding debt at December 31, 2011, would have increased our interest expense by approximately $244 million annually, which would put downward pressure on our operating margins and could materially and adversely impact our cash generated from operations. Our average effective cost of borrowing reflects our composite interest rate, including any effect of interest rate swaps or other derivatives and including the effect of debt discounts.

The recent global sovereign debt crisis, particularly among European countries, has impacted the financial health of some of our lessees and could continue to have a broader impact on the airline industry in general, as well as result in higher borrowing costs and more limited availability of credit for us and our customers.

        Countries in Europe, including Greece, Italy, Portugal, Ireland and Spain, have had their debt downgraded by the major rating agencies and are trying to avoid defaulting on their debt obligations, including by seeking emergency loans. For the years ended December 31, 2011, 2010 and 2009, we generated approximately 45% of our total revenues from rental of flight equipment from European lessees. In addition, the United States' credit rating was downgraded for the first time in history by one of the three nationally recognized rating agencies in August 2011. If the credit ratings of these or other countries continue to decline, the cost of borrowing may increase across all markets and the availability of credit may become more limited. Many banks globally, particularly those in Europe, have principal exposure to sovereign debt. The downgrades of sovereign debt have put pressure on the banks' regulatory capital levels resulting in more limited lending. Accordingly, our composite interest rate could increase, which would have an adverse impact on our profitability and cash flow, or we may be unable to incur debt on favorable terms, or at all, in order to fund our future growth and refinance our maturing debt obligations. Further, the recent global sovereign debt crisis could result in lower consumer confidence, which could result in a recession and the loss of revenue for our lessees. This could impact their ability to make payments on their leases and could result in airlines ceasing operations, which could impact our business through early returns of aircraft, maintenance expenses, loss of revenue and potential aircraft impairment charges, which could have a material adverse affect on our financial results and growth prospects.

Our business model depends on the continual leasing and re-leasing of the aircraft in our fleet, and we may not be able to enter into leases on favorable terms, if at all.

        Our business model depends on the continual leasing and re-leasing of the aircraft in our fleet in order to generate sufficient revenues to finance our growth and operations, pay our debt service obligations and generate positive cash flows from operations. Because our leases are predominantly operating leases, only a portion of the aircraft's value is covered by revenues generated from the initial lease and we may not be able to realize the aircraft's residual value after expiration of the initial lease. We bear the risk of re-leasing or selling the aircraft in our fleet when our operating leases expire or when aircraft are returned to us prior to expiration of any lease. Our ability to lease, re-lease or sell our aircraft will depend on conditions in the airline industry and general market and competitive conditions at the time the operating leases are entered into and expire, including those risks discussed under "—In addition to increased fuel costs and the global sovereign debt crisis, other risks adversely impacting the airline industry in general could adversely impact our business because they increase the likelihood of lessee non-performance and an inability to lease our aircraft." In addition to factors linked to the aviation industry in general, other factors that may affect the market value and lease rates of our aircraft include (i) maintenance and operating history of the airframe and engines; (ii) the number of operators using the particular type of aircraft; and (iii) aircraft age.

Aircraft in our fleet that become obsolete will be more difficult to re-lease or sell, which could result in declining lease rates, impairment charges or losses related to aircraft asset value guarantees.

        Aircraft are long-lived assets requiring long lead times to develop and manufacture. Aircraft of a particular model and type tend to become obsolete and less in demand over time, as more advanced and efficient aircraft are manufactured. The life cycle of an aircraft can be shortened by world events, government regulation or customer preferences. For example, increases in fuel prices have resulted in an increased demand for newer fuel-efficient aircraft, such as the Airbus A320neo family and the Boeing 737 MAX narrowbody aircraft, which may potentially shorten the useful life of older aircraft, including older A320 family and 737 family aircraft presently in operation. Approximately 26% of our fleet is at least 12 years old. As aircraft in our fleet approach obsolescence, demand for those particular models and types will decrease which could result in declining lease rates and could have a material adverse effect on our financial condition and results of operations. In addition, if we dispose of an aircraft for a price that is less than the depreciated book value of the aircraft on our balance sheet, we will recognize impairments or fair value adjustments.

        Deterioration of aircraft values may also result in impairment charges or losses related to aircraft asset value guarantees. We recorded impairment charges and fair value adjustments on certain aircraft of approximately $1.7 billion for each of the years ended December 31, 2011 and 2010. The impairment charges in 2011 resulted from unfavorable airline industry trends affecting the residual values of certain aircraft types and management's expectations that certain aircraft will more likely than not be parted-out or otherwise disposed of in less than 25 years. The reduction in the expected holding period was made in connection with the addition of in-house part-out capabilities as a result of the acquisition of AeroTurbine. The impairment charges in 2010 were primarily due to the announcement of new technology in the marketplace and the sale of aircraft in that year. GAAP requires that we use undiscounted future cash flows in determining whether impairment charges are appropriate; accordingly, the fair value of our assets (using a discounted cash flow analysis) could be significantly less than their book value.

        A recovery of the recent downturn of the airline industry may not be imminent and lower future lease rates and increased costs associated with repossessing and redeploying aircraft may have a negative impact on our operating results in the future, including causing future potential aircraft impairment charges.

The residual values of our aircraft are subject to a number of risks and uncertainties, including obsolescence risk, which could result in future impairment charges.

        The residual values of our aircraft are subject to a number of risks and uncertainties. Technological developments, macro-economic conditions, availability and cost of funding for aviation, and the overall health of the airline industry impact the residual values of our aircraft. If challenging economic conditions persist for extended periods, the residual values of our aircraft could be negatively impacted, which could result in future impairment charges.

Our relationship with AIG may affect our ability to operate and finance our business as we deem appropriate and changes with respect to AIG could negatively impact us.

        Upon consummation of this offering, AIG will continue to beneficially own a significant percentage of our stock. Although neither AIG nor any of its subsidiaries is a co-obligor or guarantor of our debt securities, circumstances affecting AIG may have an impact on us and we are not sure how further changes in circumstances related to AIG may impact us.

        Prior to the completion of this offering, we will enter into the Intercompany Agreement with AIG and AIG Capital for the purpose of setting forth various matters governing our relationship with AIG and to set forth certain transition services that AIG and its subsidiaries will provide to us following this offering. Under the Intercompany Agreement, we will be required to register for resale AIG Capital's shares of our common stock under the Securities Act. See "Transactions with Related Parties—Transactions in Connection with this Offering—Intercompany Agreement with AIG and AIG Capital."

The Department of the Treasury is the controlling stockholder of AIG and may have interests inconsistent with those of our stockholders.

        The Department of the Treasury owns approximately 70% of the outstanding common stock of AIG, and AIG may continue to have significant influence over us after the completion of this offering. The interests of the Department of the Treasury (as a government entity) may not be the same as those of our stockholders.

The agreements governing certain of our indebtedness contain restrictions and limitations that could significantly affect our ability to operate our business and compete effectively.

        The agreements governing certain of our indebtedness contain covenants that restrict, among other things, our ability to:

  •
  incur debt;

  •
  encumber our assets;

  •
  dispose of certain assets;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  make equity or debt investments in other parties;

  •
  enter into transactions with affiliates;

  •
  designate our subsidiaries as non-restricted subsidiaries; and

  •
  pay dividends and distributions.

        The agreements governing certain of our indebtedness also contain financial covenants, such as requirements that we comply with one or more of loan-to-value, minimum net worth and interest coverage ratios.

        Complying with such covenants may at times necessitate that we forgo other opportunities, such as using available cash to purchase new aircraft or promptly disposing of less profitable aircraft. Moreover, our failure to comply with any of these covenants would likely constitute a default under such facilities and could give rise to an acceleration of some, if not all, of our then outstanding indebtedness, which would have a material adverse effect on our business and our ability to continue as a going concern.

Increases in fuel costs could materially adversely affect our lessees and, by extension, the demand for our aircraft.

        Fuel costs represent a major expense to airlines and fuel prices fluctuate widely depending primarily on international market conditions, geopolitical and environmental events, regulatory changes and currency exchange rates. The ongoing unrest in Africa and the Middle East has generated uncertainty regarding the predictability of the world's future oil supply, which has led to significant near-term increases in fuel costs. If this unrest continues, fuel costs may continue to rise. Other events can also significantly affect fuel availability and prices, including natural disasters, decisions by the Organization of the Petroleum Exporting Countries regarding its members' oil output, and the increase in global demand for fuel from countries such as China.

        Higher cost of fuel will likely have a material adverse impact on airline profitability. Due to the competitive nature of the airline industry, airlines may not be able to pass on increases in fuel prices to their passengers by increasing fares. If airlines do increase fares, demand for air travel may be adversely affected. In addition, airlines may not be able to manage fuel cost risk by appropriately hedging their exposure to fuel price fluctuations. If fuel prices increase further, our lessees are likely to incur higher costs or experience reduced revenues. Consequently, these conditions may:

  •
  affect our lessees' ability to make rental and other lease payments;

  •
  result in lease restructurings and aircraft repossessions;

  •
  increase our costs of maintaining and marketing aircraft;

  •
  impair our ability to re-lease aircraft and other aviation assets or re-lease or otherwise sell our assets on a timely basis at favorable rates;

  •
  reduce the sale proceeds received for aircraft or other aviation assets upon any disposition; or

  •
  lower lease rates and potentially trigger impairments.

        Such effects could have a material adverse effect on our business, financial condition and results of operations.

In addition to increased fuel costs and the global sovereign debt crisis, other risks adversely impacting the airline industry in general could adversely impact our business because they increase the likelihood of lessee non-performance and an inability to lease our aircraft.

        Our business depends on the financial strength of our airline customers and their ability to meet their payment obligations to us and if their ability materially decreases, it may negatively affect our business, financial condition, results of operations and cash flows.

        The risks affecting our airline customers are generally out of our control and impact our customers to varying degrees. As a result, we are indirectly impacted by all the risks facing airlines today. Their ability to compete effectively in the marketplace and manage these risks has a direct impact on us. In addition to increased fuel prices and availability discussed above, these risks include:

• demand for air travel;	• heavy reliance on automated systems;
• competition between carriers;	• geopolitical events;
• labor costs and stoppages;	• equity and borrowing capacity;
• maintenance costs;	• environmental concerns;
• employee labor contracts;	• government regulation;
• air traffic control infrastructure constraints;	• interest rates;
• airport access;	• airline capacity;
• insurance costs and coverage;	• natural disasters; and
• security, terrorism and war, including increased passenger screening as a result thereof;	• worldwide health concerns, such as outbreaks of H1N1, SARS and avian influenza.

        To the extent that our customers are affected by these or other risks, we may experience:

  •
  lower demand for the aircraft in our fleet and an inability to immediately place new and used aircraft when they become available, resulting in lower market lease rates and lease margins, and payments for storage and maintenance;

  •
  a higher incidence of lessee defaults and repossessions affecting net income due to maintenance, consulting and legal costs associated with the repossessions, as well as lost revenue for the time the aircraft are off lease and possibly lower lease rates from the new lessees;

  •
  a higher incidence of lease restructurings for our troubled customers which reduces overall lease revenue;

  •
  a loss if an aircraft is damaged or destroyed by an event specifically excluded from the insurance policy such as dirty bombs, bio-hazardous materials and electromagnetic pulsing; and

  •
  additional aircraft impairment charges.

We have recently recognized an increase in the number of airlines that have ceased operations or filed for reorganization, and if this trend continues, it could have a significant impact on our operations.

        As a result of challenging global economic conditions, combined with significant volatility in oil prices, some airlines have been forced to cease operations or to reorganize. Nine of our customers, operating a total of 44 of our owned aircraft, ceased operations since the beginning of 2011, and two other customers have filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. Six of the customers that ceased operations were airlines operating in Europe: LLC "Avianova," Amsterdam Airlines, B.V., Astraeus Limited, Tor Air, Spanair, S.A. and Malev Ltd. Spanair and Malev operated 15 and 17 of our owned aircraft, respectively. In certain cases, we have a large number of aircraft with a single airline, which increases our exposure in the event the airline ceases operations or reorganizes. A severe recession in Europe, the inability to resolve the sovereign debt crisis and political uncertainty in the Middle East could result in additional failures of airlines and could materially affect our financial results. If this trend continues, it could have a material adverse effect on our financial results and growth prospects.

We may be indirectly subject to many of the economic and political risks associated with emerging markets, which could adversely affect our financial results and growth prospects.

        We derived approximately 53% of our revenues for the year ended December 31, 2011 from airlines in frontier and emerging market countries (as defined by Dow Jones & Company). Frontier and emerging market countries have less developed economies and infrastructure and are often more vulnerable to economic and geopolitical challenges and may experience significant fluctuations in gross domestic product, interest rates and currency exchange rates, as well as civil disturbances, government instability, nationalization and expropriation of private assets and the imposition of taxes or other charges by government authorities. The occurrence of any of these events in markets served by our lessees and the resulting economic instability that may arise, particularly if combined with high fuel prices, could adversely affect the value of our aircraft subject to lease in such countries or the ability of our lessees that operate in these markets to meet their lease obligations. In addition, legal systems in emerging market countries may be less developed, which could make it more difficult for us to enforce our legal rights in such countries.

        Further, demand for aircraft is dependent on passenger and cargo traffic, which in turn is dependent on general business and economic conditions. As a result, weak or negative economic growth in emerging markets may have an indirect effect on the value of the assets that we acquire if airlines and other potential lessees are adversely affected. If the recent global economic downturn continues or worsens, our assets may decline in value, which could have an adverse effect on our results of operations or our financial condition. For these and other reasons, our financial results and growth prospects may be negatively impacted by adverse economic and political developments in emerging market countries.

Our aircraft may not at all times be adequately insured either as a result of lessees failing to maintain sufficient insurance during the course of a lease or insurers not being willing to cover certain risks.

        While an aircraft is on lease, we do not directly control its operation. Nevertheless, because we hold title, directly or indirectly, to such aircraft, we could be sued or held strictly liable for losses resulting from the operation of such aircraft, or may be held liable for those losses on other legal theories, in certain jurisdictions around the world, or claims may be made against us as the owner of an aircraft requiring us to expend resources in our defense. We require our lessees to obtain specified levels of insurance and indemnify us for, and insure against, liabilities arising out of their use and operation of our aircraft. Some lessees may fail to maintain adequate insurance coverage during a lease term, which, although in contravention of the lease terms, would necessitate our taking some corrective action such as terminating the lease or securing insurance for the aircraft, either of which could adversely affect our financial results.

        In addition, there are certain risks or liabilities that our lessees may face, for which insurers may be unwilling to provide coverage or the cost to obtain such coverage may be prohibitively expensive. For example, following the terrorist attacks of September 11, 2001, non-government aviation insurers significantly reduced the amount of insurance coverage available for claims resulting from acts of terrorism, war, dirty bombs, bio-hazardous materials, electromagnetic pulsing or similar events. Accordingly, our lessees' insurance or other coverage may not be sufficient to cover all claims that could or will be asserted against us arising from the operation of our aircraft by our lessees. Inadequate insurance coverage or default by lessees in fulfilling their indemnification or insurance obligations will reduce the proceeds that we receive if we are sued and are required to make payments to claimants, which could have a material adverse effect on our business, financial condition and results of operations.

The failure of our lessees to perform required maintenance on our aircraft could result in a diminution in the value of the aircraft, some of which could constitute collateral under our secured debt facilities, and could impair our ability to resell or repossess the aircraft.

        Under each of our leases, the lessee is primarily responsible for maintaining the aircraft and complying with all governmental requirements applicable to the lessee and to the aircraft, including operational, maintenance, registration requirements and airworthiness directives. A lessee's failure to perform required maintenance during the term of a lease could result in a diminution in the appraised or liquidation value of an aircraft, an inability to re-lease the aircraft at favorable rates, or at all, or a potential grounding of the aircraft, and could require us to incur maintenance and modification costs upon the expiration or earlier termination of the lease to restore the aircraft to an acceptable condition prior to sale or re-leasing or for further flight. Even if we perform maintenance or modification of the aircraft, the value of the aircraft may still deteriorate.

If our lessees fail to discharge aircraft liens, we may be obligated to pay the aircraft liens and until they are discharged, the liens could impair our ability to repossess, re-lease or sell the aircraft.

        Our lessees are likely to incur aircraft liens that secure the payment of airport fees and taxes, customs duties and air navigation charges, and aircraft may also be subject to mechanics' liens. Although we anticipate that the financial obligations relating to these liens will be the responsibility of our lessees, if they fail to fulfill such obligations, the liens may attach to our aircraft and ultimately become our responsibility. In some jurisdictions, aircraft liens may give the holder thereof the right to detain or, in limited cases, sell or cause the forfeiture of the aircraft. Until they are discharged, these liens could impair our ability to repossess, re-lease or sell our aircraft.

There are a limited number of airframe and engine manufacturers and the failure of any manufacturer to meet its delivery obligations to us could adversely affect our financial results and growth prospects.

        The supply of aircraft we purchase and lease is dominated by two airframe manufacturers, Boeing and Airbus, and a limited number of engine manufacturers. As a result, we are dependent on these manufacturers' success in remaining financially stable, producing aircraft and related components that meet the airlines' demands, in both type and quantity, and fulfilling their contractual obligations to us. Should the manufacturers fail to respond appropriately to changes in the market environment or fail to fulfill their contractual obligations, we may experience:

  •
  missed or late delivery of aircraft ordered by us and an inability to meet our contractual obligations to our customers, resulting in lost or delayed revenues, lower growth rates and strained customer relationships;

  •
  an inability to acquire aircraft and related components on terms which will allow us to lease those aircraft to customers at a profit, resulting in lower growth rates or a contraction in our fleet;

  •
  a marketplace with too many aircraft available, creating downward pressure on demand for the aircraft in our fleet and reduced market lease rates; and

  •
  poor customer support from the manufacturers of aircraft and components resulting in reduced demand for a particular manufacturer's product, creating downward pressure on demand for those aircraft in our fleet and reduced market lease rates for those aircraft.

        There have been recent well-publicized delays by Boeing and Airbus in meeting stated deadlines in bringing new aircraft to market. Our purchase agreements with the manufacturers and the leases we have signed with our customers for future lease commitments are all subject to cancellation clauses related to delays in delivery dates. Any manufacturer delays for aircraft that we have committed to lease could strain our relations with our lessees and termination of such leases by the lessees could have a material adverse effect on our financial results.

Future acquisitions may require significant resources and result in unanticipated adverse consequences that could have a material adverse effect on our business, results of operations and financial condition.

        We may seek to grow by making acquisitions, like our acquisition of AeroTurbine. Future acquisitions may require us to make significant cash investments, issue stock or incur substantial debt, which could reduce our liquidity and access to financial markets. In addition, acquisitions may require significant management attention and divert management from our other operations. These capital, equity and managerial commitments may impair the operation of our business. In addition, if the due diligence of the operations of any acquired business performed by us or by third parties on our behalf is inadequate or flawed, or if we later discover unforeseen financial or business liabilities, an acquired business may not perform as expected. Acquisitions could also have a negative impact on our results of operations if we subsequently determine that goodwill or other acquired assets are impaired, resulting in an impairment charge in a future period. Additionally, if we fail to successfully integrate an acquired business or we are unable to realize the intended benefits from an acquisition, our existing business, revenue and operating results could be adversely affected.

The continued success of our business will depend, in part, on our ability to acquire strategically attractive aircraft and enter into profitable leases upon the acquisition of such aircraft. If we are unable to successfully execute on our acquisition strategy, our financial results and growth prospects could be materially and adversely affected.

        The success of our business depends, in part, on our ability to acquire strategically attractive aircraft and enter into profitable leases upon the acquisition of such aircraft. We currently have commitments to purchase 245 new fuel-efficient aircraft, including 17 through sale-leaseback transactions with airlines. We have also agreed to purchase three used aircraft from third parties. We are considering pursuing additional aircraft purchases from airlines and leasing them back to the airlines, but we may not be able to acquire such additional aircraft. We also may not be able to enter into profitable leases upon the acquisition of the new aircraft we purchase directly from the manufacturers. An acquisition of one or more aircraft may not be profitable to us and may not generate sufficient cash flow to justify those acquisitions. If we experience significant delays in the implementation of our business strategies, including delays in the acquisition and leasing of aircraft, our fleet management strategy and long-term results of operations could be adversely affected.

        In addition, our acquisition strategy exposes us to risks that could have a material adverse effect on our business, financial condition, results of operations and cash flow, including risks that we may:

  •
  impair our liquidity by using a significant portion of our available cash or borrowing capacity to finance the acquisition of aircraft; or

  •
  significantly increase our interest expense and financial leverage to the extent we incur additional debt to finance the acquisition of aircraft.

If we acquire a high concentration of a particular type of aircraft, our business and financial results could be adversely affected by changes in market demand or problems specific to that aircraft type.

        If we acquire a high concentration of a particular type of aircraft, our business and financial results could be adversely affected if the demand for that type of aircraft declines, if it is redesigned or replaced by its manufacturer or if that type of aircraft experiences design or technical problems. For instance, we have contracted to purchase 100 A320neo family narrowbody aircraft and have the right to purchase an additional 50 A320neo family aircraft. If this aircraft type or any other aircraft type of which we acquire a high concentration encounters technical or other problems, the value and lease rates of such aircraft will likely decline and we may be unable to lease such aircraft on favorable terms, if at all. A significant technical problem with a specific type of aircraft could result in the grounding of the aircraft. Any decrease in the value and lease rates of our aircraft may have a material adverse effect on our business and financial results.

Competition from other aircraft lessors or purchasers could adversely affect our financial results and growth prospects.

        The aircraft leasing industry is highly competitive. We may also encounter competition from other entities in the acquisition of aircraft such as airlines, financial institutions, aircraft brokers, public and private partnerships, investors and funds with more capital to invest in aircraft, and other aircraft leasing companies that we do not currently consider our major competitors.

        Competition for a leasing transaction is based principally upon lease rates, delivery dates, lease terms, reputation, management expertise, aircraft condition, specifications and configuration and the availability of the types of aircraft necessary to meet the needs of the customer. Some of our competitors may have greater operating and financial resources and access to lower capital costs than we have. In addition, some competing aircraft lessors may have a lower overall cost of capital and may provide inducements to potential lessees that we cannot match. Competition in the purchase and sale of used aircraft is based principally on the availability of used aircraft, price, the terms of the lease to which an aircraft is subject and the creditworthiness of the lessee, if any. We may not always be able to compete successfully with our competitors and other entities, which could materially adversely affect our financial results and growth prospects.

The loss of key personnel could adversely affect our reputation and relationships with lessees, manufacturers, buyers and financiers of aircraft, which are a critical element to the success of our business.

        We believe our senior management's reputation and relationships with lessees, manufacturers, buyers and financiers of aircraft are an important element to the success of our business. Strong competition exists for qualified personnel with demonstrated ability both within and outside our industry. We had significant turnover in our senior management team during 2010 and 2011, resulting in a new chief executive officer, president, chief financial officer and general counsel. Only our chief executive officer, Mr. Courpron, is currently covered by an employment agreement. Furthermore, as an indirect wholly owned subsidiary of AIG, we have been subject to statutory compensation limits, which we refer to generally as the "TARP Standards," that restrict the structure and amounts of compensation that we may pay to any of our executive officers who are or become subject to the TARP Standards. We will continue to be subject to the TARP Standards following this offering until the time that AIG no longer owns at least 50% of our outstanding stock or repays 100% of the aggregate financial assistance it received under the Troubled Assets Relief Program, or TARP, whichever is earlier. The restrictions and limitations on compensation imposed on us under the TARP Standards may adversely affect our ability to attract new talent and retain and motivate our existing impacted employees. The inability to retain our key employees or attract and retain new talent could adversely impact our business and results of operation.

Conflicts of interest may arise between us and customers who utilize our fleet management services, which may adversely affect our business interests.

        Conflicts of interest may arise between us and third-party aircraft owners, financiers and operating lessors who hire us to perform fleet management services such as leasing, re-leasing, lease management and sales services. These conflicts may arise because services we provide for these customers are also services we provide for our own fleet, including the placement of aircraft with lessees. Our servicing contracts require that we act in good faith and not unreasonably discriminate against serviced aircraft in favor of our own aircraft. Nevertheless, competing with our fleet management customers may result in strained relationships with these customers, which may adversely affect our business interests.

The future recognition of deferred tax liabilities accumulated during prior periods could have a negative impact on our future cash flows.

        It is typical in the aircraft leasing industry for companies that are continuously acquiring additional aircraft to incur significant tax depreciation, which offsets taxable income but creates a deferred tax liability on the aircraft leasing company's balance sheet. This deferred tax liability is attributable to the excess of the depreciation claimed for tax purposes over the depreciation claimed for financial statement purposes. As of December 31, 2011, we had a net deferred tax liability of approximately $4.2 billion, which primarily reflects accelerated depreciation claimed for tax purposes. Our net deferred tax liability as of December 31, 2011, adjusted to give effect to the election under Section 338(h)(10) of the Code in connection with the Reorganization described below and the attendant step-up in the basis of our assets for federal income tax purposes, is $             billion. The recognition of these deferred tax liabilities could have a negative impact on our cash flow in future periods.

If the Reorganization does not qualify for the election under Section 338(h)(10) of the Code, the anticipated benefits to us of a step-up in the basis of ILFC's assets for United States federal income tax purposes and the corresponding reduction of our net deferred tax liability will not be realized and our credit ratings may be negatively affected.

        The Reorganization is expected to qualify for the election under Section 338(h)(10) of the Code to be treated for United States federal income tax purposes as a purchase by us of the assets, rather than the stock, of ILFC, with the attendant step-up in the basis of such assets for United States federal income tax purposes. There can be no assurance, however, that the Reorganization will qualify for such treatment. If the Reorganization does not so qualify, the anticipated benefits to us, including the step-up in tax basis of ILFC's assets and the corresponding reduction of our net deferred tax liability, will not be realized. As a result, our income tax liability would be significantly greater than it would be if the Reorganization were to qualify for such treatment and our net deferred tax liability would not be reduced. Further, if the Reorganization does not qualify for such treatment, we may experience downgrades in our credit ratings, which could adversely affect our ability to issue debt and obtain new financings, or renew existing financings, and would increase the cost of such financings.

        AIG has received a private letter ruling from the IRS that the Reorganization will qualify for the election under Section 338(h)(10) of the Code. Although the private letter ruling relating to the qualification of the Reorganization for the election under Section 338(h)(10) of the Code generally will be binding on the IRS, the private letter ruling is based, in part, on certain assumptions and the accuracy of certain representations and statements as to factual matters made by AIG, as well as the undertaking by AIG to dispose of sufficient additional shares of our stock in future offerings and/or additional or alternative transactions within two years of this offering such that AIG will own less than 50% by value of our shares (taking into account certain constructive ownership rules) at the end of such two-year period. See "Shares Eligible for Future Sale—Plans of Divestiture." If any of the representations, statements, assumptions or undertakings by AIG on which the private letter ruling is based is, or becomes, inaccurate or incomplete in any material respect or is not otherwise satisfied, or the facts on which the private letter ruling is based differ materially from the facts at the time of the Reorganization, the private letter ruling could be invalidated.

We operate in multiple jurisdictions and may become subject to a wide range of income and other taxes.

        We operate in multiple jurisdictions and may become subject to a wide range of income and other taxes. If we are unable to execute our business in jurisdictions with favorable tax treatment, our operations may be subject to significant income and other taxes.

        Moreover, as our aircraft are operated by our lessees in multiple states and foreign jurisdictions, we may have nexus or taxable presence as a result of our aircraft landings in various states or foreign jurisdictions. Such landings may result in us being subject to various foreign, state and local taxes in such states or foreign jurisdictions.

We are subject to various risks and requirements associated with transacting business in foreign countries.

        Our international operations, including those of AeroTurbine, expose us to trade and economic sanctions and other restrictions imposed by the United States or other governments or organizations. See "Business—Government Regulation." The U.S. Departments of Justice, Commerce, State and Treasury and other federal agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of economic sanctions laws, export control laws, the Foreign Corrupt Practices Act, or FCPA, and other federal statutes and regulations, including the International Traffic in Arms Regulations, or ITAR, and those established by the Office of Foreign Assets Control, or OFAC. Under these laws and regulations, the government may require export licenses, may seek to impose modifications to business practices, including cessation of business activities in sanctioned countries, and modifications to compliance programs, which may increase compliance costs, and may subject us to fines, penalties and other sanctions. A violation of these laws or regulations could adversely impact our business, operating results, and financial condition.

        We have in place training programs for our employees with respect to FCPA, OFAC, export controls and similar laws and regulations. There can be no assurance that our employees, consultants, sales agents, or associates will not engage in conduct for which we may be held responsible. Violations of the FCPA, OFAC and other export control regulations, and similar laws and regulations may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.

We are subject to various environmental laws and regulations that could have an adverse impact on our results of operations.

        Our operations, including AeroTurbine's operations, are subject to various federal, state and local environmental, health and safety laws and regulations in the United States, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of regulated materials, the remediation of contaminated sites, and the health and safety of our employees. A violation of these laws and regulations or permit conditions can result in substantial fines, permit revocation or other damages. Many of these laws could obligate us to investigate or clean-up contamination that may exist at our current facilities, or facilities that we formerly owned or operated, even if we did not cause the contamination. They could also impose liability on us for related natural resource damages or investigation and remediation of third party waste disposal sites where we have sent, or may send, waste. We may also be subject to claims for personal injury or property damages relating to any such contamination or non-compliance with other environmental requirements. We may not be in complete compliance with these laws, regulations or permits at all times. Also, new or more stringent standards in existing environmental laws may cause us to incur additional costs.

Regulations relating to climate change, noise restrictions, and greenhouse gas emissions may have a negative effect on the airline industry and our business and financial condition.

        Governmental regulations regarding aircraft and engine noise and emissions levels apply based on where the relevant aircraft is registered and operated. For example, jurisdictions throughout the world have adopted noise regulations which require all aircraft to comply with noise level standards. In addition to the current requirements, the United States and the International Civil Aviation Organization, or the ICAO, have adopted a new, more stringent set of standards for noise levels which applies to engines manufactured or certified on or after January 1, 2006. Currently, U.S. regulations would not require any phase-out of aircraft that meet the older standards applicable to engines manufactured or certified prior to January 1, 2006, but the European Union has established a framework for the imposition of operating limitations on aircraft that is not consistent with these new standards. In addition to more stringent noise restrictions, the United States and certain other jurisdictions regulate emissions of certain greenhouse gases, such as nitrogen oxide. These limits frequently apply only to engines manufactured after 1999; however, because aircraft engines are replaced from time to time in the usual course, it is likely that the number of engines subject to these requirements would increase over time. In addition, concerns over climate change could result in more stringent limitations on the operation of aircraft powered by older, noncompliant engines, as well as newer engines. For example, the United States is in the process of adopting more stringent nitrogen oxide emission standards for newly manufactured aircraft engines starting in 2013, the European Union has incorporated aviation-related greenhouse gas emissions into the European Union's Emission Trading Scheme beginning January 1, 2012, and the ICAO recently approved a resolution designed to cap greenhouse gas emissions from aircraft and committed to propose a greenhouse gas emission standard for aircraft engines by 2013.

        European countries generally have relatively strict environmental regulations that can restrict operational flexibility and decrease aircraft productivity. As noted, the European Parliament and the European Court of Justice included aviation in the European Union's Emissions Trading Scheme starting January 1, 2012, and all of the emissions associated with international flights that land or take off within the European Union are now subject to the trading program, even those emissions that are emitted outside of the European Union. Although the United States and other countries unsuccessfully challenged the extra-territorial application of the Emissions Trading Scheme and are considering other efforts to avoid the extra-territorial application, its inclusion could possibly distort the European air transport market leading to higher ticket prices and ultimately a reduction in demand for air travel. Beginning in 2007, the United Kingdom doubled its air passenger duties to respond to the environmental costs of air travel. Similar measures may be implemented in other jurisdictions due to environmental concerns. These increased costs could have a negative impact on the demand for air travel and, as a result, on our business and financial condition.

        In addition, noise and emission regulations could limit the economic life of our aircraft and engines, reduce their value, limit our ability to lease or sell the non-compliant aircraft and engines or, if engine modifications are necessary, require us to make significant additional investments in the aircraft and engines to make them compliant. Compliance with current or future regulations, taxes or duties imposed to deal with environmental concerns could cause lessees to incur higher costs and to generate lower net revenues, resulting in an adverse impact on their financial conditions. Consequently, such compliance may affect lessees' ability to make rental and other lease payments and reduce the value we receive for the aircraft upon any disposition, which could have an adverse effect on our business and financial condition.

Failure to obtain certain required licenses and approvals could negatively affect our ability to re-lease or sell aircraft, which would negatively affect our financial condition and results of operations.

        Lessees are subject to extensive regulation under the laws of the jurisdictions in which the aircraft are registered and operated. As a result, we expect that certain aspects of our leases will require licenses, consents or approvals, including consents from governmental or regulatory authorities for certain payments under our leases and for the import, export or deregistration of the aircraft. Subsequent changes in applicable law or administrative practice may increase such requirements and governmental consent, once given, could be withdrawn. Furthermore, consents needed in connection with the future re-leasing or sale of an aircraft may not be forthcoming. Any of these events could adversely affect our ability to re-lease or sell aircraft, which would negatively affect our financial condition and results of operations.

We are a holding company with no operations and rely on our operating subsidiaries to provide us with funds necessary to meet our financial obligations.

        We are a holding company with no material direct operations. Our principal assets are the equity interests we directly or indirectly hold in our operating subsidiaries. As a result, we are dependent on loans, dividends and other payments from our subsidiaries to generate the funds necessary to meet our financial obligations. Our subsidiaries are legally distinct from us and may be prohibited or restricted from paying dividends or otherwise making funds available to us under certain conditions. Under its current debt agreements, ILFC may pay dividends or make other payments to us of up to approximately $1.8 billion of its consolidated retained earnings and is restricted from using proceeds from asset sales to pay dividends to us. If the cash we receive from our subsidiaries pursuant to dividend and other payments is insufficient for us to fund any of our obligations, we may be required to raise cash through the incurrence of debt or the issuance of additional equity.

A cyber-attack that bypasses our information technology, or IT, security systems, causing an IT security breach, may lead to a material disruption of our IT systems and the loss of business information which may hinder our ability to conduct our business effectively and may result in lost revenues and additional costs.

        Parts of our business depend on the secure operation of our computer systems to manage, process, store, and transmit information associated with aircraft leasing. A cyber-attack could adversely impact our daily operations and lead to the loss of sensitive information, including our own proprietary information and that of our customers, suppliers and employees. Such losses could result in reputational harm, competitive disadvantages, litigation, regulatory enforcement actions, lost revenues, additional costs and liability. While we devote substantial resources to maintaining adequate levels of cyber-security, our resources and technical sophistication may not be adequate to prevent all types of cyber-attacks.

The timing and amount in which we report our revenue and expenses may be significantly impacted by a proposed new standard for lease accounting.

        In August 2010, the Financial Accounting Standards Board, or FASB, and the International Accounting Standards Board, or IASB, issued an Exposure Draft that proposes substantial changes to existing lease accounting that will affect all lease arrangements. Subsequent meetings of the joint committee of the FASB and the IASB have made further changes to the proposed lease accounting.

        Under the current proposed accounting model, lessees will be required to record an asset representing the right-to-use the leased item for the lease term, or Right-of-Use Asset, and a liability to make lease payments. The Right-of-Use asset and liability incorporate the rights arising under the lease and are based on the lessee's assessment of expected payments to be made over the lease term. The proposed model requires measuring these amounts at the present value of the future expected payments. Lease expense would include the amortization of the Right-of-Use Asset and the recognition of interest expense based on the lessee's incremental borrowing rate (or the rate implicit in the lease, if known) on the repayment of the lease obligation.

        Under the current proposed accounting model, lessors will apply the receivable and residual method. This will require a lessor to derecognize its flight equipment into a receivable based upon the present value of lease payments under a lease and a residual value. Revenue recognized would be interest income based upon the effective interest rate implicit in the lease.

        The FASB and IASB intend to issue a revised exposure draft in 2012. The proposal does not include a proposed effective date; rather it is expected to be considered as part of the evaluation of the effective dates for the major projects currently undertaken by the FASB. The FASB and IASB continue to deliberate on the proposed accounting. Currently, management is unable to assess the impact the adoption of the new finalized lease standard will have on our financial statements. Although we believe the presentation of our financial statements, and those of our lessees, will likely change, we do not believe the accounting pronouncement will change the fundamental economic reasons for which the airlines lease aircraft. Therefore, we do not believe it will have a material impact on our business.

Risks Relating to Our Separation from AIG

Our separation from AIG could adversely affect our business and profitability.

        Until September 2008, although neither AIG nor any of its subsidiaries is a co-obligor or guarantor of ILFC's debt securities, ILFC benefitted from AIG's strong credit rating as it enabled ILFC to finance the purchase of its aircraft at rates that were likely cheaper than rates it would have been able to obtain if it was not a wholly owned subsidiary of AIG. Upon the consummation of this offering and our separation from AIG, we may not be able to obtain financing on terms as favorable as could be obtained as a wholly owned subsidiary of AIG. We cannot accurately predict the effect that our separation from AIG will have on our ability to access the debt markets on terms favorable to us.

        Further, following the consummation of this offering, certain services previously provided to us by AIG may have to be performed by third-party providers or us. We will enter into the Intercompany Agreement with AIG and AIG Capital prior to the completion of this offering, pursuant to which AIG and its subsidiaries will agree to provide us with certain transition services following this offering for a period of time. AIG and its subsidiaries could fail to meet their obligations under the Intercompany Agreement. If AIG and its subsidiaries cease to provide services under this agreement, we may have to obtain these services from third parties or hire additional personnel to perform these services. In addition, we may fail to identify and transition some services in an orderly manner or fail to perform such services internally or procure the performance of third parties for certain services previously provided by AIG.

        In preparation for our separation from AIG, we expect to establish new policies, procedures and operations and hire new employees to assist with our operations as a reorganized standalone entity. We plan to implement a corporate governance and risk management structure that is suitable for a standalone entity and allows us to maximize the benefits of the separation. However, we may not be able to correctly, or fully, implement this structure. The risks relating to our separation from AIG could materialize at various times, including immediately upon the completion of this offering.

        After our separation, we may no longer be able to file tax returns on a combined or unitary basis with AIG in certain combined or unitary return states, resulting in higher state taxes on a standalone basis.

The terms of our arrangements with AIG may be more favorable than we will be able to obtain from an unaffiliated third party. We may be unable to replace the services AIG provides us in a timely manner or on comparable terms.

        Prior to the completion of this offering, we will enter into the Intercompany Agreement with AIG and AIG Capital that governs registration rights, provision of financial and other information, transition services, compliance policies and procedures, and other matters after this offering. Pursuant to the Intercompany Agreement, AIG and its subsidiaries will agree to provide us with a number of transition services after this offering. The Intercompany Agreement is intended to replace the cost-sharing agreements ILFC is currently a party to with AIG, which generally provide for the allocation of corporate costs based upon a proportional allocation of costs to all AIG subsidiaries. The Intercompany Agreement is also intended to replace our other arrangements pursuant to which we pay other subsidiaries of AIG fees related to management services provided for certain of our foreign subsidiaries and AIG pays certain expenses on our behalf.

        We will negotiate the Intercompany Agreement with AIG and AIG Capital in the context of a parent-subsidiary relationship. Although AIG will be contractually obligated to provide us with services during the term of the Intercompany Agreement, these services may not be sustained at the same level after the expiration of that agreement, or we may not be able to replace these services in a timely manner or on comparable terms. The Intercompany Agreement with AIG and AIG Capital also will govern the relationship between us and AIG after this offering. The Intercompany Agreement may contain terms and provisions that are more favorable to us than terms and provisions we might have obtained in arm's-length negotiations with unaffiliated third parties. When AIG and its subsidiaries cease to provide services pursuant to those arrangements, our costs of procuring those services from third parties may increase. See "Transactions with Related Parties—Intercompany Allocations and Fees with AIG and Its Subsidiaries" and "Transactions with Related Parties—Transactions in Connection with this Offering—Intercompany Agreement with AIG and AIG Capital."

Under the tax matters agreement, AIG will control certain tax returns and audits that can result in tax liability for us.

        Under the tax matters agreement, AIG will retain control over the preparation and filing, as well as the contests, audits and amendments or other changes of certain pre-offering federal income tax returns with respect to which we remain liable for taxes. In addition, determinations regarding the allocation to us of responsibility to pay taxes for pre-offering periods will be made by AIG in its reasonable discretion. Although the tax matters agreement provides that we will not be liable for taxes resulting from returns filed or matters settled by AIG without our consent if the return or settlement position is found to be unreasonable, taking into account both the liability that we incur and any non-Holdings tax benefit, it is possible that we will pay materially more taxes than we would have paid if we were permitted to control such matters.

We are potentially liable for U.S. income taxes of the entire AIG consolidated group for all taxable years in which we were a member of such group.

        From 1990 to the date of this offering, we were included in the consolidated U.S. federal income tax group of which AIG was the common parent, or the AIG Consolidated Group, and we did not file our own federal income tax returns. Under U.S. federal income tax laws, any entity that is a member of a consolidated group at any time during a taxable year is severally liable for the group's entire federal income tax liability for the entire taxable year. Thus, notwithstanding any contractual rights to be reimbursed or indemnified by AIG pursuant to the tax matters agreement, to the extent AIG or other members of the AIG Consolidated Group fail to make any federal income tax payments required of them by law in respect of taxable years for which we were a member of the AIG Consolidated Group, we would be liable for the shortfall. Similar principles apply for state and local income tax purposes in many states and localities.

Conflicts of interest may arise between us and AIG that could be resolved in a manner unfavorable to us.

        Questions relating to conflicts of interest may arise between us and AIG in a number of areas relating to our past and ongoing relationships. Following the consummation of this offering, two of our directors will be designated by AIG as long as AIG beneficially owns at least 20% of our common stock. The two directors initially designated by AIG are executive officers of AIG and another of our initial directors serves on AIG's board of directors. These directors and a number of our officers own substantial amounts of AIG stock and options to purchase AIG stock, and most of them participate in AIG pension plans. Ownership interests of our directors or officers in AIG shares, or service as a director or officer of both our company and AIG, could give rise to potential conflicts of interest when a director or officer is faced with a decision that could have different implications for the two companies.

        These potential conflicts could arise, for example, over matters such as the desirability of an acquisition opportunity, employee retention or recruiting, or our dividend policy.

        The policies relating to corporate opportunities and transactions with AIG set forth in our restated certificate of incorporation address potential conflicts of interest between our company, on the one hand, and AIG and its officers and directors who are directors of our company, on the other hand. By becoming a stockholder in our company, you will be deemed to have notice of and have consented to these provisions of our restated certificate of incorporation. Although these provisions are designed to resolve conflicts between us and AIG fairly, conflicts may not be so resolved. The principles for resolving such potential conflicts of interest are described under "Description of Capital Stock—Provisions of Our Restated Certificate of Incorporation Relating to Corporate Opportunities and Transactions with AIG."

AIG and its directors and officers will have limited liability to us or you for breach of fiduciary duty.

        Our restated certificate of incorporation will provide that AIG will have no obligation to refrain from:

  •
  engaging in the same, similar or related business activities or lines of business as we do;

  •
  doing business with any of our clients, customers or vendors; or

  •
  employing or otherwise engaging any of our officers or employees.

        Under our restated certificate of incorporation, neither AIG nor any officer or director of AIG, except as provided in our restated certificate of incorporation, will be liable to us or to our stockholders for breach of any fiduciary duty by reason of any of these activities. See "Description of Capital Stock—Provisions of Our Restated Certificate of Incorporation Relating to Corporate Opportunities and Transactions with AIG."

AIG is free to sell a controlling interest in us to a third party, and, if it does so, you may not realize any change-of-control premium on shares of our common stock, and we may become subject to the control of a presently unknown third party.

        Pursuant to Plans of Divestiture that AIG and AIG Capital will adopt in connection with this offering, AIG Capital intends to sell more than 50% by value of our stock, in the aggregate, within two years of this offering, and intends to dispose of at least 80% by vote and value of our stock (not including the Series A Preferred), in the aggregate, within three years of this offering. AIG currently expects that AIG Capital will reduce its ownership interest in us through one or more additional public offerings of our stock and, possibly, through one or more privately negotiated sales of our stock, and ultimately expects to dispose of all of our stock, but it is not obligated to divest our shares in any particular manner. As such, AIG Capital could, among other things, sell a controlling interest in us to a third party following the expiration of its            -day lock-up period with the underwriters. We have agreed not to institute a stockholder rights plan that limits the ability of AIG, or any such transferee, from acquiring additional shares of our common stock. The ability of AIG to sell its shares of our common stock to a third party, with no requirement for a concurrent offer to be made to acquire all of the shares of our common stock that will be publicly traded hereafter, could prevent you from realizing any change-of-control premium on your shares of our common stock that may otherwise accrue to AIG, upon its private sale of our common stock. In addition, if AIG were to sell its equity interest in our company in a private transaction, we may become subject to the control of a presently unknown third party. The interests of any such third party may conflict with those of other stockholders.

Our historical financial information is not necessarily representative of the results we would have achieved as a standalone public company with listed equity and may not be a reliable indicator of our future results.

        The historical financial information included in this prospectus does not reflect the financial condition, results of operations or cash flows we would have achieved as a standalone company during the periods presented or those we will achieve in the future. This is primarily a result of the following factors:

  •
  Our historical financial results reflect allocations of corporate expenses, including tax expenses, from AIG. Those allocations may be different from the comparable expenses we would have incurred had we operated as a standalone company;

  •
  Our historical financial results reflect the fact that we were included in certain AIG unitary or combined state tax returns. As a standalone company, our state income taxes would have been higher;

  •
  Significant changes may occur in our cost structure, financing and business operations as a result of our separation from AIG. These changes could result in increased costs associated with reduced economies of scale and costs for services currently provided by AIG;

  •
  The need for additional personnel to perform services currently provided by AIG, and the legal, accounting, compliance and other costs associated with being a public company with listed equity;

  •
  Our separation from AIG may have an adverse effect on our relationships with customers, regulators and government officials, which could result in reduced leases and sales, increased regulatory scrutiny and disruption to our business operations; and

  •
  The separation may increase our cost of borrowing.

None of the Federal Reserve Bank of New York, or the FRBNY, Department of the Treasury, or any other department or agency of the U.S. government has given any guarantee, undertaking or assurance to provide any financial or other support to us at any time in the future.

        Given the previous actions of the FRBNY and the Department of the Treasury in connection with the liquidity issues of AIG and its subsidiaries, including ILFC, and the Department of the Treasury's ownership of approximately 70% of AIG's outstanding common stock and the possibility that AIG will remain a significant stockholder of us for some time after the completion of this offering, some investors may assume that the FRBNY or Department of the Treasury may provide support to us if we were to encounter financial or other difficulties in the future. Investors should be aware that none of the FRBNY, Department of the Treasury, nor any other department or agency of the U.S. government, nor any of their respective employees, representatives or agents has given any guarantee, undertaking or assurance (whether express or implied and whether or not the same is legally binding) to provide any financial or other support (whether in the form of debt, equity or otherwise) to us at any time in the future. Accordingly, investors should not assume that any such support would be provided by any such entities in those circumstances.

The Department of the Treasury, the controlling stockholder of AIG, is a federal agency, and your ability to bring a claim against it under the U.S. securities laws or otherwise may be limited.

        The Department of the Treasury currently owns 70% of the common stock of AIG. The doctrine of sovereign immunity provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. Although Congress has enacted a number of statutes, including the Federal Tort Claims Act, or the FTCA, that permit various claims against the United States and agencies and instrumentalities thereof, those statutes impose limitations. In particular, while the FTCA permits various tort claims against the United States, it excludes claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, the Department of the Treasury and its officers, agents and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Securities Exchange Act of 1934, or the Exchange Act, by virtue of Section 3(c) thereof. Thus, any attempt to assert a claim against the Department of the Treasury or any of its officers, agents or employees alleging a violation of the U.S. securities laws, including the Securities Act of 1933, or the Securities Act, and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus or the registration statement of which this prospectus is a part, or any other act or omission in connection with this offering, would likely be barred. Further, any attempt to assert a claim against the Department of the Treasury or any of its officers, agents or employees alleging any other complaint, including as a result of any future action by the Department of the Treasury as the controlling stockholder of AIG, would also likely be barred under sovereign immunity unless specifically permitted by act of Congress.

Risks Related to our Common Stock and this Offering

AIG will have significant influence over us and may not always exercise its influence in a way that benefits our public stockholders.

        Upon the completion of this offering, AIG will continue to beneficially own a significant percentage of our stock. Pursuant to Plans of Divestiture that AIG and AIG Capital will adopt in connection with this offering, AIG Capital intends to sell more than 50% by value of our stock, in the aggregate, within two years of this offering, and intends to dispose of at least 80% by vote and value of our stock (not including the Series A Preferred), in the aggregate, within three years of this offering. AIG currently expects that AIG Capital will reduce its ownership interest in us through one or more additional public offerings of our stock and, possibly, through one or more privately negotiated sales of our stock, and ultimately expects to dispose of all of our stock, but it is not obligated to divest our shares in any particular manner. As long as AIG continues to beneficially own more than 50% of our outstanding voting stock, AIG generally will be able to determine the outcome of corporate actions requiring stockholder approval, including the election of the majority of the members of our board of directors. If AIG has the ability to control the election of the majority of the members of our board of directors, AIG will have the ability to vote on any transaction that requires the approval of our board of directors and stockholders, including the approval of significant corporate transactions such as mergers and the sale of substantially all of our assets. Even after AIG reduces its beneficial ownership below 50% of our outstanding voting stock, it will likely still be able to assert significant influence over our board of directors and certain corporate actions.

        Because AIG's interests may differ from your interests, actions AIG takes as our controlling stockholder may not be favorable to you. For example, the concentration of ownership held by AIG could delay, defer or prevent a change a control of us or impede a merger, takeover or other business combination which another stockholder may otherwise view favorably.

        Furthermore, as an indirect wholly owned subsidiary of AIG, we have been subject to the TARP Standards that restrict the structure and amounts of compensation that we may pay to any of our executive officers who are or become subject to the TARP Standards. We will continue to be subject to the TARP Standards following this offering until the time that AIG no longer owns at least 50% of our outstanding stock or repays 100% of the aggregate financial assistance it received under TARP, whichever is earlier. If AIG continues to have significant influence over us after completion of this offering, in the future we may also become subject to new and additional laws and government regulations regarding various aspects of our business as a result of AIG's participation in TARP and the U.S. government's ownership in AIG. These regulations could make it more difficult for us to compete with other companies that are not subject to similar regulations.

An active trading market for our common stock may not develop.

        Prior to this offering, there has not been a public market for our common stock. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how liquid that market might become. If an active trading market does not develop, you may have difficulty selling any of our common stock that you buy. The offering price for our common stock may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell our common stock at prices equal to or greater than the price you paid in this offering.

The price and trading volume of our common stock may fluctuate significantly, and you could lose all or part of your investment.

        Even if an active trading market develops upon completion of this offering and listing of our common stock, the market price of our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume of our common stock may fluctuate and cause significant price variations to occur. Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares of common stock. The market price for our common stock could fluctuate significantly for various reasons, including:

  •
  our operating and financial performance and prospects;

  •
  our quarterly or annual earnings or those of other companies in our industry;

  •
  conditions that impact demand for our aircraft and services;

  •
  the public's reaction to our press releases, other public announcements and filings with the SEC;

  •
  changes in earnings estimates or recommendations by securities analysts who track our common stock;

  •
  market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

  •
  strategic actions by us or our competitors, such as acquisitions or restructurings;

  •
  changes in government regulations;

  •
  changes in accounting standards, policies, guidance, interpretations or principles;

  •
  arrival and departure of key personnel;

  •
  the number of shares to be publicly traded after this offering;

  •
  changes in our capital structure;

  •
  sales of common stock by AIG, us or members of our management team;

  •
  changes in AIG's business, lack of market confidence in AIG, the inability of AIG to meet its capital and liquidity requirements or other events that affect, or are perceived to affect, our business and operations; and

  •
  changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

        In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in the aircraft leasing industry. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce our share price.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.

        Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities. Upon completion of this offering, we will have             shares of common stock outstanding. The shares sold in this offering will be freely tradable. All of the outstanding shares of common stock not sold in this offering will initially be held by AIG Capital and will be deemed "restricted securities," as that term is defined under Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act. We will be required to register the resale of our shares of common stock held by AIG Capital under the Securities Act pursuant to the Intercompany Agreement. Registration of these shares would result in the shares becoming freely tradable without restriction under the Securities Act immediately upon their sale. See "Transactions with Related Parties—Transactions in Connection with this Offering—Intercompany Agreement with AIG and AIG Capital."

        Pursuant to Plans of Divestiture that AIG and AIG Capital will adopt in connection with this offering, AIG Capital intends to sell more than 50% by value of our stock, in the aggregate, within two years of this offering, and intends to dispose of at least 80% by vote and value of our stock (not including the Series A Preferred), in the aggregate, within three years of this offering. AIG currently expects that AIG Capital will reduce its ownership interest in us through one or more additional public offerings of our stock and, possibly, through one or more privately negotiated sales of our stock, and ultimately expects to dispose of all of our stock, but it is not obligated to divest our shares in any particular manner. Sales of a substantial number of shares of our common stock could adversely affect the market price of our common stock.

        We, our directors and executive officers, and AIG have agreed with the underwriters that, without the prior written consent of            , we and they will not, subject to certain exceptions and an 18-day extension, during the period ending        days after the date of this prospectus offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of directly or indirectly, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock. The underwriters, in their sole discretion and at any time without notice, may release all or any portion of the shares of our common stock subject to the lock-up agreements.

        In addition, immediately following this offering, we intend to file a registration statement registering under the Securities Act the shares of common stock reserved for issuance in respect of incentive awards to our officers and certain of our employees. If any of these holders cause a large number of securities to be sold in the public market, the sales could reduce the trading price of our common stock. These sales also could impede our ability to raise future capital. See the information in the section "Shares Eligible for Future Sale" for a more detailed description of the shares that will be available for future sales upon completion of this offering.

        We may also issue shares of common stock or other securities from time to time as consideration for future acquisitions and investments or for any other reason that our board of directors deems advisable. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of common stock or other securities in connection with any such acquisitions and investments.

        We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that future issuances and sales of our common stock or other securities, including future sales by AIG, will have on the market price of our common stock.

Although ILFC already files periodic reports with the SEC pursuant to Section 13 of the Exchange Act, becoming a company with publicly traded common stock will increase our expenses and administrative burden.

        As a company with publicly traded common stock, we will incur legal, accounting and other expenses that we did not incur as a company without publicly traded common stock. In addition, our administrative staff will be required to perform additional tasks. For example, in anticipation of becoming a company with publicly traded common stock, we will need to create or revise the roles and duties of the committees of our board of directors and retain a transfer agent. After our common stock is publicly traded, we will also be required to hold an annual meeting for our stockholders, which will require us to expend resources to prepare, print and mail a proxy statement relating to the annual meeting.

        We also expect that being a company with publicly traded common stock will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

Our certificate of incorporation and bylaws will contain provisions that could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.

        Provisions of our restated certificate of incorporation and amended and restated bylaws that will be adopted by us prior to the effectiveness of the registration statement of which this prospectus forms a part may delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace or remove our directors. These provisions include:

  •
  prohibiting cumulative voting in the election of directors;

  •
  authorizing the issuance of "blank check" preferred stock without any need for action by stockholders;

  •
  limiting the ability of our stockholders to call and bring business before special meetings;

  •
  prohibiting stockholders to act by written consent unless AIG beneficially owns at least a majority of our common stock outstanding; and

  •
  establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

        Section 203 of the Delaware General Corporation Law, or Section 203, also may affect the ability of an "interested stockholder" to engage in certain business combinations, including mergers, consolidation or acquisitions of additional shares, for a period of three years following the time that the stockholder becomes an "interested stockholder." An "interested stockholder" is defined to include persons owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. Section 203, however, does not prohibit business combinations between AIG and us because AIG (through AIG Capital) obtained our shares before our shares were listed on a national securities exchange or held of record by more than 2,000 stockholders.

        Together, these charter and statutory provisions could make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant amount of common stock that AIG may beneficially own following this offering, could limit the price that investors might be willing to pay in the future for shares of our common stock. These factors could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Our certificate of incorporation and bylaws will include provisions limiting voting by non-U.S. citizens.

        To comply with restrictions imposed by federal law on foreign ownership of U.S. registered aircraft, our restated certificate of incorporation and amended and restated bylaws that will be adopted by us prior to the effectiveness of the registration statement of which this prospectus forms a part restrict voting of shares of our common stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors and other managing officers be U.S. citizens. Our restated certificate of incorporation and amended and restated bylaws will provide that, in the event that the aggregate foreign ownership of our outstanding common stock exceeds the foreign ownership restrictions imposed by federal law, the voting rights of those shares that exceed the foreign ownership restrictions will be suspended. Further, our restated certificate of incorporation provides that no shares may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the "foreign stock record." Our restated certificate of incorporation and amended and restated bylaws will further provide that no shares of our common stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. If it is determined that the amount registered in the foreign stock record exceeds the foreign ownership restrictions imposed by federal law, shares will be removed from the foreign stock record in reverse chronological order based on the date of registration therein, until the number of shares registered therein does not exceed the foreign ownership restrictions imposed by federal law. See "Business—Government Regulation" and "Description of Capital Stock—Foreign Ownership Restrictions."

Our restated certificate of incorporation will designate the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us.

        Our restated certificate of incorporation will provide that, unless we consent in writing to alternative forums, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us by our directors, officers, employees or agents, (iii) any action asserting a claim against us arising under the Delaware General Corporation Law or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. We may consent in writing to alternative forums. By becoming a stockholder in our company, you will be deemed to have notice of and have consented to these provisions of our restated certificate of incorporation. This choice of forum provision in our restated certificate of incorporation may limit our stockholders' ability to obtain a favorable judicial forum for disputes with us. See "Description of Capital Stock—Choice of Forum."

We currently do not intend to pay dividends on our common stock and, consequentially, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.

        Following the completion of this offering, we do not anticipate paying any cash dividends on our common stock for the foreseeable future. Any decision to pay dividends on our common stock in the future will be at the discretion of our board of directors in light of conditions then existing, including factors such as our results of operations, financial condition and requirements, business condition and covenants under any applicable contractual arrangements, including our indebtedness. Additionally, if dividends on the Series A Preferred have not been paid when due, or declared and set aside for payment when due, no dividends may be paid on our common stock. Accordingly, if you purchase shares of our common stock in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock. Please see the section entitled "Dividend Policy" and "Description of Capital Stock—Preferred Stock—Series A Mandatorily Redeemable Preferred Stock" for additional information.

FORWARD-LOOKING STATEMENTS

        This prospectus contains statements that constitute forward-looking statements. Those statements appear in a number of places in this prospectus and include statements regarding, among other matters, the state of the airline industry, including expectations of SH&E regarding the industry, our access to the capital markets, our ability to restructure leases and repossess aircraft, the structure of our leases, regulatory matters pertaining to compliance with governmental regulations and other factors affecting our financial condition or results of operations. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and "should" and variations of these words and similar expressions, are used in many cases to identify these forward-looking statements. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to vary materially from our future results, performance or achievements, or those of our industry, expressed or implied in such forward-looking statements. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for aircraft, availability and creditworthiness of current and prospective lessees, lease rates, availability and cost of financing and operating expenses, governmental actions and initiatives and environmental and safety requirements, as well as the factors discussed under "Risk Factors" in this prospectus. We do not intend, and undertake no obligation, to update any forward-looking information to reflect actual results or future events or circumstances.

        In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

INDUSTRY AND MARKET DATA

        Industry and market data used in this prospectus have been obtained from various industry sources and publications as well as from research reports, including, without limitation, data relating to the aircraft leasing industry provided by SH&E, an aviation consulting firm retained by us to provide aviation market and industry data for inclusion in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. See "Forward-Looking Statements."

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares in this offering. All of the net proceeds from the sale of the shares offered by this prospectus will be received by the selling stockholder.

 DIVIDEND POLICY

        We have no plans to declare or pay any cash or other dividends on our common stock for the foreseeable future. We currently intend to retain future earnings, if any, for use in the operation of our business and to fund future growth. However, we expect to reevaluate our dividend policy on a regular basis following this offering and may determine to pay dividends in the future. The decision whether to pay dividends in the future will be made by our board of directors in light of conditions then existing, including factors such as our results of operations, financial condition and requirements, business conditions and covenants under any applicable contractual arrangements, including our indebtedness.

        If dividends on the Series A Preferred have not been paid when due, or declared and set aside for payment when due, no dividends may be paid on any common stock of Holdings. See "Description of Capital Stock—Preferred Stock—Series A Mandatorily Redeemable Preferred Stock."

 FINANCIAL STATEMENTS

        This prospectus includes the financial statements of ILFC, which will be acquired by Holdings, whose shares of common stock are being offered hereby by AIG Capital. Each of Holdings and ILFC is currently a wholly owned subsidiary of AIG Capital, which is a wholly owned subsidiary of AIG. After effectiveness of the registration statement of which this prospectus is a part and prior to the consummation of this offering, AIG Capital will transfer all of the common stock of ILFC to Holdings. ILFC will, therefore, become a wholly owned subsidiary of Holdings.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and total capitalization:

  •
  on an actual basis as of December 31, 2011; and

  •
  on an as adjusted basis giving effect to the consummation of the Reorganization as if it had occurred on December 31, 2011.

        The information presented in the table below should be read in conjunction with "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	Actual(1)	As Adjusted(2)
		(Dollars in thousands)
	(unaudited)
Cash and cash equivalents, excluding restricted cash	$1,000	$1,975,009

Long-term debt, including current portion:
Secured
Senior secured bonds	—	$3,900,000
ECA financings	—	2,335,147
Bank debt	—	2,246,936	(3)
Other secured financings	—	1,300,000
Less: Deferred debt discount	—	(17,452)
Unsecured
Bonds and medium-term notes	—	13,658,769
Bank debt	—	—
Less: Deferred debt discount	—	(39,128)
Subordinated debt	—	1,000,000
Mandatorily Redeemable Preferred Stock—Series A, $0.01 par value per share; none authorized and issued, actual; 50,000 shares authorized, issued, and outstanding, as adjusted	—	50,000	(4)

Total long-term debt, including current portion	—

Stockholder's equity(5):
Common stock, $0.01 par value per share; 1,000,000,000 shares authorized, 100 shares issued and outstanding, actual; 1,000,000,000 shares authorized and shares issued and outstanding, as adjusted	1		(6)
Additional paid-in capital	999		(7)
Accumulated other comprehensive loss	—	(19,637)
Retained earnings	—	—

Total Holdings' stockholder's equity	1,000
Noncontrolling interest	—	100,000	(8)

Total stockholders' equity	1,000

Total capitalization	$1,000	$

(1)
The incorporation date of Holdings was August 22, 2011.

(2)
Except as otherwise noted, all as adjusted amounts reflect the amounts included in ILFC's financial statements included elsewhere in this prospectus, as a result of the transfer of all of ILFC's common stock to Holdings that will occur in connection with the Reorganization. The as adjusted amount for "Cash and cash equivalents, excluding restricted cash" also includes the $1,000 of cash held at the Holdings level.

(3)
Of this amount, $97.0 million is non-recourse to ILFC. These secured financings were incurred by variable interest entities and consolidated into our financial statements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity—Debt Financings."

(4)
Reflects the issuance of preferred stock of Holdings to AIG Capital as part of the consideration in exchange for all of ILFC's common stock in connection with the Reorganization.

(5)
Includes, Preferred Stock, $0.01 par value per share; 1,000,000,000 shares authorized and no shares issued and outstanding, actual; 100,000,000 shares authorized and 50,000 shares of Series A Mandatorily Redeemable Preferred Stock, $0.01 par value per share, issued and outstanding (classifed as liabilities above).

(6)
Reflects the issuance of additional shares of Holdings' common stock to AIG Capital as part of the consideration in exchange for all of ILFC's common stock in connection with the Reorganization.

(7)
Reflects an increase of approximately $             billion as a result of indemnification from AIG contained in the tax matters agreement with respect to any federal income taxes recognized in connection with the Reorganization, the election under Section 338(h)(10) of the Code and the attendant step-up in basis of our assets to fair market value for federal income tax purposes based on an assumed initial public offering price of $            per share, which is the midpoint of the offering price range listed on the cover of this prospectus. Our net deferred tax liability as of December 31, 2011 would have been $             billion after giving effect to the Reorganization.

(8)
Represents outstanding Market Auction Preferred Stock of ILFC.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth our selected historical consolidated financial information derived from ILFC's: (i) financial statements for the years ended December 31, 2011, 2010 and 2009, and as of December 31, 2011 and 2010, included elsewhere in this prospectus; and (ii) financial information for the years ended December 31, 2008 and 2007, and as of December 31, 2009, 2008 and 2007, which are not included in this prospectus. The historical financial information presented may not be indicative of our future performance.

        The consolidated financial information of ILFC shown below reflects AIG Capital's reporting basis in ILFC's assets and liabilities, which was established at the time of AIG's acquisition of ILFC in 1990. For the years ended December 31, 2008 and 2007, and as of December 31, 2009, 2008 and 2007, it is not directly comparable to the historical financial statements and other information of ILFC that ILFC reported to the SEC on a standalone basis, because, prior to the financial statements and other financial information that were included in ILFC's Annual Report on Form 10-K for the year ended December 31, 2011, ILFC had not elected, for its standalone financial statements, to establish, or "push down," AIG's basis in its assets and liabilities. The differences relate to basis differences in flight equipment under operating leases affecting accumulated depreciation and related depreciation expense, aircraft impairment charges and fair value adjustments, deferred taxes and related tax provisions, and paid in capital and retained earnings.

        The following information is only a summary and should be read in conjunction with the sections entitled "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and ILFC's financial statements and the corresponding notes included elsewhere in this prospectus.

	Year Ended December 31,
	2011		2010		2009		2008		2007
	(Dollars in thousands, except per share amounts)
Statement of Operations Data:
Revenues:
Rental of flight equipment		$4,454,405		$4,726,502		$4,928,253		$4,678,856		$4,297,477
Flight equipment marketing and gain on aircraft sales		14,348		10,637		12,966		46,838		30,314
Interest and other		57,910		61,741		55,973		98,260		111,599

		4,526,663		4,798,880		4,997,192		4,823,954		4,439,390

Expenses:
Interest		1,569,468		1,567,369		1,365,490		1,576,664		1,612,886
Effect from derivatives, net of change in hedged items due to changes in foreign exchange rates		9,808		47,787		(21,450)		39,926		5,310
Depreciation of flight equipment		1,864,735		1,963,175		1,968,981		1,875,640		1,747,323
Aircraft impairment charges on flight equipment held for use		1,567,180		1,110,427		50,884		—		—
Aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed		170,328		552,762		35,448		—		—
Loss on extinguishment of debt		61,093		—		—		—		—
Flight equipment rent		18,000		18,000		18,000		18,000		18,000
Selling, general and administrative		238,106		212,780		196,675		183,356		152,331
Other expenses		61,924		91,216		—		46,557		—

		5,560,642		5,563,516		3,614,028		3,740,143		3,535,850

(Loss) income before income taxes		(1,033,979)		(764,636)		1,383,164		1,083,811		903,540
Income tax (benefit) provision		(310,078)		(268,968)		495,989		387,766		306,364

Net (loss) income		(723,901)		$(495,668)		$887,175		$696,045		$597,176

Pro forma net (loss) income per share (basic and diluted)(1)	$		$		$		$		$

Pro forma weighted average common shares outstanding (basic and diluted)(1)

	Year Ended December 31,
	2011	2010	2009	2008	2007
	(Dollars in thousands, except per share amounts)
Balance Sheet Data (end of period):
Cash and cash equivalents, excluding restricted cash	$1,975,009	$3,067,697	$336,911	$2,385,948	$182,772
Flight equipment under operating leases, less accumulated depreciation	35,502,288	38,515,379	44,091,783	43,395,124	41,983,555
Total assets	39,161,244	43,308,060	46,129,024	47,490,499	45,016,485
Total debt, including current portion	24,384,272	27,554,100	29,711,739	32,476,668	30,451,279
Stockholders' equity	7,531,869	8,225,007	8,655,089	7,738,580	7,149,226

(1)
Pro forma net (loss) income per share and pro forma weighted average common shares outstanding have been adjusted to reflect the number of shares of Holdings' common stock that will be outstanding after giving effect to the Reorganization.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis of our financial condition and results of operations include statements regarding the industry outlook and our expectations regarding the performance of our business. These non-historical statements in the discussion and analysis are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including the risks and uncertainties described in "Risk Factors." Our actual results may differ materially from those contained in or implied by any forward-looking statements. The discussion and analysis should be read together with "Risk Factors" and the other information included in this prospectus, including financial statements and their related notes.

Overview

        We are the world's largest independent aircraft lessor, measured by number of owned aircraft, with over 1,000 owned or managed aircraft. As of April 18, 2012, we owned 935 aircraft in our leased fleet and seven additional aircraft in AeroTurbine's leased fleet, with an aggregate net book value of approximately $35.5 billion. We had five additional aircraft in the fleet classified as finance and sales-type leases and provided fleet management services for 86 aircraft. Our fleet features popular aircraft types, including both narrowbody and widebody aircraft. In addition to our existing fleet, we currently have commitments to purchase 245 new aircraft for delivery through 2019, including 17 through sale-leaseback transactions. The new aircraft commitments are comprised of 100 Airbus A320neo family aircraft, 20 Airbus A350 aircraft, 74 Boeing 787 aircraft, 46 Boeing 737-800 aircraft and five Boeing 777-300ER aircraft. We also have the rights to purchase an additional 50 Airbus A320neo family aircraft. In addition, we have committed to purchase three used aircraft from third parties. We intend to continue to complement our orders from aircraft manufacturers by acquiring additional aircraft from third parties which may include sale-leaseback transactions with our customers. We balance the benefits of holding and leasing our aircraft and selling or parting-out the aircraft depending on economics and opportunities.

        Our aircraft leases are predominantly "net" leases under which lessees are generally responsible for all operating expenses, which customarily include maintenance, fuel, crews, airport and navigation charges, taxes, licenses, aircraft registration and insurance premiums. We, however, generally contribute to the first major maintenance event the lessee incurs during the lease of a used aircraft. Our leases are for a fixed term, although in many cases the lessees have early termination rights. Our leases require all non-contingent payments to be made in advance and our leases are predominantly denominated in U.S. dollars. Our lessees are generally required to continue to make lease payments under all circumstances, including periods during which the aircraft is not in operation due to maintenance or grounding. We typically contract to re-lease aircraft before the end of the existing lease term. For aircraft returned before the end of the lease term due to exceptional circumstances, we have generally been able to re-lease aircraft within two to six months of their return. We have an average aircraft on-lease percentage of approximately 99.6% over the last five years.

        In addition to our leasing activities, we provide fleet management services to investors and/or owners of aircraft portfolios for a management fee. We also provide in-house part-out and engine leasing capabilities through our subsidiary AeroTurbine, a provider of certified aircraft engines, aircraft and engine parts and supply chain solutions. AeroTurbine enables us to manage aircraft and engines across their complete life cycle and offer a differentiated fleet management product and service offering to our airline customers as they transition out of aging aircraft. At times we also sell aircraft from our leased aircraft fleet to other leasing companies, financial services companies, and airlines. We have also provided asset value guarantees and a limited number of loan guarantees to buyers of aircraft or to financial institutions for a fee.

        We operate our business on a global basis, deriving more than 90% of our revenues from airlines outside of the United States. As of April 18 2012, we had 924 aircraft leased under operating leases to 182 customers in 77 countries, with no lessee accounting for more than 10% of lease revenue for any of the years ended December 31, 2011, 2010, or 2009. We also maintain relationships with 17 additional customers who operate aircraft we manage. Our results of operations are affected by a variety of factors, primarily:

  •
  the number, type, age and condition of the aircraft we own;

  •
  aviation industry market conditions, including events affecting air travel;

  •
  the demand for our aircraft and the resulting lease rates we are able to obtain for our aircraft;

  •
  the purchase price we pay for our aircraft;

  •
  the number, types and sale prices of aircraft, or parts in the event of a part-out of an aircraft, we sell in a period;

  •
  the ability of our lessee customers to meet their lease obligations and maintain our aircraft in airworthy and marketable condition;

  •
  the utilization rate of our aircraft;

  •
  changes in interest rates and credit spreads, which may affect our aircraft lease revenues and our interest rate on borrowings; and

  •
  our expectations of future overhaul reimbursements and lessee maintenance contributions.

        Challenges in the global economy, including the European sovereign debt crisis, political uncertainty in Africa and the Middle East, and sustained higher fuel prices have negatively impacted many airlines' profitability, cash flows and liquidity, and increased the probability that, in the near term, some airlines, including ones that are our customers, will cease operations or file for bankruptcy. During the year ended December 31, 2011, seven of our customers ceased operations or filed for bankruptcy, or its equivalent, and returned nine of our aircraft. Since December 31, 2011, four additional customers, including one with two separate certificates, have ceased operations or filed for bankruptcy, or its equivalent, and returned 42 of our aircraft. Of these aircraft, four were still being remarketed for lease as of April 18, 2012. Future events, including a prolonged recession, ongoing uncertainty regarding the European sovereign debt crisis, political unrest, continued weak consumer demand, high fuel prices, or restricted availability of credit to the aviation industry, could lead to the weakening or cessation of operations of additional airlines, which in turn would adversely affect our earnings and cash flows.

        We remain optimistic, however, about the long-term future of air transportation and the growing role that the leasing industry and ILFC, in particular, will play in commercial air transport. At April 18, 2012, we had signed leases for all of our new aircraft deliveries through 2013. We have contracted with Airbus and Boeing to purchase new fuel-efficient aircraft with delivery dates through 2019. These aircraft are in high demand from our airline customers. In many cases, we have delivery positions for the most modern and fuel-efficient aircraft earlier than the airlines can obtain them from the manufacturers. As of April 18, 2012, we had committed to purchase 17 new, modern aircraft from airlines through sale-leaseback transactions with scheduled delivery dates during the rest of 2012 and 2013. We believe that, with respect to our used aircraft, we have the market reach, visibility and understanding to move our aircraft across jurisdictions to best deploy our aircraft with the world's airlines. We are focused on increasing our presence in frontier and emerging markets that have high potential for passenger growth and other markets that have significant demand for new aircraft. We have assembled a highly skilled and experienced management team and have secured sufficient liquidity to manage through expected market volatility. We have also demonstrated strong and sustainable financial performance through most airline industry cycles over the past 30 years. For these reasons, we believe that we are well positioned to manage the current cycle and over the long-term.

Acquisition of AeroTurbine

        On October 7, 2011, ILFC acquired all of the issued and outstanding shares of capital stock of AeroTurbine from AerCap Holdings N.V. for an aggregate cash purchase price of $228.0 million and the assumption of $299.2 million of debt. AeroTurbine is a provider of certified aircraft engines, aircraft and engine parts and supply chain solutions. AeroTurbine has a $335.0 million secured revolving credit facility, which had $268.6 million outstanding as of December 31, 2011, and matures in December 2015. On February 23, 2012, ILFC increased the aggregate amount available under this facility by $95.0 million for a maximum aggregate available amount of $430.0 million. AeroTurbine's obligations under the facility are guaranteed by ILFC and AeroTurbine's subsidiaries (subject to certain exclusions).

        The purchase price is not material to ILFC's consolidated financial statements and ILFC accounted for the acquisition as a business combination for the year ended December 31, 2011.

Our Revenues

        Our revenues consist primarily of rentals of flight equipment, flight equipment marketing and gain on aircraft sales and interest and other income.

  Rental of Flight Equipment

        Our leasing revenue is principally derived from airlines and companies associated with the airline industry. Our aircraft leases generally provide for the payment of a fixed, periodic amount of rent. In certain cases our leases provide for additional rental revenue based on usage. The usage may be calculated based on hourly usage or on the number of cycles operated. A cycle is defined as one take-off and landing. Under the provisions of many of our leases we receive overhaul rentals based on the usage of the aircraft. Lessees are generally responsible for maintenance and repairs, including major maintenance (overhauls) over the term of the lease. For certain airframe and engine overhauls, we reimburse the lessee for costs incurred up to, but not exceeding, related overhaul rentals that the lessee has paid to us. We recognize overhaul rentals received as revenue, net of estimated overhaul reimbursements. During the years ended December 31, 2011, 2010 and 2009, we recognized net overhaul rental revenue of approximately $199 million, $270 million and $296 million, respectively, from overhaul collections of $734 million, $749 million and $643 million, respectively, during those periods. Additionally, in connection with a lease of a used aircraft, we generally agree to contribute to the first major maintenance events the lessee incurs during the lease. At the time we pay the agreed upon maintenance contribution, we record the contribution against the overhaul rental deposits to the extent we have received overhaul rentals from the lessee, or against return condition deficiency deposits to the extent we have received such deposits from the prior lessee. We capitalize as lease incentives any amount of the actual maintenance contributions in excess of the overhaul rental deposits and payments received from lessees for deficiencies in return conditions and amortize the lease incentives into Rental of flight equipment over the remaining life of the lease. For the years ended December 31, 2011 and 2010, we capitalized $89.6 million and $55.4 million, respectively, of which $52.4 million and $41.0 million, respectively, were for maintenance contributions. During the years ended December 31, 2011, 2010 and 2009, we amortized lease incentives into Rentals of flight equipment, primarily related to such contributions, aggregating $63.4 million, $47.8 million and $51.9 million, respectively.

        The amount of lease revenue we recognize is primarily influenced by the following factors:

  •
  the contracted lease rate, which is highly dependent on the age, condition and type of the leased equipment;

  •
  the lessees' performance of their lease obligations;

  •
  the usage of the aircraft during the period; and

  •
  our expectations of future overhaul reimbursements.

        In addition to aircraft or engine specific factors such as the type, condition and age of the asset, the lease rates for our leases may be determined in part by reference to the prevailing interest rate for a similar maturity as the lease term at the time the aircraft is delivered to the customer. The factors described in the bullet points above are influenced by airline industry conditions, global and regional economic trends, airline market conditions, the supply and demand balance for the type of flight equipment we own and our ability to remarket flight equipment subject to expiring lease contracts under favorable economic terms.

        Because the terms of our leases are generally for multiple years and have staggered maturities, there are lags between changes in market conditions and their impact on our results, as contracts not yet reflecting current market lease rates remain in effect. Therefore, current market conditions and any potential effect they may have on our results may not be fully reflected in current results. Management monitors all lessees that are behind in lease payments, and discusses relevant operational and financial issues in order to determine the amount of rental income to recognize for past due amounts. Lease payments are due in advance and we generally recognize rental income only to the extent we have received payments or hold security deposits.

  Flight Equipment Marketing and Gain on Aircraft Sales

        Our sales revenue is generated from the sale of our aircraft and engines and any gains on such sales are recorded in Flight equipment marketing and gain on aircraft sales. The price we receive for our aircraft and engines is largely dependent on the condition of the asset being sold, airline market conditions, funding availability to the buyer and the supply and demand balance for the type of asset we are selling. The timing of the closing of aircraft and engine sales is often uncertain, as a sale may be concluded swiftly or negotiations may extend over several weeks or months. As a result, even if sales are comparable over a long period of time, during any particular fiscal quarter or other reporting period we may close significantly more or fewer sale transactions than in other reporting periods. Accordingly, gain on aircraft sales recorded in one fiscal quarter or other reporting period may not be comparable to gain on aircraft sales in other periods. We also engage in the marketing of our flight equipment throughout the lease term, as well as the sale of third party owned flight equipment and other marketing services on a principal and commission basis.

  Interest and Other Income

        Our interest income is derived primarily from interest recognized on finance and sales-type leases and notes receivables issued by lessees in connection with lease restructurings, or in limited circumstances, issued by buyers of aircraft in connection with sales of aircraft. The amount of interest income we recognize in any period is influenced by the amount of principal balance of finance and sales-type leases and notes receivable we hold, effective interest rates, and adjustments to valuations or provisions of notes receivables.

        Other income includes net sales revenue generated from AeroTurbine and management fee revenue we generate through a variety of management services that we provide to non-consolidated aircraft securitization vehicles and joint ventures and third party owners of aircraft. Our management services may include leasing and remarketing services, cash management and treasury services, technical advisory services and accounting and administrative services depending on the needs of the aircraft owner. Income from AeroTurbine's engine, aircraft and part sales are included in Interest and other income, net of cost of parts sold. See Note E of Notes to Consolidated Financial Statements in our consolidated financial statements for the year ended December 31, 2011, contained elsewhere in this prospectus. The costs of parts sold for AeroTurbine's sales consist of the net book value of the flight equipment and other inventory sold to third parties at the time of the sale. The price we receive for engines and parts is largely dependent on the condition of the asset being sold, airline market conditions and the supply and demand balance for the type of asset we are selling. During the year ended December 31, 2011, we designated three aircraft for part-out and transferred them to AeroTurbine. Over the next year, we plan to increase the number of aircraft designated for part-out and strengthen our capabilities to realize more value from our aircraft that are out of production or adversely affected by new technology developments. Additionally, we also anticipate purchasing parts and engines from AeroTurbine's extensive selection of readily available inventory. Through April 18, 2012, we have transferred a total of 12 aircraft to AeroTurbine for part-out.

Our Operating Expenses

        Our primary operating expenses consist of interest on debt, depreciation, aircraft impairment charges, selling, general and administrative expenses and other expenses.

  Interest Expense

        Our interest expense in any period is primarily affected by changes in interest rates and outstanding amounts of indebtedness. Since 2010, we have refinanced much of our debt with new financing arrangements that have relatively higher interest rates than the debt we replaced. We have also extended our debt maturities from a weighted average of 4.3 years as of December 31, 2008 to a weighted average of 6.4 years as of December 31, 2011. While our average effective cost of borrowing has been increasing since 2009, the decrease in our average debt outstanding due to our deleveraging efforts has partially offset those increases, and, as a result, our interest expense remained relatively constant for the year ended December 31, 2011, as compared to 2010. Our average effective cost of borrowing reflects our composite interest rate, including the effect of interest rate swaps or other derivatives and the effect of debt discounts.

        Our total debt outstanding at the end of each period and average effective cost of borrowing for the periods indicated were as follows:

  Effect from Derivatives

        We employ derivative products to manage our exposure to interest rates risks and foreign currency risks. We enter into derivative transactions only to hedge interest rate risk and currency risk and not to speculate on interest rates or currency fluctuations. These derivative products may include interest rate swap agreements, foreign currency swap agreements and interest rate cap agreements. Our management determines the fair values of our derivatives each quarter using a discounted cash flow model, which incorporates an assessment of the risk of non-performance by our swap counterparties or non-performance by us in the event we are in a liability position. The model uses various inputs including contractual terms, interest rate, credit spreads and volatility rates, as applicable.

  Depreciation

        We generally depreciate aircraft using the straight-line method over a 25-year life from the date of manufacture to a 15% residual value. When a specific aircraft or an aircraft type is out of production, or impacted by new technology developments, management evaluates the aircraft type and depreciates the aircraft using the straight-line method over the estimated remaining holding period to an established residual value. See "Flight Equipment" below. Our depreciation expense is influenced by the adjusted gross book values of our flight equipment and the depreciable life and estimated residual value of the flight equipment. Adjusted gross book value is the original cost of our flight equipment, including capitalized interest during the construction phase, adjusted for subsequent capitalized improvements and impairments.

  Aircraft Impairment Charges and Fair Value Adjustments

        Management evaluates quarterly the need to perform a recoverability assessment of aircraft in our fleet considering the requirements under GAAP. Recurring recoverability assessments are performed whenever events or changes in circumstances indicate that the carrying amount of our aircraft may not be recoverable, which may require us to change our assumptions related to future estimated cash flows. These events or changes in circumstances considered include potential sales, changes in contracted lease terms, changes in the status of an aircraft as leased, re-leased, or not subject to lease, repossessions of aircraft, changes in portfolio strategies, changes in demand for a particular aircraft type and changes in economic and market circumstances.

        We recorded significant impairment charges and fair value adjustments during the past two years. During each of the years ended December 31, 2011 and 2010, we recorded impairment charges and fair value adjustments on aircraft of approximately $1.7 billion. The impairment charges in 2011 primarily resulted from unfavorable airline industry trends affecting the residual values of certain aircraft types and management's expectations that certain aircraft will more likely than not be parted-out or otherwise disposed of sooner than 25 years. The reduction in the expected holding period was made in connection with the addition of in-house part-out capabilities as a result of the acquisition of AeroTurbine. The impairment charges in 2010 were primarily due to the announcement of new technology in the marketplace and the sale of aircraft in that year. While we continue to manage our fleet by ordering new in-demand aircraft and optimize our returns on our existing aircraft either by follow-on leases, sales or part-outs, we may incur additional impairment charges in the future. Impairment charges may result from future deterioration in lease rates and residual values, which can come about as a result of new technological developments, further sustained increases in fuel costs, prolonged economic distress, and decisions to sell or part-out aircraft at amounts below net book value. The potential for impairment or fair value adjustments could be material to our results of operations for an individual period.

  Selling, General and Administrative Expenses

        Our principal selling, general and administrative expenses consist of expenses related to the repossession of aircraft on lease, personnel expenses, including salaries, share-based compensation charges, employee benefits, professional and advisory costs and office and travel expenses. The level of our selling, general and administrative expenses is influenced primarily by lessee default resulting in the repossession of aircraft, the frequency of lease transitions and the associated costs, the number of employees and the extent of transactions or ventures we pursue which require the assistance of outside professionals or advisors.

  Other Expenses

        Other expenses consist primarily of lease related charges and provision for credit losses on notes receivable and net investment in finance and sales-type leases. Our lease related charges include the write-off of unamortized lease incentives and overhaul and straight-line lease adjustments that we incur when we sell an aircraft prior to the end of the lease.

        Our provision for credit losses on notes receivable consists primarily of provisions we establish to reduce the carrying value of our notes receivable to estimated collectible levels. Management reviews all outstanding notes that are in arrears to determine whether we should reserve for, or write off any portion of, the notes receivable. In this process, management evaluates the collectability of each note and the value of the underlying collateral, if any, by discussing relevant operational and financial issues. As of December 31, 2011, notes receivable, net, were not material.

        Our provision for credit losses on finance and sales-type leases consists primarily of provisions we establish to reduce the carrying value of our net investment in these leases to estimated collectible levels. Management monitors the activities and financial health of customers and evaluates the impact certain events, such as customer bankruptcies, will have on lessee's abilities to perform under the contracted terms of the related leases. Management reviews all outstanding leases classified as finance and sales-type to determine appropriate classification of the related aircraft within our fleet, and whether we should reserve for any portion of our net investment.

        The primary factors affecting our other expenses are the sale of aircraft prior to the end of a lease, which may result in lease related costs, and lessee defaults, which may result in additional provisions for doubtful notes receivable.

Critical Accounting Policies and Estimates

        Management's discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On a recurring basis, we evaluate our estimates, including those related to flight equipment, lease revenue, derivative financial instruments, fair value measurements, and income taxes. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions. A summary of our significant accounting policies is presented in Note B of Notes to Consolidated Financial Statements in our consolidated financial statements for the year ended December 31, 2011, contained elsewhere in this prospectus. We believe the following critical accounting policies could have a significant impact on our results of operations, financial position and financial statement disclosures, and may require subjective and complex estimates and judgments.

  Flight Equipment

        Flight equipment under operating lease is our largest asset class, representing over 90% of our consolidated assets as of December 31, 2011 and over 88% of our consolidated assets as of December 31, 2010 and 2009.

        Depreciable Lives and Residual Values.    We depreciate passenger aircraft using the straight-line method generally over a 25-year life from the date of manufacture to a 15% residual value. Any change in the assumption of useful life or residual value changes the depreciation expense and could have a significant impact on our results or operations for any one period. When we change the useful lives or residual values of our aircraft, we adjust our depreciation rates on a prospective basis. Based on the annual full fleet assessment of aircraft performed in the third quarter of 2011, we identified 239 aircraft that were either aircraft out of production or impacted by new technology developments. Out of these 239 aircraft, we changed the estimated useful life of 140 aircraft. In addition, we changed the useful life of our ten freighter aircraft from 35 to 25 years. In the fourth quarter we began to depreciate these aircraft using the straight-line method over the estimated remaining revised useful lives, utilizing revised residual values, as applicable. We estimate that the increase in depreciation expense due to our changes to estimated useful life and residual values for these aircraft for the year ending December 31, 2012 will be approximately $24 million. Over time, our future depreciation is expected to decrease as these aircraft reach the end of their respective holding periods.

        Impairment Charges on Flight Equipment Held for Use.    Management evaluates quarterly the need to perform a recoverability assessment of held for use aircraft considering the requirements under GAAP and performs this assessment at least annually for all aircraft in our fleet. The undiscounted cash flows used in the recoverability assessment consist of cash flows from currently contracted leases, future projected lease cash flows, including contingent rentals and an estimated disposition value, as appropriate, for each aircraft. Management is active in the aircraft leasing industry and develops the assumptions used in the recoverability assessment.

        As part of our recurring recoverability assessment process, we update the critical and significant assumptions used in the recoverability assessment, including projected lease rates and terms, residual values, overhaul rental realization and aircraft holding periods. Management uses its judgment when determining the assumptions used in the recoverability analysis, taking into consideration historical data, current macro-economic trends and conditions, any changes in management's holding period intent for any aircraft and any events happening before the financial statements that management needs to consider, including subsequent lessee bankruptcies.

        In updating these critical and significant assumptions for 2011, we considered:

        Market Conditions:    We considered current and future expectations of the global demand for a particular aircraft type and historical experience in the aircraft leasing market and aviation industry, as well as information received from third party sources. Factors taken into account included the impact of fuel price volatility and higher average fuel prices; the growing impact of new technology aircraft (announcements, deliveries and order backlog) on current and future demand for mid-generation aircraft; the higher production rates sustained by manufacturers for more fuel-efficient newer generation aircraft during the recent economic downturn; the unfavorable impact of low rates of inflation on aircraft values; current market conditions and future industry outlook for future marketing of older mid-generation aircraft and aircraft that are out of production; and a decreasing number of lessees for older aircraft.

        Portfolio Management Strategy:    We took into account our new end-of-life management capabilities resulting from our acquisition of AeroTurbine, which we completed on October 7, 2011. The acquisition of AeroTurbine provides us with increased choices in managing the end-of-life of aircraft in our fleet and makes the part-out of an aircraft a more economically and commercially viable option by bringing the requisite capabilities in-house and eliminating the payment of commissions to third parties. While our overall business model has not changed, our expectation of how we may manage specific aircraft that are out of production, or specific aircraft that have been impacted by new technology developments, has changed due to the AeroTurbine acquisition. Parting-out aircraft also enables us to retain greater cash flows from an aircraft during the last cycle of its life by allowing us to eliminate certain maintenance costs and realize higher net overhaul revenues resulting in changes in cash flow assumptions.

        Subsequent Lessee Bankruptcies:    We considered subsequent events through the issuance of our financial statements in evaluating the recoverability of our fleet as of December 31, 2011. Specifically, four of our customers, including one with two separate operating certificates, declared bankruptcy or ceased operations subsequent to December 31, 2011. We took into account lessee non-performance, as well as management's expectation of whether to re-lease or part-out the aircraft, which changed the projected lease cash flows of the affected aircraft.

        Over the course of the year ended December 31, 2011, we utilized these updated assumptions while performing our recoverability assessments of aircraft in our fleet. The result of the analyses performed indicated that the book values of 100 aircraft were not fully recoverable and these aircraft were deemed impaired. Most of the aircraft reviewed were in the second half of their estimated 25-year useful life, and were aircraft that are out of production, or have been impacted by new technology developments. We recognized impairment charges of $1.6 billion on the 100 impaired aircraft for the year ended December 31, 2011. Of the $1.6 billion in impairment charges recognized, $43.9 million related to repossessions and early returns of aircraft that were leased to airlines that ceased operations subsequent to December 31, 2011.

        Sensitivity Analysis:    If estimated cash flows used in a hypothetical full fleet assessment as of December 31, 2011, were decreased by 10% and 20%, 50 additional aircraft with a net book value of $702.0 million or 114 additional aircraft with a net book value of $2.1 billion at December 31, 2011, respectively, would have been impaired and written down to their resulting respective fair values. In addition our lessees may face financial difficulties and return aircraft to us prior to the contractual lease expiry dates. As a result, our cash flow assumptions may change and future impairment charges may be required.

        Impairment Charges and Fair Value Adjustments on Flight Equipment Sold or to be Disposed.    Management evaluates quarterly the need to perform recoverability assessments of all contemplated aircraft sale transactions considering the requirements under GAAP. The recoverability assessment is performed if events or changes in circumstances indicate that it is more likely than not that an aircraft will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. Due to the significant uncertainties of potential sales transactions, management must use its judgment to evaluate whether a sale is more likely than not. The factors that management considers in its assessment include (i) the progress of the potential sales transactions through a review and evaluation of the sales related documents and other communications, including, but not limited to, letters of intent or sales agreements that have been negotiated or executed; (ii) our general or specific fleet strategies, liquidity requirements and other business needs and how those requirements bear on the likelihood of sale; and (iii) the evaluation of potential execution risks, including the source of potential purchaser funding and other execution risks. If the carrying value of the aircraft exceeds its estimated undiscounted cash flows, then an impairment charge or a fair value adjustment is recognized, depending on whether the aircraft meets the criteria for held for sale, in Selling, general and administrative, or if material, presented separately on our Consolidated Statements of Operations.

        The undiscounted cash flows in the more likely than not sales recoverability assessment will depend on the structure of the potential sale transaction and may consist of cash flows from currently contracted leases, including contingent rentals, and the estimated proceeds from sale. In the event that an aircraft does not meet the more likely than not sales recoverability assessment, it is re-measured to fair value, which in almost all of our potential sales transactions is based on the value of the sales transaction, resulting in an impairment charge or fair value adjustment. We recognize impairment charges and fair value adjustments and other costs of sales in Selling, general and administrative, or if material, present them separately on our Consolidated Statements of Operations.

        Flight Equipment Held for Sale.    Management evaluates all contemplated aircraft sale transactions to determine whether all the required criteria have been met under GAAP to classify aircraft as Flight equipment held for sale. Management uses judgment in evaluating these criteria. Due to the significant uncertainties of potential sale transactions, the held for sale criteria generally will not be met unless the aircraft is subject to a signed sale agreement, or management has made a specific determination and obtained appropriate approvals to sell a particular aircraft or group of aircraft. Aircraft classified as Flight equipment held for sale are recognized at the lower of their carrying amount or estimated fair value less estimated costs to sell. At the time aircraft are sold, or classified as Flight equipment held for sale, the cost and accumulated depreciation are removed from the related accounts.

  Lease Revenue

        We lease flight equipment principally under operating leases and recognize rental revenue ratably over the life of the lease. The difference between the rental revenue recognized and the cash received under the provisions of our leases is included in Lease receivables and other assets on our Consolidated Balance Sheets. Past-due rental revenue is recognized on the basis of management's assessment of collectability. Management monitors all lessees that are behind in lease payments and discusses relevant lessee operational and financial issues to determine the amount of rental revenue to recognize for past due amounts. Our customers make lease payments in advance and we generally recognize rental revenue only to the extent we have received payments or hold security deposits.

        Overhaul Rentals.    Under the provisions of our leases, lessees are generally responsible for maintenance and repairs, including major maintenance (overhauls) over the term of the lease. Under the provisions of many of our leases, we receive overhaul rentals based on the usage of the aircraft. The usage is calculated based on the number of hours or cycles operated. A cycle is defined as one take-off and landing. The usage is typically reported monthly by the lessee. For certain airframe and engine overhauls, we reimburse the lessee for costs incurred up to, but not exceeding the overhaul rentals that the lessee has paid to us.

        We recognize overhaul rentals received as revenue, net of estimated overhaul reimbursements. We estimate expected overhaul reimbursements during the life of the lease, which requires significant judgment. Management determines the reasonableness of the estimated future overhaul reimbursement rate considering quantitative and qualitative information including: (i) changes in historical pay-out rates from period to period; (ii) trends in reimbursements made; (iii) trends in the historical pay-out rates for expired leases; (iv) future estimates of pay-out rates on leases scheduled to expire in the near term; (v) changes in our business model or portfolio strategies; and (vi) other factors affecting the future pay-out rates that may occur from time to time. Changes in the expected overhaul reimbursement estimate result in an adjustment to the cumulative deferred overhaul rental balance sheet amount, which is recognized in current period results. If overhaul reimbursements are different than our estimates, or if estimates of future reimbursements change, there could be a material impact on our results of operations in a given period.

        In connection with a lease of a used aircraft, we generally agree to contribute to the first major maintenance event the lessee incurs during the lease. At the time we pay the agreed upon maintenance contribution, we record the contribution against the overhaul rental deposits to the extent we have received overhaul rentals from the lessee, or against return condition deficiency deposits to the extent we have received such deposits from the prior lessee. We capitalize any amount of the actual maintenance contributions in excess of the overhaul rental deposits and payments received from lessees for deficiencies in return conditions as lease incentives and amortize the lease incentives into Rental of flight equipment over the remaining life of the lease. We capitalized $89.6 million of lease incentives, which primarily consisted of such maintenance contributions, for the year ended December 31, 2011 as compared to $55.4 million for the year ended December 31, 2010. During the years ended December 31, 2011, 2010 and 2009, we amortized lease incentives into Rentals of flight equipment aggregating $63.4 million, $47.8 million and $51.9 million, respectively.

  Derivative Financial Instruments

        We employ a variety of derivative instruments to manage our exposure to interest rate and foreign currency risks. Derivatives are recognized at their fair values on our consolidated balance sheets. Management determines the fair values of our derivatives each quarter using a discounted cash flow model, which incorporates an assessment of the risk of non-performance by our swap counterparties. The model uses various inputs including contractual terms, interest rate, credit spreads and volatility rates, as applicable. When hedge accounting treatment is achieved for a derivative, the changes in fair value related to the effective portion of the hedge is recognized in other comprehensive income or in current period earnings, depending on the designation of the derivative as a cash flow hedge or a fair value hedge. The ineffective portion of the hedge is recognized in income. At the time the derivative is designated as a hedge, we select a method of effectiveness assessment, which we must use for the life of the hedge. We use the "hypothetical derivative method" for all of our hedges when we assess effectiveness. This method involves establishing a hypothetical derivative that mirrors the hedged item, but has a zero-value at the hedge designation date. The cumulative change in fair value of the actual hedge derivative instrument is compared to the cumulative change in the fair value of the hypothetical derivative. The difference between these two amounts is the calculated ineffectiveness and is recognized in current period earnings.

  Fair Value Measurements

        Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We measure the fair values of our derivatives on a recurring basis. We use a valuation model that includes a variety of observable inputs, including contractual terms, interest rate curves, foreign exchange rates, yield curves, credit curves, measures of volatility, and correlations of such inputs to determine the fair value. Valuation adjustments may be made in the determination of fair value. These adjustments include amounts to reflect counterparty credit quality and liquidity risk, and are as follows:

  •
  Credit Valuation Adjustment, or CVA.  The CVA adjusts the valuation of derivatives to account for nonperformance risk of our counterparty with respect to all net derivative assets positions. The CVA also accounts for our own credit risk, in the fair value measurement of all net derivative liabilities positions, when appropriate.

  •
  Market Valuation Adjustment, or MVA.  The MVA adjusts the valuation of derivatives to reflect the fact that we are an "end-user" of derivative products. As such the valuation is adjusted to take into account the bid-offer spread (the liquidity risk).

        We measure the fair value of aircraft, including aircraft residual value guarantees, on a non-recurring basis, when GAAP requires the application of fair value, including events or changes in circumstances that indicate that the carrying amounts of our aircraft may not be recoverable. We principally use the income approach to measure the fair value of our aircraft. The income approach is based on the present value of contractual lease cash flows, projected future lease cash flows, including contingent rental cash flows, where appropriate, which extend to the end of the aircraft's economic life in its highest and best use configuration, as well as a disposition value based on expectations of market participants. The cash flows used in the fair value estimate are generally consistent with those used in the recurring recoverability assessment for aircraft held for use and are subject to the same management judgment. See "—Flight Equipment—Impairment Charges on Flight Equipment Held for Use" above for further discussion.

  Income Taxes

        Prior to this offering, ILFC was included in the consolidated federal income tax return of AIG as well as certain state tax returns where AIG filed on a combined/unitary basis. ILFC's provision for federal income taxes was calculated on a separate return basis, adjusted to give recognition to the effects of net operating losses, foreign tax credits and other tax benefits to the extent ILFC estimated that they would be realizable in AIG's consolidated federal income tax return. Under ILFC's tax sharing agreement with AIG, ILFC settled its current tax liability as if ILFC and its subsidiaries were each a separate standalone taxpayer. Thus, AIG credited ILFC to the extent its net operating losses, foreign tax credits and other tax benefits (calculated on a separate return basis) were used in AIG's consolidated tax return and charged ILFC to the extent of its tax liability (calculated on a separate return basis). To the extent the benefit of a net operating loss was not utilized in AIG's consolidated federal income tax return, AIG agreed to reimburse ILFC upon the expiration of the loss carryforward period as long as ILFC was still included in AIG's consolidated federal income tax return and the benefit would have been utilized if ILFC had filed a separate consolidated federal income tax return. ILFC's provision for state income taxes includes California, in which ILFC has filed with AIG using the unitary apportionment factors, and certain other states, in which ILFC has filed separate tax returns.

        After consummation of this offering, we expect to be no longer affiliated with AIG for federal income tax purposes. As a result, we will no longer be included in the consolidated federal income tax return of AIG and instead will file our own federal income tax returns. In addition, depending on the amount of our stock sold by AIG Capital, we may no longer be included in certain combined or unitary state tax returns of AIG, and may have to file our own tax returns in such states. Prior to, and in connection with, completion of this offering, ILFC's existing tax sharing agreement will be terminated, and we will enter into a tax matters agreement with AIG and AIG Capital governing our tax liability for pre- and post-separation periods and other tax-related matters. See "Transactions with Related Parties—Tax Matters Agreement with AIG and AIG Capital."

        The Reorganization has been structured to qualify for the election under Section 338(h)(10) of the Code to be treated for United States federal income tax purposes as a purchase by us of the assets, rather than the stock, of ILFC, with the attendant step-up in basis of such assets for United States federal income tax purposes. As a result of such election, our existing federal income tax attributes, such as net operating losses and foreign tax credits, will remain with the AIG consolidated group and will no longer be available to us. The new aggregate basis of the assets of ILFC will be determined based on the value of the consideration received by AIG Capital in exchange for all of ILFC's common stock in connection with the Reorganization, grossed up by the amount of any liabilities assumed by us in connection with the Reorganization.

        ILFC has calculated and, after consummation of this offering Holdings will continue to calculate, its provision for income taxes using the asset and liability method. This method considers the future tax consequences of temporary differences between the financial reporting and the tax basis of assets measured using currently enacted tax rates. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates has been, and will continue to be, recognized in income in the period that includes the enactment date.

        We have recognized, and will continue to recognize, an uncertain tax benefit only to the extent that it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

Results of Operations

  Year Ended December 31, 2011 Versus 2010

        Flight Equipment.    During the year ended December 31, 2011, we had the following activity related to Flight equipment under operating leases:

Number of Aircraft
Flight equipment under operating leases at December 31, 2010	933
Aircraft reclassified to Net investment in finance and sales-type leases	(2)
Aircraft purchases	8
Aircraft sold from Flight equipment under operating leases	(7)
Aircraft designated for part-out	(3)
Aircraft designated for part-out and subsequently transferred to Investment in finance leases	(1)
Aircraft transferred from Flight equipment held for use to Flight equipment held for sale	(1)
Aircraft transferred from Flight equipment held for sale to Flight equipment held for use	3

Flight equipment under operating leases at December 31, 2011(a)	930

(a)
Excludes nine aircraft owned and leased by AeroTurbine.

        Income before Income Taxes:    Our loss before income taxes increased by approximately $269.3 million for the year ended December 31, 2011, as compared to the same period in 2010, primarily due to an approximate 5.8% decrease in rental revenue because of lower lease rates on aircraft in our fleet that were re-leased, an increase in aircraft impairment charges, reduced net overhaul revenue recognized and a decrease in the number of aircraft in our fleet. Further, we recognized a $61.1 million loss on extinguishment of debt in 2011 as a result of the tender offers we completed in June 2011. The increase in loss before income taxes was partially offset by a $98.4 million decrease in depreciation expense and a $1.8 million increase in net revenue from the results of AeroTurbine. See below for a more detailed discussion of the effects of each item affecting income for the year ended December 31, 2011, as compared to the same period in 2010.

        Rental of Flight Equipment:    Revenues from rentals of flight equipment decreased 5.8% to $4,454.4 million for the year ended December 31, 2011, from $4,726.5 million for the same period in 2010. The average number of aircraft we owned during the year ended December 31, 2011, decreased to 932 compared to 963 for the year ended December 31, 2010, primarily due to aircraft sales. Revenues from rentals of flight equipment recognized for the year ended December 31, 2011, decreased as compared to the same period in 2010 due to (i) a $107.8 million decrease related to aircraft in service during the year ended December 31, 2010, and sold prior to December 31, 2011; (ii) a $103.1 million decrease due to lower lease rates on aircraft in our fleet during both periods, that were re-leased or had lease rates change between the two periods; (iii) a $71.5 million decrease in net overhaul rentals recognized as a result of an increase in expected overhaul related reimbursements; and (iv) a $15.7 million decrease related to more aircraft in transition between lessees primarily resulting from repossessions of aircraft. These decreases in revenue were partly offset by increases aggregating $26.0 million related to lease activity from AeroTurbine and the addition of eight new aircraft to our fleet after December 31, 2010, and aircraft in our fleet as of December 31, 2010 that earned revenue for a greater number of days during the year ended December 31, 2011, than during the same period in 2010.

        At December 31, 2011, 22 customers operating 76 aircraft were past due on two or more lease payments aggregating $44.6 million relating to some of those aircraft. Of this amount, we recognized $39.0 million in rental income through December 31, 2011. In comparison, at December 31, 2010, eight customers operating 22 aircraft were past due on two or more lease payments aggregating $11.1 million of lease payments relating to some of those aircraft, $10.1 million of which we recognized in rental income through December 31, 2010. We generally recognize rental revenue only to the extent we have received payment or hold security deposits.

        In addition, six of our customers ceased operations during 2011: (i) P.T. Mandala Airlines, which operated two of our owned aircraft, ceased operations on January 13, 2011; (ii) Kuwait National Airways (K.S.C.), trading as Wataniya Airways, which operated one of our owned aircraft, ceased operations on March 16, 2011; (iii) LLC "Avianova," which operated two of our owned aircraft, ceased operations on October 10, 2011, and our leases with Avianova were terminated in September in anticipation of such; (iv) Amsterdam Airlines B.V., which operated one of our owned aircraft, ceased operations on October 31, 2011; (v) Astraeus Limited, which operated two of our owned aircraft, ceased operations on November 22, 2011; and (vi) Tor Air, which operated one of our owned aircraft, ceased operations on December 20, 2011.

        At December 31, 2011, three aircraft in our fleet were not subject to a signed lease agreement or a signed letter of intent, including two aircraft previously operated by the aforementioned customers who had ceased operations or filed for bankruptcy. We intend to part-out two of these three aircraft and the remaining aircraft has been leased to another customer. As of April 18, 2012, we had leased the remaining seven aircraft operated by our customers who ceased operations during 2011.

        American Airlines filed for protection under Chapter 11 of the United States Bankruptcy law on November 29, 2011. American Airlines currently operates six of our owned aircraft and we have entered into sale-leaseback transactions with American relating to nine additional aircraft. As of April 18, 2012, American Airlines continued to operate six of our owned aircraft and we anticipate the nine sale-leaseback transactions will consummate during the remainder of 2012.

        Subsequent to December 31, 2011, four of our customers, including one with two separate operating certificates, declared bankruptcy or ceased operations or its equivalent. These four customers returned 42 of our aircraft, of which 4 are still being remarketed for lease as of April 18, 2012.

        Flight Equipment Marketing and Gain on Aircraft Sales:    Flight equipment marketing and gain on aircraft sales increased by $3.7 million for the year ended December 31, 2011, as compared to the same period in 2010, primarily due to an increase in sales of aircraft parts.

        Interest and Other Income:    Interest and other income decreased to $57.9 million for the year ended December 31, 2011, compared to $61.7 million for 2010 due to (i) a decrease in interest and dividend income of $10.5 million mainly attributable to repayment of our notes receivable; (ii) a $10.4 million decrease in other income recorded due to proceeds related to the loss of two aircraft during the year ended December 31, 2010, with no such proceeds received in the year ended December 31, 2011; and (iii) other minor changes aggregating a decrease of $2.6 million. These decreases were partially offset by (i) $10.0 million of other income related to the cancellation of aircraft under order (see Note H of Notes to Consolidated Financial Statements) and (ii) a $9.7 million increase due to AeroTurbine revenue, net of cost of sales, from the sale of engines, aircraft and aircraft parts since the acquisition of AeroTurbine on October 7, 2011 (see Note H of Notes to Consolidated Financial Statements).

        Interest Expense:    Interest expense remained relatively constant at $1,569.5 million for the year ended December 31, 2011, compared to $1,567.4 million for 2010. Our average effective cost of borrowing increased 0.87%, which was partially offset by a decrease in average debt outstanding (excluding the effect of debt discount and foreign exchange adjustments) to $26.0 billion during the year ended December 31, 2011, compared to $28.7 billion during the same period in 2010.

        Effect from Derivatives, Net of Change in Hedged Items Due to Changes in Foreign Exchange Rates:    We recorded derivative-related charges aggregating $9.8 million for the year ended December 31, 2011, compared to $47.8 million for 2010. The decrease is primarily due to: (i) a $27.9 million decrease in losses recorded for ineffectiveness of derivatives designated as cash flow hedges as a result of three foreign currency hedges that matured in 2010 and 2011 and (ii) an $8.9 million decrease in losses relating to matured swaps recorded during the year ended December 31, 2011, as compared to the same period in 2010. See Note U of Notes to Consolidated Financial Statements.

        Depreciation:    Depreciation of flight equipment decreased 5.0% to $1,864.7 million for the year ended December 31, 2011, compared to $1,963.2 million for the same period in 2010, due to a combination of sales of aircraft and a reduction in the aggregate net book value of our fleet resulting from impairment charges and fair value adjustments.

        Aircraft Impairment Charges on Flight Equipment Held for Use:    During the years ended December 31, 2011 and 2010, respectively, we recorded the following aircraft impairment charges and fair value adjustments on flight equipment held for use:

	Year Ended
	December 31, 2011			December 31, 2010
	Aircraft Impaired or Adjusted		Impairment Charges and Fair Value Adjustments	Aircraft Impaired or Adjusted	Impairment Charges and Fair Value Adjustments
	(Dollars in millions)
Impairment charges due to Airbus' announcement of its neo aircraft	—		$—	61	$602.3
Impairment charges on aircraft due to recurring assessments	97	(a)	1,523.3	21	508.1
Impairment charges on aircraft under lease with customers that ceased operations	3	(b)	43.9	0	—

Total Impairment charges on flight equipment held for use	100		$1,567.2	82	$1,110.4

(a)
Includes impairments on one aircraft owned by our AeroTurbine subsidiary.

(b)
Number of aircraft does not include two aircraft upon which impairment charges had been recorded earlier in 2011.

        Aircraft impairment charges on flight equipment held for use increased to $1,567.2 million for the year ended December 31, 2011, as compared to $1,110.4 million recorded for 2010, primarily due to changes in the holding period and residual values of certain out of production aircraft, or aircraft impacted by new technology developments, resulting from our analysis of current macro-economic factors and our acquisition of AeroTurbine when performing our 2011 annual recoverability assessment. See "Critical Accounting Policies and Estimates—Flight Equipment."

        Between December 31, 2011 and March 7, 2012, four of our customers, including one with two separate operating certificates, declared bankruptcy or ceased operations or its equivalent. As a result, we performed a revised analysis of the recoverability of all aircraft that were under lease with these customers, and determined that the book value of three additional aircraft was not fully recoverable. We recorded impairment charges of $43.9 million to record these three aircraft at their fair market value. See Note W—Subsequent Events. Additionally, we recorded impairment charges of $7.9 million related to recurring recoverability assessments during the year.

        Aircraft Impairment Charges and Fair Value Adjustments on Flight Equipment Sold or to Be Disposed:     During the years ended December 31, 2011 and 2010, respectively, we recorded the following aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed:

	Year Ended
	December 31, 2011		December 31, 2010
	Aircraft Impaired Or Adjusted	Impairment Charges and Fair Value Adjustments	Aircraft Impaired Or Adjusted	Impairment Charges and Fair Value Adjustments
	(Dollars in millions)
Loss/(Gain)
Impairment charges and fair value adjustments on aircraft likely to be sold or sold	17	$163.1	15	$155.1
Fair value adjustments on held for sale aircraft sold or transferred from held for sale back to flight equipment under operating leases(a)	10	(3.7)	60	372.1
Impairment charges on aircraft designated for part-out	3	10.9	2	25.6

Total Impairment charges and fair value adjustments on flight equipment sold or to be disposed	30	$170.3	77	$552.8

(a)
Included in these amounts are net positive fair value adjustments related to aircraft previously held for sale, but which no longer met such criteria and were subsequently reclassified to Flight equipment under operating leases. Also included in these amounts are net positive fair value adjustments related to sales price adjustments for aircraft that were previously held for sale and sold during periods presented.

        Aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed decreased to $170.3 million for the year ended December 31, 2011, compared to $552.8 million for 2010. The decrease was primarily due to fewer aircraft sold or identified as likely to be sold at December 31, 2011, as compared to the same period in 2010. During the year ended December 31, 2011, we recorded impairment charges and fair value adjustments on 30 aircraft, compared to 77 aircraft during the year ended December 31, 2010. See Note G of Notes to Consolidated Financial Statements.

        Loss on Extinguishment of Debt:     During the year ended December 31, 2011, we issued unsecured senior notes and used a portion of the proceeds from these notes in cash tender offers to repurchase existing outstanding notes, incurring a loss of $61.1 million from the early extinguishment of debt. See Note K of Notes to Consolidated Financial Statements.

        Selling, General and Administrative Expenses:    Selling, general and administrative expenses increased to $238.1 million for the year ended December 31, 2011, compared to $212.8 million for 2010 due to (i) a $23.7 million increase in professional costs relating primarily to the acquisition of AeroTurbine on October 7, 2011 (See Note C of Notes to Consolidated Financial Statements) and cost incurred by us in preparation for this offering; (ii) a $16.3 million increase in aircraft related costs to support the aging aircraft in our fleet; and (iii) a $4.4 million increase due to charges relating to asset value guarantee reserves. These increases were partially offset by (i) a $17.7 million decrease in salaries and employee related expenses due to an out-of-period charge recognized during 2010 related to pension expenses covering employee services from 1996 to 2010 and (ii) other minor fluctuations aggregating a decrease of $1.4 million.

        Other Expenses:    Other expenses for the year ended December 31, 2011, consisted of:

  •
  $20.0 million of contract cancellation costs. We eliminated the economic effect of the $20 million expense by negotiating with our manufacturer vendors to recover these costs. The recovery was in two payments. One of these payments is related to a 2007 agreement with one manufacturer for us to extend our evaluation period of aircraft under order. This payment was contingent upon our cancelling of the aircraft order and was not contingent on placing any new order with the manufacturer. As a result of the cancellation of that aircraft order in March 2011, we recorded the related payment receivable of $10.0 million in Interest and other income in the Consolidated Statements of Operations for the year ended December 31, 2011. The second payment of $10.0 million is related to an agreement with another manufacturer, which among other contractual items includes a provision to reimburse us for the remaining costs associated with the March 2011 order cancellation. The reimbursement payment will be recognized as a reduction of the cost basis of future aircraft deliveries, as we determined the payment is connected with the purchase of such aircraft.

  •
  $21.9 million of aggregate reserves recorded on three notes receivable.

  •
  $23.0 million of aggregate reserves recorded on two finance and sales-type leases.

        The charges were partially offset by $3.0 million of lease related income, net of lease charges.

        Other expenses for the year ended December 31, 2010, consisted of $91.2 million of aggregated lease related costs we expensed as a result of agreements to sell leased aircraft to third parties.

        Provision for Income Taxes:    Our effective tax rate for the year ended December 31, 2011, is a tax benefit of 30.0% as compared to a tax benefit of 35.2% for 2010. The decrease in tax benefit is primarily due to an increase in state taxes, an out-of-period adjustment related to the forfeiture of share-based deferred compensation awards, various other permanent items, and interest accrued on uncertain tax positions and Internal Revenue Service ("IRS") audit adjustments. Our reserve for uncertain tax positions increased by $31.2 million for the year ended December 31, 2011, the benefits of which, if realized, would have a significant impact on our effective tax rate.

        Other Comprehensive Income:    Other comprehensive income decreased to $39.3 million for the year ended December 31, 2011, compared to $79.3 million for the same period in 2010. This decrease was primarily due to maturities of swaps and changes in the market values on derivatives qualifying for and designated as cash flow hedges.

Year Ended December 31, 2010 Versus 2009

        Flight Equipment.    During the year ended December 31, 2010, we had the following activity related to Flight equipment under operating leases:

Number of Aircraft
Flight equipment under operating leases at December 31, 2009	993
Aircraft reclassified to Net investment in finance and sales-type leases	(2)
Aircraft purchases	5
Aircraft sold from Flight equipment under operating leases	(6)
Aircraft designated for part-out	(2)
Aircraft transferred from Flight equipment held for use to Flight equipment held for sale(a)	(60)
Aircraft reclassified from Net investment in finance and sales-type leases	7
Total loss	(2)

Flight equipment under operating leases at December 31, 2010	933

(a)
As of December 31, 2010, 51 of these aircraft were sold to third parties.

        Income before Income Taxes.    Our income before income taxes decreased approximately $2.1 billion for the year ended December 31, 2010 as compared to the same period in 2009, primarily due to the following: (i) impairment charges and fair value adjustments and other lease related charges on aircraft we sold or agreed to sell during 2010 to generate liquidity to repay maturing debt obligations or as part of our ongoing fleet strategy; (ii) impairment charges related to our fleet held for use; and (iii) an increase in our cost of borrowing.

        Rental of Flight Equipment.    Revenues from net rentals of flight equipment decreased 4.1% to $4,726.5 million for the year ended December 31, 2010, from $4,928.3 million for the year ended December 31, 2009. The average number of aircraft in our fleet decreased to 963 for the year ended December 31, 2010, compared to 974 for the year ended December 31, 2009. Revenues from net rentals of flight equipment decreased (i) $206.8 million due to a decrease related to aircraft in service during the year ended December 31, 2009, and either transferred to Flight equipment held for sale or sold prior to December 31, 2010; (ii) $25.6 million due to a decrease in overhaul rentals recognized as a result of an increase in actual and expected overhaul related expenses partly offset by an increase in the number of leases with overhaul provisions; (iii) $63.9 million due to a decrease in lease rates on aircraft in our fleet during both periods, that were re-leased or had lease rate changes between the two periods; and (iv) $13.1 million due to lost revenue relating to aircraft in transition between lessees, primarily resulting from repossessions of aircraft from airlines. These revenue decreases were partially offset by a $107.6 million increase due to the addition of new aircraft to our fleet after December 31, 2009, and aircraft in our fleet as of December 31, 2009 that earned revenue for a greater number of days during the year ended December 31, 2010 than during the year ended December 31, 2009.

        At December 31, 2010, eight customers operating 22 aircraft were two or more months past due on $11.1 million of lease payments related to some of those aircraft. Of this amount, we recognized $10.1 million in rental income through December 31, 2010. In comparison, at December 31, 2009, 12 customers operating 25 aircraft were two or more months past due on $31.9 million of lease payments relating to some of those aircraft.

        In addition, four of our customers filed for bankruptcy protection or ceased operations during 2010: (i) Skyservice Airlines Inc., operating one of our owned aircraft, ceased operations on March 31, 2010; (ii) Mexicana de Aviación, operating 12 of our owned aircraft, of which eight were leased from us and four were subleased from another one of our customers, filed for bankruptcy protection on August 2, 2010; (iii) Viking Airlines AB, operating one of our owned aircraft, ceased operations on October 15, 2010; and (iv) Eurocypria Airlines Limited, operating five of our owned aircraft, ceased operations on November 4, 2010. All aircraft in our fleet were subject to signed lease agreements or signed letters of intent at December 31, 2010.

        Flight Equipment Marketing and Gain on Aircraft Sales.    As part of our fleet strategy and to raise liquidity in 2010, we sold or agreed to sell 77 aircraft during the year ended December 31, 2010, two of which were accounted for as sales-type leases. For these aircraft, we recorded any impairments or adjustments to fair value in Aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed. See below for variance analysis of impairment charges and fair value adjustments on flight equipment sold or to be disposed. In comparison, we sold nine aircraft during the same period in 2009, three of which were accounted for as a sales-type lease. Three of these nine transactions resulted in gains and are recorded in Flight equipment marketing and gain on aircraft sales. The impairment charges and fair value adjustments recorded on the remaining six aircraft are recorded in Aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed.

        Interest and Other Income.    Interest and other income increased to $61.7 million for the year ended December 31, 2010, compared to $56.0 million for the year ended December 31, 2009, due to (i) a $7.6 million increase in interest income related to our Notes receivable and Net investment in finance and sales-type leases; (ii) a $7.2 million increase in proceeds received related to total loss of aircraft; (iii) a $1.9 million increase in security deposits forfeitures related to nonperformance by customers; and (iv) other minor increases aggregating $4.1 million. The increases were partially offset by (i) a $7.8 million decrease in foreign exchange gains and (ii) a $7.3 million decrease in revenues from variable interest entities, or VIEs, which we consolidated into our 2009 statement of operations and deconsolidated on January 1, 2010. See "—Variable Interest Entities" below for further discussion.

        Interest Expense.    Interest expense increased to $1,567.4 million for the year ended December 31, 2010, compared to $1,365.5 million for the year ended December 31, 2009, as a result of a 0.58% increase in our average effective cost of borrowing, partially offset by a decrease in average outstanding debt (excluding the effect of debt discount and foreign exchange adjustments) to $28.7 billion for the year ended December 31, 2010, compared to $31.1 billion for the year ended December 31, 2009.

        Effect from Derivatives, Net of Change in Hedged Items Due to Changes in Foreign Exchange Rates.    The effect from derivatives, net of change in hedged items due to changes in foreign exchange rates was a loss of $47.8 million and income of $21.5 million for the years ended December 31, 2010 and 2009, respectively, primarily due to ineffectiveness recorded on our derivative instruments designated as cash flow hedges. The income effect for the year ended December 31, 2010, also includes $15.4 million of losses on matured derivative contracts compared to gains on matured swaps of $9.7 million for the year ended December 31, 2009. If hedge accounting treatment is not applied during the entire life of the derivative, or the hedge is not perfectly effective for some part of its life, a gain or loss will be realized at the maturity of the swap. See Note U of Notes to Consolidated Financial Statements.

        Depreciation.    Depreciation of flight equipment decreased to $1,963.2 million for the year ended December 31, 2010 compared to $1,969.0 million for the year ended December 31, 2009 due to a decrease in the cost of our fleet to $51.4 billion at December 31, 2010 from $58.0 billion at December 31, 2009. The cost of our fleet held for use was reduced by impairment charges recorded during the year and by aircraft being transferred from Flight equipment under operating leases to Flight equipment held for sale, and impairment charges resulting from our recurring recoverability analyses. See below for the variance analysis of impairment charges taken.

        Aircraft Impairment Charges on Flight Equipment Held For Use.    Aircraft impairment charges on flight equipment held for use increased to $1,110.4 million for the year ended December 31, 2010, from $50.9 million for the year ended December 31, 2009. On December 1, 2010, Airbus announced new fuel-efficient engine options for its narrowbody neo aircraft with expected deliveries starting in 2016. At December 31, 2010, we had identified 78 narrowbody aircraft in our fleet that may be negatively impacted by the introduction of the Airbus A320neo family aircraft, including Boeing 737-300/400/500/600, Airbus A320-200 aircraft with first generation engines and the Airbus A321-100. As part of our ongoing fleet assessment, we performed a recoverability analysis on those aircraft, using revised cash flow assumptions. Based on this recoverability analysis, 61 of these 78 aircraft were deemed impaired and we recorded impairment charges of approximately $602.3 million for the year ended December 31, 2010.

        In addition to these charges, we recorded an additional $508.1 million impairment charges on 21 aircraft in our fleet as a result of our recurring recoverability analyses performed during the year. As of December 31, 2010, we had 13 passenger configured 747-400s and 11 A321-100s in our fleet. Management's estimate of the future lease rates for these aircraft types declined significantly in the third quarter of 2010. The decline in expected lease rates for the 747-400s was due to a number of unfavorable trends, including lower overall demand, as airlines replace their 747-400s with more efficient newer generation widebody aircraft. As a result, the current global supply of 747-400 aircraft that are for sale, or idle, has increased. It is expected that these unfavorable trends will persist. The decline in A321-100 lease rates is primarily due to continued and accelerated decrease in demand for this aircraft type, which is attributable to its age and limited mission application. As a result of the decline in expected future lease rates, seven 747-400s, five A321-100s, and nine other aircraft in our fleet held for use were deemed impaired when we performed our recoverability assessments of the entire fleet we held for use during 2010. As a result, we recorded impairment charges aggregating $508.1 million to write these aircraft down to their respective fair values. The estimated undiscounted cash flows on the remaining six 747-400's and six A321-100's supported the current carrying value of these aircraft. During the year ended December 31, 2009, we recorded impairment charges aggregating $50.9 million relating to three aircraft in our fleet held for use. See Note F of Notes to Consolidated Financial Statements.

        Aircraft Impairment Charges and Fair Value Adjustments on Flight Equipment Sold or to Be Disposed.    During the years ended December 31, 2010 and 2009, we recorded the following aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed:

	Year Ended
	December 31, 2010		December 31, 2009
	Aircraft Impaired Or Adjusted	Impairment Charges and Fair Value Adjustments	Aircraft Impaired	Impairment Charges and Fair Value Adjustments
	(Dollars in millions)
Loss/(Gain)
Impairment charges and fair value adjustments on aircraft likely to be sold or sold	15	$155.1	5	$24.9
Fair value adjustments on held for sale aircraft sold or transferred from held for sale back to flight equipment under operating leases	60	372.1	2	10.5
Impairment charges on aircraft designated for part-out	2	25.6	—	—

Total Impairment charges and fair value adjustments on flight equipment on flight equipment sold or to be disposed	77	$552.8	7	$35.4

        We recorded impairment charges and fair value adjustments on flight equipment sold or to be disposed in the amount of $552.8 million for the year ended December 31, 2010, compared to charges of $35.4 million for the year ended December 31, 2009. During the year ended December 31, 2010, we recorded impairment charges and fair value adjustments aggregating $397.7 million related to aircraft that were either transferred to Flight equipment held for sale or designated for part-out. In addition, we recorded $155.1 million in impairment charges and fair value adjustments relating to aircraft that were deemed likely to be sold or sold. The charges for the year ended December 31, 2009, related to impairment charges and fair value adjustments on seven aircraft.

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses increased to $212.8 million for the year ended December 31, 2010, compared to $196.7 million for the year ended December 31, 2009, due to (i) $20.7 million higher pension expenses including out of period adjustments aggregating $20.2 million related to pension expenses covering employee services from 1996 to 2010 and not previously recorded; (ii) a $19.5 million increase in write-offs of notes receivable; and (iii) a $3.5 million increase in impairment charges related to spare parts inventory. These increases were partially offset by (i) a $14.5 million decrease in expenses from VIEs, which we consolidated into our 2009 statement of operations and deconsolidated January 1, 2010 as a result of our adoption of new guidance; (ii) a $10.6 million decrease in aircraft operating expenses stemming from a reduction in expenses realized related to repossessions of aircraft; and (iii) other minor changes aggregating a decrease of $2.5 million.

        Other Expenses.    Other expenses for the year ended December 31, 2010 of $91.2 million stem from lease related costs that were expensed as a result of agreements to sell aircraft that were still under lease to third parties. There were no such comparable expenses for the year ended December 31, 2009.

        Provision for Income Taxes.    Our effective tax rate for the year ended December 31, 2010, is a tax benefit of 35.2%, as compared with a tax expense of 35.8% for the year ended December 31, 2009. Our effective tax rate continues to be impacted by minor permanent items and interest accrued on uncertain tax positions and IRS audit adjustments. Our reserve for uncertain tax positions increased by $59.5 million, the benefits of which, if realized, would have a significant impact on our effective tax rate.

        Other Comprehensive Income.    Accumulated other comprehensive loss was $58.9 million and $138.2 million at December 31, 2010 and 2009, respectively. Fluctuations in Accumulated other comprehensive income are primarily due to changes in market values of cash flow hedges. See Note U of Notes to the Consolidated Financial Statements.

Liquidity

        We generally fund our operations, including aircraft purchases, through available cash balances, internally generated funds, including aircraft sales, and debt financings. We borrow funds to purchase new and used aircraft, make progress payments during aircraft construction and pay off maturing debt obligations. These funds are borrowed both on a secured and unsecured basis from various sources. Our liquidity management strategy is to align our future debt maturities more closely with future operating cash flows. Consistent with this strategy, we used approximately $1.75 billion of the approximately $2.2 billion net proceeds generated from ILFC's issuance on May 24, 2011 of $2.25 billion of unsecured notes with maturity dates in 2016 and 2019 to purchase existing notes maturing in 2012 and 2013 with an aggregate principal amount of approximately $1.67 billion through tender offers we completed on June 17, 2011. As a result of these liquidity initiatives, we have extended our debt maturities from a weighted average of 4.3 years as of December 31, 2008 to a weighted average of 6.4 years as of December 31, 2011.

        During the year ended December 31, 2011, ILFC also (i) issued $650 million of unsecured notes due 2022; (ii) entered into a three-year $2.0 billion unsecured revolving credit facility; (iii) through a non-restricted subsidiary, entered into a secured term loan agreement for approximately $1.3 billion, which was subsequently increased to approximately $1.5 billion of lender commitments; and (iv) refinanced AeroTurbine's credit facility into a new $335 million secured revolving credit facility, with the maximum aggregate available amount being increased to $430 million on February 23, 2012. The proceeds from the secured term loan were made available to the subsidiary borrower as we transferred aircraft into certain non-restricted subsidiaries. The obligations of the subsidiary borrower under the secured term loan agreement are guaranteed on an unsecured basis by ILFC and on a secured basis by the subsidiaries holding the aircraft, as described in greater detail under "—Debt Financings—Secured Bank Debt—2011 Secured Term Loan." At April 18, 2012, we had not drawn on our unsecured revolving credit facility and funds under the secured term loan had been fully advanced. On February 23, 2012, ILFC, through a non-restricted subsidiary, entered into a new senior secured term loan for $900 million and prepaid the remaining amount of $456.9 million outstanding under its secured credit facility dated October 13, 2006 and terminated that facility. See "—Debt Financings—Other Secured Financing Arrangements—2012 Term Loans." On March 19, 2012, ILFC issued $750 million aggregate principal amount of unsecured notes due 2015 and $750 million aggregate principal amount of unsecured notes due 2019. See "—Debt Financings—Unsecured Bonds and Medium-Term Notes." A portion of the net proceeds from the issuance of these notes was used on March 23, 2012, to prepay in full all amounts outstanding under ILFC's $750 million secured term loan originally scheduled to mature on March 17, 2015. See "—Debt Financings—Other Secured Financing Arrangements—2010 Term Loans." On April 12, 2012, ILFC refinanced its $550 million secured term loan, lowering the interest rate to LIBOR plus a margin of 3.75% with a LIBOR floor of 1.0% from LIBOR plus a margin of 5.0% with a LIBOR floor of 2.0%. See "—Debt Financings—Other Secured Financing Arrangements—2012 Term Loans" and "—Debt Financings—Other Secured Financing Arrangements—2010 Term Loans."

        Our cash flows from operations decreased in 2011 to approximately $2.6 billion as compared to $3.3 billion in 2010. The decrease in 2011 was primarily due to a $213 million decrease in collected lease revenues as a result of a smaller leased fleet and lower lease rates on aircraft in our fleet that were re-leased and a $253 million increase in interest paid during the year as a result of our recent refinancing of debt. During the year ended December 31, 2011, we repaid approximately $5.1 billion of maturing debt, received net principal payments under our derivative contracts of $270 million, and repaid an additional $1.2 billion under our credit facility dated as of October 13, 2006. At December 31, 2011, we had approximately $2.0 billion in cash and cash equivalents available for use in our operations and approximately $415 million of cash restricted from use in our operations. At April 18, 2012, we had approximately $2.4 billion in cash and cash equivalents available for use in our operations and approximately $385 million of cash restricted from use in our operations.

        ILFC's bank credit facilities and indentures also limit ILFC's ability to incur secured indebtedness. The most restrictive covenant in ILFC's bank credit facilities permits ILFC and its subsidiaries to incur secured indebtedness totaling up to 30% of ILFC's consolidated net tangible assets, as defined in the credit agreement, minus $2.0 billion, which limit currently totals approximately $10.0 billion. This limitation is subject to certain exceptions, including the ability to incur secured indebtedness to finance the purchase of aircraft. As of April 18, 2012, ILFC was able to incur an additional $3.3 billion of secured indebtedness under this covenant. ILFC's debt indentures also restrict ILFC and its subsidiaries from incurring secured indebtedness in excess of up to 12.5% of ILFC's consolidated net tangible assets, as defined in the indentures. However, ILFC may obtain secured financing without regard to the 12.5% consolidated net tangible asset limit under ILFC's indentures by doing so through subsidiaries that qualify as non-restricted under such indentures. As of March 22, 2012, ILFC is no longer required to obtain consent from the Department of the Treasury for new debt issuances because ILFC ceased to be a Designated Entity under the Master Transaction Agreement.

        In addition to addressing our liquidity needs through debt financings, we may also pursue potential aircraft sales or, for some of our older aircraft that are out of production, part-outs. During the year ended December 31, 2011, we sold 14 aircraft and one engine for approximately $296 million in gross proceeds in connection with our ongoing fleet management strategy. In evaluating potential sales or part-outs of aircraft, we balance the need for funds with the long-term value of holding aircraft and our long-term prospects.

        We believe the sources of liquidity mentioned above, together with our cash generated from operations, will be sufficient to operate our business and repay our debt maturities for at least the next twelve months.

Debt Financings

        We have borrowed funds on both a secured and unsecured basis from various sources. During the year ended December 31, 2011, ILFC (i) issued $2.9 billion of unsecured notes under its shelf registration statement; (ii) through a non-restricted subsidiary, entered into a three-year $2.0 billion unsecured revolving credit facility; (iii) entered into a secured term loan agreement with commitments of approximately $1.3 billion, which commitments were subsequently increased to approximately $1.5 billion; and (iv) refinanced AeroTurbine's credit facility into a new $335 million secured revolving credit facility as further discussed below under "Secured Bank Debt—2011 Secured Term Loan," "Secured Bank Debt—AeroTurbine Revolving Credit Agreement," and "—Unsecured Bank Debt." At April 18, 2012, ILFC had not drawn on the revolving credit facility and the funds under the secured term loan agreement had been fully advanced. On February 23, 2012, we increased the aggregate amount available under AeroTurbine's facility by $95 million for a maximum aggregate available amount of $430 million. On February 23, 2012, ILFC, through a non-restricted subsidiary, entered into a new secured term loan agreement in the amount of $900 million, as further discussed below under "—Other Secured Financing Arrangements—2012 Term Loans." On March 19, 2012, ILFC issued $750 million aggregate principal amount of unsecured notes due 2015 and $750 million aggregate principal amount of unsecured notes due 2019. See "—Debt Financings—Unsecured Bonds and Medium-Term Notes." On March 30, 2012, ILFC entered into a new $203 million term loan to finance aircraft. See "—Debt Financings—Secured Bank Debt—2012 Aircraft Financings." On April 12, 2012, ILFC, through a non-restricted subsidiary, entered into a new senior secured term loan for $550 million. See "—Debt Financings—Other Secured Financing Arrangements—2012 Term Loans."

        Our debt financing was comprised of the following at December 31, 2011 and December 31, 2010:

	December 31, 2011	December 31, 2010
	(Dollars in thousands)
Secured
Senior secured bonds	$3,900,000	$3,900,000
ECA financings	2,335,147	2,777,285
Bank debt(a)	2,246,936	1,601,658
Other secured financings	1,300,000	1,300,000
Less: Deferred debt discount	(17,452)	(22,309)

	9,764,631	9,556,634
Unsecured
Bonds and Medium-Term Notes	13,658,769	16,810,843
Bank debt	—	234,600
Less: Deferred debt discount	(39,128)	(47,977)

	13,619,641	16,997,466

Total Senior Debt Financings	23,384,272	26,554,100
Subordinated Debt	1,000,000	1,000,000

	$24,384,272	$27,554,100

Selected interest rates and ratios which include the economic effect of derivative instruments:
Effective cost of borrowing	6.11%	5.69%
Percentage of total debt at fixed rates	76.08%	77.13%
Effective cost of borrowing on fixed rate debt	6.49%	6.39%
Bank prime rate	3.25%	3.25%

(a)
Of this amount, $97.0 million (2011) and $113.7 million (2010) is non-recourse to ILFC. These secured financings were incurred by VIEs, and consolidated into our consolidated financial statements.

        The above amounts represent the anticipated settlement of our outstanding debt obligations as of December 31, 2011 and 2010 and do not reflect (i) the new $900 million secured term loan ILFC entered into on February 23, 2012, or the repayment and termination on the same date of its secured revolving credit facility that was scheduled to mature in October 2012; (ii) the $1.5 billion aggregate principal amount of unsecured notes issued by ILFC on March 19, 2012; (iii) the new $203 million term loan to finance aircraft; or (iv) the prepayment in full and termination of ILFC's $750 million secured term loan originally scheduled to mature on March 17, 2015. Certain adjustments required to present currently outstanding hedged debt obligations have been recorded and presented separately on our Consolidated Balance Sheets, including adjustments related to foreign currency hedging and interest rate hedging activities.

        For some of our secured debt financings, we created direct and indirect wholly owned subsidiaries for the purpose of purchasing and holding title to aircraft and pledged the equity of those subsidiaries as collateral. These subsidiaries have been designated as non-restricted subsidiaries under ILFC's indentures and meet the definition of a VIE. We have determined that we are the primary beneficiary of such VIEs and, accordingly, we consolidate such entities into our consolidated financial statements. See Note S of Notes to Consolidated Financial Statements for more information on VIEs.

        The following table presents information regarding the collateral provided for our secured debt as of December 31, 2011. The following table does not reflect the changes to our secured debt, and related changes in collateral, that have occurred since December 31, 2011.

	As of December 31, 2011
	Debt Outstanding	Net Book Value		Number of Aircraft
	(Dollars in thousands)
Senior Secured Notes	$3,900,000	$6,804,212		174
ECA Financings	2,335,147	5,582,665		119
Bank Debt	2,246,936	5,201,225	(a)	151	(a)
Other Secured Financings	1,300,000	2,448,896		80

Total	$9,782,083	$20,036,998		524

(a)
Amounts represent net book value and number of aircraft securing ILFC secured bank term debt and do not include the book value or number of AeroTurbine assets securing the AeroTurbine revolving credit agreement, under which $268.6 million is included in the total Debt outstanding. ILFC guarantees the AeroTurbine revolving credit agreement on an unsecured basis.

        Our debt agreements contain various affirmative and restrictive covenants, as described in greater detail below. As of December 31, 2011, we were in compliance with the covenants in our debt agreements.

Senior Secured Bonds

        On August 20, 2010, ILFC issued $3.9 billion of senior secured notes, with $1.35 billion maturing in September 2014 and bearing interest of 6.5%, $1.275 billion maturing in September 2016 and bearing interest of 6.75%, and $1.275 billion maturing in September 2018 and bearing interest of 7.125%. The notes are secured by a designated pool of aircraft, initially consisting of 174 aircraft and their equipment and related leases, and cash collateral when required. In addition, two of ILFC's subsidiaries, which either own or hold leases of aircraft included in the pool securing the notes, have guaranteed the notes. ILFC can redeem the notes at any time prior to their maturity, provided ILFC gives notification between 30 to 60 days prior to the intended redemption date and subject to a penalty of the greater of 1% of the outstanding principal amount and a "make-whole" premium. There is no sinking fund for the notes.

        The indenture and the aircraft mortgage and security agreement governing the senior secured notes contain customary covenants that, among other things, restrict ILFC's and its restricted subsidiaries' ability to: (i) create liens; (ii) sell, transfer or otherwise dispose of the assets serving as collateral for the senior secured notes; (iii) declare or pay dividends or acquire or retire shares of ILFC's capital stock; (iv) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries; and (v) make investments in or transfer assets to non-restricted subsidiaries. The indenture also restricts ILFC's and the subsidiary guarantors' ability to consolidate, merge, sell or otherwise dispose of all, or substantially all, of their assets.

        The indenture also provides for customary events of default, including but not limited to, the failure to pay scheduled principal and interest payments on the notes, the failure to comply with covenants and agreements specified in the indenture, the acceleration of certain other indebtedness resulting from non-payment of that indebtedness, and certain events of insolvency. If any event of default occurs, any amount then outstanding under the senior secured notes may immediately become due and payable.

Export Credit Facilities

        ILFC entered into ECA facility agreements in 1999 and 2004 through certain direct and indirect wholly owned subsidiaries that have been designated as non-restricted subsidiaries under ILFC's indentures. The 1999 and 2004 ECA facilities were used to fund purchases of Airbus aircraft through 2001 and June 2010, respectively. New financings are no longer available to ILFC under either ECA facility.

        As of December 31, 2011, approximately $2.3 billion was outstanding under the 2004 ECA facility and no loans were outstanding under the 1999 ECA facility. The interest rates on the loans outstanding under the 2004 ECA facility are either fixed or based on LIBOR and ranged from 0.44% to 4.71% at December 31, 2011. The net book value of the aircraft purchased under the 2004 ECA facility was $4.2 billion at December 31, 2011. The loans are guaranteed by various European ECAs. ILFC collateralized the debt with pledges of the shares of wholly owned subsidiaries that hold title to the aircraft financed under the facilities. The 2004 ECA facility contains customary events of default and restrictive covenants, including a covenant to maintain a minimum consolidated tangible net worth.

        Because of ILFC's current long-term debt ratings, the 2004 ECA facility requires it to segregate security deposits, overhaul rentals and rental payments received for aircraft with loan balances outstanding under the 2004 ECA facility. The segregated rental payments are used to make scheduled principal and interest payments on the outstanding debt under the 2004 ECA facility. The segregated funds are deposited into separate accounts pledged to and controlled by the security trustee of the facility. In addition, ILFC must register the existing individual mortgages on certain aircraft funded under both the 1999 and 2004 ECA facilities in the local jurisdictions in which the respective aircraft are registered. The mortgages are only required to be filed with respect to aircraft that have outstanding loan balances or otherwise as agreed in connection with the cross-collateralization agreement described below. At December 31, 2011, ILFC had segregated security deposits, overhaul rentals and rental payments aggregating approximately $415 million related to aircraft funded under the 2004 ECA facility. The segregated amounts will fluctuate with changes in security deposits, overhaul rentals, rental payments and debt maturities related to the aircraft funded under the 2004 ECA facility.

        We have cross-collateralized the 1999 ECA facility with the 2004 ECA facility. As part of such cross-collateralization ILFC (i) guarantees the obligations under the 2004 ECA facility through its subsidiary established to finance Airbus aircraft under the 1999 ECA facility; (ii) granted mortgages over certain aircraft financed under the 1999 ECA facility and security interests over other collateral related to the aircraft financed under the 1999 ECA facility to secure the guaranty obligation; (iii) has to maintain a loan-to-value ratio (aggregating the aircraft from the 1999 ECA facility and the 2004 ECA facility) of no more than 50%, in order to release liens (including the liens incurred under the cross-collateralization agreement) on any aircraft financed under the 1999 or 2004 ECA facilities or other assets related to the aircraft; and (iv) agreed to apply proceeds generated from certain disposals of aircraft to be applied to obligations under the 2004 ECA facility.

        The cross-collateralization agreement also includes additional restrictive covenants relating to the 2004 ECA facility, restricting ILFC from (i) paying dividends on its capital stock with the proceeds of asset sales and (ii) selling or transferring aircraft with an aggregate net book value exceeding a certain disposition amount, which is currently approximately $10.0 billion. The disposition amount will be reduced by approximately $91.4 million at the end of each calendar quarter during the remainder of the effective period. The covenants are in effect until December 31, 2012. A breach of these restrictive covenants would result in a termination event for the ten loans funded subsequent to the date of the agreement and would make those loans, which aggregated $268.8 million at December 31, 2012, due in full at the time of such a termination event.

        In addition, if a termination event resulting in an acceleration of the obligations under the 2004 ECA facility were to occur, pursuant to the cross-collateralization agreement, ILFC would have to segregate lease payments, overhaul rentals and security deposits received after such acceleration event occurred relating to all the aircraft funded under the 1999 ECA facility, even though those aircraft are no longer subject to a loan at December 31, 2011.

Secured Bank Debt

        2006 Credit Facility.    ILFC had a credit facility, dated October 13, 2006, as amended, under which the original maximum amount available was $2.5 billion. The amended facility prohibited ILFC from re-borrowing amounts repaid under this facility. As of December 31, 2011, the size of the facility was $456.9 million, consisting of secured loans which were scheduled to mature in October 2012. The interest on the secured loans was based on LIBOR plus a margin of 2.15%, plus facility fees of 0.2% on the outstanding principal balance, for an interest rate of 2.44% at December 31, 2011. On February 23, 2012 ILFC prepaid the total remaining outstanding amount under this facility of $456.9 million and terminated the facility.

        2011 Secured Term Loan.    On March 30, 2011, one of ILFC's non-restricted subsidiaries entered into a secured term loan agreement with lender commitments in the amount of approximately $1.3 billion, which was subsequently increased to approximately $1.5 billion. The loan matures on March 30, 2018, with scheduled principal payments commencing in June 2012, and bears interest at LIBOR plus a margin of 2.75%, or, if applicable, a base rate plus a margin of 1.75%. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by ILFC and on a secured basis by certain wholly owned subsidiaries of the subsidiary borrower. The security granted initially included a portfolio of 54 aircraft, together with attached leases and all related equipment, with an average appraised base market value, as defined in the loan agreement, of approximately $2.4 billion as of January 1, 2011, and the equity interests in certain special purpose entities, or SPEs, that own the pledged aircraft and related equipment and leases. The $2.4 billion was equal to an initial loan-to-value ratio of approximately 65%. The proceeds of the loan were made available to the subsidiary borrower as aircraft were transferred to the SPEs, at an advance rate equal to 65% of the initial appraised value of the aircraft transferred to the SPEs. At April 18, 2012 the full $1.5 billion had been advanced to the subsidiary borrower under the agreement.

        The subsidiary borrower is required to maintain compliance with a maximum loan-to-value ratio, which varies over time, as set forth in the term loan agreement. If the subsidiary borrower does not maintain compliance with the maximum loan-to-value ratio, it will be required to prepay portions of the outstanding loans, deposit an amount in the cash collateral account or transfer additional aircraft to SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than the maximum loan-to-value ratio.

        We can voluntarily prepay the loan at any time, subject to a 1% prepayment penalty before March 30, 2013. The loan facility contains customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of ILFC, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates.

        AeroTurbine Revolving Credit Agreement.    AeroTurbine has a credit facility that expires on December 9, 2015 and, after the most recent amendment on February 23, 2012, provides for a maximum aggregate available amount of $430 million, subject to availability under a borrowing base calculated based on AeroTurbine's aircraft assets and accounts receivable. AeroTurbine has the option to increase the aggregate amount available under the facility by an additional $70 million, either by adding new lenders or allowing existing lenders to increase their commitments if they choose to do so. Borrowings under the facility will bear interest determined, with certain exceptions, based on LIBOR plus a margin of 3.0%. AeroTurbine's obligations under the facility are guaranteed by ILFC on an unsecured basis and by AeroTurbine's subsidiaries (subject to certain exclusions) and are secured by substantially all of the assets of AeroTurbine and the subsidiary guarantors. The credit agreement contains customary events of default and covenants, including certain financial covenants. Additionally, the credit agreement imposes limitations on AeroTurbine's ability to pay dividends to us (other than dividends payable solely in common stock). As of December 31, 2011, AeroTurbine had $268.6 million outstanding under the facility.

        2009 Aircraft Financings.    In May 2009, ILFC provided $39.0 million of subordinated financing to a non-restricted subsidiary. The entity used these funds and an additional $106.0 million borrowed from third parties to purchase an aircraft, which it leases to an airline. ILFC acts as servicer of the lease for the entity. The $106.0 million loan has two tranches, both secured by the aircraft and related lease receivable. The first tranche is $82.0 million, fully amortizes over the lease term, and is non-recourse to ILFC. The second tranche is $24.0 million, partially amortizes over the lease term, and is guaranteed by ILFC. Both tranches mature in May 2018 with interest rates based on LIBOR. At December 31, 2011, the interest rates on the $82.0 million and $24.0 million tranches were 3.42% and 5.12%, respectively. The entity entered into two interest rate cap agreements to economically hedge the related LIBOR interest rate risk in excess of 4.00%. At December 31, 2011, $77.9 million was outstanding under the two tranches and the net book value of the aircraft was $132.2 million.

        In June 2009, ILFC borrowed $55.4 million through a non-restricted subsidiary of ILFC, which owns one aircraft leased to an airline. Approximately half of the original loan amortizes over five years and the remaining $27.5 million is due in 2014. The loan is non-recourse to ILFC and is secured by the aircraft and the lease receivables. The interest rate on the loan is fixed at 6.58%. At December 31, 2011, $40.6 million was outstanding and the net book value of the aircraft was $88.0 million.

        2012 Aircraft Financings.    On March 30, 2012, one of ILFC's indirect subsidiaries entered into a $203 million term loan facility that was used to finance seven Boeing 737-800s to be purchased prior to April 30, 2012. The principal of each senior loan issued under the facility will partly amortize over six years, with the remaining principal payable at the maturity date. The loans are non-recourse to ILFC, except under limited circumstances, and are secured by the purchased aircraft and lease receivables. The subsidiary borrower can voluntarily prepay the loans at any time subject to a 2% prepayment fee prior to the second anniversary date of the loan and a 1% prepayment fee between the second anniversary date and third anniversary date of the loan. As of April 18, 2012, we had financed four aircraft using $116 million under the facility.

        The subsidiary borrower is prohibited under the agreement from: (i) incurring additional debt; (ii) incurring additional capital expenditures; (iii) hiring employees; (iv) entering into contracts; and (v)  negatively pledging the assets that secure the facility.

Other Secured Financing Arrangements—2010 Term Loans

        On March 17, 2010, ILFC entered into the following term loans:

  •
  A $750 million term loan agreement secured by 43 aircraft and all related equipment and leases. The aircraft had an average appraised base market value, as defined in the loan agreement, of approximately $1.3 billion, for an initial loan-to-value ratio of approximately 56%. The loan was originally scheduled to mature on March 17, 2015, and bore interest at LIBOR plus a margin of 4.75% with a LIBOR floor of 2.0%. On March 23, 2012, ILFC repaid the loan in full.

  •
  A $550 million term loan agreement entered into through a non-restricted subsidiary. The obligations of the subsidiary borrower were guaranteed on an unsecured basis by ILFC and on a secured basis by certain non-restricted subsidiaries of ILFC that hold title to 37 aircraft. The aircraft had an average appraised base market value, as defined in the loan agreement, of approximately $969 million, for an initial loan-to-value ratio of approximately 57%. The loan was originally scheduled to mature on March 17, 2016, and bore interest at LIBOR plus a margin of 5.0% with a LIBOR floor of 2.0%. On April 12, 2012, ILFC refinanced this loan with a new $550 million secured term loan, as further discussed below under "—Debt Financings—Other Secured Financing Arrangements—2012 Term Loans."

Other Secured Financing Arrangements—2012 Term Loans

  •
  $900 Million Secured Term Loan.    On February 23, 2012, one of ILFC's indirect, wholly owned subsidiaries entered into a secured term loan agreement in the amount of $900 million. The loan matures on June 30, 2017, and bears interest at LIBOR plus a margin of 4.0% (subject to a LIBOR floor of $1.0%), or, if applicable, a base rate plus a margin of 3.0%. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by ILFC and on a secured basis by certain wholly owned subsidiaries of the subsidiary borrower. The security granted includes the equity interests in certain special purpose subsidiaries of the subsidiary borrower ("SPEs") that have been designated as non-restricted under ILFC's indentures and that hold title to 62 aircraft and all related equipment and leases with an average appraised base market value, as defined in the loan agreement, of approximately $1.66 billion as of December 31, 2011. The $1.66 billion equals an initial loan-to-value ratio of approximately 54%. The principal of the loan is payable in full at maturity with no scheduled amortization. We can voluntarily prepay the loan at any time, subject to a 1% prepayment penalty prior to February 23, 2013.

  •
  $550 Million Secured Term Loan.    On April 12, 2012, one of ILFC's indirect, wholly owned subsidiaries entered into a secured term loan agreement in the amount of $550 million. The loan matures on April 12, 2016, and bears interest at LIBOR plus a margin of 3.75% (subject to a LIBOR floor of 1.0%), or, if applicable, a base rate plus a margin of 2.75%. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by ILFC and on a secured basis by certain wholly owned subsidiaries of the subsidiary borrower. The security granted includes the equity interests in certain SPEs that have been designated as non-restricted under ILFC's indentures and that hold title to 36 aircraft and all related equipment and leases with an average initial appraised base market value, as defined in the loan agreement, of approximately $1.0 billion. The $1.0 billion equals an initial loan-to-value ratio of approximately 55%. The principal of the loan is payable in full at maturity with no scheduled amortization. We can voluntarily prepay the loan at any time, subject to a 1% prepayment penalty prior to April 12, 2013.

        The loans each require a loan-to-value ratio of no more than 63%. If the subsidiary borrower does not maintain compliance with the maximum loan-to-value ratio, it will be required to prepay portions of the outstanding loans, deposit an amount in the cash collateral account or transfer additional aircraft to the SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than the maximum loan-to-value ratio.

        The loans also contain customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of ILFC, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates.

Unsecured Bonds and Medium-Term Notes

        Shelf Registration Statement:    ILFC has an effective shelf registration statement filed with the SEC. As a result of ILFC's well-known seasoned issuer, or WKSI, status, ILFC has an unlimited amount of debt securities registered for sale under the shelf registration statement.

        Under ILFC's shelf registration statement, ILFC has issued the following notes on the following dates: (i) $750 million of 4.875% notes due 2015 and $750 million of 5.875% notes due 2019 on March 19, 2012; (ii) $650 million of 8.625% notes due 2022 on December 22, 2011; (iii) $1.0 billion of 5.75% notes due 2016 and $1.25 billion of 6.25% notes due 2019 on May 24, 2011; (iv) $1.0 billion of 8.25% notes due 2020 on December 7, 2010; and (v) $500 million of 8.875% notes due 2017 on August 20, 2010. At December 31, 2011, ILFC had $6.5 billion of public bonds and medium-term notes outstanding, with interest rates ranging from 0.75% to 7.50%, which ILFC had issued in prior years under previous registration statements.

        The aggregate net proceeds from the sale of the notes issued on May 24, 2011 and December 22, 2011, were approximately $2.87 billion after deducting underwriting discounts and commissions, fees and estimated offering expenses. The net proceeds from the sale of the notes issued on May 24, 2011, were primarily used to purchase notes validly tendered and accepted in the tender offers that were announced during the second quarter of 2011 to purchase various series of ILFC's outstanding debt securities for up to $1.75 billion cash consideration, as further discussed below. The remaining net proceeds from the sale of the notes issued on May 24, 2011, were used for general corporate purposes. The aggregate net proceeds from the sale of the notes issued on March 19, 2012, were approximately $1.48 billion after deducting underwriting discounts and commissions, fees and estimated offering expenses. A portion of these net proceeds was used on March 23, 2012, to prepay in full all amounts outstanding under ILFC's $750 million secured term loan originally scheduled to mature on March 17, 2015.

        Tender Offers to Purchase Notes.    On June 17, 2011, ILFC completed the above mentioned tender offers and accepted for purchase previously issued notes with an aggregate principal amount of approximately $1.67 billion, resulting in total cash consideration, including accrued and unpaid interest, of approximately $1.75 billion. In connection with the cancellation of the notes, ILFC recognized losses aggregating approximately $61.1 million, which included the cost of repurchasing the notes and the write off of the remaining unamortized deferred financing costs.

        Euro Medium-Term Note Programme.    ILFC had a $7.0 billion Euro Medium-Term Note Programme, which it did not renew when it expired in September 2011 and that ILFC has since terminated. Notes of $1.2 billion previously outstanding under such Programme were repaid in full at their maturity in August 2011, leaving no amounts outstanding under the Programme. ILFC had hedged the notes into U.S. dollars and fixed the interest rates at a range of 5.355% to 5.367%.

        A rollforward for the year ended December 31, 2011, of the foreign currency adjustment related to foreign currency denominated notes is presented below (dollars in thousands):

Foreign currency adjustment related to foreign currency denominated debt at December 31, 2010	$165,400
Foreign currency period adjustment of non-US$ denominated debt	104,800
Repayment of debt principal from cash receipts under derivative contracts at the maturity of the debt and the derivative contract(a)	(270,200)

Foreign currency adjustment related to foreign currency denominated debt at December 31, 2011	$—

(a)
We had hedged the foreign currency exposure through foreign currency swaps.

        Other Senior Notes.    On March 22, 2010 and April 6, 2010, ILFC issued a combined $1.25 billion aggregate principal amount of 8.625% senior notes due September 15, 2015, and $1.5 billion aggregate principal amount of 8.750% senior notes due March 15, 2017, pursuant to an indenture dated as of March 22, 2010. The notes are due in full on their scheduled maturity dates. The notes are not subject to redemption prior to their stated maturity and there are no sinking fund requirements.

        Because the registration rights agreement was not declared effective by such date, the annual interest rate on the affected notes increased by 0.25% per year for 90 days, commencing on January 26, 2011. On April 26, 2011, the annual interest rate on the affected notes increased by an additional 0.25% because we were unable to consummate the exchange offer by such date. We completed the exchange offer on May 5, 2011, at which time the applicable interest rate reverted to the original level.

        The indenture governing the notes contains customary covenants that, among other things, restrict ILFC's and its restricted subsidiaries' ability to (i) incur liens on assets; (ii) declare or pay dividends or acquire or retire shares of ILFC's capital stock during certain events of default; (iii) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries; (iv) make investments in or transfer assets to non-restricted subsidiaries; and (v) consolidate, merge, sell, or otherwise dispose of all or substantially all of ILFC's assets.

        The indenture also provides for customary events of default, including but not limited to, the failure to pay scheduled principal and interest payments on the notes, the failure to comply with covenants and agreements specified in the indenture, the acceleration of certain other indebtedness resulting from non-payment of that indebtedness, and certain events of insolvency. If any event of default occurs, any amount then outstanding under the senior notes may immediately become due and payable.

Unsecured Bank Debt

        2011 Credit Facility.    On January 31, 2011, ILFC entered into a $2.0 billion unsecured three-year revolving credit facility with a group of 11 banks. This revolving credit facility expires on January 31, 2014, and provides for interest rates based on either a base rate or LIBOR plus an applicable margin determined by a ratings-based pricing grid. The credit agreement contains customary events of default and restrictive financial covenants that require ILFC to maintain a minimum fixed charge coverage ratio, a minimum consolidated tangible net worth and a maximum ratio of consolidated debt to consolidated tangible net worth. As of December 31, 2011 and April 18, 2012, no amounts were outstanding under this revolving credit facility.

        2006 Credit Facility.    The unsecured loans outstanding under ILFC's 2006 credit facility matured and were paid in full on October 13, 2011. The interest on the loans was based on LIBOR plus a margin of 0.65% plus facility fees of 0.2% of the outstanding balance.

Subordinated Debt

        In December 2005, ILFC issued two tranches of subordinated debt totaling $1.0 billion. Both tranches mature on December 21, 2065. The $400 million tranche has a call option date of December 21, 2015. The interest rate on the $600 million tranche is a floating rate with an initial credit spread of 1.55% plus the highest of (i) 3 month LIBOR; (ii) 10-year constant maturity treasury; and (iii)  30-year constant maturity treasury. The interest resets quarterly and at December 31, 2011, the interest rate was 4.34%. The $400 million tranche has a fixed interest rate of 6.25% until the 2015 call option date, and if ILFC does not exercise the call option, the interest rate will change to a floating rate, reset quarterly, based on the initial credit spread of 1.80% plus the highest of (i) 3 month LIBOR; (ii) 10-year constant maturity treasury; and (iii) 30-year constant maturity treasury. If ILFC chooses to redeem the $600 million tranche, ILFC must pay 100% of the principal amount of the bonds being redeemed, plus any accrued and unpaid interest to the redemption date. If ILFC chooses to redeem only a portion of the outstanding bonds, at least $50 million principal amount of the bonds must remain outstanding.

Derivatives

        We employ derivative products to manage our exposure to interest rate risks and foreign currency risks. We enter into derivative transactions only to economically hedge interest rate risk and currency risk and not to speculate on interest rates or currency fluctuations. These derivative products may include interest rate swap agreements, foreign currency swap agreements and interest rate cap agreements. At December 31, 2011, we had no foreign currency swap agreements outstanding, all of our interest rate swap agreements were designated as and accounted for as cash flow hedges and we had not designated our interest rate cap agreements as hedges.

        When interest rate and foreign currency swaps are effective as cash flow hedges, they offset the variability of expected future cash flows, both economically and for financial reporting purposes. We have historically used such instruments to effectively mitigate foreign currency and interest rate risks. The effect of our ability to apply hedge accounting for the swap agreements is that changes in their fair values are recorded in OCI instead of in earnings for each reporting period. As a result, reported net income will not be directly influenced by changes in interest rates and currency rates.

        The counterparty to our interest rate swaps at December 31, 2011, is AIG Markets, Inc., a wholly owned subsidiary of AIG. The swap agreements are subject to a bilateral security agreement and a master netting agreement, which would allow the netting of derivative assets and liabilities in the case of default under any one contract. Failure of the counterparty to perform under the derivative contracts would not have a material impact on our results of operations and cash flows, as we were in a net liability position at December 31, 2011. The counterparty to our interest rate cap agreements is an independent third party with whom we do not have a master netting agreement.

Credit Ratings

        Because of ILFC's current long-term debt ratings, the 2004 ECA facility imposes the following restrictions: (i) ILFC must segregate all security deposits, overhaul rentals and rental payments related to the aircraft financed under the 2004 ECA facility into separate accounts controlled by the security trustee (segregated rental payments are used to make scheduled principal and interest payments on the outstanding debt) and (ii) ILFC must file individual mortgages on the aircraft funded under both the 1999 and 2004 ECA facilities in the local jurisdictions in which the respective aircraft are registered.

        While a ratings downgrade does not result in a default under any of our debt agreements, it could adversely affect our ability to issue debt and obtain new financings, or renew existing financings, and it would increase the cost of such financings.

        The following table summarizes ILFC's current ratings by Fitch, Moody's and S&P, the nationally recognized rating agencies:

  Unsecured Debt Ratings

Rating Agency	Long-term Debt	Corporate Rating	Outlook	Date of Last Ratings Action
Fitch	BB	BB	Stable	November 4, 2011
Moody's	B1	B1	Positive	May 12, 2011
S&P	BBB-	BBB-	Stable	November 9, 2011

  Secured Debt Ratings

Rating Agency	$900 Million 2012 Term Loan	$550 Million 2012 Term Loan	$3.9 Billion Senior Secured Notes
Fitch	BB	BB	BBB-
Moody's	Ba3	Ba3	Ba3
S&P	BBB-	BBB-	BBB-

        These credit ratings are the current opinions of the rating agencies and ILFC's current BBB- rating by S&P takes into consideration its ownership by AIG. As such, they may be changed, suspended or withdrawn at any time by the rating agencies as a result of various circumstances including changes in, or unavailability of, information.

Existing Commitments

        The following table summarizes our contractual obligations at December 31, 2011:

	Commitments Due by Fiscal Year
	Total	2012	2013	2014	2015	2016	Thereafter
	(Dollars in thousands)
Bonds and medium-term notes(a)	$13,658,769	$2,037,553	$3,421,375	$1,039,741	$1,260,100	$1,000,000	$4,900,000
Senior secured bonds	3,900,000	—	—	1,350,000	—	1,275,000	1,275,000
Secured bank loans(b)(c)	2,246,936	576,960	156,259	177,013	419,227	151,432	766,045
ECA financings	2,335,147	428,960	428,960	423,862	335,794	258,325	459,246
Other secured financings(d)	1,300,000	—	—	—	750,000	550,000	—
Subordinated debt	1,000,000	—	—	—	—	—	1,000,000
Estimated interest payments including the effect of derivative instruments(e)	8,938,841	1,436,537	1,273,048	1,066,289	887,534	681,560	3,593,873
Operating leases(f)(g)	66,597	16,114	17,260	16,042	11,158	1,379	4,644
Pension obligations(h)	8,624	1,378	1,401	1,432	1,471	1,471	1,471
Commitments under aircraft purchase agreements(i)(j)	19,153,931	1,912,647	1,382,350	1,807,765	2,503,320	3,089,483	8,458,366
Commitments under other flight equipment purchase agreements	34,777	34,777	—	—	—	—	—

Total	$52,643,622	$6,444,926	$6,680,653	$5,882,144	$6,168,604	$7,008,650	$20,458,645

(a)
Excludes $1.5 billion of unsecured notes issued on March 19, 2012, $750 million of which is scheduled to mature in 2015 and $750 million of which is scheduled to mature in 2019.

(b)
Includes $269 million outstanding under AeroTurbine's revolving credit facility.

(c)
Includes $456.9 million which was scheduled to mature in 2012 that we prepaid on February 23, 2012.

(d)
Includes the $750 million secured term loan scheduled to mature in 2015 that was prepaid in full in March 2012. Excludes the $900 million secured term loan entered into in February 2012 and scheduled to mature in 2017.

(e)
Estimated interest payments for floating rate debt included in this table are based on rates at December 31, 2011. Estimated interest payments include the estimated impact of our interest rate swap agreements. For floating rate debt that has been swapped into fixed rate debt, the estimated interest payments reflect the swapped fixed rate.

(f)
Excludes fully defeased aircraft sale-leaseback transactions.

(g)
Minimum rentals have not been reduced by minimum sublease rentals of $5.0 million receivable in the future under non-cancellable subleases.

(h)
Pension obligations are part of intercompany expenses, which AIG allocates to ILFC on an annual basis. The amount is an estimate of such allocation. The column "2012" consists of total estimated allocations for 2012 and the column "Thereafter" consists of the 2017 estimated allocation. The amount allocated has not been material to date.

(i)
Includes sale-leaseback transactions in 2012 and 2013. In addition, we have been called upon to perform under an asset value guarantee, and we intend to exercise our option to purchase the aircraft under the guarantee. The value of this aircraft and two other used aircraft that we have committed to purchase are included in 2012.

(j)
Excludes amounts related to our purchase rights for 50 aircraft which we have not yet exercised.

Contingent Commitments

        From time to time, we participate with airlines, banks and other financial institutions in the financing of aircraft by providing asset guarantees, put options or loan guarantees collateralized by aircraft. As a result, should we be called upon to fulfill our obligations, we would have recourse to the value of the underlying aircraft. The table below reflects our potential payments for these contingent obligations without any offset for the projected value of the aircraft. The table below does not include contingent payments for $256.6 million of uncertain tax liabilities and any effect of our net tax liabilities as we are unable to reasonably estimate the timing of the liability in individual years beyond 12 months due to uncertainties in the timing of the effective settlement of the tax positions. The future cash flows to these tax liabilities are uncertain and we are unable to make reasonable estimates of the outflows.

	Contingency Expiration by Fiscal Year
	Total	2012	2013	2014	2015	2016	Thereafter
	(Dollars in thousands)
Asset Value Guarantees	$466,600	$53,342	$81,100	$1,593	$157,132	$—	$173,433

Variable Interest Entities

        In June 2009, the FASB issued an accounting standard that amends the guidance addressing consolidation of certain variable interest entities ("VIEs") with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly affect the entity's economic performance and has (i) the obligation to absorb losses of the entity or (ii) the right to receive benefits from the entity that are potentially significant to the VIE. The standard also requires enhanced financial reporting by enterprises involved with variable interest entities.

        A VIE is a legal entity in which equity investors do not have the characteristics of a controlling interest or do not have sufficient equity at risk to finance the entity's activities without additional subordinated financial support. We consolidate VIEs in which we are the primary beneficiary ("PB"). When determining whether we are the PB of a VIE, we evaluate the design of the VIE as well as the related risks the entity was designed to expose to the variable interest holders. The PB is the entity that has both (i) the power to direct the activities of the VIE that most significantly impact the VIE's economic performance and (ii) the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. We use judgment in determining who is the PB and that determination depends on the breadth of various variable interests' decision-making abilities and their ability to influence activities that significantly impact the economic performance of the VIE.

        We enter into various arrangements with VIEs in the normal course of business. Our variable interests consist primarily of ILFC's equity interests in wholly owned subsidiaries, which are established primarily for leasing and financing activities. These entities meet the definition of a VIE because they do not have sufficient equity to operate without ILFC's subordinated financial support in the form of intercompany notes. Because ILFC controls and manages all aspects of these entities, including directing the activities that most significantly affect the entity's economic performance, ILFC consolidates these entities.

        Prior to 2010 ILFC consolidated ten VIEs where it determined it was the PB based on the previous definition of a PB which consisted principally of an expected loss model. ILFC determined it was the PB of these entities due to its exposure to the majority of the expected losses of these entities and they were consolidated into ILFC's consolidated financial statements for the year ended

December 31, 2009. ILFC had previously sold aircraft to those entities and our variable interests consist of debt financings, preferential equity interests, and in some cases guarantees to banks that provided financings for the aircraft at the time of the sales.

        In January 2010 ILFC adopted a new accounting standard that amended the rules in the determination of a PB. While ILFC determined that it was not involved with any VIEs that were not previously consolidated that had to be consolidated as a result of the adoption of this standard, it determined that it was no longer the PB of ten VIEs that were previously consolidated. Accordingly, on January 1, 2010, ILFC deconsolidated those entities and removed Assets of VIEs and Liabilities of VIEs of $79.7 million and $6.5 million, respectively, that were previously reflected on its Consolidated Balance Sheet at December 31, 2009. Further, as a result of the adoption of this standard, ILFC recognized a $15.9 million charge, net of tax, to beginning retained earnings on January 1, 2010. See Note S of Notes to Consolidated Financial Statements.

Off-Balance-Sheet Arrangements

        We have not established any unconsolidated entities for the purpose of facilitating off-balance sheet arrangements or for other contractually narrow or limited purposes. We have, however, from time to time established subsidiaries, entered into joint ventures or created other partnership arrangements or trusts with the limited purpose of leasing aircraft or facilitating borrowing arrangements. See Note S of Notes to Consolidated Financial Statements for more information regarding our involvement with VIEs.

Recent Accounting Pronouncements

        A Creditor's Determination of Whether a Restructuring is a Troubled Debt Restructuring.    In April 2011, the FASB issued an accounting standard update that amends guidance for a creditor's evaluation of whether a restructuring is a troubled debt restructuring and requires additional disclosures about a creditor's troubled debt restructuring activities.

        Common Fair Value Measurements and Disclosure Requirements in GAAP and International Financial Reporting Standards ("IFRS").    In May 2011, the FASB issued an accounting standard update that amends certain aspects of the fair value measurement guidance in GAAP, primarily to achieve the FASB's objective of a converged definition of fair value and substantially converged measurement and disclosure guidance with IFRS.

        Presentation of Comprehensive Income.    In June 2011, the FASB issued an accounting standard update that requires the presentation of comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements.

        Testing Goodwill for Impairment.    In September 2011, the FASB issued an accounting standard that amends the approach to testing goodwill for impairment, by permitting an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the quantitative, two-step goodwill impairment test.

        For further discussion of this accounting guidance, accounting guidance adopted in prior years, and their application to us, see Note B of Notes to Consolidated Financial Statements.

Quantitative and Qualitative Disclosure about Market Risk

        Market risk represents the risk of changes in value of a financial instrument, caused by fluctuations in interest rates and foreign exchange rates. Changes in these factors could cause fluctuations in our results of operations and cash flows. We are exposed to the market risks described below.

  Interest Rate Risk

        Interest rate risk is the exposure to loss resulting from changes in the level of interest rates and the spread between different interest rates. Interest rate risk is highly sensitive due to many factors, including the U.S. government's monetary and tax policies, global economic factors and other factors beyond our control. We are exposed to changes in the level of interest rates and to changes in the relationship or spread between interest rates. Our primary interest rate exposures relate to our floating rate debt obligations, which are based on interest rate indices such as LIBOR. Increases in the interest rate index would reduce our pre-tax income by increasing the cost of our debt, if we were not able to proportionally increase our lease rates.

        We mitigate our floating interest rate risk by entering into interest rate swap contracts as appropriate. After taking our swap agreements into consideration, which in effect have fixed the interest rates of the hedged debt, our floating rate debt comprised approximately 24% of our total outstanding debt obligations, or approximately $5.8 billion in aggregate principal amount, at December 31, 2011.

        The fair market value of our interest rate swaps is affected by changes in interest rates, credit risk of our counterparties to the swaps, and the liquidity of those instruments. We determine the fair value of our derivative instruments using a discounted cash flow model, which incorporates an assessment of the risk of non-performance by our swap counterparties. The model uses various inputs including contractual terms, interest rate, credit spreads and volatility rates, as applicable. We record the effective part of the changes in fair value of derivative instruments in Other Comprehensive Income.

        The following discussion about the potential effects of changes in interest rates is based on a sensitivity analysis, which models the effects of hypothetical interest rate shifts on our results of operation and cash flows. This sensitivity analysis is constrained by several factors, including the necessity to conduct the analysis based on a single point in time and by the inability to include the extraordinarily complex market reactions that normally would arise from the market shifts. Although the following results of our sensitivity analysis for changes in interest rates may have some limited use as a benchmark, they should not be viewed as a forecast. This forward-looking disclosure also is selective in nature and addresses only the potential impact of our debt obligations. It does not include a variety of other potential factors that could affect our business as a result of changes in interest rates.

        Assuming we do not hedge our exposure to interest rate fluctuations related to our outstanding floating rate debt, a hypothetical 100 basis-point increase or decrease in our variable interest rates would have increased or decreased our interest expense, and accordingly our cash flows, by approximately $58 million on an annualized basis. The same hypothetical 100 basis-point increase or decrease in interest rates on our total outstanding debt obligations would have increased or decreased our interest expense, and accordingly our cash flows, by approximately $244 million on an annualized basis.

  Foreign Currency Exchange Risk

        Our functional currency is U.S. dollars. All our aircraft purchase agreements are negotiated in U.S. dollars, we currently receive substantially all of our revenue in U.S. dollars and we pay substantially all of our expenses in U.S. dollars. We currently have a limited number of leases denominated in foreign currencies, maintain part of our cash in foreign currencies, and incur some of our expenses in foreign currencies, primarily the Euro. A decrease in the U.S. dollar in relation to foreign currencies increases our expenses paid in foreign currencies and an increase in the U.S dollar in relation to foreign currencies decreases our lease revenue received from foreign currency denominated leases. Because we currently receive most of our revenues in U.S. dollars and pay most of our expenses in U.S. dollars a change in foreign exchange rates would not have a material impact on our results of operations or cash flows. We do not have any restrictions or repatriation issues associated with our foreign cash accounts.

CORPORATE REORGANIZATION

Purpose of Reorganization

        ILFC was founded in 1973 and remained an independent company until it was acquired by AIG in 1990. Prior to the Reorganization, all of ILFC's outstanding common stock was held by AIG Capital Corporation, or AIG Capital, which is a direct wholly owned subsidiary of AIG. AIG is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. While a wholly owned subsidiary of AIG, ILFC maintained its independently recognized brand name, operated outside of AIG's core insurance operations and remained focused on its aircraft leasing business. Beginning in September 2008, liquidity issues resulted in AIG seeking and receiving governmental support through a credit facility from the Federal Reserve Bank of New York, or the FRBNY Credit Facility, and TARP funding from the United States Department of the Treasury, or the Department of the Treasury. In January 2011, AIG was recapitalized and the FRBNY Credit Facility was repaid and terminated through a series of transactions that resulted in the Department of the Treasury becoming AIG's majority shareholder. In May 2011, AIG completed a public offering of shares of its common stock held by the Department of the Treasury, pursuant to which the Department of the Treasury's percentage ownership of AIG's outstanding common stock was reduced to approximately 77%. The Department of the Treasury's ownership was reduced to approximately 70% as a result of its offering of AIG common stock in March 2012 and AIG's purchase of shares in that offering. The Department of the Treasury also previously held preferred interests in certain AIG special purpose vehicles. As of March 22, 2012, AIG had paid down all of such preferred interests. AIG has determined that ILFC is not one of its core businesses. This offering is the first step in AIG's plan to monetize its interest in us. For more information regarding AIG's plans to monetize its interest in us, see "Shares Eligible for Future Sale—Plans of Divestiture."

        We believe our independence from AIG will provide us with a number of benefits, by allowing us to:

  •
  execute a strategy for our aircraft leasing business independent from AIG's overall corporate strategy;

  •
  obtain direct access to equity capital markets;

  •
  use our stock for selective acquisitions; and

  •
  align employee incentive plans more closely with the performance of our company, although until AIG sells more than 50% of our outstanding stock or repays 100% of the aggregate financial assistance it received under TARP, whichever is earlier, certain of our executive officers may be or become subject to statutory compensation limits under the TARP Standards, which may result in these officers continuing to have a portion of their compensation tied to the performance of AIG.

Reorganization Steps

        Holdings was incorporated in Delaware on August 22, 2011 solely for the purpose of the Reorganization and this offering. Holdings is a subsidiary of AIG Capital and has not engaged in any activities other than those incidental to its formation, the Reorganization and this offering. Holdings will have only nominal assets and no liabilities prior to AIG Capital's transfer of ILFC's common stock to Holdings.

        Holdings intends to enter into an exchange agreement with AIG Capital, pursuant to which AIG Capital will agree to transfer, subject to certain conditions, 100% of the outstanding common stock of ILFC to Holdings in exchange for the issuance by Holdings to AIG Capital of the Series A Preferred

and additional shares of Holdings' common stock. The Series A Preferred must be redeemed on                        at a liquidation preference of $1,000 per share and will be entitled to cash dividends at a rate of                        % of the liquidation preference. The Series A Preferred will not be convertible into common stock and will have limited voting rights. See "Description of Capital Stock—Preferred Stock—Series A Mandatorily Redeemable Preferred Stock." The transfer of ILFC's common stock to Holdings will be subject to, and will become effective only upon, AIG Capital entering into one or more definitive agreements for the sale of more than 20% of Holdings' outstanding common stock, which we expect to be satisfied by the execution of the underwriting agreement related to this offering. As a result, the transfer of ILFC's common stock to Holdings from AIG Capital will occur after the effectiveness of the registration statement of which this prospectus is a part and prior to consummation of this offering. After the transfer of ILFC's common stock to Holdings, ILFC will become a direct subsidiary of Holdings.

        AIG has received a private letter ruling from the IRS that AIG Capital's transfer of ILFC's common stock to Holdings will qualify for an election under Section 338(h)(10) of the Code, provided that certain conditions are met. Among those conditions is that in the event AIG Capital does not sell more than 50% by value of its interest in us in this offering, AIG Capital must dispose of more than 50% by value of its interest in us within two years after the completion of this offering. In addition, pursuant to the Plans of Divestiture that AIG and AIG Capital will adopt, AIG Capital intends to dispose of at least 80% by vote and value of its interest in us (not including the Series A Preferred) within three years after the completion of this offering. AIG currently expects that AIG Capital will reduce its ownership interest in us through one or more additional public offerings of our stock and, possibly, through one or more privately negotiated sales of our stock, and ultimately expects to dispose of all of our stock, but it is not obligated to divest our shares in any particular manner. The Section 338(h)(10) election will enable us to step-up the tax basis of our flight equipment and other assets and reduce our net deferred tax liability by $         billion.

        Prior to the completion of this offering, we will enter into the Intercompany Agreement with AIG and AIG Capital relating to registration rights, provision of financial and other information, transition services, compliance policies and procedures and other matters, and a separate tax matters agreement with AIG. See "Transactions with Related Parties—Transactions in Connection with this Offering."

AIRCRAFT LEASING INDUSTRY

Introduction

        The information and data contained in this prospectus relating to the aircraft leasing industry has been provided in a report dated April 26, 2012 by ICF SH&E, Inc., or SH&E, an international air transport consulting firm, relied upon as an expert. See "Experts." SH&E has advised us that this information is drawn from its database and other sources and that some information in SH&E's database is derived from estimates or subjective judgments, so the information in the databases of other aircraft data collection agencies may differ from the information in SH&E's database. The historical and projected information in this prospectus relating to the aircraft leasing industry that is not attributed to a specific source is derived from SH&E's internal analyses, estimates and subjective judgments.

Air Transport Industry Overview

        Demand for aircraft is derived from the demand for passenger and cargo air transport which is closely tied to economic activity and has grown at 1.5 times the long-term global GDP growth rate over the last 40 years.

        Over that period, the demand for air transport has exhibited strong and sustained growth, but has been interrupted on occasion by exogenous shocks. Global passenger traffic, measured by Revenue Passenger Miles, or RPMs, a measure of passenger demand representing each mile each paying passenger is carried, increased nearly 160% from 1990-2010, an average rate of 4.9% per year, reaching over 3,000 billion RPMs. Traffic capacity, measured by Available Seat Miles, or ASMs, a measure of capacity representing each mile each seat is carried whether the seat is occupied or not, grew at an average rate of 4.0% per year for the same period, to approximately 3,800 billion ASMs in 2010, according to The Airline Monitor's February 2012 report. Transitory shocks and economic cycles have impacted the airline industry, but over the longer term, air traffic demand, and consequently aircraft demand, has increased.

Indexed Historical World Traffic (RPMs) and Indexed Global GDP Growth, 1970 = 100

Source: ICAO; The Airline Monitor, February 2012; International Monetary Fund ("IMF"), World Economic Outlook, April 2012.

        Despite the recent stall in the global economic recovery and increase in downside risks to the economy which may impact the aviation market, long-term air travel demand is expected to remain healthy as global economies and populations continue to grow, particularly in emerging markets.

        Published forecasts anticipate 20-year average growth in air traffic, both passenger and cargo, to be around 5% per annum. The Airline Monitor's February 2012 forecast projected a 5.5% average annual growth in passenger traffic between 2010 and 2020, and 5.0% average annual growth between 2020 and 2030, for a 20-year average annual growth rate of 5.3%. The Airbus 2011 Global Market Forecast predicts that passenger RPMs will grow at an average of 4.8% between 2010 and 2030, while the Boeing 2011 Commercial Market Outlook projects 5.1% average annual RPM growth between 2010 and 2030. Global air cargo volumes are expected to grow even more rapidly than passenger demand, with Boeing projecting a 5.6% increase in Revenue Tonne Miles, or RTMs, between 2010 and 2030.

Current Fleet

        The distribution of the commercial jet aircraft fleet includes narrowbody, widebody, and regional jet aircraft. The fleet can be analyzed by dividing it among four broad generational subsets:

  •
  "Old-generation" reflects jet aircraft predominantly produced in the 1960s and 1970s. Given their high fuel, maintenance, and flight crew costs, the relatively few active old-generation aircraft still in service can be expected to be retired in the near term.

  •
  "Mid-generation" includes aircraft that saw peak production in the 1980s and early 1990s. This group, which includes the 737 Classic, 747-400, 757, 767, A300, A310, A340, MD-11, and MD-80 will increasingly be removed from their primary application/operators, but will continue to maintain a presence among secondary passenger operators or following conversion to freighter aircraft.

  •
  "New-generation" includes current production aircraft types such as the Airbus A318, A319, A320, and A321, collectively the A320 family, and the A330. Boeing's new-generation aircraft include the Boeing 737-600, 737-700, 737-800, 737-900, and 737-900ER, collectively the 737NG family, and the 777 series. These types are available as new deliveries both from the manufacturers and lessors, and from the used aircraft market. They are expected to form the core of future passenger airline fleets and help meet demand for new production freighters for at least the next decade.

  •
  "Next generation" includes the re-engined narrowbody aircraft such as the launched Airbus A320neo and Boeing 737 MAX aircraft families, expected to offer fuel burn improvement on the order of 15% compared to New-generation aircraft. In addition, this category includes the Bombardier CSeries and Comac C919 narrowbody families, and Airbus A350 and Boeing 787 widebody families, which are expected to offer fuel burn improvement on the order of 20% relative to New-generation aircraft.

Next Generation Aircraft Types
Aircraft Type	Engine Type(s)	Status	Entry into Service
Narrowbody
Airbus A320neo	P&W PW1100G, CFMI LEAP-X1A	Launched	2015
Boeing 737 MAX	CFMI LEAP-XIB	Launched	2017
Bombardier CSeries	P&W PW1500G	Launched	2013
Comac C919	CFMI LEAP-X1C	Launched	2016
Widebody
Boeing 787	GE GEnx-1B, Rolls-Royce Trent 1000	Launched	2011
Airbus A350 XWB	Rolls-Royce Trent XWB	Launched	2014

Sources: ICF SH&E, OEM announcements.

        The fleet can also be divided between those that are in active service and those that are parked.

  •
  "Parked" aircraft refers to those that are in storage, temporarily or permanently. Aircraft are often parked when the revenue production opportunities aren't sufficient to cover the costs of operating the aircraft. Approximately 2,300 Western-built commercial jet aircraft were in storage as of March 2012, and the majority of these are unlikely to re-enter operational service given high fuel prices and better economics of newer aircraft.

        According to information from Flightglobal's ACAS fleet database, the average age of the active global aircraft fleet as of March 2012 is 11.1 years.

 Commercial Aircraft Fleet by Generation, Region, and Age, March 2012

Note: Fleet includes narrowbody, widebody, and regional jets in commercial service. Excludes Russian-manufactured aircraft.

Source: Flightglobal ACAS, March 2012

        Though North America remains the largest region by fleet size, growth has shifted to Asia / Pacific, enabling the region to approach Europe in terms of fleet size.

 1996 – March 2012 World Active Commercial Aircraft Fleet Development

Note: includes narrowbody, widebody, and regional jets in commercial service. Excludes Russian-manufactured aircraft.

Source: Flightglobal ACAS, March 2012

Aircraft Demand

        Demand for new aircraft is derived from traffic growth and replacement of older equipment. Historically, demand for growth has been driven by economic growth and market maturity, market liberalization and the adoption of new business models. Aircraft replacement is related to the relative operating economics of old and new aircraft, technological improvements and the demand for conversions of passenger aircraft to freighters. Boeing forecasts the total market for new jet aircraft to be 33,500 units from 2011-2030, 60% for growth and 40% for replacement.

Projected Commercial Aircraft Fleet Growth

Note: Airbus forecast includes passenger turboprop and jet aircraft; Boeing forecast includes passenger and freighter jet aircraft.

Source: Airbus Global Market Forecast, 2011; Boeing Market Outlook, 2011

        The size of the global commercial aircraft fleet is expected to approximately double over the next two decades. The chart above compares the global aircraft fleet forecasts of Airbus and Boeing. Airbus forecasts growth to 37,816 total passenger aircraft by 2030, of which 31,424 will be in the 100-seat and above class. Boeing predicts that the world fleet of jet aircraft, including those in passenger and freighter configurations, will reach 39,530 aircraft in 2030, of which the vast majority–36,030–will be mainline passenger jets (those with more than 90 seats).

        The relative balance of growth and replacement demand differs between regions.

Boeing Forecast Aircraft Deliveries by Region, 2011 – 2030

Source: Boeing Current Market Outlook, 2011 – 2030

        In the Asia-Pacific region, 80% of the total aircraft demand forecasted is expected to be for growth. Relatively fast economic growth combined with the recent emergence of low-cost carriers, or LCCs, and early efforts at market liberalization are the principal drivers. Traffic growth in the Asia-Pacific region, driven largely by China, is expected to outpace economic growth by a factor of 1.4 times.

        Approximately half of European aircraft demand will be derived from the replacement of aging fleets and approximately half will be driven by growth. While the major Western European flag carriers have not grown materially, LCCs, scheduled charter airlines, and other airlines in Eastern Europe have grown sufficiently to allow total intra-Europe capacity to grow by more than 4% per year over the last five years.

        Aircraft demand from North American carriers will largely be derived from the need to replace their existing fleets, which are among the oldest in the world. Aircraft demand due to traffic growth will be an important but smaller driver than replacement. With fully liberalized markets within and between the U.S. and Canada, and high LCC market penetration rates, many U.S. major airlines have turned toward international expansion as a growth opportunity. Overall, growth in traffic demand is expected to be in line with GDP growth.

        Growth aircraft demand comprises 87% of South America's demand for new jet aircraft through 2030, driven by market liberalization, above-average economic growth, and the continued expansion of the LCC model.

        Several Middle Eastern countries have invested significantly in their flag carriers during the past decade. Abu Dhabi, Qatar and Oman all started new network carriers. Dubai has invested billions of dollars in new aircraft, a new airport and aviation-related businesses to support its flag carrier. A number of new LCCs have started service in the region as bilateral agreements have been liberalized.

        Africa is the smallest market for new jet aircraft at just 40 new deliveries per year over the twenty year forecast period. African markets remain very tightly regulated, and the LCC business model has not yet taken hold. While traffic growth rates are expected to be greater than in Europe, North America or the C.I.S. region, current traffic levels are very low.

Drivers of Aircraft Demand for Growth and Replacement

Growth Drivers

        The world fleet is expected to grow steadily as airlines continue to develop service offerings to accommodate the world's rapidly growing demand for air travel. Key elements that are currently driving growth in demand for both new and used aircraft include:

  •
  High rates of economic growth and increasing propensity to travel in emerging markets

  •
  Liberalization of air service between and within countries

  •
  Stimulation of traffic from growing LCCs offering lower fares

        Economic Growth.    Economic growth in a region generally has a strong impact on the increase in demand for air service. While in aggregate this is true, the degree to which air service grows in relation to GDP is not consistent throughout the world. Typically, in developing countries, air service grows at a much higher rate than GDP. Historic experience in North America shows that air traffic growth in a developed country with a mature air service market is less responsive to GDP than in a developing country. Boeing's worldwide forecast for the ratio of air traffic demand (as measured by RPMs) growth to GDP growth over the next 20 years is approximately 1.5, albeit with regional variation.

Boeing Forecast of Regional Traffic and GDP Growth Rates 2011-2030
Region	GDP Growth (CAGR)	Traffic Growth (CAGR)
South America	4.2%	6.9%
Asia-Pacific	4.7%	6.7%
Middle East	4.1%	6.6%
Africa	4.4%	5.1%
Europe	2.0%	4.3%
C.I.S.	3.4%	4.3%
North America	2.7%	2.9%
World	3.3%	5.1%

Source: Boeing Market Outlook 2011-2030

        Market Liberalization.    Historically, the amount of international service on a given route was negotiated on a bilateral basis between two countries, which then distributed the rights to airlines. The "Open Skies" movement, initiated in the 1970s, has slowly but successfully removed many such restrictions. The main effect of market liberalization on air travel comes from the opening of routes to new competition and lower fares. For example, for intra-EU liberalization between 1992 and 2000, the number of routes with more than two carriers increased 256% and discount economy fares declined 34% in real terms, according to the European Union and the European Civil Aviation Conference. Many countries are entering into new "Open Skies" air service agreements that will further liberalize international air travel and continue to create opportunities for new flights, new routes, and new operators. In addition to international liberalization, domestic deregulation in many countries has created a substantial increase in demand for narrowbody equipment.

        Low-Cost Carriers.    The increasing presence of LCCs across the world has and will continue to drive aircraft demand by creating new markets and stimulating traffic demand with low fares. A large number of low-cost or low-fare carriers currently operate in the U.S., accounting for approximately 27% of U.S. seat departures, according to April 2012 schedules published by OAG. The LCC sector of the market has become more prevalent, with service available from low-cost carriers on most major routes, with relatively little difference in fares. Although much of their early growth was in the U.S., LCCs have grown in all world markets, particularly Europe, where intra-regional LCC penetration overtook the U.S. level in 2007.

        Historically, the LCC business model has focused on flying narrowbody aircraft on "short-haul" flights, with average stage lengths on the order of 500-1,000 miles. In recent years, however, long-haul LCCs have been established or announced as subsidiaries of major Asia Pacific carriers, with widebody aircraft operating average stage lengths of 3,000-5,000 miles.

  Replacement Drivers

        The requirement to replace older aircraft that are retired or converted to freighter configuration forms a substantial driver of aircraft demand, particularly in large mature regions. Replacement demand is driven by a number of factors including:

  •
  Relative operating economics, reliability, and environmental considerations

  •
  Technological advancement, including the introduction of new aircraft and engines

  •
  Aircraft reaching their economic useful lives, driving retirement demand

  •
  Freighter conversion demand, driving replacement demand of passenger aircraft

        Relative Operating Economics.    Increased fuel prices widen the operating cost differential between new-generation and old-generation aircraft. Expectations that fuel prices will remain elevated or increase further have spurred plans for accelerated fleet replacement, particularly for the oldest aircraft in the fleet.

Evolution of Fuel Cost Share of Total Aircraft Operating Costs

Source: U.S. DOT Form 41

        The use of new technology aircraft can make a significant difference in total fuel consumption. Newer A320 family aircraft, for example, can burn on the order of 30% less per hour than Mid-generation MD-80 aircraft on similar sector lengths, although the ownership costs are higher.

        An additional economic consideration factored into aircraft selection decisions is the growing international movement toward regulating and reducing levels of greenhouse gas emissions. Such regulations are expected to accelerate the retirement of older, less fuel-efficient aircraft.

        Technological Advancement.    While incremental upgrades to existing technology can lengthen aircraft production runs, aircraft replacement is also driven by technological advancement. Aircraft manufacturers must balance the development and introduction of new technology with existing resource constraints, current product line considerations, and the residual value implications for owners of existing aircraft. At the present time, incumbent manufacturers have engaged on an unprecedented plan to bring to market improved narrowbody and widebody aircraft.

        Retirement Demand.    Airlines make fleet decisions based on a variety of economic and strategic factors. If carriers are able to execute on their fleet replacement plans, and if there is no demand for additional use of a surplus aircraft by another operator, the aircraft will be retired. According to Flightglobal's ACAS fleet database, the annual share of the global fleet that has been retired has fluctuated between 1.5% and 2.2% over the past decade. However, many Old-generation and Mid-generation aircraft more than 15-20 years old that are reported as parked should, for practical purposes, be considered retired.

        Freighter Conversion Demand.    Another source of replacement demand is the conversion of existing passenger aircraft to freighter configurations. Most aircraft entering the freighter market do so by conversion as Mid-generation aircraft, rather than new production. Because freighters typically fly fewer hours per day and operate on more flexible schedules than passenger aircraft, older aircraft that cannot be utilized profitably for passenger service can continue to provide value as freighters. Airbus and Boeing have similar expectations for freighter conversion demand over the next two decades—average rates of 105 and 100 per year respectively.

Aircraft Supply

        Expansion of aircraft supply is determined by the number of new aircraft the manufacturers are able to deliver, as well as by the reactivation of viable parked aircraft. Passenger aircraft outflow is driven by fleet retirements and freighter conversions, as described above.

        Order backlogs are currently back to pre-recession levels. Higher deliveries are projected in the following years, reaching all-time high levels. At the same time, poor relative operating economics of aging fleets in an elevated fuel price environment has increased retirement activity.

        Following three years of record orders from 2005-2007, and many orders in 2008, 2009 was weak as the global economy slowed and airlines struggled to profitably utilize existing fleets. After the downturn, 2010 marked the beginning of a recovery, and the rebound has continued into 2011. For the full year 2011, Airbus received 1,608 gross (1,419 net) orders and Boeing received 921 gross (805 net) orders. Through March 31, 2012, Airbus received 100 gross (90 net) orders while Boeing, through April 17, 2012 has received 444 gross (415 net) orders. The backlog is at an all-time unit high of over 9,300 units and as a percentage of the extant fleet it surpassed the recent 2008 peak and is now at 48%.

Commercial Aircraft Order Backlog as Percentage of Active Fleet, 2001-March 2012

Source: Flightglobal ACAS, March 2012.

Manufacturer Production & Backlog

        During the most recent industry up-cycle, production increases by Airbus and Boeing were not implemented on certain production lines, despite very high backlogs, due in part to some intentional overselling from 2005-2007. This control of supply increased the order horizon, which aided the manufacturers in maintaining relatively stable production in the 2009-2010 downturn.

Narrowbody Aircraft

        Both Airbus and Boeing have announced increased narrowbody production rates. Airbus plans to increase A320 family production to 42 aircraft per month by the fourth quarter of 2012, and Boeing plans to increase 737NG production to 42 per month in the first half of 2014. Both are understood to be investigating the feasibility of even greater production rates.

        With the current announced production rates, Boeing and Airbus have nearly five to seven years of backlog for their respective narrowbody aircraft families. While there is likely to be some overselling and some delivery dates are available sooner, manufacturers are largely sold out for the next few years.

        Through April 17, 2012, Boeing had secured 451 firm 737 MAX orders from three airlines. The Airbus A320neo has secured 964 firm orders from operators plus an additional 325 firm orders from lessors according to Flightglobal's ACAS March 2012 fleet database.

Airbus and Boeing Current Narrowbody Backlog Analysis
Aircraft Family	Current Backlog	Current Backlog Years of Production
Airbus A320/A320neo	3,367	7.0
Boeing 737NG/MAX	2,648	5.5

Note: Considers current and announced future production rate changes.

Source: Flightglobal ACAS, March 2012; ICF SH&E Analysis

Widebody Aircraft

        Demand for efficient widebody lift is strong again, and Boeing announced an increase in its 777 production rate to 8.3 per month by early 2013. Additionally, Boeing will increase its 747 production rate from 1.5 to 2 per month by mid-2013 and plans to produce the 787 aircraft at 10 per month by 2013 and 14 per month by the end of 2014. Airbus exceeded its 2011 A380 delivery forecast of 25, delivering 26 aircraft, and announced a production increase of its A330 series aircraft to 10 per month from the second quarter of 2013, a 25% increase on the current output.

        While many widebody families have in excess of five years of backlog at announced production rates, the number of widebody aircraft to be delivered in the next few years will significantly increase to levels not previously experienced. Like the major narrowbody aircraft programs, there is limited near-term availability of delivery dates from the aircraft manufacturers, particularly for new aircraft types.

Airbus and Boeing Current Widebody Backlog Analysis
Aircraft Family	Current Backlog	Current Backlog Years of Production
Medium Widebody
Airbus A330/A340	338	3.0
Airbus A350	555	7.1
Boeing 767	71	6.0
Boeing 777	359	3.7
Boeing 787	868	6.3
Large Widebody
Airbus A380	182	7.9
Boeing 747	93	4.2

Notes: Considers current and announced future production rate changes. Assumes 787 production rates of 4/month in 2012, 8/month in 2013, 12/month in 2014, and 14/month thereafter. All other rates from OEM announcements except A350 from The Airline Monitor, February 2012.

Source: Flightglobal ACAS, March 2012; The Airline Monitor February 2012; ICF SH&E Analysis

Aircraft Financing and Leasing Markets

        Few airlines have the internal cash available to self-finance acquisitions of new or used aircraft, and most airlines seek financing from a variety of sources, including traditional bank debt, export credit guarantees, tax leases, capital markets, and operating leases.

        An aircraft operating lease is a lease wherein the lessor retains ownership of the aircraft and where the aircraft will be returned to the lessor at the end of the lease; it is currently off-balance sheet for the lessee. Aircraft operating leasing has evolved over the last 40 years to become highly sophisticated and attractive to airlines, in effect becoming a source of capital that carriers utilize along with debt and equity to finance their equipment acquisitions.

        Airlines are attracted to operating leasing for a variety of reasons, including low capital outlay requirements, fleet planning flexibility, delivery date availability and residual value risk avoidance. Larger lessors have the scale to provide airlines with effective fleet and asset management solutions involving the addition and/or removal of multiple aircraft. Furthermore, operating leases are often preferred by start-up carriers because they lower the capital costs for market entry.

        Aircraft lessors have an intermediary role attractive to both OEMs and airlines. They provide an added distribution channel and an important alternative source of funding. Commanding a sizeable position in the order books of both Airbus and Boeing, lessors also provide important insights to the OEMs in terms of future demand and related order book structure.

        Over the past 20 years, the world's airlines have increasingly turned to operating leases for their aircraft financing requirements: the percentage of the global active commercial aircraft fleet under operating lease by non-airline affiliated entities has increased from 19.6% in 1996 to 39.6% in April 2012, an average annual growth rate of 8.6%, compared to fleet growth of 3.4%.

 Evolution of Operating Lease Penetration, 1996-April 2012

Note: Active fleet includes narrowbody, widebody, and regional jets in commercial service. Excludes Russian-manufactured aircraft.

Source: Ascend, April 2012; ICF SH&E Analysis

        Continued growth of the aircraft operating leasing industry is widely expected, driven in part by demand from airlines for attractive aircraft financing and the anticipated decline in the attractiveness and availability of debt from the export-credit agencies as a result of the February 2011 changes to the Aircraft Sector Understanding, or ASU.

        Over the last decade, much of the commercial bank debt supporting aircraft financing, for both airlines and leasing companies, has come from European banks. Recent concern about banking losses among European banks has reduced the funding availability from many traditionally large aircraft lenders. Lending from Asian banks now appears to be increasing to meet demand.

        At the same time, the size of the new aircraft financing market is expected to increase substantially in the next few years as a result of higher narrowbody production rates and entry into service ("EIS") of new widebody aircraft, as shown below.

Indicative Historic and Projected Value of New Deliveries, 2009 – 2013 (Dollars in Billions)

Note: Constant 2012 current market values.

Source: Flightglobal ACAS, March 2012; ICF SH&E Analysis

        As of March 2012, aircraft lessors held about 17% of the total aircraft order backlog, as measured by units. Airlines have historically looked to aircraft lessors as an important source of capital, and a significant number of the 83% of the aircraft on backlog ordered by operators are expected to become owned by operating lessors via sale-leaseback transactions and outright acquisitions from airlines.

        There are sufficient indicators to suggest that operating lease penetration can be reasonably expected to continue over the next five years, and if such trend does actually continue, the operating lease penetration would increase to approximately 45%.

        Operating lease penetration has been highest amongst narrowbody aircraft because of asset liquidity, and start-up/LCC preference for these aircraft. Many lessors have historically preferred narrowbody aircraft due to the relatively lower price point, the lower cost of transitioning aircraft between lessees and the relative ease in financing narrowbody aircraft. As a result, many smaller lessors have minimized exposure to widebody aircraft.

        Certain New-generation widebody aircraft enjoy relatively high liquidity and operating lessor penetration. According to Flightglobal's ACAS fleet database, for example, approximately 48% of the Airbus A330 family aircraft were subject to operating lease as of March 2012. The backlogs for the Next generation medium widebody Airbus A350 XWB and Boeing 787 aircraft families suggests high liquidity and, in conjunction with designs intended to reduce transition costs between lessees, the aircraft will be attractive to aircraft operating lessors and airlines alike.

Operating Lessor Penetration and Fleet Growth Outlook by Region

Note: Active fleet includes narrowbody, widebody, and regional jets in commercial service. Excludes Russian-manufactured aircraft.

Source: Ascend March 2012, Boeing Current Market Outlook, ICF SH&E Analysis

        Today, the leading operating lessors have a truly global reach. South America has long had the highest proportion of operating leasing, with approximately 54% of the fleet on operating lease, driven by more limited access to other sources of low-cost capital by carriers in the region.

        Europe has experienced a very large increase in operating lease penetration to 50% today, as a result of a large number of LCCs entering service and growth from less-capitalized airlines in Eastern Europe and the CIS. Even major network flag carriers have found the operating lease product attractive—it is estimated that more than 50% of Air France's aircraft fleet is on operating lease.

        Strong growth in the fleet of aircraft operated by carriers in the Asia/Pacific region will form the foundation for growth of the operating lease in the region, compounded by further increases beyond today's 41% operating lease penetration rate.

        The overall operating lease penetration rate in North America is lower than in other world regions, at 29%, primarily as a result of the access to other financing sources such as the capital markets. U.S. majors and low-cost carriers are expected to continue utilizing operating leases for future financing requirements, as evidenced by recent sale-leaseback transactions by U.S. carriers.

Operating Lease Industry—Competitive Landscape

        The life cycle of an aircraft creates an approximate 25-year investment horizon characterized by varying risks and rewards over time. This dynamism allows the leasing market to be segmented as lessors look to meet varying strategic objectives by finding market niches and areas of competitive advantage.

        Some lessors focus almost entirely on acquisition of new equipment directly from the manufacturers and frequently sell assets after five to seven years; while others focus primarily on purchasing used equipment at depreciated levels.

        Still other lessors purchase new or used aircraft (with or without leases attached, or via sale-leasebacks) and manage them throughout the aircraft life cycle, including acquiring specialist companies with capabilities to extract maximum value from aircraft approaching their end-of-life by parting-out the airframe, leasing the engines until they require major maintenance, and then parting-out the engines.

        While nearly all lessors have considerable narrowbody portfolios, a number of lessors do own widebody aircraft, and a few lessors have portfolios that include regional jets and turboprops. While some leasing companies focus entirely on passenger aircraft, a number of others specialize in freighter aircraft, leasing new production freighters or facilitating conversion by investing in appropriate passenger aircraft candidates. While many of the largest lessors acquire and sell aircraft in a variety of ways and participate in several leasing market segments, most have a core thesis regarding the optimal point for entry/exit during the course of an aircraft life cycle and the airline business cycle.

        The table below presents fleet statistics for the largest 20 operating lessors as measured by owned units. Based on fleet information from Flightglobal's ACAS fleet database as of March 2012,

ICF SH&E estimates that the largest 20 lessors own assets having an aggregate current market value in excess of $130 billion.

Largest Operating Lessors as Measured by Owned Fleet, March 2012
Lessor	Total Fleet	Narrowbody	Widebody	Regional Jet
GE Capital Aviation Services	1,334	922	161	251
International Lease Finance Corporation	935	669	266	—
CIT Aerospace	294	230	58	6
AerCap	270	219	45	6
Aviation Capital Group	244	233	11	—
BBAM	239	224	15	—
AWAS	236	180	53	3
RBS Aviation Capital	217	202	1	14
Boeing Capital Corporation	213	201	12	—
BOC Aviation	167	147	17	3
Aircastle	138	86	52	—
Macquarie Airfinance	131	123	5	3
FLY Leasing	111	105	6	—
Air Lease Corporation	85	50	20	15
MC Aviation Partners	78	60	18	—
Hong Kong Aviation Capital	69	45	18	6
Avolon	58	54	4	—
ORIX Aviation	56	47	8	1
Pembroke Group	53	39	14	—
Guggenheim	52	25	27	—

Source: Flightglobal ACAS, March 2012; ILFC, April 2012.

        There have been a number of recent developments among participants in the operating leasing industry. Two new lessors have entered the market backed by private equity with a focus on providing capital to airlines via sale-leaseback transactions. Another new lessor backed by private and public equity has grown through sale-leasebacks, acquisitions of aircraft from other lessors, and new orders.

        A number of companies in the emerging markets of Asia-Pacific and the Middle East have recently expanded into aircraft operating leasing. In China, for example, one lessor recently made headlines as the first Chinese lessor to place a direct order with an Original Equipment Manufacturer, or OEM, for a purchase of 42 Airbus A320 family aircraft. Not all lessors have been successful, however, and the financial crisis significantly curtailed the expansion plans of more than one lessor located in emerging markets, resulting in the cancellation of more than 100 aircraft previously ordered.

        Consolidation has also occurred in the industry with the 2009 merger of two public aircraft lessors, and in August 2011, the announced sale of a lessor's portfolio of 49 aircraft to another lessor. In addition, the owner of a large lessor with more than 200 aircraft announced its sale to an Asian bank for approximately $7 billion.

        Despite this recent market activity, the leasing market remains fragmented and a large difference continues to exist between the portfolio sizes of the largest lessors and the other lessors. By way of example, the two largest lessors as measured by owned units, own more aircraft than the next 11 lessors combined.

Current Narrowbody and Widebody Backlogs of Largest Operating Lessors
	New Generation			Next Generation
Lessor	Narrowbody	Widebody	Subtotal	Narrowbody	Widebody	Subtotal	Total
International Lease Finance Corporation	34	—	34	100	94	194	228
GE Capital Aviation Services	117	30	147	60	2	62	209
Aviation Capital Group	116	—	116	30	5	35	151
CIT Aerospace	64	7	71	50	15	65	136
Air Lease Corporation	118	9	127	—	4	4	131
AWAS	90	—	90	—	3	3	93
ALAFCO	—	—	—	85	8	93	93
RBS Aviation Capital	85	—	85	—	—	—	85
BOC Aviation	38	13	51	—	—	—	51
Avolon	20	—	20	—	—	—	20
AerCap	15	4	19	—	—	—	19
BBAM	15	—	15	—	—	—	15
Aircastle	—	1	1	—	—	—	1

Note: Backlogs presented in this table include aircraft orders made directly from manufacturers, but exclude aircraft acquired pursuant to sale-leaseback transactions.

Source: Airbus, March 31, 2012; Boeing, April 17, 2012; ILFC, April 2012.

        Although new order activity fell off substantially in 2008 and 2009 as demand for aircraft declined and lessors sought to preserve cash, the number of lessor orders has rebounded since 2010. Today, the lessor backlog as a percentage of the total backlog is low relative to its historic peak (17% today compared to 43% in 2001), but lessors are expected to continue expanding market share through sale-leasebacks of new deliveries and used aircraft in the years ahead.

Aircraft Value & Lease Rates

        Aircraft generally depreciate over time as they age and experience the wear and tear of operation. Eventually, an aircraft will reach the end of its useful life (historically on the order of 25 years unless extended by cargo conversion) and will retain a marginal value that represents the market worth of its various components and material.

        Values for new aircraft are to a limited extent determined by the aircraft manufacturers' published list prices—since competition between Airbus, Boeing, and McDonnell-Douglas intensified several decades ago, manufacturers have increasingly sold their aircraft at substantial discounts to the list price.

        From a fundamentally economic standpoint, the value of the aircraft should be equal to the net present value of the operating profit that the asset can generate over its economic life. In practice, the value of an aircraft to the operator is influenced by many factors that ultimately determine the purchase price and/or lease rate the carrier is willing to pay, including:

  •
  Revenue generating capacity (passenger and freight payload)

  •
  Range and operating economics (fuel burn, maintenance costs, landing and handling costs, flight and cabin crewing costs, insurance, etc.)

  •
  Expected economic life and spot-market supply and demand (a function of the number of same-model and competing aircraft available, industry growth demand, etc.)

Various market participants take differing views as to the future economics of given aircraft types, and market values do not always behave rationally. Secondary factors that impact aircraft value include fleet commonality for flight crews, tooling and spare parts, aircraft liquidity and acceptance by operating lessors, support from the manufacturer, and the environmental efficiency of the aircraft.

        Throughout the industry cycle, aircraft market values rise above and drop below aircraft Base Values, the appraiser's opinion of the underlying economic value of an asset in an open, unrestricted and stable market environment with a reasonable balance of supply and demand, assuming full considerations of its highest and best use. Given the relatively more liquid market of operating leasing (compared to aircraft trading), aircraft operating lease rates generally represent market-clearing prices that reflect current supply and demand. Lease rates depend on the aircraft type, aircraft age, aircraft specification, type of lease, interest rates, tax liabilities, lease term, value of the aircraft at lease inception, the forecasted residual value of the aircraft at lease termination, and the credit quality of the lessee.

        Although lease rates are closely correlated to global economic conditions, rates for a particular aircraft generally hold relatively steady in nominal terms for an extended period. Once replacement technology aircraft are firmly established in the market, some five to ten years after EIS, values and lease rates of the replaced aircraft decline. Exogenous shocks and industry downturns also accelerate the decline in values and lease rates of the replaced aircraft. However, because aircraft operating leases are usually contractual at fixed monthly lease rates for many years, aircraft lessors are frequently insulated from short-term swings in market lease rates throughout the industry cycle.

        During the air transport demand downturn of 2002-2003 and the more recent down cycle of 2008-2010, lessors showed considerable pricing flexibility and often entered into short-term leases at reduced rates in order to keep assets deployed. Following the rapid decline in values and lease rates for most aircraft types during 2002-2004, used aircraft trading prices and rentals for most aircraft types stabilized in 2005 and generally gained upward momentum during 2006-2007, although many Old- and Mid-generation aircraft did not recover much of the value lost. Certain events, such as the recent bankruptcies of a major network carrier in the United States, a Hungarian flag carrier and a Spanish low-cost carrier, can result in pressure on values and lease rates for affected aircraft types. Nonetheless, absent deterioration in economic growth, stabilization and improvement in most New-generation aircraft values and lease rates is generally expected over the next couple years.

BUSINESS

Our Company

        We are the world's largest independent aircraft lessor measured by number of owned aircraft. Our portfolio consists of over 1,000 owned or managed aircraft, as well as commitments to purchase 245 new high-demand, fuel-efficient aircraft, including 17 through sale-leaseback transactions, and rights to purchase an additional 50 such aircraft. We have also agreed to purchase three used aircraft from third parties. We have approximately 200 customers in more than 80 countries. We are an independent aircraft lessor because we are not affiliated with any airframe or engine manufacturer. This independence provides us with purchasing flexibility to acquire aircraft or engine models regardless of the manufacturer. We believe size and global scale provide distinct competitive advantages that, among other things, help us obtain favorable delivery dates and terms from manufacturers and access capital from a variety of sources with competitive pricing and terms. In addition, our strong customer and manufacturer relationships permit us to quickly identify opportunities to re-market aircraft as leases mature and to influence new aircraft designs. For the years ended December 31, 2011 and 2010, we had total revenues of $4.5 billion and $4.8 billion, respectively.

        We maintain a diverse and strategic mix of aircraft designed to meet our customers' needs and maximize our opportunities to generate revenue and grow our profitability. As of April 18, 2012, we owned 935 aircraft in our leased fleet, had five additional aircraft in our fleet classified as finance and sales-type leases, and provided fleet management services for 86 aircraft. We have agreed to sell nine aircraft at the end of their lease. Our diversified aircraft fleet is comprised of 72% narrowbody (single-aisle) aircraft and 28% widebody (twin-aisle) aircraft as measured by aircraft count, with 53% representing Airbus models and 47% representing Boeing models. The weighted average age of our fleet, weighted by the net book value of our aircraft, was 7.7 years at December 31, 2011. We have a higher percentage of widebody aircraft compared to most other lessors, which provides us with a competitive advantage due to generally longer lease terms, higher lease rates, higher probability of lease extensions and, we believe, better credit quality of lessees, as compared to narrowbody aircraft. Fewer lessors compete in this portion of the market due to the higher cost of widebody aircraft, which can create increased concentration risks for smaller lessors. Our competitive advantage will be enhanced as we take delivery of next generation widebody aircraft. In addition, the aircraft we have on order or have rights to purchase are among the most modern, fuel-efficient models. We have the largest order position for the Boeing 787 and the largest order position among aircraft leasing companies for the Airbus A320neo family and Airbus A350s, according to reports currently available on the Airbus and Boeing websites. We believe our size and scale allow us to compete more effectively for multi-aircraft transactions, including large sale-leaseback transactions. During 2011, we entered into sale-leaseback transactions for 27 new aircraft, two of which were delivered to us during 2011 and eight of which have been delivered to us during 2012.

        We lease aircraft to airlines operating in every major geographic region, including emerging and high-growth markets in Asia, Latin America, the Middle East and Eastern Europe. Among our largest lessees are AeroMexico, Air France, China Southern Airlines, Emirates and Virgin Atlantic Airways. We predominantly enter into net operating leases that require the lessee to pay all operating expenses, normal maintenance and overhaul expenses, insurance premiums and taxes. Our leases have terms of up to 15 years and the weighted average lease term remaining on our current leases, weighted by the net book value of our aircraft, was 4.0 years as of December 31, 2011. Our leases are generally payable in U.S. dollars with lease rates fixed for the term of the lease, providing us with a stable and predictable source of revenues. We believe our broad customer base and market presence enable us to identify opportunities to re-market aircraft before leases mature, contributing to an average aircraft on-lease percentage of approximately 99.6% over the last five years.

        In addition to our primary business of owning and leasing aircraft, we also provide fleet management services to investors and owners of aircraft portfolios for a management fee. At times, we sell aircraft from our leased aircraft fleet to other leasing companies, financial services companies and airlines. We have also provided asset value guarantees and a limited number of loan guarantees to buyers of aircraft or to financial institutions for a fee. Our acquisition of AeroTurbine, a provider of certified aircraft engines, aircraft and engine parts and supply chain solutions, provides us with in-house part-out and engine leasing capabilities, allows us to manage aircraft and engines across their complete life cycle and enables us to offer an integrated value proposition to our customers.

        We began operations in 1973 as a pioneer in the aircraft leasing industry and have nearly 40 years of operating history. We believe our industry leading scale, global customer network and diversified aircraft portfolio have enabled us to prudently and profitably manage the risks of owning and leasing aircraft. We have demonstrated strong and sustainable financial performance through most airline industry cycles in the past 30 years. Our prominent leadership position within the aircraft leasing industry has resulted in a premier brand name which provides us access to a variety of funding sources and helps us attract and retain customers and employees. We operate our business principally from offices in Los Angeles, Miami, Amsterdam, Dublin, Seattle and Singapore and intend to open an office in Beijing during 2012. Our offices are strategically located to provide us with proximity to our current customers, potential customers and airframe and engine manufacturers.

Competitive Strengths

        We believe our size, global scale, long operating history and premier brand provide us with the following competitive strengths that contribute significantly to our success and sustained profitability.

        Largest independent aircraft lessor with benefits of scale.    We are the world's largest independent aircraft lessor with a portfolio of over 1,000 owned or managed aircraft and approximately 200 customers in more than 80 countries. We believe the size of our portfolio and our scale provide us with important competitive advantages, including the ability to:

  •
  enter into large, sophisticated and strategic aircraft transactions with our customers;

  •
  obtain favorable delivery dates and terms from manufacturers;

  •
  influence airframe manufacturers on a variety of matters including the design of aircraft;

  •
  maintain a diversified aircraft portfolio, including a higher percentage of widebody aircraft in our fleet as compared to most other aircraft lessors;

  •
  access multiple sources of capital with attractive pricing and terms; and

  •
  diversify our customer base and geographic exposure.

        Long-standing and strategic customer relationships.    We have collaborative and strategic relationships, many of which are long-standing, with approximately 200 customers worldwide, including scheduled, charter and freighter airlines and low-cost carriers. Our top ten customers have all been leasing aircraft from us for over a decade. We believe we are the largest aircraft lessor to many of our customers, which strengthens our position and access to senior management with these customers. Our close customer relationships and market knowledge enable us to identify opportunities to re-market aircraft before leases mature, contributing to an average aircraft on-lease percentage of approximately 99.6% over the last five years. We also gain valuable insight and knowledge of the airline industry and market trends from our customers, enabling us to better anticipate new opportunities and mitigate adverse trends. Our established customer relationships also allow us to secure large and strategic aircraft transactions, including sale-leaseback transactions, often for multiple aircraft, and to play an important role in our customers' fleet modernization initiatives. Our large and diverse customer base helps minimize our risks relating to regional economic conditions.

        Extensive airframe and engine manufacturer relationships.    We are the largest customer of Airbus and the largest lessor customer of Boeing measured by deliveries of aircraft through 2011. We believe we are one of the largest purchasers of engines from CFM International, GE Aviation, International Aero Engines, Pratt & Whitney and Rolls-Royce. Our relationships with Airbus and Boeing have spanned over 20 years and our senior management has direct experience working for airframe manufacturers. These extensive manufacturer relationships and the scale of our business enable us to place large orders with favorable terms and conditions, including pricing and delivery terms, and have allowed us to become the largest lessor purchaser of next generation aircraft, including the Airbus A320neo family aircraft, Airbus A350s and Boeing 787s. Our independence from airframe and engine manufacturers allows us to focus on providing the best products with the most market appeal regardless of manufacturer. In addition, we believe our strategic relationships with manufacturers and market knowledge allow us to influence new aircraft designs, which gives us increased confidence in our airframe and engine selections.

        Attractive and diversified aircraft fleet.    Our diversified aircraft fleet is comprised of 72% narrowbody (single-aisle) aircraft and 28% widebody (twin-aisle) aircraft as measured by aircraft count, with 53% representing Airbus models and 47% representing Boeing models. The weighted average age of our fleet by net book value was 7.7 years as of December 31, 2011. As our new aircraft orders are delivered, our fleet will gain more modern and fuel-efficient aircraft that are in high demand from airlines around the world. We own a large number of widebody aircraft, which benefits us due to generally longer lease terms, higher lease rates, higher probability of lease extensions and, we believe, better credit quality of lessees, as compared to narrowbody aircraft. We believe the large number and variety of widebody aircraft in our fleet uniquely positions us in emerging markets, particularly in Asia and the Middle East where, according to September 2011 data from CAPA-Centre for Aviation, airlines are expected to require a substantial number of additional widebody aircraft to meet growing long-haul and regional travel demand.

        Large and valuable aircraft delivery pipeline.    We have one of the largest aircraft order books among lessors, according to SH&E's report. We have commitments to purchase 245 new high-demand, fuel-efficient aircraft scheduled for delivery through 2019, comprised of 100 Airbus A320neo family aircraft, 20 Airbus A350s, 74 Boeing 787s, 46 Boeing 737-800s and five Boeing 777-300ERs, and rights to purchase an additional 50 Airbus A320neo family aircraft. We believe we have developed this order book by capitalizing on our scale and strong relationships with airframe and engine manufacturers and our airline customers. These new aircraft will provide us with significant fleet growth in high demand, fuel-efficient aircraft over the next decade and represent a significant leadership position in the highly anticipated Airbus A320neo family, Airbus A350 and Boeing 787 aircraft deliveries. We are the largest customer of the Boeing 787 and the largest lessor customer of both the Airbus A320neo family aircraft and the Airbus A350 according to reports currently available on the Boeing and Airbus websites. We will also be the first aircraft leasing company to offer the Airbus A320neo family aircraft for lease with 75 A320neos and 25 A321neos on order with initial deliveries scheduled for 2015. We believe these aircraft will provide significant value and strong returns on investment and that our prime delivery dates for so many highly coveted aircraft will provide us with a competitive advantage by strengthening our reputation and prominence with customers.

        Strong liquidity position with significant access to diverse funding sources.    Our scale and operating history provide us with access to significant amounts of funding, including unsecured debt, from various sources on competitive terms. Since 2010, we have raised over $21 billion, including approximately $10.7 billion of unsecured debt, primarily through a combination of new loan and bond financings. As of December 31, 2011, we had a cash balance of approximately $2.0 billion and an additional $2.0 billion available under our revolving credit facility. We have significantly reduced our leverage, with our net debt to adjusted shareholders' equity ratio declining from 3.9-to-1.0 as of December 31, 2008 to 3.0-to-1.0 as of December 31, 2011, while increasing the weighted average life of our debt maturities from 4.3 years as of December 31, 2008 to 6.4 years as of December 31, 2011, which has allowed us to better align our debt maturities with our anticipated operating cash flows. We also have relatively low exposure to interest rate risk because approximately 76% of our outstanding debt as of December 31, 2011, was fixed rate debt or floating rate debt swapped into fixed rate debt. Our broad access to secured and unsecured capital allows us to obtain competitive financing rates and terms. Our significant number of unencumbered aircraft provides us with meaningful operational and capital structure flexibility. Our financial flexibility together with our broad access to capital also provides us with the ability to take advantage of new business opportunities such as aircraft acquisitions. Our foreign exchange exposure is also limited with approximately 97% of our revenues denominated in U.S. dollars for the year ended December 31, 2011.

        Fleet management capabilities across the complete life cycle of an aircraft.    Our acquisition of AeroTurbine provides us with in-house part-out and engine leasing capabilities that allow us to manage aircraft and engines across their complete life cycle. This platform enables us to offer a differentiated fleet management product and service offering to our airline customers as they transition out aging aircraft. AeroTurbine has market insight and recurring customer relationships, which are strengths that can be leveraged for growth in the engine and parts business. We expect this acquisition will further maximize the value of our aircraft.

        Dedicated management team with extensive airline, manufacturer and leasing experience.    Our senior management team has an average of over 20 years of aviation and other relevant experience, including experience at ILFC and with airlines, airframe manufacturers and other lessors. Our management team has a proven track record of success in all aspects of leasing including financing, lease structuring, strategic planning, risk diversification, fleet restructuring and aircraft purchasing. We believe our senior management's reputation and relationships with lessees, manufacturers, buyers and financiers of aircraft are important elements to the success of our business.

Business Strategies

        We believe the following strategies will enable us to continue to serve our customers, grow our customer base, manage our portfolio to optimize revenues and profitability and strengthen our position as the world's largest independent aircraft lessor.

        Continue to capitalize on our existing customer relationships.    We believe that we have strong customer relationships as a result of our nearly 40-year operating history. We intend to continue to capitalize on our customer relationships to facilitate strategic and sophisticated fleet solutions, including lease placements, large multi-aircraft re-fleeting transactions, multi-party placement arrangements and sale-leaseback opportunities, and to quickly identify opportunities to re-market aircraft. Our customer relationships and market insight will influence our future aircraft purchases so that we can tailor orders and timing to the long-term needs of our customers. Our acquisition of AeroTurbine enables us to offer options to customers seeking solutions for transitioning out aging aircraft, further strengthening our relationships with them.

        Focus on high-growth and attractive markets.    We are focused on increasing our presence in emerging markets with high potential for passenger growth and other markets with significant demand for new aircraft, including North American airlines undertaking re-fleeting campaigns. SH&E expects passenger air travel to experience strong growth in emerging markets such as Asia, Latin America, and the Middle East through 2030, and we intend to capitalize on the increased demand for aircraft that will result from this growth. We already have a leading position in China based on the number of narrowbody and widebody aircraft operated in China, where approximately 180 of our aircraft are operated by Chinese carriers. In January 2012, we opened an office in Singapore and we plan to open an office in Beijing in 2012 to strengthen our position in Asia further. In August 2011, we opened an office in Amsterdam to be closer to our customers in Europe and address the emerging markets in the Middle East, Eastern Europe and Africa. We believe these new offices will help us gain new customers in these regions in need of aircraft. In addition, we are pursuing growth in the North American market, particularly in the U.S., where we believe that the re-fleeting campaigns being undertaken by the major American carriers create an opportunity to increase our market presence and further diversify our geographic mix. We have recently appointed heads of marketing for each of the EMEA, Americas and Asia regions.

        Enhance our fleet with modern, fuel-efficient aircraft.    We plan to continue to acquire modern, fuel-efficient aircraft that will allow us to maintain a high rate of lease placements on attractive terms. We have commitments with manufacturers to purchase 228 new aircraft scheduled for delivery through 2019, comprised of 100 Airbus A320neo family aircraft, 20 Airbus A350s, 74 Boeing 787s and 34 Boeing 737-800s, and have rights to purchase an additional 50 Airbus A320neo family aircraft. We are in regular discussions with airframe and engine manufacturers regarding aircraft programs and technology advances, availability of future delivery positions, pricing, and potential aircraft orders, and we believe that the scale of our business and access to capital markets will enable us to make large purchases of aircraft as needed. In addition to orders from the manufacturers, we are pursuing aircraft acquisitions through means such as sale-leaseback transactions with airline customers. Sale-leaseback transactions allow us to add attractive new aircraft to our fleet in the near term, with 17 aircraft being delivered pursuant to such transactions in 2012 and 2013, eight of which have already been delivered to us, while our manufacturer deliveries begin to increase starting in 2014.

        Actively manage our aircraft fleet and lease portfolio to maximize revenue while minimizing risk.    We seek to further maximize revenue and minimize risks by maintaining the diversity of our aircraft fleet and lease portfolio across aircraft type, lease expiration, geography and customer. We plan to maintain a variety of flight equipment to provide a strategic mix and balance designed to meet our customers' needs. Diversification of our aircraft fleet minimizes the risk of changing customer preferences, while a diversified lease portfolio with staggered lease expirations reduces our exposure to industry fluctuations and the credit risk of individual customers. We have a dedicated team of professionals who will continue to monitor the credit quality of our lessees. We also manage our aircraft fleet by evaluating multiple strategies for aging aircraft, including continued leasing of the aircraft, secondary market sales, utilizing aircraft for parts and engines and converting passenger aircraft to freighter aircraft, and ultimately pursue the option that generates the highest value for each aircraft. Our acquisition of AeroTurbine enables us to maximize the residual value of our aircraft by providing us with in-house part-out and engine leasing capabilities. Maximizing the value of aging assets allows us to more easily acquire new aircraft to replace the older aircraft in our fleet.

        Continue to access multiple funding sources to optimize our capital structure.    We have proven our capability to access a variety of funding sources, including unsecured debt, and intend to use the scale of our business and our existing relationships with financial institutions to continue accessing capital from diverse sources at competitive rates. As a result of our liquidity initiatives during the past 24 months, we have extended our debt maturities from a weighted average of 4.3 years as of December 31, 2008 to a weighted average of 6.4 years as of December 31, 2011, which has allowed us to better align our debt maturities with our anticipated operating cash flows. Further, we target to maintain sufficient liquidity, consisting of cash on hand, our revolving credit facility and operating cash flows, to repay our debt maturing over the next 24 months. We seek to leverage our broad access to diverse sources of capital to pursue aircraft acquisition opportunities, including sale-leaseback transactions.

Aircraft Portfolio

        As of April 18, 2012, we owned 935 aircraft in our leased fleet and had five additional aircraft in our fleet classified as finance and sales-type leases. Our fleet is comprised of 72% narrowbody (single-aisle) aircraft and 28% widebody (twin-aisle) aircraft, with 53% representing Airbus models and 47% representing Boeing models. At December 31, 2011, the weighted average age of the aircraft in our fleet, weighted by the net book value of our aircraft, was 7.7 years and approximately 74% of the aircraft in our fleet were less than 12 years old. We also have commitments to purchase 245 new aircraft for delivery through 2019, including 17 through sale-leaseback transactions, plus rights to purchase an additional 50 aircraft. We have also agreed to purchase three used aircraft from third parties. All of our scheduled deliveries of new aircraft are for modern, fuel-efficient aircraft, including the Airbus A320neo family aircraft, Airbus A350s, Boeing 787s, Boeing 777s and Boeing 737-800s. We will be the first aircraft leasing company to offer the Airbus A320neo family aircraft with initial deliveries scheduled for 2015. We believe these aircraft will provide significant value and strong returns on investment.

        Management frequently reviews opportunities to acquire suitable aircraft based not only on market demand and customer airline requirements, but also on our fleet portfolio mix, leasing strategies, and likely timeline for development of future aircraft. Before committing to purchase specific aircraft, management takes into consideration factors such as estimates of future values, potential for remarketing, purchase price, trends in supply and demand for the particular type, make and model of aircraft and engines, trends in local, regional, and worldwide air travel, fuel economy, environmental considerations (e.g., nitrogen oxide emissions, noise standards), operating costs, anticipated obsolescence and the overall economics of the transaction.

        The following table provides details on our operating lease portfolio by aircraft type, including the scheduled lease expirations (for the minimum noncancelable period which does not include contracted unexercised lease extension options) by aircraft type, as of April 18, 2012:

Aircraft Type	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2024	2025	2026	Total
737-300/400/500	6	16	13	5	2	3									45
737-600/700/800	13	29	24	29	39	26	16	9	4	1	4	2	2	2	200
747-400	1	2	4	6											13
757-200	7	11	17	9	10	1	2								57
767-200			1												1
767-300	5	12	11	12	5	4	1								50
777-200	1	2	6	3	5	11	9								37
777-300		3	4			7	9	8		1					32
A300-600R/F	1		2	2		1									6
A310	1	2													3
A319	7	16	21	18	17	12	5	5	8	6	5				120
A320	5	19	21	33	45	22	5	5	4						159
A321	6	4	24	7	24	8	3	3	3						82
A330-200	4	4	11	13	7	13	5		2	1					60
A330-300	1	6	2	8	5	4		2							28
A340-300	1	3	3	2	2	2		1							14
A340-600		1	1	4		2	4	1							13
MD-11		1				3									4

Total	59	131	165	151	161	119	59	34	21	9	9	2	2	2	924	(a)(b)

(a)
Excludes 11 aircraft not subject to a lease as of April 18, 2012, two of which were designated for part-out.

(b)
Excludes seven aircraft owned and leased by AeroTurbine.

        As of April 18, 2012, 32 of the 59 aircraft with lease expiration dates in 2012 had been re-leased to other customers following the expiration of their current leases.

        In the near term, challenges in the global economy, including the European sovereign debt crisis, political uncertainty in the Middle East, and sustained higher fuel prices, have and will continue to negatively impact many airlines' profitability, cash flows and liquidity, and increase the probability that some airlines, including ones that are our customers, will cease operations or file for bankruptcy. During the year ended December 31, 2011, seven of our customers ceased operations or filed for bankruptcy, or its equivalent, and returned nine of our aircraft. Since December 31, 2011, four additional customers, including one with two separate operating certificates, have ceased operations or filed for bankruptcy, or its equivalent, and returned 42 of our aircraft. Of these aircraft, four are still being remarketed for lease as of April 18, 2012. Future events, including a prolonged recession, ongoing uncertainty regarding the European sovereign debt crisis, political unrest, continued weak consumer demand, high fuel prices, or restricted availability of credit to the aviation industry could lead to the weakening or cessation of operations of additional airlines, which in turn would adversely affect our earnings and cash flows.

        Our lease agreements generally require lessees to notify us six to twelve months in advance of the lease's expiration if a lessee desires to renew or extend the lease. Generally, more than 50% of our leases are extended beyond their initial term. From 2002 to 2011, our lease extension rates for aircraft up to 12 years of age ranged from approximately 40% in 2002 and 2003 (reflecting the post-9/11 slowdown) to a peak of approximately 80% in 2009 to a more normalized level of approximately 65% in 2011. Requiring lessees to provide us with advance notice provides our management team with an extended period of time to consider a broad set of alternatives with respect to the aircraft, including assessing general market and competitive conditions and preparing to re-lease or sell the aircraft. If a lessee fails to provide us with notice, the lease will automatically expire at the end of the term, and the lessee will be required to return the aircraft pursuant to the conditions in the lease. Our leases contain detailed provisions regarding the required condition of the aircraft and its components upon redelivery at the end of the lease term.

        We typically contract to re-lease aircraft before the end of the existing lease term and for aircraft returned before the end of the lease term, we have generally been able to re-lease aircraft within two to six months of their return. We have an average aircraft on-lease percentage of approximately 99.6% over the last five years. We may also sell our leased aircraft at or before the expiration of their leases. The buyers of our aircraft include the aircraft's lessee and other aircraft operators, financial institutions, private investors and third party lessors. Occasionally, we purchase aircraft with the intent to resell them.

Commitments

        As of April 18, 2012, we had committed to purchase the following new aircraft with aggregate estimated total remaining payments (including adjustment for anticipated inflation) of approximately $18.6 billion for delivery as shown below.

Aircraft Type	2012	2013	2014	2015	2016	2017	2018	2019	Total
737-800(a)	12	11	8	14	1				46
787-8/9(b)		6	12	12	10	13	17	4	74
777-300ER(c)	4	1							5
A320neo/A321neo(b)				1	16	41	42		100
A350XWB-800/900				4	8	6	2		20

Total(d)	16	18	20	31	35	60	61	4	245	(e)

(a)
Includes 12 new aircraft to be acquired pursuant to sale-leaseback transactions.

(b)
We have the right to designate the size of the aircraft within a specific model type at specific dates prior to contractual delivery.

(c)
Includes five new aircraft to be acquired pursuant to sale-leaseback transactions.

(d)
Excludes our right to purchase 50 additional A320neo family aircraft.

(e)
Excludes three used aircraft and nine engines we had committed to purchase as of April 18, 2012, and AeroTurbine commitments to purchase 12 engines.

        We anticipate that a portion of the aggregate purchase price of these aircraft will be funded by incurring additional debt. The exact amount of the indebtedness to be incurred will depend, in part, upon the actual purchase price of the aircraft, which can vary due to a number of factors, including inflation.

        The new aircraft listed above are primarily being purchased pursuant to purchase agreements with each of Boeing and Airbus, with the remainder being purchased through sale-leaseback transactions with our airline customers. The agreements with Boeing and Airbus establish the pricing formulas (which include certain price adjustments based upon inflation and other factors) and various other terms with respect to the purchase of aircraft. Under certain circumstances, we have the right to alter the mix of aircraft type ultimately acquired. As of December 31, 2011, we had made non-refundable deposits (exclusive of capitalized interest) with respect to the aircraft which we have committed to purchase of approximately $208.1 million with Boeing and $46.4 million with Airbus.

        As of April 18, 2012, we had entered into contracts for the lease of new aircraft scheduled to be delivered as follows:

Delivery Year	Number of Aircraft	Number Leased	% Leased
2012	16	16	100%
2013	18	18	100%
2014	20	17	85%
2015	31	16	52%
2016	35	10	29%
2017	60	5	8%
2018	61	2	3%
2019	4	—	—

        We will need to find customers for aircraft presently on order, and for any new aircraft ordered that are not subject to a lease or sale contract, and we will need to arrange financing for portions of the purchase price of such equipment.

Customers

        We have long-standing, collaborative and strategic relationships with customers located in each major geographic region. Our top ten customers are AeroMexico, Air Berlin, Air France, Cathay Pacific, China Southern Airlines, Dragonair, Emirates, KLM Royal Dutch Airlines, Vietnam Airlines and Virgin Atlantic Airways, all of which have been leasing aircraft from us for over a decade. Our diverse lease portfolio reduces our exposure to industry fluctuations, events that impact specific regions or countries, and the credit risk of individual customers.

        The following table shows the number and percentage of our lessee customers by region at December 31, 2011, 2010 and 2009. Each airline is classified within the geographic region that represents the airline's principal place of business for the years indicated.

	Customers by Region
	At December 31,
	2011			2010		2009
Region	Number of Customers(a)(b)%			Number of Customers(a)%		Number of Customers(a)%
Europe	79		44.1	80	44.5	82	46.1
Asia and the Pacific	46		25.7	45	25.0	45	25.3
The Middle East and Africa	24		13.4	25	13.9	22	12.3
U.S. and Canada	17		9.5	17	9.4	18	10.1
Central and South America and Mexico	13		7.3	13	7.2	11	6.2

	179	(c)	100	180	100	178	100

(a)
A customer is an airline with its own operating certificate.

(b)
Does not include 27 leasing customers unique to AeroTurbine.

(c)
As of December 31, 2011, we also maintained relationships with 13 additional customers who operate aircraft we manage, which brings our total to 192 customers.

        The majority of our revenues are derived from customers located outside of the U.S. Revenues from rentals of flight equipment to foreign airlines have represented approximately 94% of our total revenues from rentals of flight equipment since 2009. The following table sets forth the dollar amount and percentage of total revenues from rentals of flight equipment attributable to the indicated geographic areas based on each airline's principal place of business for the years indicated:

	Year ended December 31,
	2011			2010		2009
	Amount		%	Amount	%	Amount	%
	(Dollars in thousands)
Europe	$1,953,475	(a)	43.8	$2,103,058	44.5	$2,195,516	44.6
Asia and the Pacific	1,356,603		30.5	1,455,873	30.8	1,503,241	30.5
The Middle East and Africa	555,058		12.5	585,679	12.4	412,687	8.4
U.S. and Canada	362,143		8.1	375,496	7.9	228,126	4.6
Central and South America and Mexico	227,126		5.1	206,396	4.4	588,683	11.9

	$4,454,405	(b)	100.0	$4,726,502	100.0	$4,928,253	100.0

(a)
Includes $400,300 of revenue attributable to customers whose principal business is located in the Euro-zone periphery, which is comprised of Greece, Ireland, Italy, Portugal and Spain.

(b)
Includes AeroTurbine revenue of $19,874 from its acquisition date of October 7, 2011, to December 31, 2011.

        In the near term, challenges in the global economy, including the European sovereign debt crisis, political uncertainty in the Middle East, and sustained higher fuel prices have and will continue to negatively impact many airlines' profitability, cash flows and liquidity, and increase the probability that some airlines, including ones that are our customers, will cease operations or file for bankruptcy. During the year ended December 31, 2011, seven of our customers ceased operations or filed for bankruptcy, or its equivalent, and returned nine of our aircraft. Since December 31, 2011, four additional customers, including one with two separate operating certificates, have ceased operations or filed for bankruptcy, or its equivalent, and returned 42 of our aircraft. Of these aircraft, 4 are still being remarketed for lease as of April 18, 2012. Future events, including a prolonged recession, ongoing uncertainty regarding the European sovereign debt crisis, political unrest, continued weak consumer demand, high fuel prices, or restricted availability of credit to the aviation industry could lead to the weakening or cessation of operations of additional airlines, which in turn would adversely affect our earnings and cash flows.

        None of our individual customers accounted for more than 10% of flight equipment rentals in any of the years ended December 31, 2011, 2010 or 2009. We derived more than 10% of our revenues for such periods from various airlines located in each of China and France, based on each airline's principal place of business, as set forth in the table below. No other individual country accounted for more than 10% of our total revenues during the periods indicated.

	Year ended December 31,
	2011		2010		2009
	Revenues	%	Revenues	%	Revenues	%
	(Dollars in thousands)
China	$766,350	17.2	$815,683	17.3	$879,073	18.3
France	$516,899	10.9	$516,899	10.9	$526,283	10.9

Aircraft Leasing

        We lease most of our aircraft under operating leases. Under an operating lease, the cost of the aircraft is not fully recovered over the term of the initial lease. Therefore, we retain the benefit, and assume the risk, of the residual value of the aircraft. On occasion, we enter into finance and sales-type leases where the full cost of the aircraft is substantially recovered over the term of the lease. At April 18, 2012, we accounted for 935 aircraft as operating leases and five aircraft as finance and sales-type leases. We had 11 aircraft in our fleet that were not subject to a signed lease agreement or a signed letter of intent at April 18, 2012. We have identified two of these 11 aircraft for part-out.

        Our lease rates are generally fixed for the term of the lease, providing us with a stable and predictable operating cash flows. Our current operating leases have an initial term ranging in length from one year to 15 years and the weighted average lease term remaining on our current leases, weighted by the net book value of our aircraft, was 4.0 years as of December 31, 2011. Our current leases mature through 2025, although in many cases the lessees have extension or early termination rights. See "—Aircraft Portfolio" for information regarding scheduled lease terminations. We attempt to maintain a mix of short-, medium- and long-term leases to balance the benefits and risks associated with different lease terms. Varying lease terminations helps mitigate the effects of changes in market conditions at the time aircraft become eligible for re-lease or are sold.

        Our leases are predominantly on a "net" basis with the lessee generally responsible for all operating expenses, which customarily include fuel, crews, airport and navigation charges, taxes, licenses, aircraft registration and insurance premiums. In addition, the lessee is responsible for normal maintenance and repairs, airframe and engine overhauls, and compliance with return conditions of flight equipment on lease. Under the provisions of many of our leases, for certain airframe and engine overhauls, we reimburse the lessee for costs incurred up to, but not exceeding, related overhaul rentals the lessee has paid to us. We recognize overhaul rentals received as revenue, net of estimated overhaul reimbursements. In connection with the lease of a used aircraft, we generally agree to contribute to the first major maintenance event the lessee incurs during the lease. At the time we pay the agreed upon maintenance contribution, we record the contribution against the overhaul rental deposits to the extent we have received overhaul rentals from the lessee, or against return condition deficiency deposits to the extent we have received such deposits from the prior lessee. We capitalize any amount of the actual maintenance contributions in excess of the overhaul rental deposits and payments received from lessees for deficiencies in return conditions as lease incentives and amortize the lease incentives into Rental of flight equipment over the remaining life of the lease. We require our lessees to comply with the standards of either the United States Federal Aviation Administration, or the FAA, or its foreign equivalent. Furthermore, all of our lessees indemnify us for all liabilities arising from their use of our aircraft.

        Management obtains and reviews relevant business materials from all prospective lessees and purchasers before entering into a lease or extending credit. Under certain circumstances, the lessee may be required to obtain guarantees or other financial support from an acceptable financial institution or other third party. We generally require a security deposit to guarantee the lessee's performance of its obligations under the lease and the condition of the aircraft upon return. In addition, our leases contain extensive provisions regarding our remedies and rights in the event of a default by the lessee and specific provisions regarding the condition of the aircraft upon its return. The lessee is required to continue to make lease payments under all circumstances, including periods during which the aircraft is not in operation due to maintenance or grounding.

        We attempt to minimize our currency and exchange risks by negotiating most of our aircraft leases in U.S. dollars. To meet the needs of our customers, a few of our leases are negotiated in foreign currencies, mainly Euros. As the Euro to U.S. dollar exchange rate fluctuates, airlines' interest in entering into Euro denominated lease agreements will change. After we agree to the rental payment currency with an airline, the negotiated currency remains for the term of the lease. The economic risk arising from foreign currency denominated leases has, to date, been immaterial to us.

        Some foreign countries have currency and exchange laws regulating the international transfer of currencies. When necessary we require, as a condition to any foreign transaction, that the lessee or purchaser in a foreign country obtain the necessary approvals of the appropriate government agency, finance ministry or central bank for the remittance of all funds contractually owed in U.S. dollars.

        At times, we may decide to restructure leases with our lessees. Historically, restructurings have involved the voluntary termination of leases prior to lease expiration, the arrangement of subleases from the primary lessee to another airline, the rescheduling of lease payments, and modifications of the length of the lease. If we need to repossess an aircraft from a lessee, we often must export the aircraft from the lessee's jurisdiction. We generally obtain the lessee's cooperation and the return and export of the aircraft is immediate. If the lessee does not fully cooperate in returning aircraft, we must take legal action in the appropriate jurisdictions. This process can delay the ultimate return and export of the aircraft. In addition, in connection with the repossession of an aircraft, we may be required to pay outstanding mechanic, airport, and navigation fees and other amounts secured by liens on the repossessed aircraft, including charges relating to aircraft that we do not own but that were operated by the lessee. We may also have to perform maintenance on the aircraft depending on the condition of the aircraft at the time of repossession. We mitigate the negative financial impact of repossession costs through lessee security deposits, letters of credit, and overhaul reserves.

Aircraft Services

        We provide fleet management services, including leasing, re-leasing and sales services, to third party operating lessors who are unable or unwilling to perform this service as part of their own operations. The fleet management services we provide are generally the same services that we perform for our own fleet. As of April 18, 2012, we provided fleet management services for 86 aircraft, 66 of which are owned by an affiliate of our parent. We may occasionally participate with banks, other financial institutions, leasing companies, and airlines to assist in financing aircraft purchased by others and by providing asset value or loan guarantees collateralized by aircraft on a fee-basis. We plan to continue to provide aircraft services to third parties on a selective basis when these activities will complement, rather than conflict or compete with, our leasing and selling activities.

Engine, Parts and Supply Chain Solutions

        On October 7, 2011, ILFC acquired all of the issued and outstanding shares of capital stock of AeroTurbine from AerCap Holdings N.V. for an aggregate cash purchase price of $228.0 million and the assumption of $299.2 million of outstanding debt. AeroTurbine is a provider of certified aircraft engines, aircraft and engine parts and supply chain solutions. The acquisition of AeroTurbine will allow us to manage aircraft and engines throughout their life cycles. AeroTurbine buys, sells, and leases engines and disassembles airframes and engines for the sale of their component parts. AeroTurbine seeks to purchase engines for which there is high market demand, or for which it believes demand will increase in the future, and opportunistically sells and exchanges those engines. AeroTurbine has market insight and recurring customer relationships, which are strengths that can be leveraged for growth in the engine and parts business.

        AeroTurbine also sells airframe parts primarily to airlines, maintenance, repair and overhaul service providers and aircraft parts distributors. Airframe parts comprise a broad range of aircraft sub-component groups, including avionics, hydraulic and pneumatic systems, auxiliary power units, landing gear, interiors, flight control surfaces, windows and panels. The aircraft disassembly operations are focused on the strategic acquisition of used aircraft with engines that AeroTurbine believes will have high demand in the secondary market. AeroTurbine also provides maintenance, repair and overhaul services for select customers in North America.

        This acquisition is expected to further maximize the value of our aircraft by providing us with in-house part-out and engine leasing capabilities. Over time, the combined value of an aircraft's engines and other parts will often exceed the value of the aircraft as a whole operating asset, at which time the aircraft may be retired from service. Traditional aircraft lessors and airlines often retire their aircraft by selling or consigning them to companies that specialize in aircraft and engine disassembly. The acquisition of AeroTurbine allows us to integrate this valuable revenue source into our business model and allows us to avoid the cost of paying third parties to do this work on our behalf. Disassembling an aircraft and selling its parts directly allows us to increase the value of our aircraft and engine assets by putting each sub-component (engines, airframes and related parts) to its most profitable use (sale, lease, and/or disassembly for parts sales). In addition, this capability provides us with an advantage over our non-integrated competitors by providing us with a critical source of replacement engines and parts to support the maintenance of our aircraft and engine portfolios.

        Additionally, this acquisition enables us to provide a differentiated fleet management product and service offering to our airline customers as they transition out of aging aircraft. The integrated value proposition we are able to offer is being increasingly sought by our customers around the world and should enhance our competitiveness on both the placement of new and existing aircraft as well as the trading of aircraft in the secondary markets.

Financing

        We generally finance our operations, including aircraft purchases, through available cash balances, internally generated funds, including aircraft sales, and debt financings. We borrow funds to purchase new and used aircraft, make progress payments during aircraft construction and pay off maturing debt obligations. These funds are borrowed on both a secured and unsecured basis from various sources. As a result of our liquidity initiatives, we have extended our debt maturities from a weighted average of 4.3 years as of December 31, 2008 to a weighted average of 6.4 years as of December 31, 2011, which has allowed us to better align our debt maturities with our anticipated operating cash flows. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity."

Competition

        The leasing, remarketing and sale of aircraft is highly competitive. We face competition from other leasing companies, aircraft manufacturers, banks, financial institutions, aircraft brokers and airlines. Our primary competitor is GE Capital Aviation Services. Competition for leasing transactions is based on a number of factors including delivery dates, lease rates, terms of the lease, aircraft condition and the availability of aircraft types desired by customers. We believe we are a strong competitor in all of these areas and that our scale and ability to place large orders of new aircraft provides us with a competitive advantage, particularly as compared with smaller, less established aircraft lessors. Additionally, our recent acquisition of AeroTurbine will help distinguish us from our competitors by providing us with the ability to offer fleet management capabilities to our customers across the complete life cycle of an aircraft.

Employees

        We operate in a capital intensive rather than a labor intensive business. As of December 31, 2011, we had 497 full-time employees, including the 264 employees of AeroTurbine, which we consider adequate for our business operations. Management and administrative personnel will expand or contract, as necessary, to meet our future needs. None of our employees is covered by a collective bargaining agreement and we believe that we maintain excellent employee relations. We provide certain employee benefits including retirement, health, life, disability and accident insurance plans, some of which are established and maintained by our parent, AIG. We will enter into the Intercompany Agreement with AIG and AIG Capital prior to the completion of this offering, pursuant to which AIG and its subsidiaries will agree to provide us with certain transition services following this offering relating to these employee benefits.

        AIG has received TARP funds and as a result has been subject to the TARP Standards, which restrict the structure and amounts of compensation that AIG may pay to its highest paid employees (including employees of its majority-owned subsidiaries). We will continue to be subject to the TARP Standards following this offering until the time that AIG no longer owns at least 50% of our outstanding stock or repays 100% of the aggregate financial assistance it received under TARP, whichever is earlier. To the extent any of our executive officers fall within the group of AIG's highest paid employees that is subject to the statutory compensation limits under the TARP Standards for any given year while we are subject to the TARP Standards, the compensation of these executive officers will be subject to the statutory compensation limits under the TARP Standards. Three members of ILFC's senior management were subject to the imposed limitations in 2011.

Facilities

        Our headquarters are located at 10250 Constellation Blvd., Suite 3400, Los Angeles, California 90067. We occupy space under a lease which expires in 2015. As of December 31, 2011, we occupied approximately 127,000 square feet of office space and leased an additional 22,000 square feet of office space that is currently subleased to third parties. Additionally, we occupy approximately 16,000 square feet of office space in Amsterdam and have regional offices in Dublin, Seattle and Singapore and we intend to open an office in Beijing during 2012.

        Through our AeroTurbine subsidiary we also occupy approximately 150,000 square feet of space used as an office and warehouse located near the Miami International Airport in Florida, under a lease which expires in 2014. We also lease AeroTurbine's Goodyear facility in Arizona, which includes an approximate 795,000 square foot hangar and substantial additional space for outdoor storage of aircraft, pursuant to a long-term lease that expires in 2026.

Service Marks

        AIG holds service marks for the names "International Lease Finance Corporation" and "ILFC," among others, in various countries. We expect AIG to transfer the rights to these service marks to ILFC prior to the entry by Holdings into the exchange agreement with AIG Capital pursuant to which AIG Capital will agree to transfer 100% of ILFC's common stock to Holdings. Unless renewed, the service marks will expire between December 2013 and April 2023. We consider these service marks, and the substantial associated name recognition, to be valuable to ILFC's business.

Our Relationship with AIG

        We are currently an indirect wholly owned subsidiary of AIG, a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the U.S. and abroad. AIG's primary activities relate to general insurance, life insurance retirement services and financial services. The common stock of AIG is listed on the NYSE and the Tokyo Stock Exchange. In September 2008, liquidity issues resulted in AIG seeking and receiving governmental support through a credit facility from the FRBNY and TARP funding from the Department of the Treasury. On January 14, 2011, AIG was recapitalized and the FRBNY Credit Facility was repaid and terminated through a series of transactions that resulted in the Department of the Treasury becoming AIG's majority shareholder with ownership of approximately 92% of AIG's outstanding common stock. The Department of the Treasury's current percentage ownership of AIG's outstanding common stock is approximately 70%. See "Transactions with Related Parties—Our Relationship with AIG."

        AIG has determined that ILFC is not one of its core businesses. This offering is the first step in AIG's plan to monetize its interest in us. AIG has received a private letter ruling from the IRS that AIG Capital's transfer of 100% of the outstanding common stock of ILFC to Holdings in exchange for the issuance by Holdings to AIG Capital of the Series A Preferred and additional shares of our common stock, will qualify for an election under Section 338(h)(10) of the Code, provided that certain conditions are met. Among these conditions is that in the event AIG Capital does not sell more than 50% by value of its interest in us in this offering, AIG Capital must dispose of more than 50% by value of its interest in us within two years after the completion of this offering. In addition, pursuant to the Plans of Divestiture that AIG and AIG Capital will adopt, AIG Capital intends to dispose of at least 80% by vote and value of its interest in us (not including the Series A Preferred) within three years after the completion of this offering. AIG currently expects that AIG Capital will reduce its interest through one or more additional public offerings of our stock and, possibly, through one or more privately negotiated sales of our stock, and ultimately expects to dispose of all of our stock, but it is not obligated to divest our shares in any particular manner. See "Shares Eligible for Future Sale—Plans of Divestiture."

        Prior to the completion of this offering, we will enter into the Intercompany Agreement with AIG and AIG Capital, relating to registration rights, provision of financial and other information, transition services, compliance policies and procedures, and other matters. See "Transactions with Related Parties—Transactions in Connection with this Offering—Intercompany Agreement with AIG and AIG Capital."

Government Regulation

Regulation of Air Transportation

        The U.S. Department of State, or DOS, and the U.S. Department of Transportation, or DOT, including the FAA, an agency of the DOT, exercise regulatory authority over air transportation in the U.S. The DOS and DOT, in general, have jurisdiction over the economic regulation of air transportation, including the negotiation with foreign governments of the rights of U.S. carriers to fly to and from other countries and the rights of foreign carriers to fly to and from the U.S.

        Because we are the lessor and not the operator of our aircraft, we are not directly subject to the regulatory jurisdiction of the DOS and DOT or their counterpart organizations in foreign countries related to the operation of aircraft for public transportation of passengers and property.

        However, under FAA regulations and federal law, we must be controlled by U.S. citizens because we own U.S. registered aircraft. Therefore, at least 75% of our voting stock must be held by U.S. citizens and our president and at least two-thirds of our board of directors and managing officers must be U.S. citizens. We are currently in compliance with these ownership provisions. For a discussion of the procedures we will institute to ensure compliance with the rules governing foreign ownership of our stock, see "Description of Capital Stock—Foreign Ownership Restrictions."

        Our relationship with the FAA consists of the registration with the FAA of those aircraft which we have leased to U.S. carriers and to a number of foreign carriers where, by agreement, the aircraft are to be registered in the U.S. When an aircraft is not on lease, we may obtain from the FAA, or its designated representatives, a U.S. Certificate of Airworthiness or a ferry flight permit authorizing us to operate the aircraft solely to obtain maintenance or otherwise position the aircraft for temporary storage. As a result of recent amendments to FAA regulations, aircraft registrations have to be renewed every three years. The failure to renew the certificate of registration as required will result in the affected registration becoming invalid and the affected aircraft being grounded and could result in a breach of certain agreements, which require us to maintain valid and effective U.S. registration.

        Our involvement with the civil aviation authorities of foreign jurisdictions consists largely of requests to register and deregister our aircraft on those countries' registries.

        AeroTurbine's business and maintenance activities are regulated by the FAA and certain foreign aeronautical authorities. We are not aware of any action taken, or expected to be taken, by the FAA that would suspend, revoke, modify or otherwise adversely affect AeroTurbine's FAA licenses.

Export, Import and Sale of Aircraft and Parts

        The U.S. Department of Commerce, or DOC, exercises regulatory authority over exports of dual use products and technical data and the DOS exercises regulatory authority over the export of defense products, technical data and defense systems. We are subject to the regulatory authority of the DOS and DOC as it relates to the export of aircraft for lease and sale to foreign entities and the export of parts to be installed on our aircraft. These departments have, in some cases, required us to obtain export licenses for parts installed in aircraft exported to foreign countries.

        The U.S. Bureau of Industry and Security within the DOC and the Directorate of Defense Trade Controls (DDTC) enforce regulations related to the export of our aircraft to other jurisdictions and the exportation of parts for installation on our aircraft. We monitor our exports for compliance with these regulations.

        Through their regulations, the DOC and the Department of the Treasury (through its Office of Foreign Assets Control) impose restrictions on the operation of U.S. made goods, such as aircraft and engines, in sanctioned countries. In addition, they impose restrictions on the ability of U.S. companies to conduct business with entities in those countries. We monitor our activities for compliance with these DOC and OFAC restrictions.

        A bureau of the U.S. Department of Homeland Security, U.S. Customs and Border Protection, enforces regulations related to the importation of our aircraft into the U.S. for maintenance or lease and the importation of parts for installation on our aircraft. We monitor our imports for compliance with U.S. Customs regulations.

        AeroTurbine's wholly-owned subsidiary, AeroTurbine Defense Solutions, LLC, or ADS, is registered with the DDTC and exports and imports parts that are subject to the International Traffic in

Arms Regulations, or ITAR, enforced by DOS. ADS is also subject to certain Federal Acquisition Regulations and related agency-specific rules, collectively "FAR." We monitor ADS's activities for compliance with ITAR and FAR.

Patriot Act

        The Patriot Act of 2001 reinforced the authority of the U.S. Secretary of State and the U.S. Secretary of the Treasury to (i) designate individuals and organizations as terrorists and terrorist supporters and to freeze their U.S. assets and (ii) prohibit financial transactions with U.S. persons, including U.S. individuals, entities and charitable organizations. We comply with the provisions of this Act and we closely monitor our activities with foreign entities.

Dodd-Frank

        On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank, which effects comprehensive changes to the regulation of financial services in the United States and will subject AIG to substantial additional federal regulation, was signed into law. The new legislation provides two scenarios under which the Board of Governors of the Federal Reserve System, or the FRB, could become AIG's regulator: (i) if AIG is recognized as a "savings and loan holding company" as defined by the Home Owners' Loan Act (HOLA) and/or (ii) if the newly created risk regulator—the Financial Stability Oversight Council—designates AIG as a non-bank systemically important financial institution, or SIFI, whose material financial distress, or whose nature, scope, size, scale, concentration, interconnectedness or mix of activities, could pose a threat to the financial stability of the United States. If AIG becomes subject, as a savings and loan holding company or SIFI, to the examination, enforcement and supervisory authority of the FRB, the FRB would have authority to impose capital requirements and operational restrictions on AIG and its subsidiaries, including us.

        On January 5, 2012, the FRB published for public comment a notice of proposed rulemaking implementing the enhanced prudential standards and early remediation requirements that will apply to SIFIs. If those rules are adopted and AIG is designated as a SIFI, AIG may be subject to additional capital requirements and operational restrictions, including:

  •
  performing stress tests to determine whether, on a consolidated basis, AIG has the capital necessary to absorb losses due to adverse economic conditions;

  •
  stricter prudential standards, including stricter requirements and limitations relating to risk based capital, leverage, liquidity and credit exposure, as well as overall risk management requirements, management interlock prohibitions and a requirement to maintain a plan for rapid and orderly dissolution in the event of severe financial distress; and

  •
  a new early remediation regime process that will be administered by the FRB.

Insurance

        Our lessees are required to carry those types of insurance that are customary in the air transportation industry, including comprehensive liability insurance, aircraft hull insurance and hull war risks and allied perils insurance. In general, we are an additional insured party on liability policies carried by the lessees. We obtain certificates of insurance from the lessees' insurance brokers. All certificates of insurance contain a breach of warranty endorsement so that our interests are not prejudiced by any act or omission of the operator-lessee. Lease agreements generally require hull and liability limits to be listed in U.S. dollars on the certificate of insurance.

        Insurance premiums are paid by the lessee, with coverage acknowledged by the broker or carrier. The territorial coverage is, in each case, suitable for the lessee's area of operations. The certificates of insurance contain, among other provisions, a provision prohibiting cancellation or material change without at least 30 days advance written notice to the insurance broker (who is obligated to give us prompt notice), except in the case of hull war insurance policies, which customarily only provide seven days advance written notice for cancellation and may be subject to shorter notice under certain market conditions. Furthermore, the insurance is primary and not contributory, and all insurance carriers are required to waive rights of subrogation against us.

        The stipulated loss value schedule under aircraft hull insurance and hull war risk and allied perils policies is on an agreed value basis acceptable to us, and usually exceeds the book value of the aircraft. In cases where we believe that the agreed value stated in the lease is not sufficient, we purchase additional Total Loss Only coverage for the deficiency.

        Aircraft hull policies contain standard clauses covering aircraft engines. The lessee is required to pay all deductibles. Furthermore, the hull war policies contain full war risk endorsements, including, but not limited to, confiscation (where available), seizure, hijacking and similar forms of retention or terrorist acts. The policies include customary exclusions such as physical damage to aircraft hulls caused by any nuclear detonation, dirty bombs, bio-hazardous materials and electromagnetic pulsing.

        The comprehensive liability insurance listed on certificates of insurance includes provisions for bodily injury, property damage, passenger liability, cargo liability and such other provisions reasonably necessary in commercial passenger and cargo airline operations. Such certificates of insurance list combined comprehensive single liability limits of not less than $500 million. As a result of the terrorist attacks on September 11, 2001, the insurance market unilaterally imposed a sublimit on each operator's policy for third party war risk liability in the amount of $50 million. We require each lessee to purchase higher limits of third party war risk liability or obtain an indemnity from their government.

        Separately, we purchase contingent liability insurance and contingent hull insurance on all aircraft in our fleet and maintain other insurance covering the specific needs of our business operations. Insurance policies are generally placed or reinsured through AIG subsidiaries. AIG charges us directly for these insurance costs. We believe our insurance is adequate both as to coverage and amount.

Legal Proceedings

        Yemen Airways-Yemenia:    ILFC is named in a lawsuit in connection with the June 30, 2009 Yemen Airways-Yemenia operated A310-300, aircraft MSN 535 owned by ILFC crash off the northern coast of the Comoros islands. ILFC believes that it is adequately covered in this case by the liability insurance policies carried by Yemenia and that it likely has substantial defenses to the claims. As of period end this litigation is active (plaintiff and ILFC motions are pending), however, ILFC does not believe that the outcome of this lawsuit will have a material effect on its consolidated financial condition, results of operations or cash flows.

        Airblue Limited:    ILFC is named in a lawsuit in connection with the July 28, 2010 crash of its A320-200, MSN 1218 aircraft on lease to Airblue Limited, a Pakistani Airline. The case was initially filed in Cook County Illinois, but was then later transferred to U.S. federal court. In the first quarter 2011, this case was re-filed in the California State Court (Los Angeles). ILFC believes that it is adequately covered in this case by the liability insurance policies carried by AirBlue and that it likely has substantial defenses to the claims. As of period end this litigation is active, however, ILFC does not believe that the outcome of this lawsuit will have a material effect on its consolidated financial condition, results of operations or cash flows.

        Air Lease Corporation:    On April 24, 2012, ILFC and AIG filed a lawsuit in the Los Angeles Superior Court against ILFC's former CEO, Steven Udvar-Hazy, Mr. Hazy's current company, Air Lease Corporation (ALC), and a number of ILFC's former officers and employees who are currently employed by ALC. The lawsuit alleges that Mr. Hazy and the former officers and employees, while employed at ILFC, diverted corporate opportunities from ILFC, misappropriated ILFC's trade secrets and other proprietary information, and committed other breaches of their fiduciary duties, all at the behest of ALC. The complaint seeks money damages and injunctive relief for breaches of fiduciary duty, misappropriation of trade secrets, unfair competition, and various other violations of state law. The litigation is in its incipient stages.

        We are also a party to various claims and litigation matters arising in the ordinary course of our business. We do not believe that the outcome of any of these matters, individually or in the aggregate, will be material to our consolidated financial position, results of operations or cash flows.

MANAGEMENT

        Holdings' board of directors is currently comprised of Henri Courpron, Frederick S. Cromer and Elias Habayeb, and its executive officers are Henri Courpron, Chief Executive Officer, Frederick S. Cromer, President, and Elias Habayeb, Senior Vice President & Chief Financial Officer.

        The following table provides information regarding Holdings' executive officers and members of its board of directors effective upon the listing of Holdings' common stock on the NYSE.

Name	Position(s)	Age
Henri Courpron	Chief Executive Officer & Director	49
Frederick S. Cromer	President	48
Elias Habayeb	Senior Vice President & Chief Financial Officer	39
Philip G. Scruggs	Executive Vice President & Chief Marketing Officer	47
Heinrich Loechteken	Senior Vice President & Chief Investment Officer	50
Douglas M. Steenland	Director Nominee	60
William N. Dooley	Director Nominee	59
David L. Herzog	Director Nominee	52

        Henri Courpron.    Mr. Courpron has served as Holdings' Chief Executive Officer and a member of its board of directors since Holdings' formation in August 2011. Mr. Courpron joined ILFC as its Chief Executive Officer and was appointed to ILFC's board of directors in May 2010. Previously, Mr. Courpron was President of the Seabury Group, an advisory and investment banking firm in aviation and aerospace, from July 2007 to May 2010. Prior to joining Seabury, Mr. Courpron was with Airbus S.A.S. for 20 years, where he was most notably Executive Vice President, Procurement at Airbus headquarters in Toulouse, France and President and Chief Executive Officer of Airbus North America. Mr. Courpron received a degree in computer science from Ecole Nationale Supérieure d'Electrotechnique d'Electronique d'Informatique et d'Hydraulique (ENSEEIHT) in Toulouse, where he specialized in artificial intelligence. Mr. Courpron has extensive experience in the aviation industry and will bring his knowledge of the day-to-day operations of our company to our board of directors, providing invaluable insight as it reviews our operations, growth and financial prospects.

        Frederick S. Cromer.    Mr. Cromer has served as Holdings' President and a member of its board of directors since Holdings' formation in August 2011. Upon the listing of Holdings' common stock on the NYSE, Mr. Cromer will resign from his position on Holdings' board of directors. Mr. Cromer has served as ILFC's President since April 2011. Mr. Cromer served as ILFC's Chief Financial Officer from March 2010 to May 2011 and its Senior Vice President, Finance from July 2008 to March 2010. Prior to joining ILFC, Mr. Cromer served as Vice President and Chief Financial Officer of ExpressJet Airlines, formerly a wholly owned subsidiary of Continental Airlines before it became an independent, publicly traded company, from June 1998 to June 2008. Mr. Cromer has also held various airline finance and planning positions at Continental Airlines and Northwest Airlines. Mr. Cromer received a bachelor of arts in economics from the University of Michigan and a master of business administration in finance from DePaul University.

        Elias Habayeb.    Mr. Habayeb has served as Holdings' Senior Vice President & Chief Financial Officer and a member of its board of directors since Holdings' formation in August 2011. Upon the listing of Holdings' common stock on the NYSE, Mr. Habayeb will resign from his position on Holdings' board of directors. Mr. Habayeb has served as ILFC's Senior Vice President & Chief Financial Officer since May 2011 and served as a member of ILFC's board of directors from October 2008 to April 2009. Previously, Mr. Habayeb served as Senior Vice President, Investments and Financial Services for AIG from June 2010 to May 2011. Additionally, Mr. Habayeb periodically served as a consultant to AIG from September 2009 to June 2010 and as Senior Vice President and Chief Financial Officer of AIG's Financial Services Division from September 2005 to May 2009. This division included ILFC, along with capital markets, consumer finance and premium finance operations. Prior to AIG, Mr. Habayeb was a partner in Deloitte & Touche's Capital Markets Group where he was one of the firm's subject matter experts on financial instruments and structured transactions. Mr. Habayeb received a bachelor of science in accounting from Syracuse University and holds the designation of Certified Public Accountant in New York and Virginia.

        Philip G. Scruggs.    Upon the listing of Holdings' common stock on the NYSE, Mr. Scruggs will serve as Holdings' Executive Vice President & Chief Marketing Officer. Mr. Scruggs has served as ILFC's Executive Vice President & Chief Marketing Officer since March 2011 and has been with ILFC for 17 years. Prior to serving as Executive Vice President & Chief Marketing Officer, Mr. Scruggs served as ILFC's Senior Vice President & Chief Marketing Officer from March 2010 to March 2011 and Senior Vice President, Marketing from January 2005 to March 2010. Prior to joining ILFC, Mr. Scruggs was an attorney at the Los Angeles-based law firm Paul, Hastings, Janofsky and Walker LLP, where he specialized in leasing and asset-based finance. Mr. Scruggs received a bachelor of arts from the University of California, Berkeley, and his juris doctorate from The George Washington University.

        Heinrich Loechteken.    Upon the listing of Holdings' common stock on the NYSE, Mr. Loechteken will serve as Holdings' Senior Vice President & Chief Investment Officer. Mr. Loechteken has been the Senior Vice President & Chief Investment Officer of ILFC since October 2010. Prior to joining ILFC, Mr. Lochteken was a Senior Advisor at the Seabury Group, starting in March 2009. From August 2006 to October 2008, Mr. Loechteken served as the Chief Investment Officer of AerCap Holdings N.V., a global aviation company, and served as Aercap's Chief Financial Officer between September 2002 and August 2006. Prior to his employment with AerCap, Mr. Loechteken served as the Chief Financial Officer of DaimlerChrysler Capital Services in Norwalk, Connecticut, where he was responsible for the financial operations of the non-automotive finance activities of DaimlerChrysler in North America, Europe and Asia. He also served as the Chief Credit Officer for DaimlerChrysler Services in Berlin, Germany prior to his appointment as Chief Financial Officer. Before joining DaimlerChrysler in 1996, he worked for six years in various positions in corporate finance, credit analysis and credit risk management at Deutsche Bank. Mr. Loechteken holds the degree of Diplom-Kaufmann from the University of Muenster where he majored in Finance and Bank Controlling.

        Douglas M. Steenland.    Upon the listing of Holdings' common stock on the NYSE, Mr. Steenland will serve as the Chairman of Holdings' board of directors. Mr. Steenland has served as a member of ILFC's board of directors since September 2009, and as its Chairman since December 2009. Mr. Steenland is the former Chief Executive Officer of Northwest Airlines Corporation, serving from 2004 to 2008, and President, serving from 2001 to 2004. Prior to that, he served in a number of Northwest Airlines Executive positions after joining Northwest Airlines in 1991, including Executive Vice President, Chief Corporate Officer and Senior Vice President and General Counsel. Mr. Steenland retired from Northwest Airlines upon its merger with Delta Air Lines, Inc. Prior to joining Northwest Airlines, Mr. Steenland was a senior partner at a Washington, D.C. law firm that is now part of DLA Piper. Mr. Steenland is currently a director of AIG, where he serves on the Finance and Risk Management Committee and Regulatory, Compliance and Public Policy Committee; Digital River, Inc., where he serves on the Compensation Committee and Finance Committee; and Travelport Limited, where he serves on the Compensation Committee, Audit Committee and Executive Committee. In the past five years, Mr. Steenland has also served as a director of Northwest Airlines Corporation and Delta Air Lines, Inc. Mr. Steenland was President and Chief Executive Officer of Northwest Airlines Corporation when it filed for Chapter 11 bankruptcy in 2005. Mr. Steenland's experience in managing large, complex, international institutions, as well as his professional experience in the airline industry, will make him a valuable resource on Holdings' board of directors.

        William N. Dooley.    Upon the listing of Holdings' common stock on the NYSE, Mr. Dooley will serve as a member of Holdings' board of directors. Mr. Dooley has served as a member of ILFC's board of directors since August 1997. Mr. Dooley has served as AIG's Executive Vice President, Investments and Financial Services since May 2011, and served as AIG's Executive Vice President, Financial Services from May 2010 to May 2011 and AIG's Senior Vice President, Financial Services from June 1998 to May 2010. Since joining AIG in 1978, he has served in various senior roles in AIG's financial management and investment areas, including Vice President and Treasurer of AIG, Senior Vice President and Chief Investment Officer of American International Underwriters, and Senior Vice President and Treasurer of AIG Investment Corporation. Before joining AIG, Mr. Dooley was employed by European American Bank, New York, a financial institution. He received a bachelor of science in business administration from Manhattan College and a master of business administration in finance from Pace University. We believe that Mr. Dooley's management experience will make him an important contributor on Holdings' board of directors.

        David L. Herzog.    Upon the listing of Holdings' common stock on the NYSE, Mr. Herzog will serve as a member of Holdings' board of directors. Mr. Herzog has served as a member of ILFC's board of directors since October 2008. Mr. Herzog has been the Chief Financial Officer and Executive Vice President of AIG since October 2008. Mr. Herzog served as Senior Vice President, Comptroller of AIG from June 2005 to November 2008, Chief Financial Officer of worldwide life insurance operations from April 2004 to June 2005 and Vice President of Life Insurance from 2003 to 2004. In addition, Mr. Herzog currently serves and has served in other senior officer positions for AIG and its subsidiaries, including as the Chief Financial Officer and Chief Operating Officer of American General Life following its acquisition by AIG. Previously, Mr. Herzog served in various Executive Positions at GenAmerica Corporation and Citicorp Life Insurance Companies and at an accounting firm that is now part of PricewaterhouseCoopers LLP. He has been a director of First SunAmerica Life Insurance Co. since 2003. Mr. Herzog received a bachelor's degree in accounting from the University of Missouri-Columbia and a master of business administration in finance and economics from the University of Chicago. In addition, Mr. Herzog holds the designations of Certified Public Accountant and Fellow, Life Management Institute. We believe that Mr. Herzog's financial and management experience in the oversight of AIG and its subsidiaries will make him an important contributor on Holdings' board of directors.

Composition of Board of Directors and Director Independence; AIG Board Designation Rights

        Holdings' board of directors currently consists of three persons. Effective upon the listing of Holdings' common stock on the NYSE, Messrs. Cromer and Habayeb will resign from their positions on Holdings' board of directors, and Messrs. Steenland, Dooley, Herzog,                         ,                         and                          will each become members of Holdings' board of directors in addition to Mr. Courpron, with Mr. Steenland serving as our Chairman. As a result, upon the commencement of trading of Holdings' common stock on the NYSE, Holdings' board of directors will consist of seven directors,                        of whom our board of directors has determined will be independent directors under the rules of the NYSE. A majority of the members of Holdings' board of directors will be independent within one year from the commencement of trading of Holdings' common stock on the NYSE in accordance with the rules of the NYSE. There are no family relationships among any of Holdings' directors or executive officers or Holdings' director nominees.

        Our restated certificate of incorporation will provide that, for so long as AIG beneficially owns 20% or more of the outstanding shares of our common stock, AIG will have the right to designate two members of our board of directors for nomination for election.

Committees of Holdings' Board of Directors

Board Committees

        Upon commencement of trading of Holdings' common stock on the NYSE, Holdings' board of directors will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The charters for each of these committees will be available on our website at www.ilfc.com under "Investors—Corporate Governance" upon commencement of trading of Holdings' common stock on the NYSE.

        Holdings' board of directors may also establish various other committees to assist it in its responsibilities.

Audit Committee

        Upon commencement of trading of Holdings' common stock on the NYSE, Holdings' board will establish an audit committee. We expect that the members of the audit committee will consist of                                    , as chairperson,                                     and                                     . Holdings' board of directors has determined that                        qualifies as an "audit committee financial expert" as such term is defined in Item 407(d)(5) of Regulation S-K and that                                    ,                                     and                                     are independent as independence is defined in Rule 10A-3 of the Exchange Act and under the NYSE listing standards. The purpose of the audit committee is to oversee Holdings' accounting and financial reporting processes and the internal and independent auditors of Holdings' financial statements, provide an avenue of communication among Holdings' independent auditors, management, internal auditors and board of directors, and prepare the audit-related report required by the SEC to be included in Holdings' annual proxy statement or annual report on Form 10-K.

        The principal duties and responsibilities of Holdings' audit committee are to oversee and monitor the following:

  •
  the integrity of Holdings' financial statements;

  •
  our compliance with legal, ethical and regulatory matters, including our financial reporting process and internal control system;

  •
  the independence and qualifications of our independent auditor;

  •
  the performance of our independent auditor and internal audit function;

  •
  our policies and processes for assessing significant risk exposures and measures we have taken to minimize such risks; and

  •
  the preparation of the annual audit committee report to be included in Holdings' annual proxy statement.

        The audit committee will have the power to investigate any matter brought to its attention within the scope of its duties. It will also have the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Compensation Committee

        Upon commencement of trading of Holdings' common stock on the NYSE, Holdings' board will establish a compensation committee. We expect that the members of the compensation committee will consist of                                    , as chairperson,                                     and                                     . Our board of directors has determined that                                    ,                                     and                                     are (i) independent as independence is defined under the NYSE listing standards,

(ii) "non-employee directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act and (iii) "outside directors" within the meaning of Section 162(m) of the Code, as amended.

        The principal duties and responsibilities of the compensation committee will be as follows:

  •
  to review and approve the compensation of Holdings' chief executive officer and all other executive officers;

  •
  to review the compensation discussion and analysis to be included in our annual report on Form 10-K and to prepare an annual report on executive compensation;

  •
  to review, evaluate and make recommendations to the full board of directors regarding our compensation policies and programs and to establish performance-based incentives that support our goals, objectives and interests;

  •
  to administer Holdings' incentive compensation plans and equity-based compensation plans, including Holdings' 2012 Performance Incentive Plan;

  •
  to review and recommend to our board of directors the compensation and reimbursement policies for non-employee members of our board of directors;

  •
  to review our compensation policies and practices to determine whether they encourage excessive risk taking;

  •
  to provide oversight concerning selection of officers, management succession planning, any special benefits and executive perquisites and severance packages; and

  •
  to consult and cooperate with the Compensation Committee of the Board of Directors of AIG, to the extent required to ensure regulatory compliance.

        AIG has received TARP funds and as a result has been subject to the TARP Standards, which restrict the structure and amounts of compensation that AIG may pay to its highest paid employees (including employees of its majority-owned subsidiaries). We will continue to be subject to the TARP Standards following this offering until the time that AIG no longer owns at least 50% of our outstanding stock or repays 100% of the aggregate financial assistance it received under TARP, whichever is earlier. To the extent any of our executive officers fall within the group of AIG's highest paid employees that is subject to the statutory compensation limits under the TARP Standards for any given year while we are subject to the TARP Standards, the compensation of these executive officers will be subject to the statutory compensation limits under the TARP Standards.

        Under the TARP Standards, AIG's Compensation and Management Resources Committee, or the AIG Compensation Committee, has been responsible for reviewing and approving the compensation of each member of the group of AIG's highest paid employees that is subject to the statutory compensation limits under the TARP Standards. Following the completion of this offering, at any time while we are subject to the TARP Standards, we expect that the AIG Compensation Committee will continue to be responsible for reviewing and approving the compensation of any of our executive officers who are subject to the statutory compensation limits under the TARP Standards. In addition, the group of employees subject to the compensation limits under the TARP Standards has been required to receive equity compensation in the form of AIG securities (generally either shares of AIG common stock or AIG common stock units). Following the completion of this offering, at any time while we are subject to the TARP Standards, we expect that the equity compensation awarded to any of our executive officers who are subject to the statutory compensation limits under the TARP Standards will continue to be in the form of AIG securities, rather than in equity-based compensation tied to the value of our common stock.

        To the extent our executive officers are subject to the statutory compensation limits under the TARP Standards following this offering, the authority of our compensation committee to determine the amounts and structure of the compensation awarded or paid to these officers will be more limited than with respect to our other executive officers and employees due to the requirements under the TARP Standards.

Nominating and Corporate Governance Committee

        Upon commencement of trading of Holdings' common stock on the NYSE, Holdings' board will establish a nominating and corporate governance committee. We expect that the members of the compensation committee will consist of                              , as chairperson,                               and                               . Our board of directors has determined that                              ,                               and                               are independent as independence is defined under the NYSE listing standards.

        The principal duties and responsibilities of the nominating and corporate governance committee will be as follows:

  •
  to establish criteria for board and committee membership and recommend to our board of directors proposed nominees for election to the board of directors and for membership on committees of our board of directors;

  •
  to make recommendations regarding the composition of our board of directors, its committees and the chairpersons thereof;

  •
  to monitor and assess the effectiveness of our board of directors;

  •
  to make recommendations regarding proposals, including director nominations, submitted by our stockholders;

  •
  to make recommendations to our board of directors regarding board governance matters and practices; and

  •
  to oversee the evaluation of our board of directors and our management.

Limitation of Liability and Indemnification

        As permitted by the Delaware General Corporation Law, Holdings' restated certificate of incorporation will limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to Holdings or Holdings' stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to Holdings or Holdings' stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

  •
  any transaction from which the director derived an improper personal benefit.

        These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

        In addition, Holdings' amended and restated bylaws will provide that:

  •
  Holdings will indemnify its directors, officers and, at the discretion of Holdings' board of directors, certain employees and agents to the fullest extent permitted by the Delaware General Corporation Law; and

  •
  Holdings will advance expenses, including attorneys' fees, to its directors and to its officers and, at the discretion of Holdings' board of directors, certain employees and agents, in connection with legal proceedings, subject to limited exceptions.

        In connection with this offering, Holdings will enter into indemnification agreements with each of its executive officers and directors. These agreements will provide that Holdings will indemnify each of its executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

        Holdings will also maintain general liability insurance that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent Holdings pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

        At present, there is no pending litigation or proceeding involving any of Holdings' directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

Corporate Governance Guidelines

        Prior to commencement of trading of Holdings' common stock on the NYSE, Holdings' board of directors will adopt corporate governance guidelines in accordance with applicable rules and regulations of the NYSE. Holdings' corporate governance guidelines will be available on our website at www.ilfc.com under "Investors—Corporate Governance."

Code of Business Conduct and Ethics

        Prior to commencement of trading of Holdings' common stock on the NYSE, Holdings' board of directors will adopt a code of business conduct and ethics, or the Code of Conduct, applicable to our directors, officers and employees in accordance with applicable rules and regulations of the SEC and the NYSE. This code will be designed to deter wrongdoing and to promote, among other things:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships and fair dealing in business relationships;

  •
  full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us, and accurate recordkeeping;

  •
  protection of company assets;

  •
  maintenance of the confidentiality of confidential or proprietary information;

  •
  compliance with applicable governmental laws, rules and regulations, including insider trading laws and laws regulating payments to government personnel;

  •
  prompt internal reporting to an appropriate person or persons identified in the Code of Conduct of violations of the Code of Conduct; and

  •
  accountability for violations of the Code of Conduct.

        Upon completion of this offering, our Code of Conduct will be available on our website at www.ilfc.com under "Investors—Corporate Governance."

Director Compensation

        Compensation for ILFC's non-management directors during 2011 included the payment of an annual retainer of $75,000. In lieu of an annual retainer, the Non-Executive Chairman of ILFC's board of directors received a $200,000 annual fee. ILFC's non-management directors were not entitled to receive any meeting fees or equity awards for their services on ILFC's board of directors, but were entitled to reimbursement of any out-of-pocket expenses incurred in connection their service on ILFC's board of directors. We intend to establish a new director compensation program that will be effective after completion of this offering.

2011 Non-Management Director Compensation

        The following table contains information with respect to the compensation of the individuals who served as non-management directors of ILFC for all or part of 2011. Members of ILFC's board of directors who also served as officers of AIG or ILFC did not receive any additional compensation for services provided as a director while employed and are not included in the table.

Name	Fees Earned or Paid in Cash(1)		All Other Compensation	Total
Douglas M. Steenland	$200,000	(2)	$—	$200,000
Leslie L. Gonda	$75,000		$—	$75,000
Alan H. Lund	$37,500	(3)	$—	$37,500

(1)
None of the non-management directors was awarded stock or option awards with respect to shares of ILFC or AIG common stock during 2011, and no such director held any outstanding stock or option awards of ILFC at the end of 2011.

(2)
For Mr. Steenland, the amounts reflect his $200,000 annual fee for serving as ILFC's Non-Executive Chairman. In addition to serving as a member of ILFC's board of directors, Mr. Steenland serves as a member of AIG's board of directors. Mr. Steenland receives separate compensation for his services on AIG's board of directors, as described in more detail in AIG's proxy statement for its 2012 Annual Meeting of Shareholders.

(3)
For Mr. Lund, the amounts reflect fees paid for two quarters of service as a non-management director. Mr. Lund retired from his position as President of ILFC in April 2011 and terminated as an employee of ILFC on June 30, 2011. Compensation paid to Mr. Lund for his services as an employee of ILFC during 2011 is presented in the 2011 Summary Compensation Table and the related compensation tables and is not included in this table.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis is organized into two principal sections. The first section describes the compensation of our named executive officers during the year ended December 31, 2011. During all of 2011, we were an indirect wholly owned subsidiary of AIG, and our named executive officers participated in many compensation plans that were sponsored or maintained directly by AIG. In addition, as an indirect wholly owned subsidiary of AIG, the compensation paid to certain of our named executive officers was subject to special statutory limits that are described in more detail below. The second section contains a discussion of certain compensation-related actions taken or that are expected to be taken in connection with this offering and our separation from AIG, including the adoption of our new 2012 Performance Incentive Plan.

2011 Compensation

Executive Summary—2011 Compensation

        This section discusses the compensation awarded to, earned by or paid to our named executive officers for 2011. As required by SEC rules, our named executive officers include individuals who have served as our Chief Executive Officer or Chief Financial Officer at any time during 2011, our three other most highly paid executive officers in office at the end of 2011 and up to two additional former executive officers who would have been one of our three most highly paid executive officers if he or she had continued to be employed at the end of 2011. Our five executive officers in office at the end of 2011—Messrs. Courpron, Cromer, Habayeb, Scruggs and Loechteken—are each considered to be named executive officers for 2011. In addition, Alan Lund, our former President and Vice Chairman who retired in 2011 and who currently serves as a non-management director, is also considered to be a named executive officer for 2011. These six current and former executive officers are referred to as the "named executives."

        Prior to this offering, ILFC was an indirect wholly owned subsidiary of AIG. AIG has been subject to limits on its executive compensation program beginning with the receipt of government assistance in 2008 and, since 2009, has been subject to the more restrictive limits on the structure and amounts of compensation established by statute. During 2011, these statutory compensation limits, which we refer to generally as the "TARP Standards," applied to AIG and its majority-owned subsidiaries, including ILFC. If AIG beneficially owns at least 50% of our outstanding stock upon completion of this offering, we will continue to be subject to the TARP Standards following this offering until the time that AIG no longer owns at least 50% of our outstanding stock or repays 100% of the aggregate financial assistance it received under TARP, whichever is earlier.

        The 2011 pay structures for AIG's senior executive officers and 20 other most highly paid employees (based on 2010 compensation) were prescribed by law, as interpreted by the Special Master for TARP Executive Compensation, who is appointed by the Secretary of the Treasury. The Special Master also determined the amounts payable for this "Top 25" group. Messrs. Courpron and Lund were members of AIG's Top 25 group for 2011. The determined compensation for these named executives was publicly announced by the Special Master on April 1, 2011.

        The Special Master also determined the 2011 pay structure (but not the amounts) of the remainder of AIG's 100 most highly compensated employees (based on 2010 compensation), who are referred to as the "Top 26-100" group. Messrs. Cromer and Scruggs were members of AIG's Top 26-100 group for 2011. The compensation structures determined for this group were publicly announced by the Special Master on April 8, 2011.

        Executive compensation structures and amounts for Messrs. Courpron, Cromer, Scruggs and Lund for 2011 were made in the context of these legal restrictions.

Former Executive Officer

        Mr. Lund retired from his position as President of ILFC effective April 1, 2011 and terminated as an employee of ILFC on June 30, 2011. During 2011, Mr. Lund was paid a cash salary, and because he was subject to the TARP Standards during 2011, Mr. Lund was also paid Stock Salary, which is described below. Mr. Lund did not receive any incentive compensation awards for 2011 or any other types of direct compensation components. As a result, the remainder of this section of the Compensation Discussion and Analysis generally focuses on our executive officers who were in office for all of 2011, and the decisions made during 2011 with respect to their compensation.

2011 Approved Compensation for Messrs. Courpron, Cromer and Scruggs

        The following table shows the approved 2011 annualized compensation rates and target incentive amounts for Messrs. Courpron, Cromer and Scruggs as determined by the Special Master, and any actual incentive awards for 2011 determined by AIG's Compensation and Management Resources Committee, or the AIG Compensation Committee, for these executives.

	Structure and Maximum Amounts Approved by Special Master for Henri Courpron	Structure Approved by Special Master for Frederick S. Cromer	Structure Approved by Special Master for Philip G. Scruggs
2011 Special Master Approved Structure(1)(2)
Cash Salary	$975,000	$625,000	$800,000
Stock Salary	$3,225,000	$275,000	$56,000
Target Incentive	$1,200,000	$1,350,000	$1,284,000

Total	$5,400,000	$2,250,000	$2,140,000
2011 Committee Awarded Incentive
% of Target	100%	150%	135%
Amount	$1,200,000	$2,025,000	$1,733,400

(1)
The 2011 Summary Compensation Table contains important information. The manner in which the Special Master and the AIG Compensation Committee administered 2011 compensation for Messrs. Courpron, Cromer and Scruggs is substantially different from the manner in which SEC rules require the compensation to be presented in the 2011 Summary Compensation Table. For example, Messrs. Cromer and Scruggs earned incentive compensation based on the achievement of objective performance criteria described below for 2011. The incentive compensation consists of both cash and equity incentives. However, because the equity portion of the incentive compensation was not granted until March 2012, only the cash portion of the incentive compensation (and not the equity portion) is reflected in the 2011 Summary Compensation Table.

(2)
The structure (and for Mr. Courpron, the amount) of cash salary, Stock Salary and target incentives for Messrs. Courpron, Cromer and Scruggs became effective as of January 1, 2011. Mr. Courpron's cash salary, Stock Salary and target incentives for 2011 were provided for in his employment agreement entered into in connection with his commencement of employment on May 18, 2010, and were also approved in principle by the Special Master in his Determination Memorandum issued on May 18, 2010. Mr. Courpron's determined 2011 compensation was publicly announced by the Special Master on April 1, 2011. As a member of AIG's Top 25 group, Mr. Courpron's incentive award could not exceed 100% of his target incentives.

2011 Compensation for Messrs. Habayeb and Loechteken

        Messrs. Habayeb and Loechteken were not members of AIG's Top 25 or Top 26-100 groups for 2011. As a result, the structure and amount of their 2011 compensation was not subject to or impacted by the restrictions contained in the TARP Standards, and the compensation structure for Messrs. Habayeb and Loechteken is different than the compensation structure for Messrs. Courpron, Cromer and Scruggs. Mr. Loechteken is not a US citizen and does not work in the United States, and his compensation for 2011 consisted entirely of his base salary. Messrs. Habayeb's and Loechteken's compensation is often described separately in this Compensation Discussion and Analysis from the compensation for our named executives whose compensation is subject to the TARP Standards.

Objectives and Design of 2011 Compensation Framework

        During 2011, as an indirect wholly owned subsidiary of AIG, ILFC's compensation philosophy was the same as AIG's enterprise-wide philosophy. In 2010, the AIG Compensation Committee approved a comprehensive compensation philosophy that centers around the following:

  •
  Attracting and retaining the strongest employees for our various business needs by providing competitive and consistent compensation opportunities.

  •
  Creating a culture of performance management and pay-for-performance by providing total direct compensation opportunities that reward the performance of ILFC, AIG and individual employees.

  •
  Managing total direct compensation to provide a competitive, performance driven structure through a four-part program that takes into account base salary, annual incentives, long-term incentives and benefits and perquisites.

  •
  Motivating all of our employees to achieve sustainable increases in both ILFC's and AIG's "intrinsic value," which represents a balance of profitability, growth and risk, to drive long-term value creation for shareholders.

  •
  Aligning the long-term economic interests of key employees with those of AIG shareholders by ensuring that a meaningful component of each key employee's compensation is represented by AIG securities.

  •
  Avoiding incentives that encourage employees to take unnecessary or excessive risks that could threaten the value of ILFC and AIG by appropriately balancing risk and reward as well as rewarding both annual and long-term performance.

  •
  Maintaining strong corporate governance practices by meeting evolving standards of compensation governance and complying with regulations applicable to employee compensation.

        During 2011, we were required to implement these policies differently for our named executives who were subject to the TARP Standards. In particular, the Special Master was required to determine the compensation structure for each of Messrs. Courpron, Cromer and Scruggs (and, in the case of Mr. Courpron, amounts payable or potentially payable) and to conclude that they will not result in payments that are inconsistent with the purposes of Section 111 of the Emergency Economic Stabilization Act of 2008 (EESA) or the Troubled Asset Relief Program (TARP), and will not otherwise be contrary to the public interest, or the Public Interest Standard. In doing so, the Special Master must consider the following six principles:

  •
  Risk.  Compensation should avoid incentives that encourage employees to take unnecessary or excessive risks that could threaten the value of AIG.

  •
  Taxpayer Return.  Compensation should reflect the need for AIG to remain a competitive enterprise and to retain and recruit talented employees so that AIG will ultimately be able to repay its TARP obligations.

  •
  Appropriate Allocation.  Compensation should be appropriately allocated to different components, such as salary and short- and long-term incentives, and forms, such as cash and equity, based on the role of each employee and other relevant circumstances.

  •
  Performance-based Compensation.  An appropriate portion of compensation should be performance-based, and the performance metrics should be measurable, enforceable, and actually enforced if not met.

  •
  Comparable Structures and Payments.  Compensation should be consistent with compensation for executives in similar positions at entities that are similarly situated, including at financially distressed institutions.

  •
  Employee Contributions to AIG's Value.  Compensation should reflect current or prospective contributions of the employee to AIG's value.

        The Special Master had discretion to determine the appropriate weight or relevance of each principle, depending on her views of the facts and circumstances surrounding the compensation structure or payment for a particular employee. To the extent that two or more principles are inconsistent in a particular situation, the Special Master exercised discretion to determine the relative weight to be accorded to each principle.

        In the course of applying these principles, the Special Master was permitted to take into account other compensation structures and other compensation earned, accrued, or paid, including compensation and compensation structures that are not subject to the restrictions of EESA. For example, the Special Master was permitted to consider payments under valid contracts entered into before the enactment of EESA.

        As required by EESA, AIG held a non-binding shareholder advisory vote at its 2011 Annual Meeting of Shareholders to approve the compensation of AIG's named executives. This shareholder resolution was approved by over 97 percent of the votes cast. Although the AIG Compensation Committee reviewed the outcome of the vote, the result did not impact compensation decisions with respect to our named executives. During 2011, ILFC was not required to hold its own separate shareholder advisory vote.

2011 Compensation Structure—Direct Compensation Components

        2011 Cash Salary.    Since 2009, the Special Master has determined that compensation for members of AIG's Top 25 and Top 26-100 groups should be primarily performance-based and therefore has required that cash salaries for members of AIG's Top 25 and Top 26-100 groups be generally limited to $500,000, except in certain exceptional cases. Unlike Messrs. Courpron, Cromer and Scruggs, cash salary for Messrs. Habayeb and Loechteken was not impacted by or subject to these limits.

        2011 Stock Salary.    As a result of the Special Master's determinations, in 2009, AIG implemented a program of regular grants of vested stock or stock units for members of AIG's Top 25 and Top 26-100 groups that we generally refer to as "Stock Salary." The ultimate value of Stock Salary is determined by the value of AIG Common Stock over a period of years, and the Special Master has therefore determined that this compensation is both performance-based and consistent with the long-term interest of shareholders. In large part, Stock Salary takes the place of what would otherwise be annual and long-term cash, stock and performance-based incentive programs.

        Stock Salary generally takes the form of regular, semi-monthly grants of immediately vested stock or units. The amount of stock or units awarded on each grant date is based on the dollar value of the

Stock Salary earned over the period since the preceding grant date. Furthermore, each grant of Stock Salary is subject to transfer or payment restrictions over a multi-year period. Each grant of Stock Salary was made subject to payment restrictions for between one and three years from the date of grant, depending on the individual. For Messrs. Courpron and Lund, the restrictions will lapse on one-third of the Stock Salary each year, starting on the first anniversary of grant. For Messrs. Cromer and Scruggs, the restrictions will lapse following the first anniversary of grant.

        In 2010, Stock Salary granted to our executives generally took the form of long-term performance units (LTPUs) based on a basket of AIG Common Stock and debt securities. On January 14, 2011, AIG completed a series of integrated transactions to recapitalize AIG, or the Recapitalization. Under the terms of the AIG Long-Term Performance Units Plan, the debt securities portion of any outstanding LTPU was converted into AIG Common Stock on April 14, 2011, 90 days after the Recapitalization. In light of the Recapitalization, 2011 Stock Salary awards for Messrs. Courpron, Cromer, Scruggs and Lund took the form of cash-settled common stock units based on the value of AIG Common Stock. Grants of Stock Salary were made to Messrs. Courpron, Cromer and Scruggs with retroactive effect from January 1, 2011, while Mr. Lund's Stock Salary awards were considered to have been granted on each semi-monthly payroll date following January 1, 2011.

        Stock Salaries granted to the named executives in 2011 were issued under AIG's 2010 Stock Incentive Plan.

        2011 Incentive Compensation.    As a member of AIG's Top 25 Group, Mr. Courpron could not receive any cash or equity incentive compensation during 2011 in a form other than TARP RSUs. Members of AIG's Top 26-100 group were able to receive incentive compensation in the form of cash or other equity, but incentive compensation awards were subject to structural limitations under the TARP Standards that impacted the structure of the 2011 incentive compensation for Messrs. Cromer and Scruggs. Messrs. Habayeb and Loechteken were not members of AIG's Top 25 or Top 26-100 groups for 2011, and could be paid incentives in the form of cash or equity without any restrictions under the TARP Standards. However, Mr. Loechteken's compensation structure for 2011 consisted solely of a base salary and did not include an incentive compensation component. As discussed above, Mr. Lund did not receive any incentive compensation awards for 2011 prior to his retirement and termination of employment with ILFC.

        TARP RSUs.    TARP RSUs were granted to Mr. Courpron during 2011. TARP RSUs are a form of incentive compensation defined by applicable regulation under the name "long-term restricted stock." In order to qualify as TARP RSUs, the award must generally have at least a two-year vesting period and may only become transferable or payable in 25 percent increments in proportion to AIG's repayment of its TARP obligations.

        Cash Incentive.    Messrs. Cromer and Scruggs were eligible for and were awarded a variable cash incentive, but no more than half of each executive's target incentives were eligible to be paid in cash as a result of the TARP Standards. The incentive opportunities for Messrs. Cromer and Scruggs were structured to permit the maximum amount of target cash incentive.

        Mr. Habayeb was awarded an annual bonus payment for his performance during 2011 based on a review of his performance under the RPR process described below.

        Stock Incentive.    As noted above, a portion of the incentive compensation earned by Messrs. Cromer and Scruggs based on the achievement of objective performance criteria for 2011 described below consisted of equity incentives. In March 2012, Messrs. Cromer and Scruggs were granted variable restricted stock awards and TARP RSUs. 50 percent of the variable restricted stock awards will vest and become payable after two years and 50 percent will vest and become payable after three years. The TARP RSUs have the terms described above. Because the variable restricted stock awards and TARP RSUs were not granted until March 2012, the value of these awards is not reflected in the 2011 Summary Compensation Table.

        Performance Determination.    In 2011, ILFC completed AIG's company-wide implementation of its relative performance rating (RPR) process, whereby individual performance is compared against a defined peer performance group generally comprised of at least 50 individuals with similar job roles and levels of responsibility. During roundtable discussions, managers compare individual performance to that of others in the defined peer performance group and assign employees an RPR between "1" (top performance) and "5" (unsatisfactory performance) using a guideline distribution. Ten percent of employees in a peer performance group receive a "1" ranking, 20 percent a "2", 50 percent a "3" and 20 percent a "4" or "5". For Messrs. Courpron and Cromer, the applicable peer performance group consists of senior executives at subsidiary corporations within AIG's group, including Chartis and SunAmerica. For Messrs. Habayeb, Scruggs and Loechteken, the applicable peer performance group consists of senior ILFC executives who report directly to our Chief Executive Officer, Mr. Courpron. Because both of these peer performance groups are too small to meet the guideline distribution, assignment of an RPR to Mr. Courpon by AIG's Chief Executive Officer and to the other named executives by our Chief Executive Officer does not strictly follow guideline distribution. The RPR results in a range of potential incentive payout; an RPR of "1" results in guideline payout of 130 to 150 percent of target subject to adjustment for pool funding for the year based on annual ILFC, AIG or business unit performance, a "2" 120-140 percent, a "3" 80-120 percent, a "4" 40-80 percent and a "5" no payout. Because of the guideline distribution underlying the RPR process, it is possible that achievement of all goals does not result in a maximum or even target payout.

        In addition, for 2011, a cross check was instituted for the named executives in AIG's Top 25 and Top 26-100 groups such that, for Messrs. Courpron, Cromer and Scruggs, a minimum achievement of 50 percent is required to be eligible for any incentive payout and a minimum achievement of 75 percent is required to be eligible for payout at or above target. Under TARP Standards, Mr. Courpron, however, may not receive more than his target amounts, even if his RPR and achievement against goals qualifies him for a higher award.

        TARP RSUs, cash incentives and stock incentives for all of the named executives eligible for these awards were awarded through the RPR process, which, for Messrs. Courpron, Cromer and Scruggs, included achievement against individual performance criteria reviewed and approved by the AIG Compensation Committee and subject to review by the Special Master. However, notwithstanding the full or partial satisfaction of the performance criteria, discretion was retained to reduce any employee's incentive award on the basis of an overall evaluation of the employee's or AIG's performance. The same performance criteria were used for determining grants of each form of incentive compensation described above for Messrs. Cromer and Scruggs. When the level of performance had been determined for Messrs. Cromer and Scruggs, the dollar value of the incentive awarded was allocated in a way that followed the approved structure under the TARP Standards. The RPR process and performance criteria used for each named executive eligible to receive TARP RSUs, cash incentives and stock incentives are summarized under "Compensation Decisions for 2011—2011 Incentive Awards."

        Clawback.    All of the 2011 incentive compensation described above for Messrs. Courpron, Cromer and Scruggs is subject to "clawback" if it is later determined to have been based on materially inaccurate financial statements or any other materially inaccurate performance metrics, or if the named executive is terminated due to misconduct that occurred in 2011.

        Timing.    In order to facilitate compliance with the TARP Standards, TARP RSUs were granted to Mr. Courpron on December 19, 2011 on the basis of his preliminary scorecard. Mr. Courpron's individual performance scorecard was finalized during the first quarter of 2012, and on March 13, 2012 the AIG Compensation Committee confirmed Mr. Courpron's TARP RSU award. Stock incentive awards and TARP RSUs were granted to Messrs. Cromer and Scruggs on March 21, 2012 based on their achievement of objective performance criteria for 2011.

        Mid-Year Cash Payments.    In addition to the cash incentives and stock incentives described above, we have historically made quarterly, mid-year or supplemental cash payments to certain employees based on a subjective assessment of the employee's performance. Mr. Habayeb received a mid-year cash bonus for 2011, and this bonus was awarded outside of the RPR process described above. None of the other named executives received any of these types of payments for 2011.

        ILFC LTIP.    Since 2006, ILFC has maintained a separate long-term incentive award plan for certain of its employees, and beginning in 2010, awards under this plan, which we refer to as the "ILFC LTIP" were granted under a similar plan sponsored by AIG that covers employees of ILFC, AIG and AIG's other subsidiaries. The ILFC LTIP has been designed to complement long-term equity incentives tied solely to the value of AIG Common Stock, and provide a long-term incentive opportunity tied to the performance of ILFC. During 2011, Mr. Habayeb was the only named executive granted an award under the ILFC LTIP. Mr. Habayeb's award was granted while he was still an employee of AIG, however his award becomes earned based on the performance of ILFC in the same manner as other participating ILFC employees. The amount of Mr. Habayeb's ILFC LTIP award was determined as described below under "—Compensation Decisions for 2011." Because of the impact of the TARP Standards, Messrs. Courpron, Cromer and Scruggs did not receive awards under ILFC's LTIP, but they received incentive awards in a form that complied with the requirements of the TARP Standards. Mr. Loechteken is employed outside of the United States and his 2011 compensation structure consisted solely of a base salary. Pursuant to the structure of the ILFC LTIP for 2011, 2011 incentive awards were granted in a combination of cash incentive awards and SARs tied to the value of AIG Common Stock. The SAR component was first introduced in 2010 and was included to provide an equity-linked component that would only have value if the price of AIG's Common Stock increased. Mr. Habayeb's cash incentive awards and SARs are scheduled to become payable based on ILFC's achievement of performance targets tied to ILFC's liquidity, leverage, pre-tax operating income, portfolio age and organizational objectives during a performance period beginning on January 1, 2011 and ending on December 31, 2012. The liquidity, leverage and pre-tax operating goals are each weighted 13.3%, the portfolio age goal is weighted 35% and the organizational objectives are weighted 25%. ILFC believes each of the targets is reasonably attainable if ILFC successfully executes its business plan. The amount of the cash incentive awards and number of SARs that are ultimately earned may range from 0% to 200% of the target award opportunity. Any awards that are earned based on performance are subject to additional time-based vesting requirements that generally lapse over a period of two years in order to increase the retentive value of the performance based awards.

Historic Compensation Components

        Messrs. Cromer and Scruggs were previously granted long-term incentive awards under ILFC's LTIP for the three-year 2009-2011 performance period and for the two-year 2010-2011 performance period. Payment of the incentive awards for the 2009-2011 performance period was based on the growth in value of a phantom share of ILFC for the 2009 calendar year and ILFC's quarterly achieved cash flow balances for the 2010 and 2011 calendar years. Payment of the incentive awards for the 2010-2011 performance period was based on ILFC's quarterly achieved cash flow balances for the performance period. Because of the switch in performance measures from growth in phantom share value to quarterly achieved cash flow balances beginning in calendar 2010, for calendar years 2010 and 2011, the same quarterly achieved cash flow balance targets applied for the 2009-2011 and 2010-2011 awards. The quarterly cash flow balance targets were cumulative targets for the performance period, meaning that the target for the first quarter was added to the target for the second quarter to determine the target for the second quarter, the cumulative targets for the first and second quarters were added to the target for the third quarter to determine the target for the third quarter and so forth throughout the performance period. This structure encouraged a long-term focus, as it required past shortfalls to be "made up" in order for the quarterly target to be achieved, and also provided a carry-forward credit for successful quarters where there was an overage. The cumulative cash flow balance target through the end of the 2010 calendar year was $7,426,905,000 at the threshold level, and the cumulative cash flow balance target at the threshold level through the end of the 2011 calendar year (which was the end of the performance period) was $12,071,594,000. The cumulative cash flow balance target through the end of the 2010 calendar year was $7,304,164,000 at the maximum level, and the cumulative cash flow balance target at the maximum level through the end of the 2011 calendar year (which was the end of the performance period) was $11,410,080,000. The threshold performance levels were established at the beginning of the performance period based on amounts necessary to satisfy ILFC's short-term liquidity objectives for each quarter, while the maximum performance levels were established at the beginning of the performance period based on ILFC's long-term liquidity objectives. No awards were payable unless the threshold performance levels were achieved, and achievement of the maximum performance levels resulted in a higher award payout, with a maximum payout equal to 250% for the 2009-2011 performance period and 200% for the 2010-2011 performance period. Because of the different methodologies in calculating the threshold and maximum performance levels, the threshold target was actually higher than the maximum target at the end of both 2010 and 2011, however no awards were payable unless the threshold targets were achieved. Performance between the threshold and maximum levels resulted in an incremental payout, and as a result no target performance level was established. For 2009-2011 awards, the target growth in value of an ILFC phantom share for 2009 was 5%.

        ILFC achieved 2009 growth in value of an ILFC phantom share of 20.95%, and a cumulative cash flow balance for the 2010 and 2011 calendar years of $14,944,535,000. As a result of ILFC's performance during the 2009-2011 performance period, Messrs. Cromer and Scruggs received an award equal to 250% of each executive's target award for the 2009-2011 performance period. As a result of ILFC's performance during the 2010-2011 performance period, Messrs. Cromer and Scruggs received an award equal to 200% of each executive's target award for the 2010-2011 performance period. The cash incentive awards earned for the 2009-2011 performance period were paid in the first quarter of 2012, while the cash incentive awards earned for the 2010-2011 performance period are payable in three substantially equal installments in 2012, 2013 and 2014 in order to increase the retentive value of the awards.

        The SARs granted to Messrs. Cromer and Scruggs for the 2010-2011 performance period became payable based on the same performance criteria described above. As a result, 200% of the target number of SARs granted to each executive are eligible to become payable subject to the satisfaction of additional time-based vesting requirements, however the SARs were reportable as compensation for 2010 and are not required to be reported in the 2011 Summary Compensation Table.

        Prior to joining ILFC in 2011, Mr. Habayeb was granted incentive awards by AIG during 2010 for the 2010-2011 performance period. The cash incentive award for Mr. Habayeb for the 2010-2011 performance period is reflected in ILFC's 2011 Summary Compensation Table.

2011 Compensation Structure—Indirect Compensation Components

        Welfare and Other Indirect Benefits.    During 2011, the named executives were generally eligible to participate in the same broad-based health, life and disability benefit programs as our other employees.

        Retirement Benefits.    During 2011, ILFC and AIG provided a number of retirement benefits to eligible employees, including both defined contribution plans (such as 401(k) plans) and traditional pension plans (called defined benefit plans). The Special Master required that further accruals under all of these plans, other than the tax-qualified plans, be halted for members of AIG's Top 25 and

Top 26-100 groups but stated that such employees may continue to receive age and service credit for the purpose of vesting in previously accrued benefits.

        During 2011, we had two active defined contribution plans for eligible employees at the named executives' level. The first plan was a 401(k) plan, which is tax-qualified. We matched a percentage of participants' contributions to the 401(k) plan, depending on a participant's length of service, up to $17,150 in 2011 for the named executives. This plan was not affected by the TARP Standards and the Special Master permitted members of AIG's Top 25 and Top 26-100 groups to continue to participate in this plan. The second plan was the ILFC Incentive Deferred Compensation Plan (IDCP), which is a nonqualified defined contribution plan. Eligible participants in the IDCP receive an annual deferred incentive award contribution equal to 3% of their base salary and bonuses earned for the plan year, and may also receive additional discretionary deferred incentive award contributions. None of the named executives received an award under the IDCP for 2011 because ILFC's senior executives were determined not to be eligible for 2011 contributions as part of their overall compensation structure. However, certain named executives continue to have account balances under the plan. The IDCP is described in greater detail in "—Post-Employment Compensation—Nonqualified Deferred Compensation."

        During 2011, the defined benefit plans included a tax-qualified pension plan and the Non-Qualified Retirement Plan, which is a non-qualified restoration plan. Each of these plans provides for a yearly benefit based on years of service and average final salary. These plans and their benefits are described in greater detail in "—Post-Employment Compensation—Pension Benefits."

        Perquisites and Other Compensation.    To facilitate the performance of their management responsibilities, we provide some employees with temporary relocation expenses, automobile-related benefits, legal services, financial and tax planning and other benefits categorized as "perquisites" or "other" compensation under the SEC rules. For example, Mr. Habayeb was reimbursed for his temporary moving expenses and provided with a related tax "gross up" during 2011 in connection with his relocation to ILFC's headquarters in Los Angeles.

        The Special Master generally limited the amount of perquisites and "other" compensation for members of AIG's Top 25 and Top 26-100 groups to $25,000 per year. In addition, all payments of tax "gross-ups" to these employees have been prohibited, except in connection with expatriate arrangements. Temporary relocation benefits of the type provided to Mr. Courpron in connection with his commencement of employment generally constitute good cause for the executive to be paid the benefits under the TARP Standards.

        In addition, since September 2009, AIG has maintained a Luxury Expenditure Policy, which summarizes existing relevant underlying policies and guidelines that address corporate expenditures, including entertainment and events, office and facility renovations, aviation and other transportation services and other similar items, activities and events. During 2011, the policy applied to all of our employees. The policy is intended to help ensure that expenses are reasonable and appropriate. A copy of the policy may be obtained from the Corporate Governance section of AIG's corporate website at www.aig.com.

        Termination Benefits and Policies.    During 2011, Mr. Courpron was a participant in AIG's Executive Severance Plan (ESP). Messrs. Cromer, Habayeb, Scruggs and Loechteken were participants in a separate ILFC Executive Severance Plan (ILFC ESP) that was modeled off the ESP and established by ILFC for eligible employees during 2010. Mr. Lund did not receive any severance benefits under the ESP, ILFC ESP or any other severance plan in connection with his retirement as President of ILFC effective April 1, 2011 and termination of employment with ILFC on June 30, 2011.

        For any participants in the ESP or ILFC ESP who are members of AIG's Top 25 or Top 26-100 groups, benefits under these plans generally could not be increased by any of their compensation structures during any period they are in these groups. The TARP Standards also prohibit these executives from accruing additional benefits under the nonqualified pension plan that are otherwise provided for under the ESP.

        During 2011, the ESP provided for severance payments and benefits if a participating executive was terminated without "Cause" or if a qualifying executive terminated for "Good Reason." In the event of a qualifying termination, but subject to the restrictions described above, a participant was eligible to receive an annual amount equal to the sum of salary, annual quarterly and supplemental bonuses and three-year-average performance-based annual incentives for a severance period of up to two years that is based on the executive's seniority or length of service. Unvested long-term awards (other than TARP RSUs) would continue to vest during the severance period but otherwise generally would be forfeited.

        The ILFC ESP is similar to the ESP, however severance payments and benefits are only provided if a participating executive is terminated without "Cause" (there is no "Good Reason" trigger). The severance period under the ILFC ESP is also capped at twelve months instead of two years to reflect the differences in seniority for ILFC ESP participants.

Compensation Decisions for 2011

        Total Direct Compensation Opportunity.    Compensation proposals for members of AIG's Top 25 and Top 26-100 groups were largely based on the 2010 structures determined by the Special Master for Top 25 and Top 26-100 group employees.

        AIG had several discussions with the Special Master regarding the appropriate total opportunity for Mr. Courpron and each other member of AIG's Top 25 group. These discussions focused on three major factors: the amount of total direct compensation, the appropriate allocation between cash and non-cash compensation components and the form and transferability of the non-cash components. The Special Master determined a total compensation opportunity of $5,400,000 for Mr. Courpron. This compensation level was in line with the compensation level specified in Mr. Courpron's employment agreement entered into in connection with his commencement of employment on May 18, 2010.

        For members of AIG's Top 26-100 group, AIG was permitted to establish total opportunities subject to the Special Master's structural requirements. Target total compensation of approximately $2,250,000 for Mr. Cromer and $2,140,000 for Mr. Scruggs was established for 2011. These amounts were determined based on a comparison to the compensation opportunities for comparable executives at AIG and its subsidiaries (Internal Pay Data), each individual's level of responsibility, historical compensation and contribution to our performance.

        For Mr. Habayeb, because he was not a member of AIG's Top 25 or Top 26-100 groups for 2011, his compensation was not subject to the TARP Standards or review by the Special Master. No target total 2011 compensation amount was established for Mr. Habayeb. Instead, the amount of each of Mr. Habayeb's direct compensation elements was determined based on a comparison to Internal Pay Data, Mr. Habayeb's level of responsibility, historical compensation and contribution to our performance, and for his annual bonus payment, a review of his performance under the RPR process described above.

        For Mr. Loechteken, his compensation structure for 2011 consisted solely of a base salary, the amount of which was determined based on a comparison to Internal Pay Data, Mr. Loechteken's level of responsibility, historical compensation and contribution to our performance.

        2011 Cash Salary.    Pursuant to Mr. Courpron's employment agreement entered into in connection with his commencement of employment on May 18, 2010, Mr. Courpron's annualized cash salary rate was set at $975,000. Mr. Courpron's annual cash salary level was discussed with, and included in AIG's submission to, the Special Master in 2010, and was not increased for 2011.

        For Messrs. Cromer, Scruggs and the other members of AIG's Top 26-100 group, the Special Master's approved structure limited cash salaries to $500,000, other than in exceptional circumstances for good cause shown. Mr. Cromer's 2011 cash salary was set at $625,000. Mr. Cromer's 2011 cash salary was the same as his cash salary for 2010, as his cash salary was not reduced even though he entered AIG's Top 26-100 group for 2011. Mr. Scruggs' 2011 cash salary was set at $800,000. Like Mr. Cromer, Mr. Scruggs' 2011 cash salary was the same as his cash salary for 2010 and was not reduced even though he entered AIG's Top 26-100 group for 2011.

        Messrs. Habayeb and Loechteken were not members of AIG's Top 25 or Top 26-100 groups for 2011, and their salaries were not subject to review or reduction by the Special Master. Mr. Habayeb's 2011 cash salary was set at $500,000 at the beginning of the year while he was employed by AIG, and was not increased when he joined ILFC from AIG in May 2011. Mr. Loechteken's 2011 cash salary was set at his current level upon his commencement of employment with ILFC in 2011.

        2011 Stock Salary.    The Special Master determined the amount of Mr. Courpron's total opportunity that was to be in the form of Stock Salary and also established the related period of restriction before Mr. Courpron's Stock Salary would be monetized. Mr. Courpron's Stock Salary level was set in accordance with the terms of his employment agreement entered into in 2010.

        For Messrs. Cromer and Scruggs, the amount of Stock Salary was set so as to allow the largest target incentive award opportunity consistent with the approved structure under the TARP Standards and the targeted total direct compensation levels. In accordance with the Special Master's structural requirements, the period of restriction before the Stock Salary granted to Messrs. Cromer and Scruggs would become monetized is one year.

        Messrs. Habayeb and Loechteken did not receive any Stock Salary grants.

        2011 Incentive Awards.    For Messrs. Courpron, Cromer and Scruggs, the Special Master required that incentive awards be granted based on objective performance metrics. For Mr. Courpron, the Special Master required that incentive awards take the form of TARP RSUs, while Messrs. Cromer and Scruggs were eligible to earn both cash and equity incentives. Mr. Habayeb was not a member of AIG's Top 25 or Top 26-100 groups so his incentive awards were not subject to or impacted by the TARP Standards. For 2011, Mr. Habayeb was eligible for an annual cash bonus based on performance metrics established in connection with the RPR process.

        The metrics for Messrs. Courpron and Scruggs were established across four categories—financial, strategic, operational and organizational—and were selected to reflect objectives key to the successful completion of AIGs' restructuring, improvement of core businesses (including ILFC) and delivery of long term growth. Mr. Cromer's metrics were similar to the metrics for Messrs. Courpron and Scruggs, but were established across three categories (financial, strategic and organizational). Mr. Habayeb's metrics were established across the same four categories as Messrs. Courpron and Scruggs.

        For Mr. Courpron, the performance metrics were designed to reflect ILFC's business, and included the following measures:

	Metric	Significant Achievements
Financial (40%)	• Optimize capital structure, increase structured financing capability, diversify funding sources, reduce borrowing costs and improve liquidity	• Oversaw improvements in ILFC's liquidity position and deleveraging of ILFC's balance sheet.
	• Strengthen customer relationships and develop original business strategies to differentiate ILFC from the competition	• Achieved improved customer relations as a result of the opening of ILFC's Amsterdam office in 2011. Developed plan to optimize acquisition of AeroTurbine in 2011.
Strategic (25%)	• Execute acquisition of "part-out" company	• Completed acquisition of AeroTurbine during 2011.
	• Improve ILFC's trading capability	• Oversaw hiring of new personnel.
	• Increase orders for new narrowbody aircraft	• Executed commitments to purchase new high-demand fuel-efficient aircraft during 2011.
	• Manage mid-life and older aircraft to achieve maximum value from these assets	• Oversaw integration of AeroTurbine capabilities into ILFC to help improve existing ILFC asset management strategies.
Operational (15%)	• Support and promote a robust compliance framework within ILFC and maintain appropriate internal controls	• Oversaw implementation of compliance initiatives, including the hiring of a new Chief Compliance Officer and interfacing with AIG's Global Head of Compliance.
	• Implement new ILFC reporting structure	• Directed the integration of 8 new top managers (out of 11 total top managers) and avoided disruptions to the business.
	• Implement performance management tools	• Implemented first ever formal performance review process at ILFC during 2011.
Organizational (20%)	• Improve ILFC's human capital capabilities and employee development programs	• Added new talent at different positions throughout ILFC. Initiated comprehensive leadership and development platform.

        For Mr. Scruggs, the performance metrics were designed to reflect ILFC's business, and included the following measures:

	Metric	Significant Achievements
Financial (40%)	• Achieve $4,160,000,000 in gross rental revenue at the end of 2011	• Achieved gross rental revenue of $4,454,405,000 for 2011.
	• Improve ILFC's lease rates as a percentage of total owned aircraft	• Achieved improvements in lease rates during 2011.
	• Achieve reductions in long-term accounts receivable by the end of ILFC's third quarter.	• Achieved a reduction in the balance of long-term accounts receivable by the end of the third quarter.
Strategic (20%)	• Leverage ILFC's brand through new joint venture opportunities	• Executed letter of intent for new joint venture and pursuing a successful closing.
	• Improve selected customer and supplier relationships	• Participated in meetings and other relationship building activities throughout 2011.
	• Bid on 75 sale-leaseback opportunities during 2011	• Executed over 100 sale-leaseback bids, with many closing successfully.
Operational (20%)	• Refine and improve leasing models	• Developed and implemented comprehensive leasing model.
	• Develop human capital in the marketing department	• Improved marketing department human capital. Over 80% of marketing department employees are viewed as successful performers.
Organizational (20%)	• Integrate new personnel into the marketing department and begin staffing ILFC's Asia office	• Integrated four new executives into the marketing department and have made initial hires for Asia office.

        For Mr. Cromer, the performance metrics were designed to reflect ILFC's business, and included the following measures:

	Metric	Significant Achievements
Financial (50%)	• Improve ILFC's liquidity position and reduce ILFC's leverage; improve operating income.	• Achieved improvements in ILFC's liquidity position and deleveraging of ILFC's balance sheet.
Strategic (30%)	• Reduce age of ILFC's fleet and manage mid-life and older aircraft to achieve maximum value from these assets

•

Completed AeroTurbine acquisition and leading integration of AeroTurbine capabilities into ILFC to help improve existing ILFC asset management strategies. Currently serving as a member of the AeroTurbine board of directors.

• Contributed to execution of commitments to purchase new high-demand fuel-efficient aircraft during 2011.
Organizational (20%)	• Improve ILFC's human capital capabilities and employee development programs	• Contributed to implementation of first ever formal performance review process at ILFC during 2011.
	• Successfully transition Chief Financial Officer role	• Chief Financial Officer role has been successfully transitioned to Elias Habayeb.

        For Mr. Habayeb, the performance metrics were designed to reflect ILFC's business, and included the following measures:

	Metric	Significant Achievements
Financial (30%)	• Implement a refined liquidity management framework with a rolling twenty four month focus.	• Maintained discipline surrounding liquidity management and implemented investment policy.
	• Maintain ILFC's leverage ratio below 3.3x	• Continued to deleverage ILFC. ILFC's leverage ratio was 3.0x at 2011 year end.
	• Explore opportunities to reduce ILFC's borrowing costs	• Cost reduction efforts underway.
Strategic (30%)	• Coordinate efforts to launch potential IPO.	• Successfully managed IPO readiness process.
	• Coordinate the integration of AeroTurbine's finance function into ILFC's within 90 days after acquisition	• Executed successful finance function integration.
	• Establish internal audit function	• Internal ILFC audit department launched in January 2012.
Operational (20%)	• Coordinate ILFC's public reporting and develop appropriate finance and treasury functions for a stand-alone public company	• Completed all SEC filings successfully and initiated enhancement to finance and treasury functions.
Organizational (20%)	• Develop human capital in the finance department	• Improved finance department human capital and identified talent gaps to address. Completed leadership training for key finance managers.
• Finance leadership team established.

        ILFC does not have a formulaic level of performance necessary for an employee to earn a minimum or maximum payout under the incentive component. As described under "Compensation Structure—Direct Compensation Components—2011 Incentive Compensation—Performance Determination," TARP RSUs, cash incentives and stock incentives were awarded to the named executives through the RPR process, and achievement against the objective performance metrics required by the TARP Standards for Messrs. Courpron, Cromer and Scruggs was part of that process.

        For Mr. Courpron, in light of the applicable TARP restrictions, the AIG Compensation Committee made his compensation determination in December 2011 on the basis of a preliminary individual scorecard and RPR. Mr. Courpron's final scorecard and RPR was prepared during the first quarter of 2012, and the AIG Compensation Committee reviewed any changes and confirmed Mr. Courpron's

TARP RSU grants. Based on 2011 performance, Mr. Courpron met the 75 percent minimum achievement threshold to be eligible for incentive payout at or above target and earned an RPR of "3" or lower, qualifying him for payout at target. The AIG Compensation Committee therefore determined to award incentive compensation to Mr. Courpron at the target amount (his award cannot exceed the target amounts authorized by the Special Master).

        For Messrs. Cromer and Scruggs, the AIG Compensation Committee, with input from Mr. Courpron, reviewed each executive's performance and prepared each executive's final 2011 scorecard and RPR. Based on 2011 performance against the metrics described above and the RPR earned by Mr. Cromer, the AIG Compensation Committee determined to award incentive compensation (which was in the form of variable cash and stock incentives and TARP RSUs) to Mr. Cromer at 150% of his target amount. Based on 2011 performance against the metrics described above and the RPR earned by Mr. Scruggs, the AIG Compensation Committee determined to award incentive compensation (which was in the form of variable cash and stock incentives and TARP RSUs) to Mr. Scruggs at 135% of his target amount. Messrs. Cromer and Scruggs each met the 75 percent minimum achievement threshold to be eligible for incentive payout at or above target.

        For Mr. Habayeb, his performance was reviewed by Mr. Courpron. Based on 2011 performance against the metrics described above and the RPR earned by Mr. Habayeb, Mr. Habayeb was awarded an annual bonus payment at 100% of his target amount.

        Mr. Loechteken's compensation structure for 2011 did not include any incentive compensation component.

2011 Process for Compensation Decisions

        Role of the AIG Compensation and Management Resources Committee.    During 2011, we were an indirect wholly owned subsidiary of AIG and the compensation of our named executives who were members of AIG's Top 25 or Top 26-100 groups was subject to the TARP Standards and the determinations of the Special Master. In accordance with the TARP Standards, the AIG Compensation Committee was responsible for reviewing and approving the 2011 compensation of the members of AIG's Top 25 and Top 26-100 groups, including any of our named executives or other employees who were members of these groups. For 2011, after considering the recommendation of AIG's Chief Executive Officer, the AIG Compensation Committee reviewed and approved the compensation of our named executives who were members of AIG's Top 25 or Top 26-100 groups. As described above, the Special Master was required to approve decisions regarding the structure (and, for members of AIG's Top 25 group, amount) of compensation for these named executives.

        During 2011, in addition to reviewing and approving the compensation awarded to the key employees under its purview, the AIG Compensation Committee, among other responsibilities, made recommendations to AIG's Board of Directors with respect to compensation programs for other key employees of AIG and its subsidiaries (including ILFC), and was responsible for evaluating, in conjunction with AIG's Chief Risk Officer, any risks posed to AIG by its compensation programs. These responsibilities, which may not be delegated to persons who are not members of the AIG Compensation Committee, are set forth in the AIG Compensation Committee's charter, which is available in the Corporate Governance section of AIG's corporate website at www.aigcorporate.com. The AIG Compensation Committee is also responsible for administering all of AIG's equity plans, including its 2010 Stock Incentive Plan, 2007 Stock Incentive Plan, Amended and Restated 2002 Stock Incentive Plan and Amended and Restated 1999 Stock Option Plan. Awards under AIG's equity plans to our named executives and other employees have generally been approved by the AIG Compensation Committee.

        During 2011, attendance at AIG Compensation Committee meetings generally included AIG internal legal and human resources executives and their staff members (depending upon agenda items),

outside counsel and the AIG Compensation Committee's independent consultant. Since October 2009, attendance also regularly has included representatives of the Department of the Treasury. Between September 2008 and January 14, 2011 (the date of AIG's Recapitalization closing), attendance regularly included representatives of the FRBNY and their advisors.

        Because of the role of the AIG Compensation Committee, ILFC did not have its own separate compensation committee in 2011. To the extent the compensation of one of ILFC's executive officers was not approved by the AIG Compensation Committee, the compensation was approved by ILFC's board of directors (and ILFC's board of directors also ratified any compensation approved by the AIG Compensation Committee when appropriate from an ILFC corporate perspective). For example, Messrs. Habayeb's and Loechteken's annual bonuses (if any), base salary levels and other non-AIG equity-based compensation paid by ILFC were approved by ILFC's board of directors after considering the recommendation of ILFC's Chief Executive Officer. In these circumstances, each member of ILFC's board of directors participates in the compensation approval process.

        Consultants.    To provide independent advice, the AIG Compensation Committee has used the services of Frederic W. Cook & Co. (the Cook firm) since 2005. The AIG Compensation Committee directly engaged the Cook firm to provide independent, analytical and evaluative advice about AIG's compensation programs for senior executives. A senior consultant of the Cook firm regularly attends AIG Compensation Committee meetings and provides information on compensation trends along with specific views on AIG's compensation programs. The Cook firm responds on a regular basis to questions from the AIG Compensation Committee and the Committee's other advisors, providing its opinions with respect to the design and implementation of current or proposed compensation programs. The Cook firm also participated in the AIG Compensation Committee meetings in which compensation risk assessments were conducted and advised that the process was thorough and well designed. For services related to board and executive officer compensation, the Cook firm was paid $103,316 in 2011. The Cook firm also has provided advice to AIG's Nominating and Corporate Governance Committee on AIG director compensation and market practices with respect to director compensation. The Cook firm reports directly to the Chairman of the AIG Compensation Committee. Other than services provided to the AIG Compensation Committee and the Nominating and Corporate Governance Committee, neither the Cook firm nor any of its affiliates provides any other services to AIG, us or any of AIG's or our respective affiliates.

        In 2011, the AIG Compensation Committee also considered materials prepared by Mercer and Johnson Associates related to various aspects of AIG's efforts to comply with the TARP Standards and the requirements of the Special Master. Mercer and Johnson Associates were engaged by AIG to assist AIG management with this work.

        Consideration of Competitive Compensation Levels.    For each of the named executives within its purview, the AIG Compensation Committee used the compensation of comparable executives at AIG and its subsidiaries (Internal Pay Data) as a reference and comparison point when analyzing each executive's compensation. In addition to Internal Pay Data, for each named executive within its purview, the AIG Compensation Committee also considered general information from other companies disclosed in a variety of non-customized third-party compensation surveys or publicly filed proxy statements (Survey Data).

        Consultations with Stakeholders.    AIG's compensation decisions in 2011—including decisions with respect to ILFC's named executives and other key employees—were guided by discussions with a number of outside stakeholders. AIG spoke frequently with the Special Master both while formulating its proposals and while implementing the Special Master's decisions. AIG also consulted with the Department of the Treasury regarding compensation matters.

        Consideration of Prior Years' Compensation.    With respect to the members of AIG's Top 25 or Top 26-100 groups, when deciding on appropriate amounts and/or structures of compensation to approve, the Special Master is permitted to take into account prior years' compensation, including legally binding rights under valid employment contracts that are not themselves subject to review by the Special Master. The Special Master was provided with information on prior years' compensation, and indicated that the information was considered when making decisions.

        Consideration of Risk Management.    As required by the TARP Standards, the AIG Compensation Committee reviewed the compensation arrangements of AIG's employees (including ILFC employees) with AIG's Senior Risk Officer at least every six months.

Other Considerations with Respect to 2011 Compensation

        Aggregate Limit on Incentives.    As part of the 2011 approved compensation structure for members of AIG's Top 26-100 group, the Special Master limited total incentives for that group to a percentage of AIG's earnings determined by the AIG Compensation Committee. Based on an assessment of historic and current incentive levels and a range of performance scenarios, the AIG Compensation Committee limited total 2011 incentives for AIG's Top 26-100 group to five percent of AIG's eligible earnings (defined as the aggregate adjusted net income from AIG's insurance company subsidiaries included in AIG's consolidated financial statements), an increase from the three percent limit used for 2010. The AIG Compensation Committee determined that this increase was appropriate because the number of employees subject to the limit remained consistent while the aggregate adjusted net income "pool" from which to pay them was measurably decreased due to certain divested businesses no longer being part of the measurement. The aggregate actual incentive compensation awarded to all members of AIG's Top 26-100 group did not exceed the limit.

        Deductibility of Executive Compensation.    As a participant in TARP, AIG is subject to Section 162(m)(5) of the Code which limits a TARP participant's ability to take a federal income tax deduction for compensation paid to its chief executive officer, chief financial officer and its three other most highly compensated officers. Section 162(m)(5) generally lowers the cap on the deductibility of compensation paid to these individuals from $1,000,000 to $500,000 per year and removes the exemption for compensation determined to be "performance-based" under applicable tax regulations. None of our named executives was in AIG's group of executives subject to Section 162(m)(5) of the Code for 2011.

        Share Ownership Guidelines and No-Hedging Policy.    AIG's share ownership guidelines generally apply to members of AIG's Top 25 group and Top 26-100 group. AIG's guidelines establish levels of ownership of AIG Common Stock at three times salary for our officers at the named executives' level. Until the guidelines are met, such employees are required to retain 50 percent of the shares of AIG Common Stock received upon the exercise of stock options or upon the vesting of restricted stock units granted by AIG. Shares held for purposes of the guidelines include stock owned outright by the officer or his or her spouse, stock salary that has vested but not yet been delivered and earned but unvested share-based awards.

        AIG's Code of Conduct prohibits our employees from engaging in any hedging transactions with respect to any of AIG's securities, including trading in any derivative security relating to AIG's securities.

        Prior to commencement of trading of Holdings' common stock on the NYSE, the board of directors of Holdings will adopt a code of business conduct and ethics applicable to directors, officers and employees in accordance with applicable rules and regulations of the SEC and the NYSE. See "Management—Code of Business Conduct and Ethics."

        Adjustment and Recovery of Awards.    As noted above, the incentive compensation paid to members of AIG's Top 25 group and Top 26-100 group will generally be subject to clawback if it is based on materially inaccurate financial statements or any other materially inaccurate performance metrics or if the individual is terminated for misconduct that occurred during the period in which the incentive compensation was earned.

Compensation Structure Following the Offering and Separation from AIG

        This section discusses certain compensation-related actions taken or that are expected to be taken in connection with this offering and our separation from AIG.

2012 Performance Incentive Plan

        Prior to the completion of this offering, the board of directors of Holdings will adopt, and the stockholders of Holdings will approve, a new long-term incentive plan to provide an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. Employees, officers, directors, and consultants that provide services to us or one of our subsidiaries may be selected to receive awards under the plan.

        Our compensation committee will administer the plan. The administrator of the plan has broad authority to:

  •
  select participants and determine the types of awards that they are to receive;

  •
  determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the awards and establish the vesting conditions (if applicable) of such shares or awards;

  •
  cancel, modify or waive our rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;

  •
  construe and interpret the terms of the plan and any agreements relating to the plan;

  •
  accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consent;

  •
  subject to the other provisions of the plan, make certain adjustments to an outstanding award and authorize the termination, conversion, substitution or succession of an award; and

  •
  allow the purchase price of an award or our shares to be paid in the form of cash, check or electronic funds transfer, by the delivery of previously-owned shares or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the administrator may authorize, or any other form permitted by law.

        A total of                        shares of the common stock of Holdings are authorized for issuance with respect to awards granted under the plan. Any shares subject to awards that are not paid, delivered or exercised before they expire or that are canceled, terminated or fail to vest, will become available for other award grants under the plan. As of the date of this prospectus, no awards have been granted under the plan, and the full number of shares authorized under the plan is available for award purposes.

        Awards under the plan may be in the form of incentive or nonqualified stock options, stock appreciation rights, stock bonuses, restricted stock, stock units, performance stock, phantom stock, dividend equivalents and other forms of awards including cash awards. Awards under the plan generally will not be transferable other than by will or the laws of descent and distribution, except that the plan administrator may authorize certain transfers. Awards are generally paid in cash or shares of common stock of Holdings. The plan administrator may provide for the deferred payment of awards and may determine the terms applicable to deferrals.

        As is customary in incentive plans of this nature, the number and type of shares available under the plan and any outstanding awards, as well as the exercise or purchase prices of awards, will be subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders. In no case (except due to an adjustment referred to above or any repricing that may be approved by our stockholders) will any adjustment be made to a stock option or stock appreciation right award under the plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per-share exercise or base price of the award.

        The board of directors of Holdings may amend or terminate the plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant. Plan amendments will be submitted to stockholders for their approval as required by applicable law or any applicable listing agency. The plan is not exclusive—we may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

        The plan will terminate on                        , 2022. However, the plan administrator will retain its authority until all outstanding awards are exercised or terminated. The maximum term of options, stock appreciation rights and other rights to acquire shares under the plan is ten years after the initial date of the award.

Other Benefit Plans

        Following the completion of this offering, our executive officers and other employees will continue to be eligible to participate in retirement, health, life, disability, severance and other benefit plans. These benefits will either be provided under plans that will be established by us in connection with this offering or will continue to be provided under plans sponsored or maintained by AIG. We also expect to establish an annual cash incentive compensation program under our new 2012 Performance Incentive Plan that will be effective beginning with the 2013 calendar year.

Continued Impact of the TARP Standards

        If AIG beneficially owns at least 50% of our outstanding stock upon completion of this offering, we will continue to be subject to the TARP Standards following this offering until the time that AIG no longer owns at least 50% of our outstanding stock or repays 100% of the aggregate financial assistance it received under TARP, whichever is earlier. To the extent any of our executive officers fall within AIG's Top 25 group or Top 26-100 group for any given year while we are subject to the TARP Standards, the compensation of these executive officers will be subject to the statutory compensation limits under the TARP Standards.

        Under the TARP Standards, the AIG Compensation Committee has been responsible for reviewing and approving the compensation of each member AIG's Top 25 group and Top 26-100 group. Following the completion of this offering, at any time while we are subject to the TARP Standards, we expect that the AIG Compensation Committee will continue to be responsible for reviewing and approving the compensation of any of our executive officers who is a member of either AIG's Top 25 group or Top 26-100 group. In addition, members of AIG's Top 25 group and Top 26-100 group have been required to receive equity compensation in the form of AIG securities (generally either shares of AIG common stock or AIG common stock units). Following the completion of this offering, at any time while we are subject to the TARP Standards, we expect that the equity compensation awarded to any of our executive officers who is a member of either AIG's Top 25 group or Top 26-100 group will continue to be in the form of AIG securities, rather than in equity-based compensation tied to the value of our common stock granted under our 2012 Performance Incentive Plan. To the extent that following this offering our executive officers are members of AIG's Top 25 group or Top 26-100 group for any given year when the TARP Standards apply, the authority of our compensation committee to determine the amounts and structure of the compensation awarded or paid to these officers will be more limited than with respect to our other executive officers and employees.

        At any time following this offering while we are subject to the TARP Standards, our employees will continue to be covered by AIG's Luxury Expenditures Policy. In addition, at any time following this offering while we are subject to the TARP Standards, the AIG Compensation Committee will be required to review our compensation plans with AIG's Senior Risk Officer to ensure they do not encourage unnecessary and excessive risks. Any such review will be in addition to the review undertaken by our compensation committee.

Compensation Committee Interlocks and Insider Participation

        Holdings was formed on August 22, 2011. Other than the AIG officers who will serve as board members of Holdings upon the listing of Holdings' common stock on the NYSE, no member of Holdings' board of directors has any relationships requiring disclosure by us under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of Holdings' executive officers serve as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has one or more executive officers who serve on Holdings' board of directors.

        During 2011, ILFC did not have a compensation committee. Mr. Courpron made recommendations to ILFC's board of directors and the AIG Compensation Committee in 2011 as to the compensation of ILFC's executive officers other than himself. Other than its board members who are officers of our parent, AIG, no member of ILFC's board of directors had any relationships requiring disclosure by it under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of its executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has one or more executive officers who served on its board of directors during 2011.

2011 COMPENSATION

        The following tables contain information with respect to our named executive officers for 2011. As required by SEC rules, our named executive officers include individuals who have served as our Chief Executive Officer or Chief Financial Officer at any time during 2011, our three other most highly paid executive officers in office at the end of 2011 and up to two additional former executive officers who would have been one of our three most highly paid executive officers if he or she had continued to be employed at the end of 2011. Our five executive officers in office at the end of 2011—Messrs. Courpron, Cromer, Habayeb, Scruggs and Loechteken—are each considered to be named executive officers for 2011. In addition, Alan Lund, our former President and Vice Chairman who retired as President of ILFC effective April 1, 2011 and terminated as an employee of ILFC on June 30, 2011, is also considered to be a named executive officer for 2011. These six current and former executive officers are referred to as the "named executives."

        Prior to this offering, ILFC was an indirect wholly owned subsidiary of AIG. Two of the six named executives were members of AIG's Top 25 group for 2011, and an additional two were members of AIG's Top 26-100 group for 2011. As a result, their compensation was subject to and impacted by the TARP Standards. Please see "—Compensation Discussion and Analysis" for details regarding the manner in which the compensation of the named executives was administered.

 2011 Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Henri Courpron	2011	975,000	—	4,424,994	—	—	18,668	11,276	5,429,938
Chief Executive Officer	2010	606,370	—	3,134,848	—	685,000	—	109,797	4,536,015
Frederick S. Cromer	2011	625,000	—	274,994	—	2,150,000	36,688	9,727	3,096,409
President	2010	611,027	981,875	174,992	88,731	—	39,737	136,080	2,032,442
Elias Habayeb	2011	533,654	600,000	—	110,019	603,750	53,568	817,749	2,718,740
Senior Vice President & Chief Financial Officer
Philip G. Scruggs	2011	800,000	—	55,994	—	1,779,211	163,343	27,389	2,825,937
Executive Vice President & Chief Marketing Officer
Heinrich Loechteken	2011	727,063	—	—	—	—	—	—	727,063
Senior Vice President & Chief Investment Officer
Alan Lund	2011	500,000	—	1,500,000	—	—	1,198,391	106,123	3,304,514
Former President &	2010	930,137	—	2,841,131	—	439,492	484,763	17,149	4,712,672
Vice Chairman	2009	1,081,250	986,667	2,844,884	—	212,500	451,518	491,153	6,067,972

(1)
Reflects each named executive's position in effect at the end of 2011 or former position at the time of termination. Mr. Lund retired as President of ILFC effective April 1, 2011 and terminated as an employee of ILFC on June 30, 2011. Compensation paid to Mr. Lund for his services to us as a non-management director following his termination of employment is reported in the Director Compensation table and is not included in this table. Amounts reported for Mr. Habayeb include compensation from AIG prior to his joining ILFC from AIG in May 2011. Amounts reported for Mr. Loechteken are paid in euros and were converted into U.S. dollars based on a spot rate in effect for each pay period.

(2)
Messrs. Courpron and Lund were not eligible under the TARP Standards to receive any 2011 cash bonus or cash incentive payments. The amounts in this column for 2011 include an annual bonus payment of $450,000 and a mid-year bonus payment of $150,000 for Mr. Habayeb.

(3)
2011 Amounts.    For Mr. Courpron, the amount represents the grant date fair value of Stock Salary paid during 2011 in RSUs and TARP RSUs awarded in December 2011 for 2011 performance. For Messrs. Cromer, Scruggs and Lund, the amount represents the grant date fair value of Stock Salary paid during 2011 in RSUs.

  Calculation.    The amount shown for the stock awards granted by AIG in 2011 and in prior years was calculated based on the closing price of the applicable AIG security (AIG Common Stock, or in the case of Stock Salary awards granted in 2010 that were originally denominated in LTPUs, the basket of AIG Common Stock and debt securities underlying the LTPUs) on the date of grant.

(4)
For 2011, the amount represents the grant date fair value at the probable performance level of SARs granted to Mr. Habayeb under ILFC's Long-Term Incentive Plan (ILFC LTIP). The grant date fair value of these SARs at the maximum performance level would be $1,961,888. The amount shown for the awards granted by AIG was calculated using a Monte Carlo simulation incorporating the following assumptions: (1) an expected dividend yield of 0%, (2) an expected volatility of 36%, (3) a risk free interest rate of 0.8%, and (4) an expected term of 2.7 years.

(5)
2011 Year-End Variable Cash Incentive.    The amount shown for Messrs. Cromer and Scruggs includes 2011 year-end variable cash incentive award pay of $1,012,500 for Mr. Cromer and $866,700 for Mr. Scruggs based upon the achievement of objective performance criteria determined by the AIG Compensation Committee. 50 percent of each executive's variable cash award was paid in March 2012 and the remaining 50 percent is payable in March 2013.

  ILFC LTIP.    For 2011, the amounts shown for Messrs. Cromer, Scruggs and Habayeb represent payments earned under the ILFC LTIP as follows: (1) a payment of $437,500 for Mr. Cromer and $312,511 for Mr. Scruggs for the three-year 2009-2011 performance period and (2) a payment of $700,000 for Mr. Cromer, $603,750 for Mr. Habayeb and $600,000 for Mr. Scruggs for the two-year 2010-2011 performance period. Awards earned for the 2009-2011 performance period were paid to the named executives in March 2012, and awards earned for the 2010-2011 performance period are payable in three substantially equal installments, with the first installment paid in January 2012 and subsequent installments payable in January 2013 and January 2014.

(6)
The amounts in this column do not represent amounts that were paid to the named executives. Rather, the amounts represent the total change of the actuarial present value of the accumulated benefit under the U.S. qualified and non-qualified defined benefit (pension) plans in which the named executives participate, if applicable. These plans are described in "—Post-Employment Compensation—Pension Benefits."

  Because Messrs. Courpron, Cromer, Scruggs and Lund were members of AIG's Top 25 or Top 26-100 groups for 2011, pursuant to the TARP Standards, there is a freeze on future benefit accruals with regard to the benefits provided under the non-qualified plan (the Non-Qualified Retirement Plan) for these named executives. The TARP Standards require that any future benefit accruals for these named executives cease while they are among AIG's 100 most highly compensated employees under the TARP Standards.

(7)
Perquisites.    This column includes the incremental costs of perquisites and benefits. The following table details the incremental cost of perquisites received by each named executive in 2011.

Perquisites and Benefits

Name	Personal Use of Car Service/Car Allowance/Parking ($)(a)	Financial, Tax and Legal Planning ($)(a)	Personal Use of Club Memberships and Recreational Opportunities(a)	Total ($)
Henri Courpron	—	—	—	—
Frederick S. Cromer	—	—	—	—
Elias Habayeb	2,543	—	—	2,543
Philip Scruggs	—	6,570	—	6,570
Heinrich Loechteken	—	—	—	—
Alan Lund	—	—	—	—

(a)
The incremental costs for car-related perquisites represent ILFC's direct expenditures.

  Other Benefits.    This column also includes life insurance premiums paid for the benefit of the named executives. For group life insurance, the 2011 company-paid costs were: Mr. Courpron—$216; Mr. Cromer—$216; Mr. Habayeb—$469; Mr. Scruggs—$216; Mr. Loechteken—$0; and Mr. Lund—$108.

  This column also includes 401(k) matching contributions in the following amounts for 2011: Mr. Courpron—$4,900; Mr. Cromer—$5,073; Mr. Habayeb—$4,899; Mr. Scruggs—$17,150; Mr. Loechteken—$0; and Mr. Lund—$17,150. In addition, for Mr. Habayeb this column includes reimbursement of his moving expenses incurred in connection with his commencement of employment with ILFC of $565,358 and related tax gross-up payments of $244,479.

  This column also includes health and welfare benefits in the following amounts for 2011: Mr. Courpron—$6,160; Mr. Cromer—$4,438; Mr. Habayeb—$0; Mr. Scruggs—$3,453; Mr. Loechteken—$0; and Mr. Lund—$740. The 2011 amounts for Mr. Lund also include a payment for his accrued vacation balance of $88,125.

2011 Grants of Plan-Based Awards

        During 2011, the named executives were granted equity-based incentive awards in the form of Stock Salary and TARP RSUs. All of these equity-based awards relate to shares of AIG Common Stock, and not to shares of our common stock or other of our securities. Messrs. Cromer and Scruggs were also eligible to earn a variable cash incentive award during 2011, as described in more detail in "—Compensation Discussion and Analysis—2011 Compensation—2011 Compensation Structure—Direct Compensation Components—2011 Incentive Compensation." In addition, during 2011, Mr. Habayeb was granted long-term incentive awards under ILFC's LTIP for the performance period beginning on January 1, 2011 and ending on December 31, 2012. The long-term incentive awards under ILFC's LTIP were granted in a combination of cash-based awards and AIG SARs.

        Stock Salary.    Stock Salary takes the form of regular, semi-monthly grants of immediately vested stock or units. The amount of stock or units awarded on each grant date is based on the dollar value of the Stock Salary earned over the period since the preceding grant date. Each grant of Stock Salary was made subject to payment restrictions for between one and three years from the date of grant, depending on the individual. For Messrs. Courpron and Lund, the restrictions will lapse on one-third of the Stock Salary each year, starting on the first anniversary of grant. For Messrs. Cromer and Scruggs, the restrictions will lapse following the first anniversary of grant.

        The Stock Salary grants made to the named executives in 2011 are payable in cash following the lapsing of the applicable restriction periods. Following the lapsing of the applicable restriction periods, each grant entitles the holder to receive the value of any cash dividend or other dividend or distribution payable on shares of AIG Common Stock during the applicable restriction periods, except to the extent that the Stock Salary award was previously adjusted to reflect the dividend or distribution.

        TARP RSUs.    TARP RSUs are a form of incentive compensation defined by applicable regulation under the name "long-term restricted stock." In order to qualify as TARP RSUs, the award must generally have at least a two-year vesting period and may only become transferable or payable in 25 percent increments in proportion to AIG's repayment of its TARP obligations. For 2011, TARP RSUs were awarded to Mr. Courpron based on the attainment of objective performance criteria established for Mr. Courpron. The TARP RSUs awarded to Mr. Courpron in 2011 were made in the form of units.

        Subject to Mr. Courpron's continued employment, the TARP RSUs awarded to Mr. Courpron become vested over three years, with pro rata vesting permitted after two years, such that 50 percent of the TARP RSUs will vest after two years and 50 percent after three years. Mr. Courpron's TARP RSUs vest in connection with his death or disability and may, for good cause certified by the AIG Compensation Committee, vest in connection with his retirement on or after the second anniversary of the date of grant, if applicable; however unvested TARP RSUs terminate for no value in connection with his termination of employment for any other reason.

        Any TARP RSUs which become vested will only become payable in 25 percent increments in proportion to AIG's repayment of its TARP obligations (i.e., the first 25 percent of the TARP RSUs awarded to Mr. Courpron will not become payable until AIG repays at least 25 percent of its TARP obligations, the next 25 percent of the TARP RSUs awarded to Mr. Courpron will not become payable until AIG repays at least 50 percent of its TARP obligations, etc.).

        Prior to becoming payable, both vested and unvested TARP RSUs will generally terminate for no value if the holder's employment is terminated for "Cause," or if the holder solicits clients or employees for a competitive business or otherwise interferes with AIG's or ILFC's relationship with its clients. The TARP RSUs are also subject to "clawback" and repayment if it is determined that the award was based on materially inaccurate financial statements or any other materially inaccurate performance metrics. "Cause" generally means the holder's failure to perform his duties, employment disqualification, disparaging conduct or conduct detrimental to ILFC or AIG, violation of policies applicable to hedging or confidential information or material violation of other applicable policies, violation of securities or commodities laws or conviction of or plea of guilty or no contest to a felony or misdemeanor charge involving fraud, dishonesty or other acts of theft.

        ILFC LTIP.    For 2011, long-term incentive awards under ILFC's LTIP were granted to Mr. Habayeb. The 2011 incentive awards were granted in a combination of cash incentive awards and SARs.

        Mr. Habayeb's cash incentive awards and SARs are scheduled to become earned and payable based on ILFC's achievement of performance targets tied to ILFC's liquidity, leverage, pre-tax operating income, portfolio age and organizational objectives during a performance period beginning on January 1, 2011 and ending on December 31, 2012. The liquidity, leverage and pre-tax operating goals are each weighted 13.3%, the portfolio age goal is weighted 35% and the organizational objectives are weighted 25%. ILFC believes each of the targets is reasonably attainable if ILFC successfully executes its business plan. The amount of the cash incentive awards and number of SARs that may become earned and payable may range from 0% to 200% of the target award opportunity. Any cash incentive awards that become payable will vest and be paid in three substantially equal annual installments promptly after January 1, 2013, January 1, 2014 and January 1, 2015. Any SARs that become payable will vest on January 1, 2015.

        Under ILFC's LTIP, in order to receive payment of any cash incentive award or SARs, a participant must generally remain continuously employed through each applicable payment date. If the participant's employment terminates before the payment date, the participant will generally forfeit his or her awards (even if the termination occurs after the end of the performance period). However, if the participant terminates employment because of the participant's death, disability, retirement or an involuntary termination without cause, the participant will vest in a pro-rata portion or the full amount of his or her awards (depending on whether the termination occurs before or after the performance period). Outstanding awards will also generally vest in connection with certain types of change in control transactions.

        The following table details all equity and non-equity plan-based awards granted to each of the named executives in 2011.

2011 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of AIG Stock or Units (#)(2)
										All Other Option Awards: Number of Shares of AIG Stock (#)		Grant Date Fair Value of Stock And Option Awards ($)(2)
											Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Committee Action Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Henri Courpron
Stock Salary paid in RSUs	04/15/11	04/12/11							28,112			940,625
	04/29/11	04/12/11							4,314			134,375
	05/13/11	04/12/11							4,417			134,375
	05/30/11	04/12/11							4,653			134,375
	06/15/11	04/12/11							4,818			134,375
	06/30/11	04/12/11							4,583			134,375
	07/15/11	04/12/11							4,760			134,375
	07/29/11	04/12/11							4,682			134,375
	08/15/11	04/12/11							5,480			134,375
	08/30/11	04/12/11							5,397			134,375
	09/15/11	04/12/11							5,366			134,375
	09/30/11	04/12/11							6,122			134,375
	10/14/11	04/12/11							5,750			134,375
	10/28/11	04/12/11							5,102			134,375
	11/15/11	04/12/11							5,812			134,375
	11/30/11	04/12/11							5,765			134,375
	12/15/11	04/12/11							5,787			134,375
	12/30/11	04/12/11							5,792			134,375
TARP RSUs	12/19/11	12/19/111							53,667			1,199,994

Total									170,379			4,424,994
Frederick S. Cromer
Stock Salary paid in RSUs	04/15/11	04/12/11							2,397			80,208
	04/29/11	04/12/11							368			11,458
	05/13/11	04/12/11							377			11,458
	05/30/11	04/12/11							397			11,458
	06/15/11	04/12/11							411			11,458
	06/30/11	04/12/11							391			11,458
	07/15/11	04/12/11							406			11,458
	07/29/11	04/12/11							399			11,458
	08/15/11	04/12/11							467			11,458
	08/30/11	04/12/11							460			11,458
	09/15/11	04/12/11							458			11,458
	09/30/11	04/12/11							522			11,458
	10/14/11	04/12/11							490			11,458
	10/28/11	04/12/11							435			11,458
	11/15/11	04/12/11							496			11,458
	11/30/11	04/12/11							492			11,458
	12/15/11	04/12/11							493			11,458
	12/30/11	04/12/11							494			11,458

Variable Cash Incentive Award				675,000

Total				675,000					9,953			274,994
Elias Habayeb
SARs	03/22/11	03/22/11				6,684	13,368	26,736			37.40	110,019

ILFC LTIP Cash Award	03/22/11	03/22/11	250,000	500,000	1,000,000
Total												110,019

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of AIG Stock or Units (#)(2)
										All Other Option Awards: Number of Shares of AIG Stock (#)		Grant Date Fair Value of Stock And Option Awards ($)(2)
											Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Committee Action Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Philip Scruggs
Stock Salary paid in RSUs	04/15/11	04/12/11							488			16,333
	04/29/11	04/12/11							75			2,333
	05/13/11	04/12/11							77			2,333
	05/30/11	04/12/11							81			2,333
	06/15/11	04/12/11							84			2,333
	06/30/11	04/12/11							80			2,333
	07/15/11	04/12/11							83			2,333
	07/29/11	04/12/11							81			2,333
	08/15/11	04/12/11							95			2,333
	08/30/11	04/12/11							94			2,333
	09/15/11	04/12/11							93			2,333
	09/30/11	04/12/11							106			2,333
	10/14/11	04/12/11							100			2,333
	10/28/11	04/12/11							89			2,333
	11/15/11	04/12/11							101			2,333
	11/30/11	04/12/11							100			2,333
	12/15/11	04/12/11							100			2,333
	12/30/11	04/12/11							101			2,333

Variable Cash Incentive Award				642,000

Total				642,000					2,028			55,994
Heinrich Loechteken
Total
Alan Lund
Stock Salary Paid in RSUs	01/14/11	12/20/10							2,762			125,000
	01/28/11	12/20/10							3,105			125,000
	02/15/11	12/20/10							3,045			125,000
	02/28/11	12/20/10							3,373			125,000
	03/15/11	12/20/10							3,399			125,000
	03/30/11	12/20/10							3,467			125,000
	04/15/11	12/20/10							3,736			125,000
	04/29/11	12/20/10							4,013			125,000
	05/13/11	12/20/10							4,109			125,000
	05/30/11	12/20/10							4,328			125,000
	06/15/11	12/20/10							4,482			125,000
	06/30/11	12/20/10							4,263			125,000

Total									44,082			1,500,000

(1)
Date on which grants were approved by the AIG Compensation Committee or its permitted delegate.

(2)
Calculated based on the following closing prices of AIG Common Stock on the grant date:

Grant Date	Closing Price ($)
01/14/11	45.25
01/28/11	40.26
02/15/11	41.05
02/28/11	37.06
03/15/11	36.78
03/30/11	36.05
04/15/11	33.46
04/29/11	31.15
05/13/11	30.42
05/30/11	28.88
06/15/11	27.89
06/30/11	29.32
07/15/11	28.23
07/29/11	28.70
08/15/11	24.52
08/30/11	24.90
09/15/11	25.04
09/30/11	21.95
10/14/11	23.37
10/28/11	26.34
11/15/11	23.12
11/30/11	23.31
12/15/11	23.22
12/19/11	22.36
12/30/11	23.20

Holdings of and Vesting of Previously Awarded Equity

Outstanding Equity Awards at December 31, 2011

        Equity-based awards held at the end of 2011 by each named executive were issued under the incentive plans and arrangements described below. Shares of AIG Common Stock deliverable under AIG's equity and option awards will be delivered under AIG's 2010 Stock Incentive Plan, AIG's Amended and Restated 2007 Stock Incentive Plan, AIG's Amended and Restated 2002 Stock Incentive Plan or AIG's Amended and Restated 1999 Stock Option Plan, as applicable. Also included in outstanding equity-based awards were grants historically made by Starr International Company, Inc. (SICO) under a series of two-year Deferred Compensation Profit Participation Plans.

        The following table sets forth outstanding equity-based awards held by each named executive as of December 31, 2011. All of these outstanding equity-based awards relate to shares of AIG Common Stock, and not to shares of our common stock.

Outstanding Equity Awards at December 31, 2011

	OPTION AWARDS						STOCK AWARDS
Name	Year Granted(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Henri Courpron		—	—	—	—	—	63,026	(3)	1,462,203

							63,026		1,462,203
Frederick S. Cromer	2010	—	25,956	—	26.97	01/01/14	5,340	(4)	123,888

							5,340		123,888
Elias Habayeb	2011	—	—	26,736	37.40	01/01/15
	2010	—	19,696	—	30.65	01/01/14
Philip Scruggs	2010	—	22,248	—	26.97	01/01/14
	2005	100	—	—	1,187.00	09/01/15	3,814	(4)	88,485

	2004	200	—	—	1,289.39	12/16/14	3,814		88,485
	2003	149	—	—	1,279.00	12/17/13
	2003	150	—	—	940.00	02/10/13
	2002	149	—	—	1,225.99	12/16/12
Heinrich Loechteken		—	—	—	—	—	—		—
Alan H. Lund		—	—	—	—	—	1,008	(5)	23,386

							1,008		23,386

(1)
None of the named executives has received options since 2005. All previously granted options had four-year pro rata vesting schedules, and all options have an exercise price equal to the closing sale price of AIG Common Stock on the NYSE on the date of grant. Amounts for Mr. Cromer and Habayeb represent the number of SARs awarded in 2010 under the ILFC LTIP that have become earned based on performance. The SARs remain subject to time-based vesting through January 1, 2014, and will also generally vest in connection with the executive's death, disability, retirement, involuntary termination without cause or certain types of change in control transactions.

(2)
Represents the maximum number of SARs awarded to Mr. Habayeb under the ILFC LTIP. The SARS become vested based on ILFC's achievement of performance targets tied to ILFC's liquidity, leverage, pre-tax operating income, portfolio age and organizational objectives for a performance period beginning on January 1, 2011 and ending on December 31, 2012. A pro-rata portion or the full amount of the SARs (depending on whether the termination occurs before or after the performance period) vest in connection with the executive's death, disability, retirement or involuntary termination without cause. The executive's SARs will also generally vest in connection with certain types of change in control transactions.

(3)
Represents TARP RSUs. The TARP RSUs awarded to Mr. Courpron in 2010 become vested on the second anniversary of the date of grant and the TARP RSUs awarded to Mr. Courpon in 2011 become vested over three years, with pro rata vesting permitted after two years. Mr. Courpron's TARP RSUs vest in connection with his death or disability and may, for good cause certified by the AIG

  Compensation Committee, vest in connection with his retirement on or after the second anniversary of the date of grant, if applicable, however unvested TARP RSUs terminate for no value in connection with his termination of employment for any other reason. Any TARP RSUs which become vested are subject to additional restrictions on payment, and will only become payable in 25 percent increments in proportion to AIG's repayment of its TARP obligations.

(4)
Represents RSUs. The restricted stock units generally become vested on the third anniversary of the date of grant. The restricted stock units will vest in connection with the executive's death, disability or termination of employment due to retirement at or after age 65; however unvested restricted stock units terminate for no value in connection with a termination of employment for any other reason.

(5)
Represents awards granted under the SICO plans. Prior to 2005, Mr. Lund and other key employees of AIG and its subsidiaries participated in a series of two-year Deferred Compensation Profit Participation Plans that historically were provided by SICO. The original SICO Plan came into being in 1975. Participation in the SICO plans by any person, and the extent of such participation, has been at the sole discretion of SICO's Board of Directors. SICO is responsible for issuing cash or AIG Common Stock under the SICO plans when required; AIG and ILFC have made no payments under these plans, although AIG and ILFC record the expense attributable to these plans in their respective financial statements. In 2005, AIG took steps to protect the interests of current employees with respect to these benefits. AIG agreed, subject to certain conditions, to make any payment or delivery of AIG Common Stock that is not promptly made with respect to the benefits accrued by current employees under the SICO plans.

Shares that have been contingently allocated to named executives under the SICO plans will not be paid until age 65 and generally are subject to forfeiture on earlier termination of employment. SICO's Board of Directors has the authority to reinstate a payout right and may permit early payout of shares. Before earning the right to payout, a participant is not entitled to any equity interest with respect to the contingently allocated shares.

Under certain of the SICO plans, if a participating named executive continues to be employed at the end of the eighth year after units were granted and has not yet reached age 65, he will be contingently allocated additional shares equal to 20 percent of the shares initially allocated. The contingent allocations are reflected in this table. Mr. Lund's SICO awards remained outstanding at December 31, 2011.

(6)
Based on AIG's closing sale price on the NYSE on December 31, 2011 of $23.20 per share.

Vesting of Stock-Based Awards During 2011

        The following table sets forth the amounts notionally realized in accordance with SEC rules by each named executive as a result of the vesting of stock-based awards in 2011. The amounts in the table were not actually permitted to be monetized during 2011. All of these awards were subject to transfer restrictions and, therefore, continue to tie the interests of the named executives to those of AIG's stockholders. There were no options or SARs exercised in 2011 by any of the named executives.

2011 Vesting of Stock-Based Awards

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Henri Courpron(1)	116,711	3,225,000
Frederick S. Cromer(2)	9,953	275,000
Elias Habayeb	—	—
Philip Scruggs(3)	2,028	56,000
Heinrich Loechteken	—	-
Alan Lund(4)	44,082	1,500,000

(1)
Represents 116,711 fully vested RSUs granted as 2011 Stock Salary. The RSUs granted as 2011 Stock Salary awards will be payable in cash based on the value of the underlying shares of AIG Common Stock on each of the first, second and third anniversaries of the grant date.

(2)
Represents fully vested RSUs granted as 2011 Stock Salary. The RSUs will be payable in cash based on the value of the underlying shares of AIG Common Stock one year after the grant date.

(3)
Represents fully vested RSUs granted as 2011 Stock Salary. The RSUs will be payable in cash based on the value of the underlying shares of AIG Common Stock one year after the grant date.

(4)
Represents fully vested RSUs granted as 2011 Stock Salary. The RSUs will be payable in cash based on the value of the underlying shares of AIG Common Stock on each of the first, second and third anniversaries of the grant date.

Post-Employment Compensation

Pension Benefits

        During 2011, eligible employees of ILFC participated in tax-qualified and nonqualified defined benefit (pension) plans maintained by AIG. These retirement plans provide retirement benefits for eligible employees whose length of service allows them to vest in and receive these benefits. Eligible employees who are citizens of the United States or non-citizens working in the United States are covered under the American International Group, Inc. Retirement Plan, a U.S. tax-qualified defined benefit retirement plan. Participants whose formula benefit is restricted from being fully paid from the tax-qualified retirement plan due to Internal Revenue Service (IRS) limits on compensation and benefits are eligible to participate in the Non-Qualified Retirement Plan.

        The Non-Qualified Retirement Plan provides a benefit equal to the portion of the benefit that is not permitted to be paid from the tax-qualified retirement plan due to IRS limits on compensation and benefits. The tax-qualified retirement plan and Non-Qualified Retirement Plan formula ranges from 0.925 percent to 1.425 percent times average final salary for each year of credited service accrued since April 1, 1985 up to 44 years and 1.25 percent to 1.75 percent times average final salary for each year of credited service accrued prior to April 1, 1985 up to 40 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.

        Because Messrs. Courpron, Cromer, Scruggs and Lund were members of AIG's Top 25 or Top 26-100 groups for 2011, pursuant to the TARP Standards, there is a freeze on future benefit accruals with regard to the benefits provided under the Non-Qualified Retirement Plan for these named executives. The TARP Standards require that any future benefit accruals for these named executives cease while they are among AIG's 100 most highly compensated employees. Because he commenced employment after the freeze date, Mr. Courpron has not accrued any benefits under the Non-Qualified Retirement Plan.

        For purposes of both the tax-qualified retirement plan and the Non-Qualified Retirement Plan, average final salary is the average pensionable salary of a participant during those three consecutive years in the last 10 years of credited service that afford the highest such average, not including amounts attributable to overtime pay, quarterly bonuses, mid-year bonuses, supplemental cash incentive payments, annual cash bonuses or long-term incentive awards.

        Early retirement benefits.    Each of the tax-qualified retirement plan and the Non-Qualified Retirement Plan provides for reduced early retirement benefits. These benefits are available to participants in the tax-qualified retirement plan who have reached age 55 and have 10 or more years of credited service. The Non-Qualified Retirement Plan provides reduced early retirement benefits to participants who have reached age 55 with 10 or more years of credited service, unless otherwise determined, or to participants who have reached age 60 with five or more years of service.

        In the case of early retirement, participants in the tax-qualified retirement plan and the Non-Qualified Retirement Plan will receive the plan formula benefit projected to normal retirement at age 65 (using average final salary as of the date of early retirement), but prorated based on years of actual service, then reduced by 3, 4 or 5 percent (depending on age and years of service at retirement) for each year that retirement precedes age 65. Participants in the tax-qualified retirement plan with at least 10 years of continuous service have a vested reduced retirement allowance pursuant to which, in the case of termination of employment prior to reaching age 55, such participants may elect to receive a reduced early retirement benefit commencing at any date between age 55 and age 65. Participants in the tax-qualified retirement plan and the Non-Qualified Retirement Plan may not choose to receive a lump sum payment upon normal or early retirement.

        Death and disability benefits.    Each of the tax-qualified retirement plan and the Non-Qualified Retirement Plan also provides for death and disability benefits. The tax-qualified plan and the Non-Qualified Retirement Plan generally provide a death benefit to active employees who die before age 65 equal to 50 percent of the benefit the participant would have received if he had terminated employment on his date of death, survived until his earliest retirement date and elected a 50 percent joint and survivor annuity.

        Under the tax-qualified retirement plan and the Non-Qualified Retirement Plan, participants continue to accrue credited service while receiving payments under AIG's long-term disability plan or during periods of unpaid medical leave before reaching age 65 if they have at least 10 years of service when they become disabled. Participants who have less than 10 years of credited service when they become disabled continue to accrue credited service for a maximum of three additional years.

        As with other retirement benefits, in the case of death and disability benefits, the formula benefit under the Non-Qualified Retirement Plan is reduced by amounts payable under the tax-qualified retirement plan.

        2011 pension benefits.    The following table details the accumulated benefits for the named executives under the tax-qualified retirement plan and the Non-Qualified Retirement Plan as of December 31, 2011. These accumulated benefits are presented as if they were payable upon the named executive's normal retirement at age 65, although Mr. Lund's accumulated benefits under the Non-Qualified Retirement Pan are presented based on his age at July 1, 2011 because he was eligible for early retirement benefits (but not normal retirement benefits) at the time of his termination of employment. Mr. Loechteken is not eligible to participate in the tax-qualified retirement plan or the Non-Qualified Retirement Plan because he is not a US citizen and does not work in the United Sates. Messrs. Courpron, Cromer, Habayeb and Scruggs are not currently eligible for normal or early retirement benefits under the tax-qualified plan and the Non-Qualified Retirement Plan. Mr. Lund was eligible for early retirement benefits under the tax-qualified plan and the Non-Qualified Retirement Plan upon his retirement and termination of employment in 2011.

        None of the named executives has been granted extra years of credited service under the defined benefit plans described above. In order to vest in benefits under the Non-Qualified Retirement Plan, participants must meet the eligibility requirements for early retirement benefits. Vesting in the tax-qualified retirement plan requires five years of service.

 2011 Pension Benefits

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefits ($)(2)	Payments During Last Fiscal Year ($)
Henri Courpron	AIG Retirement Plan	1.083	18,668	—
	Non-Qualified Retirement Plan	0	—	—

	Total		18,668	—
Frederick S. Cromer	AIG Retirement Plan	2.917	47,880	—
	Non-Qualified Retirement Plan	1.917	51,587	—

	Total		99,467	—
Elias Habayeb	AIG Retirement Plan	4.750	54,120	—
	Non-Qualified Retirement Plan	4.750	64,103	—

	Total		118,223	—
Philip Scruggs	AIG Retirement Plan	16.417	264,447	—
	Non-Qualified Retirement Plan	15.417	330,723	—

	Total		595,170	—
Heinrich Loechteken	AIG Retirement Plan	0	—	—
	Non-Qualified Retirement Plan	0	—	—

	Total		—	—
Alan Lund	AIG Retirement Plan	28.917	901,786	—
	Non-Qualified Retirement Plan	27.417	4,101,344	—

	Total		5,003,130	—

(1)
The named executive officers had the following years of actual service as of December 31, 2011: Mr. Courpron—1.62; Mr. Cromer—3.46; Mr. Habayeb—5.16; Mr. Scruggs—16.97; Mr. Loechteken—0.67; and Mr. Lund—29.47. Mr. Loechteken is not eligible to participate in the tax-qualified retirement plan or the Non-Qualified Retirement Plan because he is not a US citizen and does not work in the United States. For the other named executive officers with fewer years of credited service than actual service under both the tax-qualified retirement plan and the Non-Qualified Retirement Plan, the difference is because employees must wait a year after commencing employment before becoming participants in these plans and receiving credit for service retroactive to six months of employment. For the named executive officers with fewer years of credited service under the Non-Qualified Retirement Plan than under the tax-qualified retirement plan, the difference is due to the freeze on service accruals under the Non-Qualified Retirement Plan imposed on these executives pursuant to the TARP Standards. Mr. Courpron has not accrued any service under the Non-Qualified Retirement Plan due to the freeze on service accrual in the Non-Qualified Retirement Plan required by the TARP Standards.

(2)
The actuarial present values of the accumulated benefits are based on service and earnings as of December 31, 2011 (the pension plan measurement date for purposes of our financial statement reporting). The actuarial present values of the accumulated benefits under the tax-qualified retirement plan and the Non-Qualified Retirement Plan are calculated based on the following assumptions: (1) the payment of a life annuity beginning at age 65, or current age if older, (2) a discount rate assumption of 4.62% percent for the tax-qualified retirement plan and 4.58% for the Non-Qualified Retirement Plan, (3) mortality assumptions based on the 2012 Pension Protection Act separate static annuitant mortality tables, and (4) a rate of compensation increase of 4%.

  Mr. Courpron has not accrued any service under the Non-Qualified Retirement Plan because he commenced employment after the freeze date required by the TARP Standards. Benefit accruals in the Non-Qualified Retirement Plan ceased on December 31, 2010 for Messrs. Cromer and Scruggs and on December 11, 2009 for Mr. Lund. The Non-Qualified Retirement Plan benefits for these participants, if eligible, are equal to the lesser of the frozen benefit or the benefit ignoring the plan freeze. Vesting is determined in the Non-Qualified Retirement Plan based on age and years of service as of the executive's actual retirement date. Early retirement reduction factors are based on age at the executive's actual retirement date and years of service as of the freeze date.

        Changes to Pension Benefits in 2012.    Effective April 1, 2012 the benefit formulas under the tax-qualified retirement plan and the Non-Qualified Retirement Plan were converted from a final average pay formula to a cash balance formula comprised of pay credits, based on 6 percent of a plan participant's annual compensation (subject to IRS limitations on qualified plans) and annual interest credits. The Non-Qualified Retirement Plan benefit under the cash balance formula will also be subject to the freeze on benefit accruals required by the TARP Standards.

        The definition of pensionable earnings under the cash balance formula will be different from the definition used in the final average pay formula. Effective April 1, 2012, pensionable earnings under the cash balance formula will include base salary, commissions, overtime and annual short-term incentive bonus. The tax-qualified retirement plan will continue to be subject to IRS compensation limits and the Non-Qualified Retirement Plan will be subject to an annual compensation limit of $1 million in 2012.

        However, the current final average pay formula and definition of pensionable earnings will not change under the tax- qualified retirement plan or the Non-Qualified Retirement Plan for employees whose age and credited service as of March 31, 2012 add up to 65 or greater and who have at least five years of credited service in the tax-qualified retirement plan. These participants will receive a benefit under the tax-qualified retirement plan and the Non-Qualified Retirement Plan calculated using either the final average pay formula or the cash balance formula, whichever produces the greater benefit.

        Effective April 1, 2012, participants in the tax-qualified retirement plan will be vested after three years of service (rather than five years) and participants in the Non-Qualified Retirement Plan will be vested once they attain age 60 with five or more years of service or age 55 with 10 or more years of service (rather than credited service).

        Effective April 1, 2012, the death benefit payable to a participant's designated beneficiary under the tax-qualified retirement plan and the Non-Qualified Retirement Plan will generally equal the participant's cash balance account. The death benefit under the tax-qualified retirement plan and the Non-Qualified Retirement Plan prior to April 1, 2012 is generally no more than half of the normal retirement benefit.

Nonqualified Deferred Compensation

        During 2011, in addition to being eligible to participate in a U.S. tax-qualified (401(k)) defined contribution plan, certain of the named executives had account balances under the ILFC Incentive Deferred Compensation Plan (IDCP), which is a nonqualified deferred compensation plan. None of the named executives received any new deferred incentive awards under the IDCP in 2011. As a result of the TARP Standards, Messrs. Courpron, Cromer, Scruggs and Lund have received a portion of their compensation in Stock Salary. Stock Salary is considered to be a form of nonqualified deferred compensation under SEC rules.

        Incentive Deferred Compensation Plan.    Since 1993, ILFC has maintained the IDCP for eligible employees of ILFC. Certain of the named executives have account balances under the IDCP, however, none of the named executives received an award under the IDCP for 2011.

        Under the IDCP, on January 31 following each plan year, each participant who remains employed receives an annual deferred incentive award equal to 3% of the participant's base salary and bonuses earned for the plan year. A participant may also receive a discretionary deferred incentive award of up to an additional 5.5% of the participant's base salary and bonuses earned for the plan year. A participant may elect to have each plan year's deferred incentive award credited to either a cash account or a stock account established under the IDCP (but may not split the award between a cash account and a stock account). For each participant who elects to have the deferred incentive award credited to a stock account, the participant's stock account will be credited with a number of shares of AIG Common Stock having a value equal to the value of the participant's award on the award date. A participant is not entitled to receive interest or dividends on the amounts credited to the participant's cash account or stock account. For 2011, all of the named executives' deferred incentive awards were credited to the cash account under the IDCP.

        Subject to the participant's continued employment, a participant becomes vested in each plan year's deferred incentive award on January 1 of the fourth plan year following the plan year for which the award was granted (i.e., an award granted for the 2011 plan year will have an ordinary vesting date of January 1, 2015). A participant will also vest in outstanding unvested deferred incentive awards if the participant terminates employment due to death or disability, or upon attaining age 65 while still employed. Vested deferred incentive awards are paid to a participant following the earlier of the ordinary vesting date or the date of the participant's separation from service. Payment of deferred incentive awards credited to the participant's cash account will be made in cash, while payment of awards credited to the participant's stock account will be made in shares of AIG Common Stock. Any deferred incentive awards that are unvested upon a participant's termination of employment (after giving effect to any accelerated vesting) will be forfeited.

        Stock Salary.    Stock Salary takes the form of regular, semi-monthly grants of immediately vested stock or units. The amount of stock or units awarded on each grant date is based on the dollar value of the Stock Salary earned over the period since the preceding grant date. For 2011, grants of Stock Salary were made to Messrs. Courpron, Cromer and Scruggs with retroactive effect from January 1, 2011. 2011 grants of Stock Salary were also made to Mr. Lund.

        Each grant of Stock Salary was made subject to payment restrictions for between one and three years from the date of grant, depending on the individual. Once the applicable restriction periods lapse, each named executive's Stock Salary grants are payable in cash following the lapsing of the applicable restriction periods. For Stock Salary grants in the form of units, following the lapsing of the applicable restriction periods, each grant entitles the holder to receive the value of any cash dividend or other dividend or distribution payable on shares of AIG Common Stock during the applicable restriction periods, except to the extent that the Stock Salary award was previously adjusted to reflect the dividend or distribution.

        The named executives' IDCP balances and Stock Salary awards are detailed in the following table.

2011 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Loss) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
Henri Courpron
IDCP	—	—	—	—	—
2010 Stock Salary(3)	—	—	(400,308)	—	672,187
2011 Stock Salary(3)	—	3,225,000	(506,419)	67,806	2,650,776

Total					3,322,963
Frederick S. Cromer
IDCP	—	—	—	—	88,773

2011 Stock Salary(3)	—	275,000	(43,183)	5,782	226,035

Total					314,808
Elias Habayeb	—	—	—	—	—
Philip Scruggs
IDCP	—	—	—	—	131,410
2011 Stock Salary(3)	—	56,000	(8,794)	1,177	46,029

Total					177,439
Heinrich Loechteken	—	—	—	—	—
Alan Lund
IDCP	—	—	—	—	168,583
2011 Stock Salary(3)	—	1,500,000	(390,940)	21,750	1,087,310
2010 Stock Salary(3)	—	—	(1,000,175)	—	1,590,584
2009 Stock Salary(3)	—	—	(1,777,459)	—	1,481,124

Total					4,327,601

(1)
All of the Stock Salary amounts in this column are included in the Stock Awards column of the 2011 Summary Compensation Table.

(2)
Represents the difference between the value of the shares of AIG Common Stock and/or debt securities underlying the Stock Salary awards on December 31, 2010 (or the applicable grant or crediting date, if later) and December 31, 2011 (or the applicable delivery date, if earlier). Prior to April 14, 2011, the value of 2010 Stock Salary, which was in the form of LTPUs, was determined by reference to the trailing ten-day trading volume weighted average price as of the valuation date (in the case of the debt securities portion) and the closing sale price on the valuation date (in the case of the AIG Common Stock portion).

(3)
All Stock Salary granted in 2009 was granted in units based on AIG Common Stock. Stock Salary granted in 2010 was granted in LTPUs. Under the terms of the AIG Long-Term Performance Units Plan, the debt securities portion of any outstanding LTPUs was converted into AIG Common Stock on April 14, 2011. All Stock Salary granted in 2011 was granted in RSUs. Stock Salary awards are subject to transfer or payment restrictions from one to three years. Stock Salary becomes immediately transferable upon an executive's termination due to death or permanent disability. The Stock Salary amounts in the table represent the portion of such awards that was undelivered at December 31, 2011.

(4)
For Stock Salary, distributions represent FICA and Medicare taxes withheld at the time of grant.

(5)
Except for any increases or decreases in the IDCP plan and 2009 Stock Salary or 2010 Stock Salary award balances attributable to changes in the value of AIG Common Stock, the IDCP plan and 2009 Stock Salary and 2010 Stock Salary award balances would have been reported as compensation in prior years if ILFC had been subject to the same executive compensation disclosure rules in prior years.

Potential Payments on Termination

        The following table presents the payments and benefits that each of the named executives other than Mr. Lund would have been provided if his employment had been terminated on December 31, 2011, under the circumstances indicated in the table. In connection with his retirement as President of ILFC effective April 1, 2011 and termination of employment with ILFC on June 30, 2011, Mr. Lund was entitled to receive his accrued benefits disclosed above under "—Post-Employment Compensation—Pension Benefits" and "—Post-Employment Compensation—Nonqualified Deferred Compensation." Other than payment of accrued benefits, Mr. Lund was not entitled to receive any termination payments or benefits in connection with his termination of employment from ILFC in 2011.

        AIG Executive Severance Plan.    Mr. Courpron was a participant in AIG's Executive Severance Plan (ESP) on December 31, 2011. Under the ESP, eligible participants receive payments or benefits if their employment is terminated other than by reason of death, disability, resignation or for "Cause" (e.g., a termination without "Cause"). Mr. Courpron participated in the ESP at the Senior Vice President level, and was entitled to receive his severance payments and benefits if his employment was terminated by him for "Good Reason." "Cause" generally means the participant's failure to perform his or her duties, misconduct, material violation of applicable codes of conduct, or conviction of or plea of guilty or no contest to a felony or lesser crime involving fraud or dishonesty. "Good Reason" generally means the participant's termination due to a material diminution in duties or responsibilities, a material diminution in titles or offices or a material reduction in annual base salary or target bonus opportunity, in each case that is not cured before the expiration of a thirty-day cure period.

        In the event of a qualifying termination, Mr. Courpron was entitled to the following severance benefits upon termination in 2011:

  •
  A cash severance payment equal to one-twelfth of the sum of the participant's (A) annual base salary, (B) supplemental or quarterly cash bonuses, if any, payable for the year in which termination occurs and (C) average annual performance-based cash bonus, if any, paid with respect to the three most recently completed calendar years, with such cash severance payment payable for a severance period equal to twenty-four months for Mr. Courpron;

  •
  Continued vesting in outstanding restricted stock units and options during the severance period;

  •
  Continued health and group life insurance on the same terms as active employees during the severance period, with the severance period treated as a period of employment service for purposes of eligibility to participate in and benefits under any applicable retiree health and group life insurance plans; and

  •
  Additional age and service credits during the severance period for purposes of eligibility to participate in and benefits under any nonqualified pension plans;

        In order to receive the severance benefits provided under the ESP, the participant must generally execute a release of claims in favor of ILFC, AIG and AIG's subsidiaries. Among other things, the release contains restrictive covenants which prohibit the participant from (i) engaging in, being employed by, rendering services to, or acquiring financial interests in businesses that are competitive with ILFC, AIG and AIG's subsidiaries, (ii) interfering with ILFC's, AIG's and AIG's subsidiaries' business relationships with customers, suppliers or consultants, (iii) soliciting or hiring employees of ILFC, AIG and AIG's subsidiaries, (iv) disparaging ILFC, AIG and AIG's subsidiaries, and their respective officers and directors and (v) disclosing the confidential information of ILFC, AIG and AIG's subsidiaries. The restrictive covenants generally apply for the earlier of one year after termination or the length of the severance period, although the non-disparagement and confidential information restrictions apply at all times following termination.

        As a member of AIG's Top 25 group for 2011, certain of the termination payments and benefits provided under the ESP could not have been provided to Mr. Courpron as a result of the TARP Standards. For members of AIG's Top 25 or Top 26-100 groups, the TARP Standards prohibit future benefit accruals under non-qualified pension plans while they are among AIG's 100 most highly compensated employees. The TARP Standards also prohibit the payment of any severance benefits that are increased by any of the 2011 compensation structures for these named executives. As a result of these limitations pursuant to the TARP Standards, amounts that would otherwise be payable to Mr. Courpron under the terms of the ESP are not presented below.

        AIG Executive Severance Plan for ILFC.    ILFC established its own separate Executive Severance Plan (ILFC ESP) effective as of April 12, 2010. Messrs. Cromer, Habayeb, Scruggs, and Loechteken were participants in the ILFC ESP on December 31, 2011. Under the ILFC ESP, eligible participants receive payments or benefits if their employment is terminated other than by reason of death, disability, resignation or for "Cause" (e.g., a termination without "Cause"). "Cause" generally has the same meaning as described above for the ESP.

        In the event of a qualifying termination, the participating named executives were entitled to the following severance benefits upon termination in 2011:

  •
  A cash severance payment equal to the sum of the participant's (A) annual base salary and (B) latest annual discretionary year-end bonus (if any) and latest mid-year incentive award (if any), with such cash severance payment payable for a severance period equal to twelve months;

  •
  Continued vesting in outstanding restricted stock units and options during the severance period;

  •
  Payment of the participant's premiums to continue medical coverage under COBRA during the severance period; and

  •
  Additional age and service credits during the severance period for purposes of eligibility to participate in and benefits under any nonqualified pension plans;

        Like the ESP, in order to receive the severance benefits provided under the ILFC ESP, the participant must generally execute a release of claims in favor of ILFC, AIG and AIG's subsidiaries. Among other things, the release restricts the participant from (i) soliciting or hiring employees of ILFC, AIG and AIG's subsidiaries, (ii) disparaging ILFC, AIG and AIG's subsidiaries, and their respective officers and directors and (iii) disclosing the confidential information of ILFC, AIG and AIG's subsidiaries. The non-solicitation provision generally applies only during the severance period, while the non-disparagement and confidential information provisions apply at all times following termination.

        As members of AIG's Top 26-100 group for 2011, certain of the termination payments and benefits provided under the ILFC ESP could not have been provided to Mr. Cromer and Mr. Scruggs as a result of the TARP Standards. For members of AIG's Top 25 or Top 26-100 groups, the TARP Standards prohibit future benefit accruals under non-qualified pension plans while they are among AIG's 100 most highly compensated employees. The TARP Standards also prohibit the payment of any severance benefits that are increased by any of the 2011 compensation structures for these named executives. As a result of these limitations pursuant to the TARP Standards, amounts that would otherwise be payable to Mr. Cromer and Mr. Scruggs under the terms of the ILFC ESP are not presented below.

        Other Severance Benefits.    In addition to the payments and benefits available under the ESP and ILFC ESP, the terms of AIG's equity plans or awards, ILFC's LTIP and AIG's long-term disability plan provided for additional benefits upon certain terminations of the named executives' employment during 2011. These benefits are described below, and the amount of these benefits that each of the named executives other than Mr. Lund would have been provided if his employment had been terminated on December 31, 2011 under the circumstances indicated in the following table are also presented.

        The following table shows the payments and benefits that each of the named executives other than Mr. Lund would have been provided in connection with certain terminations of their employment on December 31, 2011. These payments and benefits would have been provided by either ILFC or AIG. Please see "Compensation Discussion and Analysis" above for a discussion of how the level of these payments and benefits was determined.

Termination Payments and Benefits as of December 31, 2011

Name	Severance ($)(1)	Medical and Life Insurance ($)(2)	Pension Plan Benefits ($)(3)	Unvested Options ($)(4)	Unvested Stock Awards ($)(5)	ILFC LTIP ($)(6)	Total ($)
Henri Courpron
Involuntarily by ILFC (Including for Good Reason)	1,950,000	37,499	—	—	—	—	1,987,499
Voluntarily by Executive	—	—	—	—	—	—	—
Death	—	—	—	—	1,462,203	—	1,462,203
Disability	—	—	—	—	1,462,203	—	1,462,203
Retirement at or after age 65	—	—	—	—	—	—	—
Frederick S. Cromer
Involuntarily by ILFC	625,000	18,534	—	—	—	1,137,500	1,781,034
Voluntarily by Executive	—	—	—	—	—	437,500	437,500
Death	—	—	—	—	123,888	1,137,500	1,261,388
Disability	—	—	151,050	—	123,888	1,137,500	1,412,438
Retirement at or after age 65	—	—	—	—	123,888	1,137,500	1,261,388
Elias Habayeb
Involuntarily by ILFC	1,100,000	18,534	54,120	—	—	853,690	2,026,344
Voluntarily by Executive	—	—	54,120	—	—	—	54,120
Death	—	—	57,025	—	—	853,690	910,715
Disability	—	—	198,208	—	—	853,690	1,051,898
Retirement at or after age 65	—	—	—	—	—	853,690	853,690
Philip Scruggs
Involuntarily by ILFC	800,000	18,534	259,005	—	—	912,500	1,990,039
Voluntarily by Executive	—	—	259,005	—	—	312,500	571,505
Death	—	—	285,312	—	88,485	912,500	1,286,297
Disability	—	—	894,350	—	88,485	912,500	1,895,335
Retirement at or after age 65	—	—	—	—	88,485	912,500	1,000,985
Heinrich Loechteken
Involuntarily by ILFC	1,078,545	—	—	—	—	—	832,500
Voluntarily by Executive	—	—	—	—	—	—	—
Death	—	—	—	—	—	—	—
Disability	—	—	—	—	—	—	—
Retirement at or after age 65	—	—	—	—	—	—	—

(1)
The amounts in this column represent the cash severance payments provided for under the ESP or ILFC ESP.

(2)
These named executives or their estates would receive medical and life insurance benefits upon permanent disability or death only to the extent that they are generally available to all salaried employees. The amounts reported represent the cost to ILFC of the continued health and group life insurance benefits provided for under the ESP or ILFC ESP, as applicable. If eligible for retiree medical and life insurance benefits, these named executives would be covered under ILFC's medical plan provisions.

(3)
The amounts in this column for termination due to permanent disability represent the increase in the present value, if any, of the named executive's accumulated pension benefits, representing additional years of credited service that would accrue during participation in AIG's long-term disability plan pursuant to the plan provisions applicable to all salaried employees. The amount shown for all of the termination events is the increase above the accumulated value of pension benefits shown in the 2011 Pension Benefits Table, calculated using the same assumptions.

  Death benefits under AIG's pension plans generally are no more than half of normal retirement benefits and would result in a loss of value on a present value basis for the named executives who participated in AIG's pension plans other than Messrs. Habayeb and Scruggs. The actual dates of birth for any of these individuals' spouses were used to calculate the death benefits.

  All termination benefits, except disability benefits, are assumed to commence at the earliest permissible retirement date. Disability benefits are assumed to commence at age 65.

  Mr. Loechteken is not eligible to participate in AIG's pension plans because he is not a US citizen and does not work in the United Sates.

  For information on pension benefits generally, see "Post-Employment Compensation—Pension Benefits."

(4)
No options that become exercisable in connection with a named executive's qualifying termination of employment were in the money on December 31, 2011.

(5)
The amounts in this column represent the total market value (based on the closing sale price on the NYSE of $23.20 on December 30, 2011) of shares of AIG Common Stock underlying unvested outstanding restricted stock unit awards and the TARP RSUs, which would have become vested on termination due to permanent disability, death, retirement at or after age 65 or involuntary termination by ILFC, as applicable. For the purposes of providing an estimated value for TARP RSUs upon death or permanent disability, we have assumed that AIG will repay its TARP obligations in full. While the full grants of TARP RSUs have been valued at the closing sale price of AIG Common Stock on December 30, 2011 of $23.20, payment is subject to the vesting and payment schedule in the TARP RSU Award Agreements (i.e., after vesting, and any fixed period of restriction, payment occurs in 25 percent increments as AIG repays 25 percent of its TARP obligations). Stock-based award holdings at the end of 2011 are detailed in the Outstanding Equity Awards at December 31, 2011 Table.

(6)
The amounts in this column represent the value of cash incentive amounts and SARs potentially vesting and payable following a named executive's qualifying termination. The potential amounts that may become payable have been estimated using the target payout amounts for in-progress performance periods and the number of SARs earned based on performance for completed performance periods that remain subject to time-based vesting requirements. The payout amounts may also vest and become payable in connection with certain types of change in control transactions.

TRANSACTIONS WITH RELATED PARTIES

Transactions in Connection with this Offering

Exchange Agreement with AIG Capital

        Holdings intends to enter into an exchange agreement with AIG Capital, pursuant to which AIG Capital will agree to transfer, subject to certain conditions, 100% of the outstanding common stock of ILFC to Holdings in exchange for the issuance by Holdings to AIG Capital of the Series A Preferred and additional shares of Holdings' common stock. The Series A Preferred must be redeemed on                        at a liquidation preference of $1,000 per share and will be entitled to cash dividends at a rate of                        % of the liquidation preference. The Series A Preferred will not be convertible into common stock and will have limited voting rights. See "Description of Capital Stock—Preferred Stock—Series A Mandatorily Redeemable Preferred Stock." The transfer of ILFC's common stock to Holdings will be subject to, and will become effective only upon, AIG Capital entering into one or more definitive agreements for the sale of more than 20% of Holdings' outstanding common stock, which we expect to be satisfied by the execution of the underwriting agreement related to this offering. As a result, the transfer of ILFC's common stock to Holdings from AIG Capital will occur after the effectiveness of the registration statement of which this prospectus is a part and prior to consummation of this offering. After the transfer of ILFC's common stock to Holdings, ILFC will become a direct subsidiary of Holdings.

Intercompany Agreement with AIG and AIG Capital

        Prior to the completion of this offering, we will enter into the Intercompany Agreement with AIG and AIG Capital for the purpose of setting forth various matters governing our relationship with AIG and AIG Capital, including registration rights, provision of financial and other information, transition services, compliance policies and procedures, and other matters.

        Under the Intercompany Agreement, we will be required to register for resale AIG Capital's shares of our common stock under the Securities Act. These registration rights include the following provisions:

        Shelf Registration Rights.    We will be required to file a shelf registration statement to register the sale of any of AIG Capital's registrable shares for sale from time to time as provided in the Intercompany Agreement.

        Demand Rights.    AIG Capital will have the right to request that we undertake underwritten public offerings of our common stock from time to time.

        Piggyback Registration Rights.    If at any time, we propose to file a registration statement under the Securities Act for our common stock, we will offer to include the registrable shares of AIG Capital in the registration statement subject only to a determination by the underwriters that the success of the offer or the offering price would be adversely affected by the inclusion of AIG Capital's securities.

        We are responsible for paying all registration expenses in connection with any registration pursuant to the registration rights granted under the Intercompany Agreement, excluding any underwriting fees, commissions, discounts and allowances.

Tax Matters Agreement with AIG and AIG Capital

        We will enter into a tax matters agreement with AIG and AIG Capital prior to the completion of this offering. This agreement, among other things, will provide that we generally will remain responsible for all taxes arising in pre-separation periods attributable to us (excluding any tax resulting from certain transactions done in connection with the separation). AIG will generally control both the return preparation and audits and contests relating to pre-separation periods and taxes for which we are responsible, although we will not be liable for tax resulting from returns filed or matters settled by AIG without our consent if the return or settlement position is found to be unreasonable, taking into account the liability that we incur as well as any non-AIG tax benefit. In addition, determinations regarding the allocation to us of responsibility to pay taxes for pre-separation periods will be made by AIG in its reasonable discretion.

        Under the tax matters agreement, AIG will indemnify us with respect to any federal income taxes recognized in connection with the Reorganization.

Intercompany Allocations and Fees with AIG and Its Subsidiaries

        ILFC is currently a party to cost sharing agreements, including tax sharing agreements, with AIG. Generally, these agreements provide for the allocation of corporate costs based upon a proportional allocation of costs to all subsidiaries. ILFC pays other subsidiaries of AIG fees related to management services provided for certain of its foreign subsidiaries. Upon the effectiveness of the Intercompany Agreement and the tax matters agreement with AIG and AIG Capital discussed above, these cost sharing arrangements will terminate.

        ILFC earned management fees from two trusts consolidated by AIG for the management of aircraft ILFC sold to the trusts. AIG paid certain expenses on ILFC's behalf which increased Paid-in capital. See Notes D and M of Notes to Consolidated Financial Statements in our consolidated financial statements for the year ended December 31, 2011 contained elsewhere in this prospectus. In March 2010, ILFC paid AIG $85.0 million that was due and payable on a loan related to certain tax planning activities we had participated in during 2002 and 2003.

Derivatives Transactions with AIG Markets

        All of ILFC's interest rate swap agreements are, and its foreign currency swap agreements were, with AIG Markets, Inc., a wholly owned subsidiary of AIG. See Notes D and U of Notes to Consolidated Financial Statements in our consolidated financial statements for the year ended December 31, 2011 contained elsewhere in this prospectus.

Insurance Policies with AIG

        We purchase insurance through a broker who may place part of our policies with AIG. ILFC's total insurance premiums were $7.9 million, $7.3 million and $6.8 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Expenses Paid by AIG on ILFC's Behalf

        ILFC recorded $(8.0) million, $2.8 million and $3.3 million in additional paid in capital for the years ended December 31, 2011, 2010 and 2009, respectively, for compensation and other expenses paid by AIG on ILFC's behalf for which it was not required to pay.

Our Relationship with AIG

AIG Loans from the FRBNY and Department of the Treasury

        In September 2008, liquidity issues resulted in AIG seeking and receiving governmental support through the FRBNY Credit Facility and TARP funding from the Department of the Treasury. On January 14, 2011, AIG was recapitalized and the FRBNY Credit Facility was repaid and terminated through a series of transactions, including entering into the Master Transaction Agreement discussed below, that resulted in the Department of the Treasury becoming AIG's majority shareholder with ownership of approximately 92% of AIG's outstanding common stock. In May 2011, AIG completed a public offering of shares of its common stock held by the Department of the Treasury, pursuant to which the Department of the Treasury's percentage ownership of AIG's outstanding common stock was reduced to approximately 77%. As of March 22, 2012, the Department of the Treasury's percentage ownership of AIG's outstanding common stock had been reduced to approximately 70%.

Loans from AIG Funding

        ILFC borrowed $1.7 billion from AIG Funding, a subsidiary of AIG, in September 2008 in order to pay its commercial paper and other obligations as they became due. The amount outstanding under the loan was paid in October 2008 when ILFC was approved to participate in the Commercial Paper Funding Facility.

        In March 2009, ILFC entered into two demand note agreements with AIG Funding aggregating $1.7 billion to fund its liquidity needs. In October 2009, ILFC entered into a new $2.0 billion credit agreement with AIG Funding and used the proceeds thereof to repay in full ILFC's obligations under its $2.0 billion revolving credit facility that matured on October 15, 2009. In December 2009, ILFC borrowed an additional $200 million from AIG Funding to repay maturing debt. These loans, aggregating approximately $3.9 billion in principal amount at December 31, 2009, were scheduled to mature on September 13, 2013, and were due in full at maturity with no scheduled amortization. The loans bore interest at LIBOR plus a margin of 6.025%, of which 3.0% were permitted to be paid-in-kind. ILFC paid interest under the loans from AIG Funding of $157.9 million, $100.5 million, and $6.8 million during the years ended December 31, 2010, 2009 and 2008, respectively. On August 20, 2010, ILFC repaid all of its outstanding loan obligations to AIG Funding with the net proceeds of the issuance of its $3.9 billion senior secured notes and the issuance of its $500 million senior notes, each of which occurred on August 20, 2010.

        AIG Funding obtained the funds for its loans to ILFC from borrowings under the FRBNY Credit Facility.

Guarantees of AIG Credit Agreement with FRBNY

        In order to receive the FRBNY's consent to the loans from AIG Funding discussed above, ILFC entered into guarantee agreements to guarantee the repayment of AIG's obligations under the FRBNY Credit Facility up to an amount equal to the aggregate outstanding balance of the loans from AIG Funding to ILFC. After ILFC repaid all of its loans to AIG Funding in August 2010, ILFC was no longer a guarantor under the FRBNY Credit Facility. The FRBNY Credit Facility was repaid in full and terminated in January 2011, as described below.

AIG Recapitalization and the Master Transaction Agreement

        Pursuant to the Master Transaction Agreement, on January 14, 2011, or the Closing, AIG completed a series of integrated transactions to recapitalize AIG, or the Recapitalization, with the Department of the Treasury, the FRBNY and the AIG Credit Facility Trust, including the repayment of all amounts owed under the FRBNY Credit Facility.

        Repayment and Termination of the FRBNY Credit Facility.    At the Closing, AIG repaid to the FRBNY approximately $21 billion in cash, representing complete repayment of all amounts owed under the FRBNY Credit Facility, and the FRBNY Credit Facility was terminated. The funds for the repayment were loaned to AIG, in the form of secured limited recourse debt, by certain AIG special purpose vehicles, or the SPVs, from the proceeds of AIG's sale of 67% of the ordinary shares of AIA Group Limited in its initial public offering and from AIG's sale of American Life Insurance Company. The loans from the SPVs were secured by pledges and any proceeds received from the sale by AIG and certain of its subsidiaries of certain collateral, including all of their equity interests in ILFC. These security interests were released in March 2012 as a result of AIG's paydown of the Department of the Treasury's preferred interests in the SPVs.

        Repurchase and Exchange of SPV Preferred Interests.    At the Closing, AIG drew down an approximate $20.3 billion commitment from the Department of the Treasury pursuant to the Securities Purchase Agreement, dated as of April 17, 2009, between AIG and the Department of the Treasury and used such funds to purchase the FRBNY's preferred interests in the SPVs, or the SPV Preferred Interests. AIG then transferred the SPV Preferred Interests to the Department of the Treasury. As of March 22, 2012, AIG had repaid the SPV Preferred Interests in full and no SPV Preferred Interests remained outstanding.

        Designated Entity Consent Rights:    ILFC was a Designated Entity under the Master Transaction Agreement and AIG, as a party to the Master Transaction Agreement, was required to restrict ILFC and its subsidiaries from taking certain significant actions without obtaining prior written consent from the Department of the Treasury under the Master Transaction Agreement. In March 2012, AIG, the Department of the Treasury and certain AIG special purpose vehicles entered into an amendment to the Master Transaction Agreement, pursuant to which ILFC is no longer a Designated Entity under the Master Transaction Agreement.

Review, Approval or Ratification of Related Party Transactions

        Prior to the consummation of this offering, we did not have a formal policy for reviewing related party transactions that are required to be disclosed under the SEC rules. ILFC's board of directors reviewed related party transactions as required by applicable law and when otherwise desired by management or members of the board.

        Upon completion of this offering, our nominating and corporate governance committee will be responsible for reviewing all related party transactions that are required to be disclosed under the SEC rules and, when appropriate, approving or ratifying all such transactions in accordance with written policies and procedures established by our board of directors from time to time. Certain transactions relating to executive compensation, director compensation, transactions where all stockholders receive proportional benefits, transactions involving competitive bids, regulated transactions, certain banking-related services, indemnification payments and advancement of expenses will be deemed to be pre-approved by our nominating and corporate governance committee.

        We anticipate that the policies and procedures will provide that, in determining whether or not to recommend the approval or ratification of a related party transaction, the committee will consider all of the relevant facts and circumstances available, including (if applicable), but not limited to:

  •
  the nature of the related party's interest in the transaction;

  •
  the approximate dollar value of the transaction;

  •
  the approximate dollar value of the related party's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was or will be undertaken by us in the ordinary course of business;

  •
  whether the transaction was, or is proposed to be, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose and the potential benefits to us of the transaction;

  •
  the impact of the transaction on a director's independence (in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer);

  •
  the availability of other sources for comparable products or services;

  •
  whether it is a single transaction or a series of ongoing, related transactions;

  •
  whether entering into the transaction would be consistent with our code of business conduct and ethics; and

  •
  any other information regarding the transaction or related party that would be material to investors in light of the circumstances of the particular transaction.

        No member of our nominating and corporate governance committee may participate in the review, approval or ratification of a transaction with respect to which he or she, or any of his or her immediate family members, is a related party, except that such member can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the committee.

        The policies and procedures described above have not yet been adopted, and as a result, the transactions described under "Transactions with Related Parties" were not reviewed under such policies and procedures.

PRINCIPAL AND SELLING STOCKHOLDERS

        Prior to the completion of this offering, all shares of our common stock were owned by AIG Capital Corporation, a direct wholly owned subsidiary of AIG, and we had no preferred stock outstanding. Upon the completion of this offering, AIG (through AIG Capital) will beneficially own approximately        % of our outstanding common stock, assuming the underwriters' over-allotment option is not exercised, and        %, if it is exercised in full. In addition, AIG (through AIG Capital) will own all of our outstanding Series A Mandatorily Redeemable Preferred Stock to be issued in connection with the Reorganization. This offering is the first step in AIG's plan to monetize its interest in us. See "Shares Eligible for Future Sale—Plans of Divestiture."

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2012, as adjusted to reflect the Reorganization and sale of common stock being offered in this offering, by:

  •
  each person known by us to be a beneficial owner of more than 5.0% of our outstanding common stock;

  •
  each of our directors and director nominees;

  •
  each of our named executive officers;

  •
  all directors and executive officers as a group; and

  •
  the selling stockholder.

        The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after April 1, 2012. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

        Unless otherwise noted below, the address of the persons listed on the table is c/o ILFC Holdings, Inc., 10250 Constellation Blvd., Suite 3400, Los Angeles, CA 90067.

	Beneficial Ownership Prior to the Completion of this Offering				Beneficial Ownership After the Completion of this Offering
Number of Shares to be Sold in this Offering
Name of Beneficial Owner	Number	%			Number	%
5% or More Stockholder and Selling Stockholder
American International Group, Inc.(1)(2)		100%		(3)		(3)%
Named Executive Officers, Directors and Director Nominees
Henri Courpron	—	—	—		—	—
Frederick S. Cromer	—	—	—		—	—
Alan H. Lund(4)	—	—	—		—	—
Elias Habayeb	—	—	—		—	—
Heinrich Loechteken	—	—	—		—	—
Philip G. Scruggs	—	—	—		—	—
Douglas M. Steenland(5)	—	—	—		—	—
William N. Dooley(5)	—	—	—		—	—
David L. Herzog(5)	—	—	—		—	—
All executive officers and directors as a group (9 persons)(6)	—	—	—		—	—

(1)
AIG Capital, a wholly owned subsidiary of AIG, owns all 100 shares of our outstanding common stock. AIG has sole voting and investment power over these shares. After effectiveness of the registration statement of which this prospectus is a part and prior to consummation of this offering, in connection with the Reorganization, Holdings will issue Series A Mandatorily Redeemable Preferred Stock and additional shares of common stock to AIG Capital in exchange for all of the outstanding shares of common stock of ILFC. The column "Beneficial Ownership Prior to the Completion of this Offering" reflects the number of shares of Holdings' common stock that will be beneficially owned by AIG Capital after the transfer of all of the common stock of ILFC to Holdings but prior to completion of this offering. AIG will have sole voting and investment power over the remaining shares of Holdings' common stock owned by AIG Capital after the completion of this offering. The address for AIG and AIG Capital is 180 Maiden Lane, New York, NY 10038.

(2)
AIG has received a private letter ruling from the IRS that AIG Capital's transfer of ILFC's common stock to Holdings will qualify for an election under Section 338(h)(10) of the Code, provided that certain conditions are met. Among those conditions is that in the event AIG Capital does not sell more than 50% by value of its interest in us in this offering, AIG Capital intends to dispose of more than 50% by value of its interest in us within two years after the completion of this offering. In addition, pursuant to the Plans of Divestiture that AIG and AIG Capital will adopt, AIG Capital intends to dispose of at least 80% by vote and value of its interest in us (not including the Series A Preferred) within three years after the completion of this offering. See "Shares Eligible for Future Sale—Plans of Divestiture."

(3)
Does not take into account shares that may be sold by AIG Capital in the event the underwriters' over-allotment option is exercised. If the underwriters' over-allotment option is exercised in full, AIG Capital will sell a total of                        shares of our common stock in this offering and will own                        shares of our common stock, or approximately        % of all our outstanding common stock immediately after the completion of this offering.

(4)
Mr. Lund retired from his position as President of ILFC in April 2011, but continues to serve on ILFC's board of directors as Vice-Chairman.

(5)
Each of the specified persons is a director or officer of AIG and disclaims beneficial ownership of any shares of our common stock owned by AIG Capital.

(6)
Includes shares held by all persons who will serve as a director or an executive officer of Holdings upon the listing of Holdings' common stock on the NYSE.

DESCRIPTION OF CAPITAL STOCK

General

        Upon completion of the Reorganization, our authorized capital stock will consist of 1,000,000,000 shares of common stock, par value $0.01 per share and 100,000,000 shares of preferred stock, par value $0.01 per share. This section describes the most important terms of our capital stock, restated certificate of incorporation and amended and restated bylaws, as will be in effect upon completion of this offering. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description, refer to our restated certificate of incorporation, certificate of designation of Series A Mandatorily Redeemable Preferred Stock and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Common Stock

        The holders of our common stock will be entitled to one vote per share on all matters to be voted upon by stockholders. Subject to the relative rights, limitations and preferences of the holders of any then outstanding preferred stock, holders of our common stock will be entitled, among other things, (i) to share ratably in dividends if, when and as declared by our board of directors out of funds legally available therefor and (ii) in the event of liquidation, dissolution or winding-up of the company, to share ratably in the distribution of assets legally available therefor, after payment of debts and expenses. Holders of our common stock will not have preemptive, subscription, redemption or conversion rights, nor cumulative voting rights in the election of directors. As of April 1, 2012, we had 100 shares of common stock outstanding, all of which were held of record by AIG Capital.

Preferred Stock

        Our board of directors will have the authority, within the limitations and restrictions stated in our restated certificate of incorporation, to authorize the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion or exchange rights, voting rights, terms of redemption, liquidation preferences, preemptive rights and the number of shares constituting any series or the designation of such series. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company, as described more fully below, and might harm the market price of our common stock.

Series A Mandatorily Redeemable Preferred Stock

        In connection with the transfer of ILFC's common stock to Holdings in the Reorganization, Holdings will issue to AIG Capital 50,000 shares of Series A Mandatorily Redeemable Preferred Stock, par value $1.00 per share (the "Series A Preferred"), with a liquidation preference of $1,000 per share. The Series A Preferred will not be convertible into common stock or other securities of Holdings. Holders of Series A Preferred will be entitled to receive cash dividends at a rate of        % of the liquidation preference, which rate shall be increased to        % of the liquidation preference if required dividend payments are not paid within three business days of their due date. The Series A Preferred must be redeemed by Holdings on                                    , or the mandatory redemption date, at a liquidation preference of $1,000 per share plus any accrued and unpaid dividends. Holdings will have the option to redeem the Series A Preferred at any time on or after                        , or upon a change of control of Holdings.

        If dividends on the Series A Preferred have not been paid when due or declared and set aside for payment when due, no dividends may be paid on any common stock of Holdings or other stock that ranks junior to the Series A Preferred and no capital stock of Holdings (other than the Series A Preferred) can be repurchased, redeemed or otherwise acquired for consideration. In the event that six quarterly dividends, whether consecutive or not, have not been paid or Holdings fails to redeem the outstanding Series A Preferred on the mandatory redemption date, the holders of the Series A Preferred will have the right, voting separately as a class, to elect two members to the board of directors of Holdings. The right to appoint these directors shall continue until such time as all dividends or redemption payments have been paid in full.

        The consent of holders of 66 2/3% of the outstanding Series A Preferred will be required to (i) create any class or series of stock ranking senior to or on parity with the Series A Preferred either in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of Holdings, or that Holdings may be required to redeem or repurchase before all of the Series A Preferred has been redeemed, (ii) increase the number of shares of authorized Series A Preferred or issue any additional shares of Series A Preferred, or (iii) amend or modify the powers, preferences or rights of the Series A Preferred, or repeal any of the provisions of Holdings' certificate of incorporation or bylaws so as to eliminate the Series A Preferred or otherwise adversely affect the powers, preferences or rights of the Series A Preferred. Unless otherwise required by law, the holders of Series A Preferred will not have any other voting rights.

Foreign Ownership Restrictions

        To comply with restrictions imposed by federal law on foreign ownership of U.S. registered aircraft, our restated certificate of incorporation and amended and restated bylaws will restrict voting of shares of our capital stock by non-U.S. citizens at any time when we or any of our subsidiaries are the registered owner of U.S. registered aircraft and federal law restricts the percentage of our voting stock that may be owned or controlled by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens. Our restated certificate of incorporation will provide that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our restated certificate of incorporation and amended and restated bylaws will further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. In the event that the FAA determines that our restated certificate of incorporation and amended and restated bylaws are insufficient to maintain our U.S. citizenship status for aircraft registration in the U.S., we would seek to accomplish such registration through an owner-trust arrangement, which permits a U.S. citizen trustee to register aircraft for the benefit of a non-U.S citizen. The FAA, however, is currently reviewing its owner-trust rules and policies to determine whether additional regulatory restrictions are required. Accordingly, although we do not believe that the FAA will eliminate the owner-trust registration alternative in its entirety, the current or revised owner-trust rules for U.S. registration may not afford us an effective alternative means to accomplish U.S. registration to the same extent as U.S. registration based solely on our qualifying as a U.S. citizen in our own right.

Voting

        The affirmative vote of a plurality of the shares of our common stock present, in person or by proxy, will decide the election of any directors, and the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our restated

certificate of incorporation or under our amended and restated bylaws, a different vote is required, in which case such provision will control.

Removal of Directors; Vacancies; AIG Board Designation Rights

        Our restated certificate of incorporation and amended and restated bylaws will provide that any director or the entire board of directors may be removed with or without cause by the affirmative vote of the holders of the majority of all outstanding shares of our common stock.

        Our restated certificate of incorporation and amended and restated bylaws will provide that, subject to limitations, any vacancies on our board of directors may be filled by a majority of the remaining directors then in office, even if such majority is less than a quorum. Each director so elected will hold office until the expiration of the term of the other directors. Each such director will hold office until his or her successor is elected and qualified or until the earlier of his or her death, resignation or removal.

        Our restated certificate of incorporation will provide that, for so long as AIG beneficially owns 20% or more of the outstanding shares of our common stock, AIG will have the right to designate two members of our board of directors for nomination for election. With respect to any vacancy of an AIG-designated director, AIG will have the right to designate a new director for election by a majority of the remaining directors then in office.

Amendments to Our Certificate of Incorporation and Bylaws

        Our restated certificate of incorporation will provide that our restated certificate of incorporation may be amended by the affirmative vote of a majority of the board of directors and by the affirmative vote of the majority of all shares of our common stock then entitled to vote at any annual or special meeting of stockholders; provided, that, until AIG ceases to beneficially own 20% or more of the outstanding shares of our common stock, the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock shall be required to amend, alter, change or repeal, or to adopt any provision as part of our restated certificate of incorporation inconsistent with, the corporate opportunity provisions or the transactions with AIG provisions in our restated certificate of incorporation. See "—Provisions of Our Restated Certificate of Incorporation Relating to Corporate Opportunities and Transactions with AIG" for a description of such provisions. In addition, our restated certificate of incorporation and amended and restated bylaws will provide that our bylaws may be amended, repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors or by the affirmative vote of the majority of all shares of our common stock then entitled to vote at any annual or special meeting of stockholders.

Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws and Delaware Anti-Takeover Law

        We are governed by the Delaware General Corporation Law. Our restated certificate of incorporation and amended and restated bylaws will contain provisions that could make more difficult the acquisition of the company by means of a tender offer, a proxy contest or otherwise.

Special Meetings of Stockholders

        Our amended and restated bylaws will provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, by our Chief Executive Officer, our President, our Secretary or our board of directors (or a committee thereof). Our amended and restated bylaws will further provide that our Secretary will call a special meeting upon the written request to our board of directors of the record holders of at least 33 1/3% of the voting power of the outstanding shares of all classes of stock entitled to vote at such a meeting, subject to requirements and limitations set forth in our amended and restated bylaws.

No Stockholder Action by Written Consent

        Our restated certificate of incorporation and amended and restated bylaws will prohibit stockholder action by written consent unless AIG beneficially owns at least a majority of our common stock outstanding.

Requirements for Advance Notification of Stockholder Nominations and Proposals

        Our amended and restated bylaws will provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder's notice must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 30 days after the first anniversary date of the preceding year's annual meeting, a stockholder's notice must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the meeting or the 10th day following the day on which a public announcement of the date of such meeting is first made by us. For the first annual meeting of stockholders after the completion of this offering, a stockholder's notice shall be timely if delivered to our Secretary not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which a public announcement of the date of our annual meeting of stockholders is first made by us. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

"Blank Check" Preferred Stock

        As stated above, our restated certificate of incorporation will provide for 100,000,000 authorized shares of preferred stock of which only 50,000 shares have been designated as Series A Mandatorily Redeemable Preferred Stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interest of us and our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our restated certificate of incorporation will grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Authorized but Unissued Shares

        Our authorized but unissued shares of common stock are available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        The overall effect of the foregoing provisions may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors' ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders. Stockholders might view such an attempt to be in their best interest should a tender offer, for example, include a substantial premium over the market price of our common stock at that time.

Section 203 of the Delaware General Corporation Law

        Upon completion of this offering, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger, asset or stock sale or other transaction that is with or caused by the interested stockholder. An "interested stockholder" is a person who owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock and the affiliates or associates of that person. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

  •
  before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

  •
  at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Provisions of Our Restated Certificate of Incorporation Relating to Corporate Opportunities and Transactions with AIG

Corporate Opportunities

        In order to address potential conflicts of interest between us and AIG, our restated certificate of incorporation will contain provisions regulating and defining the conduct of our affairs as they may involve AIG and its subsidiaries and their respective directors and officers, and our powers, rights, duties and liabilities and those of our directors, officers and stockholders in connection with our relationship with AIG. In general, these provisions recognize that we and AIG may engage in the same, similar or related business activities and lines of business, have an interest in the same areas of corporate opportunities and that we and AIG will continue to have contractual and business relations with each other, including officers and directors of AIG serving as our directors.

        Our restated certificate of incorporation will provide that AIG and its subsidiaries will have no duty to refrain from:

  •
  engaging in the same, similar or related business activities or lines of business as us;

  •
  doing business with any of our clients, customers or vendors; or

  •
  employing or otherwise engaging any of our officers or employees.

        Our restated certificate of incorporation will further provide that if AIG or any of its subsidiaries other than us and our subsidiaries acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and AIG or that subsidiary, AIG will have no duty to communicate or present such corporate opportunity to us and we will have been deemed to renounce our interest or expectancy in the corporate opportunity and waive any claim that such corporate opportunity should have been presented to us. AIG and its subsidiaries will be deemed to have satisfied, to the fullest extent permitted by law, its fiduciary duty with respect to such corporate opportunity and will not be liable to us or our stockholders for breach of any fiduciary duty as our stockholder by reason of the fact that AIG or any of its subsidiaries acquires or seeks the corporate opportunity for itself, directs that corporate opportunity to another person or does not present that corporate opportunity to us.

        If one of our directors or officers who is also a director or officer of AIG learns of a potential transaction or matter that may be a corporate opportunity for both us and AIG or any of its subsidiaries, our restated certificate of incorporation will provide that the director or officer (i) will have satisfied his or her fiduciary duties to us and our stockholders with respect to the corporate opportunity, (ii) will not be liable to us or our stockholders for breach of any fiduciary duty by reason of AIG pursuing or acquiring such corporate opportunity for itself or directing such corporate opportunity to another person or not presenting such opportunity to us, (iii) will be deemed to have acted in good faith and in a manner such persons reasonably believed to be in and not opposed to our best interests and (iv) will be deemed not to have breached any duties of loyalty to us or our stockholders and not to have derived an improper personal benefit, if such director or officer acts in good faith in a manner consistent with the following policy:

  •
  where a corporate opportunity is offered to any of our directors or officers who is also a director or officer of AIG or any of its subsidiaries, we will be entitled to pursue such opportunity only if such opportunity is expressly offered to such person solely in his or her capacity as our director or officer; and

  •
  if any of our directors or officers who is also a director or officer of AIG or any of its subsidiaries acquires knowledge of a potential transaction or matter with respect to a corporate opportunity which we are not entitled to pursue pursuant to other provisions in our restated certificate of incorporation, such director or officer will have no duty to communicate or present such corporate opportunity to us and will to the fullest extent permitted by law not be liable to us or our stockholders for breach of fiduciary duty as our director or officer by reason of AIG's or any of its subsidiaries' actions with respect to that corporate opportunity, and we renounce any interest or expectancy in such business opportunity and waive any claim that such business opportunity constituted a corporate opportunity that should be presented to us.

        For purposes of our restated certificate of incorporation, "corporate opportunities" will include only business opportunities that we are financially able to undertake, that are, from their nature, in our line of business, are of practical advantage to us and are ones in which we have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of AIG or its directors or officers will be brought into conflict with our self-interest.

        By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our restated certificate of incorporation related to corporate opportunities that are described above.

        Until AIG ceases to beneficially own 20% or more of the shares of our outstanding common stock, the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock shall be required to amend, alter, change or repeal, or to adopt any provision as part of our restated certificate of incorporation inconsistent with, the corporate opportunity provisions in our restated certificate of incorporation.

        Following the date on which AIG ceases to beneficially own 20% or more of the shares of our outstanding common stock and none of our directors or officers is also a director or officer of AIG or any of its subsidiaries, any contract, agreement, arrangement or transaction involving a corporate opportunity not approved or allocated as provided in our restated certificate of incorporation will not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in our bests interests or derivation of any improper personal benefit, but will be governed by the other provisions of our restated certificate of incorporation, our amended and restated bylaws and other applicable law.

Transactions with AIG

        In recognition and anticipation that we may enter into contracts or otherwise transact business with AIG or any of its subsidiaries, our restated certificate of incorporation regulates and defines certain contractual relations and other business relations as they may involve AIG, and our powers, rights, duties and liabilities in connection with such relations.

        No contract, agreement, arrangement or transaction between us and AIG or any of its subsidiaries will be void or voidable solely for the reason that AIG or any of its subsidiaries is a party thereto, and AIG, its subsidiaries and any of their directors and officers acting on their behalf (i) will have fully satisfied and fulfilled any fiduciary duties to us or our stockholders with respect thereto, (ii) will not be liable to us or our stockholders for breach of any fiduciary duty by reason of entering into, performance or consummation of any such contract, agreement, arrangement or transaction, (iii) will be deemed to have acted in good faith and in a manner such persons reasonably believed to be in our best interest and (iv) will be deemed not to have breached any duties of loyalty to us or our stockholders and not to have derived an improper personal benefit, if:

  •
  the material facts as to such contract, agreement, arrangement or transaction are disclosed to or are known by our board of directors or the committee that authorizes such contract, agreement, arrangement or transaction and our board of directors or such committee in good faith authorizes such contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum; or

  •
  the material facts as to such contract, agreement, arrangement or transaction are disclosed to or are known by the holders of shares of our common stock entitled to vote thereon, and such contract, agreement, arrangement or transaction is specifically approved in good faith by the affirmative vote of a majority of the votes entitled to be cast, excluding from such calculation shares of our common stock that are beneficially owned or the voting of which is controlled by AIG.

        In determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes such contract, agreement, arrangement or transaction, our directors who are also directors or officers of AIG may be counted. Shares of our capital stock owned by AIG may be counted in determining the presence of a quorum at a meeting of stockholders called to authorize such contract, agreement, arrangement or transaction.

        By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our restated certificate of incorporation related to transactions with AIG that are described above.

        Until AIG ceases to beneficially own 20% or more of the shares of our outstanding common stock, the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock shall be required to amend, alter, change or repeal, or to adopt any provision as part of our restated certificate of incorporation inconsistent with, the provisions governing transactions with AIG in our restated certificate of incorporation.

Limitation on Liability and Indemnification of Directors and Officers

        Our restated certificate of incorporation and amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. Our restated certificate of incorporation and Delaware law also provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

  •
  any breach of their duty of loyalty to the corporation or its stockholders;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions; or

  •
  any transaction from which the director derived an improper personal benefit.

        In addition to the indemnification provided by our restated certificate of incorporation and amended and restated bylaws, prior to the completion of this offering, we will enter into agreements to indemnify our directors and executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person's services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.

Choice of Forum

        Our restated certificate of incorporation will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us by our directors, officers, employees or agents, (iii) any action asserting a claim against us arising under the Delaware General Corporation Law or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. We may consent in writing to alternative forums.

        By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our restated certificate of incorporation related to choice of forum.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock will be Wells Fargo Bank, N.A.

Listing

        We have applied for listing to have our shares of common stock quoted on the New York Stock Exchange under the symbol "ILFC."

SHARES ELIGIBLE FOR FUTURE SALE

        Prior to this offering, there has been no market for our common stock, and we are not sure that a liquid trading market for our common stock will develop or be sustained after this offering. Future sales of substantial numbers of shares of our common stock in the public market after this offering, or the anticipation of those sales, could adversely affect market prices of our common stock prevailing from time to time and could impair our ability to raise capital through sales of our equity securities.

        Upon completion of this offering, we will have                  shares of common stock outstanding.

        At our request, the underwriters have reserved up to        % of the shares for sale at the initial public offering price to persons who are directors, officers or employees through a directed share program. The number of shares available for sale to the general public will be reduced by the number of directed shares purchased by participants in the program. Any directed shares not purchased will be offered by the underwriters to the general public on the same basis as all other shares offered.

        All of the shares of common stock sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act. All of the outstanding shares of common stock not sold this offering will initially be held by AIG Capital Corporation and will be deemed "restricted securities," as that term is defined under Rule 144. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act, which is summarized below. AIG Capital Corporation will also be subject to the            -day lock-up period described below, which may be extended in specified circumstances described below.

Plans of Divestiture

        AIG has determined that ILFC is not one of its core businesses. This offering is the first step in AIG's plan to monetize its interest in us. After effectiveness of the registration statement of which this prospectus is a part and prior to consummation of this offering, as part of the Reorganization, AIG Capital will transfer, subject to certain conditions, 100% of the outstanding common stock of ILFC to Holdings in exchange for the issuance by Holdings to AIG Capital of 50,000 shares of Series A Mandatorily Redeemable Preferred Stock and additional shares of Holdings' common stock. This transfer of ILFC's common stock has been structured to qualify for an election under Section 338(h)(10) of the Code and AIG has received a private letter ruling from the IRS that the transfer will qualify for that election provided that certain conditions are met. Among those conditions is that in the event AIG Capital does not sell more than 50% by value of its interest in us in this offering, AIG Capital must dispose of more than 50% by value of its interest in us within two years after the completion of this offering. In addition, pursuant to the Plans of Divestiture that AIG and AIG Capital will adopt, AIG Capital intends to dispose of at least 80% by vote and value of its interest in us (not including the Series A Preferred) within three years after the completion of this offering. AIG currently expects that AIG Capital will reduce its ownership interest in us through one or more additional public offerings of our stock and, possibly, through one or more privately negotiated sales of our stock, and ultimately expects to dispose of all of our stock, but it is not obligated to divest our shares in any particular manner.

        We are unable to predict whether significant numbers of shares will be sold in the open market or otherwise in anticipation of or following any sales of our shares by AIG.

Rule 144

        In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

        A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the New York Stock Exchange during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Registration Rights

        Following the completion of this offering, and in addition to rights of sale under Rule 144, AIG Capital, which will hold                 shares of our outstanding common stock, will have registration rights which will require us to register for resale on a registration statement its common shares that are not sold in this offering for resale to the public. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act immediately upon sale. For a description of the registration rights, see "Transactions with Related Parties—Transactions in Connection with this Offering—Intercompany Agreement with AIG and AIG Capital."

Lock-Up Agreements

        We, our officers and directors, certain of our employees and the selling stockholder have agreed that, subject to limited exceptions, for a period of            days from the date of this prospectus, we and they will not, without the prior written consent of                        , dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock.                        in their sole discretion may release any of the securities subject to these lock-up agreements at any time, which, in the case of officers and directors, shall be with notice. Notwithstanding the foregoing, if (1) during the last 17 days of the    -day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the    -day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 16-day restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Equity Plans

        Following this offering, we intend to file a registration statement on Form S-8 under the Securities Act to register all of the shares of common stock issued or issuable under our 2012 Performance Incentive Plan.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS TO NON-U.S. HOLDERS

        The following is a general discussion of material U.S. federal income and estate tax considerations applicable to non-U.S. holders (as defined below) with respect to the purchase, ownership and disposition of our common stock purchased pursuant to this offering. This discussion does not purport to be a complete analysis of all the potential tax considerations relating thereto.

        This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income and estate tax consequences different from those summarized below.

        We have not and do not expect to seek any rulings from the Internal Revenue Service (the "IRS") regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of shares of our common stock that are different from those discussed below, or that any such different positions would not be sustained by a court.

        For the purposes of this discussion, except as modified for estate tax purposes (as noted below) the term "non-U.S. holder" means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust other than:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        This discussion is limited to non-U.S. holders who purchase our common stock in this offering and who directly hold shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income or estate taxation that may be important to a non-U.S. holder in light of that holder's particular circumstances or that may be applicable to non-U.S. holders subject to special treatment under U.S. federal income or estate tax law (including, for example, banks, insurance companies or other financial institutions, dealers in securities or currencies, traders in securities that elect mark-to-market treatment, tax-exempt entities, holders who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors therein), holders liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, real estate investment trusts, regulated investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), holders whose functional currency is other than the U.S. dollar, holders deemed to sell our common stock under the constructive sale provisions of the Code, former citizens or former long-term residents of the United States, and holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income or estate tax (such as gift tax laws or the newly enacted Medicare tax on investment income), nor does it address any aspects of U.S. state, local or non-U.S. taxes.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of such partnership and a person treated as a partner of such partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships considering an investment in shares of our common stock and persons that are treated as partners of such partnerships should consult their own tax advisors as to the particular U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock.

        THIS SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND ANY APPLICABLE TAX TREATIES) OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

        This discussion assumes that a non-U.S. holder will structure its ownership of our common stock so as to not be subject to the newly enacted withholding tax discussed below under "—Recently Enacted Federal Tax Legislation."

Dividends

        As discussed in the section captioned "Dividend Policy" above, we do not anticipate that we will pay any dividends on our common stock for the foreseeable future. However, in the event that we make distributions of cash or other property on our common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a non-U.S. holder's basis in our common stock (determined on a share-by-share basis), but not below zero, and then will be treated as gain from the sale of our common stock, subject to the tax treatment described below under "—Gain on Disposition of our Common Stock."

        Dividends paid to a non-U.S. holder of our common stock that are not effectively connected with a non-U.S. holder's trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% (or lower rate as provided by an applicable income tax treaty) of the gross amount of the dividends paid. To obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to provide a properly completed IRS Form W-8BEN (or successor form) certifying the non-U.S. holder's entitlement to benefits under that treaty. In certain cases, additional requirements may need to be satisfied to avoid the imposition of U.S. withholding tax. See "—Recently Enacted Federal Tax Legislation" below for further details. If a non-U.S. holder holds our common stock through a financial institution or other agent acting on such non-U.S. holder's behalf, such non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification, either directly or through other intermediaries. A non-U.S. holder of our common stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States. U.S. federal withholding tax should not apply, so long as the appropriate certifications are properly made by such non-U.S. holder. See "—Effectively

Connected Income" below for additional information on the U.S. federal income tax considerations applicable with respect to such effectively connected dividends.

Gain on Disposition of our Common Stock

        Subject to the discussion below under "—Information Reporting and Backup Withholding" and "—Recently Enacted Federal Tax Legislation," a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

  •
  the gain is effectively connected with the conduct, by such non-U.S. holder, of a trade or business in the United States, in which case the gain will be subject to tax in the manner described below under "—Effectively Connected Income";

  •
  the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the gain (reduced by certain U.S.-source capital losses) will be subject to 30% tax (or at lower rate provided by an applicable income tax treaty); or

  •
  we are, or have been, a "United States real property holding corporation" (a "USRPHC") for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding such disposition and the non-U.S. holder's holding period in our common stock ("the applicable period").

        In general, under U.S. federal income tax laws, we would be a USRPHC if the fair market value of our "U.S. real property interests" (as defined in the Code and applicable Treasury regulations) equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests, plus certain other assets used or held for use in a trade or business. We believe that we are not currently a USRPHC and do not currently expect to become a USRPHC in the future. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we are not or will not become a USRPHC in the future. However, even if we are or become a USRPHC, so long as our common stock is considered regularly traded on an established securities market, only a non-U.S. holder who actually or constructively holds or held (at any time during the applicable period) more than 5% of our common stock will be subject to U.S. federal income tax on the disposition of our common stock. Any such taxable gains recognized by a non-U.S. holder on the sale or other taxable disposition of our common stock generally would be subject to tax as if the gain were effectively connected with the conduct of the non-U.S. holder's trade or business in the United States (except that the branch profits tax would not apply). See "—Effectively Connected Income" below. The rules regarding U.S. real property interests are complex, and non-U.S. holders are urged to consult with their own tax advisors on the application of these rules based on their particular circumstances.

Effectively Connected Income

        If a dividend received on our common stock, or gain from a sale or other taxable disposition of our common stock, is treated as effectively connected with a non-U.S. holder's conduct of a trade or business in the United States, such non-U.S. holder will generally be exempt from withholding tax on any such dividend and any gain realized on such a disposition, provided that, in the case of dividends, such non-U.S. holder complies with certain certification requirements (generally on IRS Form W-8ECI or any successor form or other applicable IRS Form W-8). Instead, such non-U.S. holder will generally be subject to U.S. federal income tax on a net income basis with respect to any such dividends or gain in the same manner as if the non-U.S. holder were a U.S. person (as defined in the Code), unless an applicable income tax treaty provides otherwise. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or lower rate provided by an applicable income tax treaty) with respect to its effectively connected earnings and profits attributable to such dividends or gain.

Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with payments of dividends (and the tax withheld, if any) on our common stock to a non-U.S. holder. The information contained in these returns may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Unless a non-U.S. holder certifies under penalty of perjury that it is not a U.S. person as defined in the Code (generally on IRS Form W-8BEN or IRS Form W-8ECI), or otherwise establishes an exemption, a non-U.S. holder will be subject to U.S. backup withholding (currently at a rate of 28% and scheduled to increase to 31% in 2013) on dividends paid to such holder.

        Unless a non-U.S. holder certifies under penalties of perjury that it is not a U.S person (or otherwise establishes an exemption), information returns may be filed with the IRS and the non-U.S. holder may be subject to U.S. backup withholding in connection with the proceeds from a sale or other disposition of our common stock. The non-U.S. holder's provision of a properly completed IRS Form W-8BEN or IRS Form W-8ECI generally will satisfy the requirements necessary to avoid such information reporting and backup withholding.

        Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the non-U.S. holder is a U.S. person that is not an exempt recipient.

        Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax, provided that the appropriate information is timely supplied by the non-U.S. holder to the IRS.

Recently Enacted Federal Tax Legislation

        Recently enacted legislation may impose withholding tax on certain types of payments made to "foreign financial institutions" (as specially defined for the purposes of these rules) and certain other non-U.S. entities, unless additional certification, information reporting and other specified requirements are met. The legislation generally imposes a 30% withholding tax on dividends on, and the gross proceeds of a sale or other disposition of, common stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the non-financial foreign entity either certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Under certain circumstances, a non-U.S. Holder might be eligible for refunds or credits of such taxes. The Internal Revenue Services has released transitional guidance indicating that it will not apply this new withholding tax to payments of dividends on or before December 31, 2013, and to payments of gross proceeds from sales or other dispositions of common stock on or before December 31, 2014. Non-U.S. holders are urged to consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock.

Federal Estate Tax

        Our common stock that is owned (or treated as owned) by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will generally be includable in such individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and, therefore, may be subject to U.S. federal estate tax.

        THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

        Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as joint global coordinators of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and the selling stockholder has agreed to sell to that underwriter, the number of common shares (the "shares") set forth opposite the underwriter's name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC

Total

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

        Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $            per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        If the underwriters sell more shares than the total number set forth in the table above, the selling stockholder has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to                  additional shares at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

        We, our officers and directors, certain of our employees and the selling stockholder have agreed that, subject to limited exceptions, for a period of    days from the date of this prospectus, we and they will not, without the prior written consent of                        , dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock.                         in their sole discretion may release any of the securities subject to these lock-up agreements at any time, which, in the case of officers and directors, shall be with notice. Notwithstanding the foregoing, if (1) during the last 17 days of the             -day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the             -day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 16-day restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        At our request, the underwriters have reserved up to        % of the shares for sale at the initial public offering price to persons who are directors, officers or employees through a directed share program. The number of shares available for sale to the general public will be reduced by the number of directed shares purchased by participants in the program. Except for certain of our officers, directors and employees who have entered into lock-up agreements as contemplated in the immediately preceding paragraph, each person buying shares through the directed share program has agreed that, for a period of            days from the date of this prospectus, he or she will not, without the prior written consent of                        , dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock with respect to shares purchased in the program. For certain officers, directors and employees purchasing shares through the directed share program, the lock-up agreements contemplated in the immediately preceding paragraph shall govern with respect to their purchases.                        in their sole discretion may release any of the securities subject to these lock-up agreements at any time, which, in the case of officers and directors, shall be with notice. Any directed shares not purchased will be offered by the underwriters to the general public on the same basis as all other shares offered. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of the directed shares.

        Prior to this offering, there has been no public market for our shares. Consequently, the initial public offering price for the shares was determined by negotiations among us, the selling stockholder and the representatives. Among the factors considered in determining the initial public offering price were our results of operations, our current financial condition, our future prospects, our markets, the economic conditions in and future prospects for the industry in which we compete, our management, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. However, the price at which the shares will sell in the public market after this offering may be lower than the initial public offering price and an active trading market in our shares may not develop and continue after this offering.

        We have applied to list our shares on the NYSE under the symbol "ILFC."

        The following table shows the underwriting discounts and commissions payable to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

        We estimate that our total expenses for this offering will be approximately $     million.

        In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

  •
  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' over-allotment option.

  •
  "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' over-allotment option.

  •
  Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

    •
    To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

  •
  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Conflicts of Interest

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, lending, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, currently perform, and may in the future perform, various financial advisory, commercial and investment banking services for us and for AIG, for which they have received customary compensation and may provide such services and receive customary compensation in the future. In addition, affiliates of the underwriters are lenders and/or agents under certain of our existing credit facilities.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad army of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the securities which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

        Each underwriter has also represented and agreed that:

  (a)
  (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by the issuer;

  (b)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

  (c)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in France

        Neither this prospectus nor any other offering material relating to the shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the

Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the shares to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlennent Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The shares offered in this prospectus have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

LEGAL MATTERS

        O'Melveny & Myers LLP will pass upon the validity of the shares of common stock offered hereby. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP. Cahill Gordon & Reindel LLP represents AIG in a variety of matters in the ordinary course of its business. Debevoise & Plimpton LLP is representing AIG and the selling stockholder in connection with this offering.

EXPERTS

        The consolidated financial statements of International Lease Finance Corporation as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The balance sheet of ILFC Holdings, Inc. as of December 31, 2011 included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        We have obtained statistical and other information about the airline industry and the aircraft leasing industry set forth in this prospectus, including all information under the section titled "Aircraft Leasing Industry" and all estimates about future airline industry and aircraft leasing industry growth appearing elsewhere in this prospectus, from ICF SH&E, Inc., and we have included such information in reliance upon the authority of ICF SH&E, Inc. as an expert in statistical and other analysis of the airline industry and aircraft leasing industry.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-1 with the SEC with respect to the registration of the common stock offered for sale with this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information about us, the common stock we are offering by this prospectus and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information on the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You may also request copies of these filings, at no cost, by telephone at (310) 788-1999 or by mail to 10250 Constellation Boulevard, Suite 3400, Los Angeles, California 90067.

        We have not been subject to the reporting requirements of the Exchange Act prior to this offering. Upon the effectiveness of the registration statement of which this prospectus is a part, we will be subject to the reporting requirements of the Exchange Act, and, in accordance with the Exchange Act, will file reports, proxy and information statements, and other information with the SEC. Such annual, quarterly and current reports, proxy and information statements and other information, can be inspected and copied at the locations set forth above. We also intend to make this information available free of charge on our website at www.ilfc.com. The information on our website is not part of, or incorporated by reference into, this prospectus.

Report of Independent Registered Public Accounting Firm

To The Shareholders and Board of Directors of International Lease Finance Corporation:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, comprehensive (loss) income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of International Lease Finance Corporation, a wholly-owned indirect subsidiary of American International Group, Inc. ("AIG"), and its subsidiaries (the "Company") at December 31, 2011 and December 31, 2010, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As described in Note A to the consolidated financial statements the Company has elected, for all periods presented, to reflect AIG's basis in the assets acquired and liabilities assumed in connection with AIG's acquisition of the Company.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California

March 7, 2012

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share amounts)

	December 31,
	2011	2010
ASSETS
Cash, including interest bearing accounts of $1,909,529 (2011) and $3,058,747 (2010)	$1,975,009	$3,067,697
Restricted cash, including interest bearing accounts of $414,807 (2011) and $402,373 (2010)	414,807	457,053
Net investment in finance and sales-type leases, net	81,746	67,620
Flight equipment under operating leases	47,620,895	51,408,800
Less accumulated depreciation	12,118,607	12,893,421

	35,502,288	38,515,379
Flight equipment held for sale	—	255,178
Deposits on flight equipment purchases	298,782	184,410
Lease receivables and other assets, net	599,734	467,997
Derivative assets, net	—	60,150
Deferred debt issue costs—less accumulated amortization of $246,082 (2011) and $181,460 (2010)	288,878	232,576

	$39,161,244	$43,308,060

LIABILITIES AND SHAREHOLDERS' EQUITY
Accrued interest and other payables	$447,521	$451,284
Current income taxes and other tax liabilities	253,600	159,611
Secured debt financing, net of deferred debt discount of $17,452 (2011) and $22,309 (2010)	9,764,631	9,556,634
Unsecured debt financing, net of deferred debt discount of $39,128 (2011) and $47,977 (2010)	13,619,641	16,997,466
Subordinated debt	1,000,000	1,000,000
Foreign currency adjustment related to foreign currency denominated debt	—	165,400
Derivative liabilities	31,756	—
Security deposits, overhaul rentals and other customer deposits	2,035,432	1,808,393
Rentals received in advance	272,205	284,115
Deferred income taxes	4,204,589	4,660,150
Commitments and contingencies—Note R
SHAREHOLDERS' EQUITY
Market Auction Preferred Stock, $100,000 per share liquidation value; Series A and B, each series having 500 shares issued and outstanding	100,000	100,000
Common stock—no par value; 100,000,000 authorized shares, 45,267,723 shares issued and outstanding	1,053,582	1,053,582
Paid-in capital	1,243,225	1,251,225
Accumulated other comprehensive (loss) income	(19,637)	(58,944)
Retained earnings	5,154,699	5,879,144

Total shareholders' equity	7,531,869	8,225,007

	$39,161,244	$43,308,060

See accompanying notes.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

	Years Ended December 31,
	2011	2010	2009
REVENUES AND OTHER INCOME:
Rental of flight equipment	$4,454,405	$4,726,502	$4,928,253
Flight equipment marketing and gain on aircraft sales	14,348	10,637	12,966
Interest and other income	57,910	61,741	55,973

	4,526,663	4,798,880	4,997,192

EXPENSES:
Interest	1,569,468	1,567,369	1,365,490
Effect from derivatives, net of change in hedged items due to changes in foreign exchange rates	9,808	47,787	(21,450)
Depreciation of flight equipment	1,864,735	1,963,175	1,968,981
Aircraft impairment charges on flight equipment held for use	1,567,180	1,110,427	50,884
Aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed	170,328	552,762	35,448
Loss on extinguishment of debt	61,093	—	—
Flight equipment rent	18,000	18,000	18,000
Selling, general and administrative	238,106	212,780	196,675
Other expenses	61,924	91,216	—

	5,560,642	5,563,516	3,614,028

(LOSS) INCOME BEFORE INCOME TAXES	(1,033,979)	(764,636)	1,383,164
(Benefit) provision for income taxes	(310,078)	(268,968)	495,989

NET (LOSS) INCOME	$(723,901)	$(495,668)	$887,175

See accompanying notes.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Dollars in thousands)

	Years Ended December 31,
	2011	2010	2009
NET (LOSS) INCOME	$(723,901)	$(495,668)	$887,175
OTHER COMPREHENSIVE INCOME:
Net changes in fair value of cash flow hedges, net of taxes of $(21,384) (2011), $(42,542) (2010) and $(15,929) (2009) and net of reclassification adjustments	39,713	79,006	29,583
Change in unrealized appreciation on securities available for sale, net of taxes of $219 (2011), $(138) (2010) and $(149) (2009) and net of reclassification adjustments	(406)	256	276

	39,307	79,262	29,859

COMPREHENSIVE (LOSS) INCOME	$(684,594)	$(416,406)	$917,034

See accompanying notes.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

(Dollars in thousands)

	Market Auction Preferred Stock
			Common Stock
						Accumulated Other Comprehensive (Loss) Income
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital		Retained Earnings	Total
Balance at December 31, 2008	1,000	$100,000	45,267,723	$1,053,582	$1,245,095	$(168,065)	$5,507,968	$7,738,580
Preferred stock dividends							(3,830)	(3,830)
Comprehensive (loss) Income:
Net income							887,175	887,175
Other comprehensive (loss) income:
Cash flow derivative transactions (net of tax of ($15,929))						29,583		29,583
Change in unrealized appreciation securities available-for-sale (net of tax of ($149))						276		276

Comprehensive (loss) income								917,034
Other(a)					3,305			3,305

Balance at December 31, 2009	1,000	100,000	45,267,723	1,053,582	1,248,400	(138,206)	6,391,313	8,655,089
Preferred stock dividends							(601)	(601)
Deconsolidation of VIEs							(15,900)	(15,900)
Comprehensive (loss) Income:
Net loss							(495,668)	(495,668)
Other comprehensive (loss) income:
Cash flow derivative transactions (net of tax of ($42,542))						79,006		79,006
Change in unrealized appreciation securities available-for-sale (net of tax of ($138))						256		256

Comprehensive (loss) income								(416,406)
Other(a)					2,825			2,825

Balance at December 31, 2010	1,000	100,000	45,267,723	1,053,582	1,251,225	(58,944)	5,879,144	8,225,007
Preferred stock dividends							(544)	(544)
Comprehensive (loss) Income:
Net loss							(723,901)	(723,901)
Other comprehensive (loss) income:
Cash flow derivative transactions (net of tax of $(21,384))						39,713		39,713
Change in unrealized appreciation securities available-for-sale (net of tax of $219)						(406)		(406)

Comprehensive (loss) income								(684,594)
Other(a)					(8,000)			(8,000)

Balance at December 31, 2011	1,000	$100,000	45,267,723	$1,053,582	$1,243,225	$(19,637)	$5,154,699	$7,531,869

(a)
We recorded $(8,000) during 2011, $2,825 during 2010 and $3,305 during 2009 for compensation expenses, debt issue cost and other expenses paid by AIG on our behalf for which we were not required to pay.

See accompanying notes.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Years Ended December 31,
	2011	2010	2009
OPERATING ACTIVITIES:
Net (loss) income	$(723,901)	$(495,668)	$887,175
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	1,864,735	1,963,175	1,968,981
Deferred income taxes	(468,329)	(312,461)	382,681
Derivative instruments	(117,396)	252,254	(57,141)
Foreign currency adjustment of non-US$ denominated debt	104,800	(200,320)	114,620
Amortization of deferred debt issue costs	64,174	56,227	40,232
Amortization of debt discount	13,706	11,968	9,363
Amortization of prepaid lease cost	63,369	47,809	51,899
Aircraft impairment charges and fair value adjustments	1,737,508	1,663,189	86,332
Lease expenses related to aircraft sales	(3,249)	91,217	—
Forfeitures of customer deposits	(14,178)	(7,951)	(6,912)
Provision for credit losses on notes receivable and net investment in finance and sales-type leases	44,986	19,511	—
Other(a)	(50,696)	(29,955)	(24,811)
Changes in operating assets and liabilities:
Lease receivables and other assets	5,910	64,111	(43,288)
Accrued interest and other payables	(33,373)	119,391	(59,274)
Current income taxes and other tax liabilities	93,989	78,687	48,841
Tax benefit sharing payable to AIG	—	(85,000)	—
Rentals received in advance	(13,896)	(22,388)	15,193

Net cash provided by operating activities	2,568,159	3,213,796	3,413,891

INVESTING ACTIVITIES:
Acquisition of flight equipment	(377,037)	(240,320)	(2,577,410)
Payments for deposits and progress payments	(158,932)	(61,085)	(40,444)
Proceeds from disposal of flight equipment	296,384	2,123,581	212,492
Acquisition of AeroTurbine, net of cash acquired	(138,225)	—	—
Restricted cash	42,336	(141,897)	(315,156)
Collections of notes receivable	45,543	72,015	15,999
Collections of finance and sales-type leases	14,958	32,928	101,170
Other	(6,225)	(5,370)	(10)

Net cash (used in) provided by investing activities	(281,198)	1,779,852	(2,603,359)

FINANCING ACTIVITIES:
Net change in commercial paper	—	—	(1,752,000)
Loan from AIG	—	—	3,900,000
Repayment of loan to AIG	—	(3,909,567)	—
Proceeds from debt financing	4,571,526	9,704,094	1,394,868
Payments in reduction of debt financing, net of foreign currency swap settlements	(8,054,223)	(7,989,514)	(6,388,347)
Debt issue costs	(121,777)	(189,376)	(49,350)
Payment of common and preferred dividends	(544)	(601)	(3,830)
Security and rental deposits received	104,895	193,831	79,452
Security and rental deposits returned	(99,421)	(52,367)	(58,280)
Transfers of security and rental deposits on sales of aircraft	(19,392)	(168,209)	(9,540)
Overhaul rentals collected	547,514	500,701	346,966
Overhaul rentals reimbursed	(350,744)	(313,974)	(383,577)
Transfer of overhaul rentals on sales of aircraft	(18,623)	(96,114)	(4,234)
Net change in other deposits	60,576	60,147	67,609

Net cash (used in) provided by financing activities	(3,380,213)	(2,260,949)	(2,860,263)

Net (decrease) increase in cash	(1,093,252)	2,732,699	(2,049,731)
Effect of exchange rate changes on cash	564	(1,913)	694
Cash at beginning of year	3,067,697	336,911	2,385,948

Cash at end of year	$1,975,009	$3,067,697	$336,911

(a)
Includes foreign exchange adjustments on foreign currency denominated cash, gain on aircraft sales, amortization of asset value guarantees, out of period adjustments relating to pension expenses, and other non-cash items.

See accompanying notes.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in thousands)

	Years Ended December 31,
	2011		2010	2009
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest, excluding interest capitalized of $8,113 (2011), $6,539 (2010) and $10,360 (2009)	$1,625,905		$1,373,045	$1,370,585
Income taxes, net	64,261	(a)	15,519	13,754

(a)
Approximately $58.5 million and $10.1 million were paid to AIG for ILFC tax liability for the years ended December 31, 2011 and 2010, respectively.

2011:

Flight equipment held for sale in the amount of $76,438 were reclassified to Flight equipment under operating leases in the amount of $78,673, with $2,235 realized in income when the aircraft no longer met the criteria for being classified as held for sale.

Deposits on flight equipment purchases of $63,502 were applied to Acquisition of flight equipment under operating leases.

Flight equipment under operating leases in the amount of $43,766 were reclassified to Net investment in finance and sale-type leases in the amount of $24,258, with $19,508 recognized in income.

Flight equipment under operating leases in the amount of $880 were reclassified to Lease receivable and other assets upon the part-out of an aircraft.

Flight equipment under operating leases was received from a customer in the amount of $5,500 in lieu of rent payments.

2010:

Flight equipment under operating leases in the amount of $2,236,055 was transferred to Flight equipment held for sale, of which $1,992,507 was subsequently sold.

Net investment in finance leases of $192,161 was transferred to Flight equipment under operating leases.

Two aircraft with aggregate net book values of $66,581 were converted into sales-type leases aggregating $30,230 with $36,351 charged to income.

Flight equipment under operating leases with a net book value of $60,780 was transferred to Lease receivable and other assets, with $10,400 recorded in income, to record proceeds receivable for the total loss of two aircraft.

$36,799 of Deposits on flight equipment purchases were applied to Acquisition of flight equipment under operating leases.

2009:

$419,937 of Deposits on flight equipment purchases were applied to Acquisition of flight equipment under operating leases. Three aircraft with a cumulative net book value of $59,130 were reclassified as sales-type leases.

An aircraft's net book value of $23,787 and released overhaul reserves in the amount of $6,891 were reclassified to Lease receivables and other assets of $33,223 to reflect pending proceeds from the loss of an aircraft. The receivable of $33,223 was paid in full in the third quarter and is included in Proceeds from disposal of flight equipment.

An aircraft's net book value of $10,521 was reclassified to Lease receivables and other assets in the amount of $2,400 with a $7,366 charge to income when reclassified to an asset held for sale.

$5,335 was reclassified from Security deposits on aircraft, overhauls and other to Deposits on flight equipment purchases for concessions received from manufacturers.

A reduction in certain credits from aircraft and engine manufacturers in the amount of $742 increased the basis of Flight equipment under operating leases and decreased Lease receivables and other assets.

See accompanying notes.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        Organization:    International Lease Finance Corporation's (the "Company," "ILFC," "management," "we," "our," "us") primary business operation is to acquire new commercial aircraft from aircraft manufacturers and other parties and lease those aircraft to airlines throughout the world. We also lease engines and sell aircraft and engine parts. In addition, we provide fleet management services to investors and/or owners of aircraft portfolios for a management fee and offer supply chain solutions to our customers. At times, we sell aircraft or engines from our leased aircraft fleet to other leasing companies, financial services companies, and airlines. We provide part-out and engine leasing services through our AeroTurbine subsidiary. We have also provided asset value guarantees and a limited number of loan guarantees to buyers of aircraft or to financial institutions for a fee. We execute our leasing, financing, and parts and supply chain solutions operations through a variety of subsidiaries and Variable Interest Entities ("VIEs") that are consolidated in our financial statements. In terms of the number and value of transactions concluded, we are a major owner-lessor of commercial jet aircraft.

        Parent Company:    ILFC is an indirect wholly-owned subsidiary of American International Group, Inc. ("AIG"). AIG is a holding company which, through its subsidiaries, is primarily engaged in a broad range of insurance and insurance-related activities in the United States of America ("U.S.") and abroad. AIG's primary activities include both general and life insurance and retirement services operations. Other significant activities include financial services.

Note A—Basis of Preparation

        ILFC was acquired by AIG in 1990. When AIG purchased ILFC, in accordance with the purchase accounting method under GAAP, AIG established a new basis for ILFC's assets and liabilities in AIG's consolidated financial statements based on the fair value of ILFC's assets and liabilities at the time of the acquisition. Following the acquisition, ILFC continued to issue its separate standalone financial statements, and did not "push down" the new basis for its assets and liabilities established by AIG at the time of the acquisition. Instead, ILFC maintained its historical basis in its assets and liabilities. The reporting basis for ILFC's assets and liabilities included in the consolidated financial statements of AIG therefore was different from the reporting basis for ILFC's assets and liabilities included in ILFC's previously reported separate standalone financial statements. In contemplation of a potential future partial or complete divestiture of ILFC by AIG, ILFC has elected, for all periods presented, to reflect AIG's basis in the assets acquired and liabilities assumed in connection with AIG's acquisition of ILFC.

        The consolidated financial statements and financial information of ILFC reported prior to this Form 10-K are not directly comparable to the financial statements and financial information of ILFC included in this report as a result of the above-mentioned change in accounting principle. The differences relate to basis differences in flight equipment under operating leases which affect accumulated depreciation and related depreciation expense, aircraft impairment charges and fair value adjustments, flight equipment marketing and gain on aircraft sales, interest and other income, deferred taxes and related tax provisions, net income, paid-in capital, retained earnings and total shareholders'

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note A—Basis of Preparation (Continued)

equity. The impact of this adoption on ILFC's consolidated balance sheets and statements of operations at and for the years ended December 31, 2010 and 2009 is presented below.

	2010		2009
	Previously Reported	Adjusted for New Basis	Previously Reported	Adjusted for New Basis
	(Dollars in thousands)
Consolidated Balance Sheets
Flight equipment under operating leases	$51,646,586	$51,408,800	$57,718,323	$58,020,001
Accumulated depreciation	13,120,421	12,893,421	13,788,522	13,928,218
Total flight equipment under operating leases	38,526,165	38,515,379	43,929,801	44,091,783
Total assets	43,318,846	43,308,060	45,967,042	46,129,024
Deferred income taxes	4,663,939	4,660,150	4,881,558	4,938,627
Paid-in capital	606,367	1,251,225	603,542	1,248,400
Retained earnings	6,530,999	5,879,144	6,931,258	6,391,313
Total shareholders' equity	8,232,004	8,225,007	8,550,176	8,655,089
Consolidated Statements of Operations
Flight equipment marketing and gain on aircraft sales	10,637	10,637	15,536	12,966
Revenue and other income	61,741	61,741	58,209	55,973
Depreciation of flight equipment	1,954,883	1,963,175	1,959,448	1,968,981
Aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed	550,034	552,762	34,730	35,448
Aircraft impairment charges on flight equipment held for use	948,679	1,110,427	52,938	50,884
(Loss) income before taxes	(591,868)	(764,636)	1,396,167	1,383,164
(Benefit) provision for income taxes	(208,110)	(268,968)	500,538	495,989
Net (loss) income	$(383,758)	$(495,668)	$895,629	$887,185

        The accompanying consolidated financial statements include our accounts and accounts of all other entities in which we have a controlling financial interest. See Note S—Variable Interest Entities for discussions of VIEs. All material intercompany accounts have been eliminated in consolidation.

        Results for the year ended December 31, 2011 include out of period adjustments related to prior years, which increased pre-tax income by $13.7 million, net. The out of period adjustments relate primarily to (i) forfeiture of share based deferred compensation awards for certain employees who terminated their employment with us in 2010 and (ii) the extension of deferred debt issue costs and debt discount amortization related to our subordinated debt from the scheduled call dates until the ultimate maturity date of December 21, 2065. The tax provision for the year ended December 31, 2011, includes a $6.9 million cumulative out of period adjustment relating to state deferred income taxes for Florida and Alabama that previously were not properly accrued for.

        Results for the year ended December 31, 2010, include out of period adjustments related to prior years, which decreased pre-tax income by $56.2 million. The out of period adjustments related to (i) the depreciable lives of overhaul costs that were incurred by ILFC directly over the period from 2003

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note A—Basis of Preparation (Continued)

to 2010, and (ii) certain pension costs under a non-qualified plan covering certain ILFC employees for the service period from 1996 to 2010.

        Management has determined, after evaluating the quantitative and qualitative aspects of these out of period adjustments, that our current and prior period financial statements are not materially misstated.

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Certain amounts have been reclassified in the 2010 and 2009 Consolidated Statements of Operations and Statements of Cash Flows to conform to our 2011 presentation.

Note B—Summary of Significant Accounting Policies

        Principles of Consolidation:    The accompanying consolidated financial statements include the results of all entities in which we have a controlling financial interest, including VIEs for which we are the primary beneficiary ("PB"). Prior to January 1, 2010, the PB of a VIE was defined as the party with a variable interest in an entity that absorbs the majority of the expected losses of the VIE, receives the majority of the expected residual returns of the VIE, or both. On January 1, 2010, a new accounting standard became effective that changed the PB to the enterprise that has the power to direct the activities of a VIE that most significantly affect the entity's economic performance, in addition to looking at which party absorbs losses and has the right to receive benefits. See Note S—Variable Interest Entities.

        Variable Interest Entities:    We consolidate VIEs in which we have determined that we are the PB. We use judgment when determining (i) whether an entity is a VIE; (ii) who are the variable interest holders; (iii) the elements and degree of control that each variable interest holder has; (iv) ; and (v) ultimately which party is the PB. When determining which party is the PB, we perform an analysis which considers (i) the design of the VIE; (ii) the capital structure of the VIE; (iii) the contractual relationships between the variable interest holders; (iv) the nature of the entities' operations; and (v) purposes and interests of all parties involved. We continually re-evaluate whether we are the PB for VIEs in which we hold a variable interest.

        Lease Revenue:    We lease flight equipment principally under operating leases and recognize rental revenue ratably over the life of the lease. The difference between the rental revenue recognized and the cash received under the provisions of our leases is included in Lease receivables and other assets on our Consolidated Balance Sheets. Past-due rental revenue is recognized on the basis of management's assessment of collectability. Management monitors all lessees that are behind in lease payments and evaluates lessee operational and financial issues to determine the amount of rental revenue to recognize for past due amounts. Our customers make lease payments in advance and we generally recognize rental revenue only to the extent we have received payments or hold security deposits. In certain cases, leases provide for additional rental revenue based on usage. The usage may be calculated based on hourly usage or on the number of cycles operated, depending on the lease contract. A cycle is defined as one take-off and landing. The usage is typically reported monthly by the lessee. Rental revenue received under the lease agreements, but unearned, is included in Rentals received in advance on our Consolidated Balance Sheets.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note B—Summary of Significant Accounting Policies (Continued)

        Lease revenues from the rental of flight equipment are reduced by the amortization of lease incentives, which primarily consist of our maintenance contributions to lessees in connection with the lease of used aircraft. Lease revenues from the rental of flight equipment are also reduced by payments received directly by us or by our customers from the aircraft and engine manufacturers.

        Overhaul Rentals:    Under the provisions of our leases, lessees are responsible for maintenance and repairs, including major maintenance (overhauls) over the term of the lease. Under the provisions of many of our leases, we receive overhaul rentals based on the usage of the aircraft, calculated based on number of hours or cycles operated. The usage is typically reported monthly by the lessee. For certain airframe and engine overhauls incurred by our lessees, we reimburse the lessee for costs up to, but not exceeding, related overhaul rentals that the lessee has paid to us.

        We recognize overhaul rentals received as revenue, net of estimated overhaul reimbursements. We estimate expected overhaul reimbursements during the life of the lease, which requires significant judgment. Management determines the reasonableness of the estimated future overhaul reimbursement rate considering quantitative and qualitative information including (i) changes in historical pay-out rates from period to period; (ii) trends in reimbursements made; (iii) trends in historical pay-out rates for expired leases; (iv) future estimates of pay-out rates on leases scheduled to expire in the near term; (v) changes in our business model and portfolio strategies and (vi) other factors affecting the future pay-out rates that may occur from time to time. Changes in the expected overhaul reimbursement estimate result in an adjustment to the cumulative deferred overhaul rental balance sheet amount, which is recognized in current period results. If overhaul reimbursements are different than our estimates, or if estimates of future reimbursements change, there could be a material impact on our results of operations in a given period. Except as disclosed under Capitalized Major Maintenance Costs and Lease Incentive Costs, we generally do not contribute to the cost of overhauls when we do not receive overhaul rentals. In connection with a lease of a used aircraft, we do, however, generally agree to contribute to the first major maintenance event the lessee incurs during the lease. At the time we pay the agreed upon maintenance contribution, we record the contribution against the overhaul rental deposits to the extent we have received overhaul rentals from the lessee, or against return condition deficiency deposits to the extent we have received such deposits from the prior lessee. We capitalize any amount of the actual maintenance contributions in excess of the overhaul rental deposits and payments received from lessees for deficiencies in return conditions as lease incentives and amortize the lease incentives into Rental of flight equipment over the remaining life of the lease.

        Capitalized Major Maintenance Costs:    When an aircraft is repossessed or when a lessee defaults on its lease obligations, we may be required to perform major maintenance on the aircraft. In these instances, if we have not received sufficient overhaul rentals under the lease, we capitalize the costs of the overhaul, to the extent that those costs meet the recognition criteria of an asset, and amortize those costs over the period until the next estimated overhaul event.

        Return Condition Payments:    We may receive payments from our lessees at the conclusion of a lease, rather than requiring the lessee to make the required repairs to meet return conditions. These return condition payments are generally negotiated to facilitate an efficient return of the aircraft, which generally causes the aircraft to be delivered to the next lessee in a condition less than anticipated in the lease negotiations. The return condition payments are initially recognized as a reserve for aircraft costs deferred liability on our Consolidated Balance Sheets. Any reserve for aircraft cost deferred liability

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note B—Summary of Significant Accounting Policies (Continued)

amounts in excess of the follow-on lease commitments are recognized as revenue once the estimate of the follow-on commitment has been determined or when the work has been performed.

        In the event we do not receive return condition payments from a prior lessee, or the return condition payment is not sufficient to cover a follow-on commitment, and we agree to reimburse a lessee for certain future maintenance costs, we capitalize and amortize those costs as a reduction of lease revenue over the term of the lease.

        Lease Incentive Costs:    Amounts paid by us to lessees or other parties in connection with the lease transactions, including contributions to the lessee's first major maintenance event, in excess of overhauls received and return condition payments received, and lessee specific aircraft cabin modifications are capitalized as lease incentive costs and amortized over the term of the lease as a reduction of lease revenue.

        Flight Equipment Marketing and Gain on Aircraft Sales:    Flight equipment marketing consists of gains generated from the sale of flight equipment and commissions generated from the leasing and sales of managed aircraft. Flight equipment sales are recognized when substantially all of the risks and rewards of ownership have passed to the new owner. Retained lessee obligations, if any, are recognized as reductions to Flight equipment marketing gain at the time of the sale.

        Cash:    We consider cash and cash equivalents with original maturity dates of 90 days or less to be cash on hand and highly liquid investments. At December 31, 2011 and 2010, respectively, cash and cash equivalents consisted of cash on hand and time deposits.

        Restricted Cash:    Restricted cash consists of segregated security deposits, maintenance reserves, and rental payments related to aircraft funded under the 1999 and 2004 ECA facilities and proceeds from certain secured financings that becomes available to us as we transfer collateral to certain subsidiaries created to hold the aircraft serving as collateral, for such indebtedness. See Note K—Debt Financing.

        Foreign Currency:    Assets and liabilities denominated in foreign currencies are translated into US dollars using the exchange rates at the balance sheet date. Foreign currency transaction gains or losses are translated into US dollars at the transaction date.

        Flight Equipment under Operating Leases:    Flight equipment under operating leases is stated at cost. Purchases, major additions and modifications and interest on deposits during the construction phase are capitalized. We generally depreciate passenger aircraft using the straight-line method over a 25-year life from the date of manufacture to a 15% residual value. When we change the useful lives or residual values of our aircraft, we adjust our depreciation rates on a prospective basis.

        Based on the annual impairment assessment performed in the third quarter of 2011, we changed the estimated useful life of 140 out of production aircraft or aircraft impacted by new technology developments and changed the residual values of 127 such aircraft. In addition, we changed the useful lives of our ten freighter aircraft from 35 to 25 years. In the fourth quarter of 2011, we began to depreciate these aircraft over the remaining revised useful lives, utilizing the revised residual values, as applicable.

        Vendor Payments:    As part of the purchase of new aircraft, aircraft engines, and related equipment we will often obtain payments from our vendors in the form of cash and other consideration ("Vendor

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note B—Summary of Significant Accounting Policies (Continued)

Payments"). Generally, Vendor Payments are recognized as a reduction in the purchase price of aircraft, unless facts and circumstances indicate that the Vendor Payment was provided as compensation for a service provided or a reimbursement of costs incurred by us to sell the vendor's products.

        Impairments on Flight Equipment Held for Use:    Management evaluates quarterly the need to perform a recoverability assessment of held for use aircraft considering the requirements under GAAP and performs this assessment at least annually for all aircraft in our fleet. Recurring recoverability assessments are performed whenever events or changes in circumstances indicate that the carrying amount of our aircraft may not be recoverable, which may require us to change our assumptions related to future estimated cash flows. These events or changes in circumstances consider potential sales, changes in contracted lease terms, changes in the status of a lease, including re-lease or not subject to lease, changes in portfolio strategies, changes in demand for a particular aircraft type and changes in economic and market circumstances. Economic and market circumstances include the risk factors affecting the airline industry.

        The undiscounted cash flows used in the recoverability assessment consist of cash flows from currently contracted leases, future projected lease cash flows, including contingent rentals and an estimated disposition value, as appropriate, for each aircraft. Management is active in the aircraft leasing industry and develops the assumptions used in the recoverability assessment. As part of our recurring recoverability assessment process, we update the critical and significant assumptions used in the recoverability assessment, including projected lease rates and terms, residual values, overhaul rental realization and aircraft holding periods. In updating these critical and significant assumptions for 2011, we considered (i) current and future expectations of the global demand for a particular aircraft type; (ii) the impact of fuel price volatility and higher average fuel prices; (iii) the growing impact of new technology aircraft; (iv) the higher production rates sustained by manufacturers for more fuel-efficient newer generation aircraft during the recent economic downturn; (v) the unfavorable impact of low rates of inflation on aircraft values; (vi) current market conditions and future industry outlook for future marketing of older mid-generation aircraft and aircraft that are out of production; (vii) decreasing number of lessees for older aircraft; (viii) new end-of-life management capabilities resulting from our acquisition of AeroTurbine; and (ix) events occurring subsequent to our balance sheet date that affected the value of our fleet. In the event that an aircraft does not meet the recoverability assessment, the aircraft will be re-measured to fair value in accordance with our Fair Value Policy resulting in an impairment charge. Our Fair Value Policy is described below under "—Fair Value Measurements." Impairment charges recognized related to our fleet held for use are classified in Selling, general and administrative, or if material, are presented separately on our Statements of Operations.

        Flight Equipment Held for Sale:    We classify aircraft as Flight equipment held for sale when all the criteria under GAAP are met. Aircraft classified as Flight equipment held for sale are recognized at the lower of their carrying amount or estimated fair value less estimated costs to sell. If the carrying value of the aircraft exceeds its estimated fair value, then a fair value adjustment is recognized in Selling, general and administrative, or if material, presented separately on our Consolidated Statements of Operations.

        Management uses judgment in evaluating these criteria. Due to the significant uncertainties of potential sale transactions, the held for sale criteria generally will not be met unless the aircraft is subject to a signed sale agreement, or management has made a specific determination and obtained appropriate approvals to sell a particular aircraft or group of aircraft. At the time aircraft are sold, or

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note B—Summary of Significant Accounting Policies (Continued)

classified as Flight equipment held for sale, the cost and accumulated depreciation are removed from the related accounts and we cease recognizing depreciation expense.

        We designate an aircraft for part-out when the aircraft is subject to an executed consignment agreement. At that time we reclassify the aircraft from Flight equipment under operating leases to Lease receivables and other assets at the lower of their carrying amount or estimated fair value less estimated costs to sell. At the time aircraft are classified as parts inventory and recorded in Lease receivables and other assets, the cost and accumulated depreciation are removed from the related accounts.

        Investment in finance and sales-type leases:    If a lease meets specific criteria under GAAP at the inception of the lease, then we recognize the lease as a Net investment in finance and sales-type lease on our Consolidated Balance Sheets. For sales-type leases we de-recognize the aircraft from our Consolidated Balance Sheets and recognize the difference of the aircraft carrying value and the Net investment in finance and sales-type leases as a gain or loss in our Consolidated Statements of Operations. The amounts recognized for finance and sales-type leases consist of lease receivables, plus the estimated unguaranteed residual value of the leased flight equipment on the lease termination date, less the unearned income. The unearned income is recognized as Interest and other income in our Consolidated Statements of Operations over the lease term in a manner that produces a constant rate of return on the Net investment in finance and sales-type lease.

        Allowance for Credit Losses:    An allowance for credit losses is established if there is evidence that we will be unable to collect all amounts due according to the original contractual terms of the Net investment in finance and sales-type receivables and notes receivable ("Financing Receivables"). Financing Receivables comprise net investment in finance and sales-type leases recognized at the gross investment in the lease, less unearned income, and notes receivable recognized at cost. The allowance for credit losses is reported as a reduction of the Financing Receivables carrying value on the Consolidated Balance Sheets. Additions to the allowance for credit losses are recognized in our Consolidated Statements of Operations in Selling, general and administrative expenses, or separately in Other expenses, if material.

        Collectability of Financing Receivables is evaluated periodically and on an individual note and customer level. Notes receivables are considered impaired when we determine that it is probable that we will not be able to collect all amounts due according to the original contractual terms. Individual credit exposures are evaluated based on the realizable value of any collateral, and payment history. The estimated recoverable amount is the value of the expected future cash flows, including amounts that may be realized from the value of the collateral. Allowances for specific credit losses are established for the difference between the carrying amount and the estimated recoverable amount. The accrual of interest income based on the original terms of the Notes receivable is discontinued based on the facts and circumstances of the individual credit exposure, and any future interest income is recognized based on cash receipts. Any subsequent changes to the amounts and timing of the expected future cash flows compared with the prior estimates result in a change in the allowance for credit losses and are charged or credited to Selling general and administrative expense. An allowance is generally reversed only when cash is received in accordance with the original contractual terms of the note. A write-off of the Notes receivable is made when all hope of recoverability has been abandoned or amounts have been forgiven. Write-offs are charged against previously established allowances for credit losses. Recoveries in part or in full of amounts previously written off are credited to credit loss expense.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note B—Summary of Significant Accounting Policies (Continued)

        The evaluation of the collectability of the finance and sales-type leases considers the credit of the lessee and the value of the underlying aircraft.

        Capitalized Interest:    We borrow funds to finance progress payments for the construction of flight equipment ordered. We capitalize the interest incurred on such borrowings. This amount is calculated using our composite borrowing rate and is included in the cost of the flight equipment.

        Deferred Debt Issue Costs and Debt Discounts and Premiums:    We incur costs in connection with issuing debt. These costs are capitalized and amortized as an increase to interest expense over the life of the debt using the effective interest method. In the event that we issue debt at a discount or premium, we amortize the amount of discount or premium over the life of the debt using the effective interest method.

        Derivative Financial Instruments:    We employ a variety of derivative financial instruments to manage our exposure to interest rate risks and foreign currency risks. Derivatives are recognized on our Consolidated Balance Sheets at fair value. AIG Markets, Inc., a related party, is the counterparty to all our interest swaps and foreign currency swaps. We apply either fair value or cash flow hedge accounting when transactions meet specified criteria for hedge accounting treatment. If the derivative does not qualify for hedge accounting, the gain or loss is immediately recognized in earnings. If the derivative qualifies for hedge accounting and is designated and documented as a hedge, changes in fair value of the hedge are either recognized in income along with the change in fair value of the item being hedged for fair value hedges, or recognized in Accumulated other comprehensive income ("AOCI") to the extent the hedge is effective for cash flow hedges. We have elected to classify the cash flows from derivative instruments that have been designated as fair value or cash flow hedges in accordance with GAAP in the same category as the cash flows from the items being hedged.

        At the time the derivative is designated as a hedge, we formally document the relationship between hedging instrument and hedged item including risk management objectives and strategies for undertaking the hedge transactions. This includes linking the derivative designated as a fair value, a cash flow, or a foreign currency hedge to a specific asset or liability on the balance sheet. We also assess both at the hedge's inception and on an ongoing basis whether the hedge has been and is expected to be highly effective in offsetting changes in the fair value or cash flow of hedged item. We use the "hypothetical derivative method" when we assess the effectiveness of a hedge. When it is determined that a hedge is not or has ceased to be highly effective as a hedge, we discontinue hedge accounting, as discussed below.

        We discontinue hedge accounting prospectively when (i) we determine that the derivative is no longer effective in offsetting changes in the fair value or cash flows of a hedged item; (ii) the derivative expires or is sold, terminated, or exercised; or (iii) management determines that designating the derivative as a hedging instrument is no longer appropriate.

        In all situations in which hedge accounting is discontinued and the derivative remains outstanding, we carry the derivative at its fair value on the balance sheet, recognizing changes in the fair value in current-period earnings. The remaining balance in AOCI at the time we discontinue hedge accounting for cash flow hedges is amortized into income over the remaining life of the derivative contract.

        Inventory:    Our inventory consists primarily of engine and airframe parts and rotable and consumable parts and is included in Lease receivables and other assets on our 2011 Consolidated

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note B—Summary of Significant Accounting Policies (Continued)

Balance Sheet. We value our inventory at the lower of cost or market. Cost is primarily determined using the specific identification method for individual part purchases and on an allocated basis for engines and aircraft purchased for disassembly and bulk inventory purchases. Costs are allocated using the relationship of the cost of the engine, aircraft or bulk inventory purchase to the estimated retail sales value at the time of purchase. At the time of sale, this ratio is applied to the sales price of each individual part to determine its cost. We evaluate this ratio based on periodic analysis and if necessary, update sales estimates and make adjustments to this ratio. Generally, inventory that is held for more than four years is considered excess inventory and its carrying value is zero.

        Goodwill and Other Acquired Intangible Assets:    As a result of our acquisition of AeroTurbine, we recognized goodwill and other intangible assets. Goodwill represents the excess of the cost of the fair value of the acquired business over the net of the fair value of identifiable assets acquired. Goodwill is not amortized, but is subject to impairment testing annually or more often when events or circumstances indicate that it is more likely than not it is impaired. We amortize the cost of other acquired intangible assets over their estimated useful lives on a straight-line basis. Amortizable intangible assets are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on discounted cash flows. Goodwill and other acquired intangible assets are included in Lease receivables and other assets on our 2011 Consolidated Balance Sheet.

        Other Comprehensive Income (Loss):    We report gains and losses associated with changes in the fair value of derivatives designated as cash flow hedges and unrealized gains and losses on marketable securities classified as "available-for-sale" in comprehensive income or loss.

        Guarantees:    We recognize the guarantee fee paid to us as the initial carrying value of the guarantee which is included in Accrued interest and other payables on our Consolidated Balance Sheets. Since the amount received represents the market rate that would be charged for similar agreements, management believes that the carrying value approximates the fair value of these instruments at the date of issuance of the guarantee. The fee received is amortized into Flight equipment marketing and gain on aircraft sales over the guarantee period. When it becomes probable that we will be required to perform under a guarantee, we cease recognition of the guarantee fee income and accrue a liability, if it is reasonably estimable, measured as the shortfall between the fair value and the guaranteed value of the aircraft. We reverse the liability only when there is no further exposure under the guarantee. See Note R—Commitments and Contingencies for more information on guarantees.

        Fair Value Measurements:    Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We measure the fair value of our derivatives on a recurring basis and measure the fair values of aircraft, investment in finance and sales-type leases and asset value guarantees on a non-recurring basis. See Note T—Fair Value Measurements for more information on fair value.

        Income Taxes:    ILFC is included in the consolidated federal income tax return of AIG as well as certain state tax returns where AIG files on a combined/unitary basis. Our provision for federal income taxes is calculated on a separate return basis, adjusted to give recognition to the effects of net operating losses, foreign tax credits and other tax benefits to the extent we estimate that they would be realizable in AIG's consolidated federal income tax return. Under our tax sharing agreement with AIG, we settle our current tax liability as if ILFC and its subsidiaries are each a separate standalone taxpayer. Thus, AIG credits us to the extent our net operating losses, foreign tax credits and other tax

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note B—Summary of Significant Accounting Policies (Continued)

benefits (calculated on a separate return basis) are used in AIG's consolidated tax return and charges us to the extent of our tax liability (calculated on a separate return basis). To the extent the benefit of a net operating loss is not utilized in AIG's consolidated federal income tax return, AIG reimburses us upon the expiration of the loss carry-forward period as long as we are still included in AIG's consolidated federal income tax return and the benefit would have been utilized if we had filed a separate consolidated federal income tax return. Our provision for state income taxes includes California, in which we file with AIG using the unitary apportionment factors, and certain other states, in which we file separate tax returns.

        We calculate our provision for income taxes using the asset and liability method. This method considers the future tax consequences of temporary differences between the financial reporting and the tax basis of assets and liabilities measured using currently enacted tax rates. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        We recognize an uncertain tax benefit only to the extent that it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

        Stock-based Compensation:    We participate in AIG's share-based payment and liability award programs and our share of the calculated costs is allocated to us by AIG. Compensation expense is recognized over the period during which an employee is required to provide service in exchange for the share-based payment. See Note Q—Employee Benefit Plans.

  Recent Accounting Pronouncements:

        We adopted the following accounting standards during 2011:

  A Creditor's Determination of Whether a Restructuring is a Troubled Debt Restructuring

        In April 2011, the Financial Accounting Standards Board ("FASB") issued an accounting standard update that amends the guidance for a creditor's evaluation of whether a restructuring is a troubled debt restructuring and requires additional disclosures about a creditor's troubled debt restructuring activities. The new standard clarifies the existing guidance on the two criteria used by creditors to determine whether a modification or restructuring is a troubled debt restructuring: (i) whether the creditor has granted a concession and (ii) whether the debtor is experiencing financial difficulties. We adopted the standard in the third quarter of 2011. The standard requires us to apply the guidance retrospectively for all modifications and restructuring activities that have occurred since January 1, 2011. For receivables that are considered newly impaired under the guidance, the standard requires us to measure the impairment of those receivables prospectively. This standard does not apply to the initial restructuring of an operating lease. In addition, the standard requires us to provide disclosures about troubled debt restructuring activities. The adoption of this standard had no effect on our financial position, results of operations or cash flows because we have not had any troubled debt restructurings during 2011.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note B—Summary of Significant Accounting Policies (Continued)

  Presentation of Comprehensive Income

        In June 2011, the FASB issued an accounting standard update that requires the presentation of comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In the two-statement approach, the first statement should present total net income and its components, followed consecutively by a second statement that presents total other comprehensive income and its components. This presentation was effective on January 1, 2012, and is required to be applied retrospectively. Early adoption is permitted. We elected early adoption of this standard, and, as a result, incorporated the two-statement approach to present comprehensive income.

  Future Application of Accounting Standards:

  Common Fair Value Measurements and Disclosure Requirements in GAAP and IFRS

        In May 2011, the FASB issued an accounting standard update that amends certain aspects of the fair value measurement guidance in GAAP, primarily to achieve the FASB's objective of a converged definition of fair value and substantially converged measurement and disclosure guidance with IFRS. Consequently, as of January 1, 2012, when the new standard became effective, GAAP and IFRS are consistent, with certain exceptions including the accounting for day one gains and losses, measuring the fair value of alternative investments measured on a net asset value basis and certain disclosure requirements.

        The new standard's fair value guidance applies to all companies that measure assets, liabilities, or instruments classified in shareholders' equity at fair value or provide fair value disclosures for items not recognized at fair value. While many of the amendments to GAAP are not expected to significantly affect current practice, the guidance clarifies how a principal market is determined, addresses the fair value measurement of financial instruments with offsetting market or counterparty credit risks and the concept of valuation premise (i.e., in-use or in exchange) and highest and best use, extends the prohibition on blockage factors to all three levels of the fair value hierarchy, and requires additional disclosures.

        The new standard will be effective for us for interim and annual periods beginning on January 1, 2012. If different fair value measurements result from applying the new standard, we will recognize the difference in the period of adoption as a change in estimate. The new disclosure requirements must be applied prospectively. In the period of adoption, we will disclose any changes in valuation techniques and related inputs resulting from application of the amendments and quantify the total effect, if material. We are assessing the effect of the new standard on our consolidated statements of financial position, results of operations and cash flows.

  Testing Goodwill for Impairment

        In September 2011, the FASB issued an accounting standard that amends the approach to testing goodwill for impairment. The new standard simplifies how entities test goodwill for impairment by permitting an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the quantitative, two-step goodwill impairment test. The new standard is effective for annual and interim goodwill impairment tests performed for fiscal years

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note B—Summary of Significant Accounting Policies (Continued)

beginning after December 15, 2011. Early adoption is permitted. ILFC will adopt the new standard in conjunction with its annual goodwill impairment test to be performed for the year ended December 31, 2012. The adoption of the new standard will not affect ILFC's consolidated financial condition, results of operations or cash flows.

        We adopted the following accounting standards during 2010:

  Accounting for Transfers of Financial Assets

        In June 2009, the Financial Accounting Standards Board ("FASB") issued an accounting standard addressing transfers of financial assets that, among other things, removes the concept of a qualifying special-purpose entity ("QSPE") from the FASB Accounting Standards Codification ("ASC") and removes the exception from applying the consolidation rules to QSPEs. The new standard was effective for interim and annual periods beginning on January 1, 2010. Earlier application was prohibited. The adoption of the new standard had no effect on our consolidated financial position, results of operations, or cash flows, as we are not involved with any QSPEs.

  Consolidation of Variable Interest Entities

        In June 2009, the FASB issued an accounting standard that amended the rules addressing the consolidation of VIEs, with an approach focused on identifying which enterprise has the power to direct the activities of a VIE that most significantly affect the entity's economic performance and has (i) the obligation to absorb losses of the entity or (ii) the right to receive benefits from the entity that are potentially significant to the VIE. The new standard also requires enhanced financial reporting by enterprises involved with VIEs. The new standard was effective for interim and annual periods beginning on January 1, 2010, with earlier application prohibited. We determined that we were not involved with any VIEs that were not previously consolidated and had to be consolidated as a result of the adoption of this standard. However, we determined that we do not control the activities that significantly impact the economic performance of ten of the VIEs that were previously consolidated. Accordingly, on January 1, 2010, we deconsolidated these entities and we removed from our consolidated balance sheet Assets of VIEs and Liabilities of VIEs of $79.7 million and $6.5 million, respectively. The assets and liabilities of these entities were previously reflected on our Consolidated Balance Sheet at December 31, 2009. As a result of the adoption of this standard, we recognized a $15.9 million charge, net of tax, to beginning retained earnings on January 1, 2010. See Note S—Variable Interest Entities.

  Subsequent Events

        In February 2010, the FASB amended a previously issued accounting standard to require all companies that file financial statements with the SEC to evaluate subsequent events through the date the financial statements are issued. The standard was further amended to exempt these companies from the requirement to disclose the date through which subsequent events have been evaluated. This amendment was effective for us for interim and annual periods ending after June 15, 2010. Because this new standard only modifies disclosures, its adoption had no effect on our consolidated financial position, results of operations or cash flows.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note B—Summary of Significant Accounting Policies (Continued)

  Disclosures of the Credit Quality of Financing Receivables and the Allowance for Credit Losses

        In July 2010, the FASB issued an accounting standards update to require enhanced, disaggregated disclosures regarding the credit quality of Financing Receivables and the allowance for credit losses. The update is effective for interim and annual reporting periods ending on or after December 15, 2010. Because this update only modifies disclosure requirements, its adoption had no effect on our consolidated financial position, results of operations or cash flows.

        We adopted the following accounting standards during 2009:

        Business Combinations:    In December 2007, the FASB issued an accounting standard that changed the accounting for business combinations in a number of ways, including broadening the transactions or events that are considered business combinations; requiring an acquirer to recognize 100% of the fair value of certain assets acquired, liabilities assumed, and non-controlling (i.e., minority) interests; and recognizing contingent consideration arrangements at their acquisition-date fair values with subsequent changes in fair value generally reflected in income, among other changes. We adopted the new standard for business combinations for which the acquisition date is on or after January 1, 2009. Our adoption of this guidance did not have any effect on our consolidated financial position, results of operations or cash flows, but may have an effect on the accounting for future business combinations.

        Non-controlling Interests in Consolidated Financial Statements:    In December 2007, the FASB issued an accounting standard that requires non-controlling (i.e., minority) interests in partially owned consolidated subsidiaries to be classified in the consolidated balance sheet as a separate component of equity, or in the mezzanine section of the balance sheet (between liabilities and equity) if such interests do not qualify for "permanent equity" classification. The new standard also specifies the accounting for subsequent acquisitions and sales of non- controlling interests and how non-controlling interests should be presented in the consolidated statement of operations. The non-controlling interests' share of subsidiary income (loss) should be reported as a part of consolidated net income (loss) with disclosure of the attribution of consolidated net income to the controlling and non-controlling interests on the face of the consolidated statement of operations. This new standard became effective for us beginning with financial statements issued for the first quarter of 2009. This standard had to be adopted prospectively, except that non-controlling interests should be reclassified from liabilities to a separate component of shareholders' equity and consolidated net income should be recast to include net income attributable to both the controlling and non-controlling interests retrospectively. We had no recognized minority interest in our consolidated VIEs and therefore the adoption of this accounting standard did not have any effect on our consolidated financial position, results of operations or cash flows.

        Disclosures about Derivative Instruments and Hedging Activities:    In March 2008, the FASB issued an accounting standard that requires enhanced disclosures about (i) how and why a company uses derivative instruments; (ii) how derivative instruments and related hedged items are accounted for; and (iii) how derivative instruments and related hedged items affect a company's consolidated financial condition, results of operations, and cash flows. We adopted the new standard for the interim period ended March 31, 2009. Because this new accounting standard only requires additional disclosures about derivatives, it did not have any effect on our consolidated financial position, results of operations, or cash flows. See Note U—Derivative Financial Instruments herein for related disclosures.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note B—Summary of Significant Accounting Policies (Continued)

        Employers' Disclosures about Postretirement Benefit Plan Assets:    In December 2008, the FASB issued an accounting standard that requires more detailed disclosures about an employer's plan assets, including the employer's investment strategies, major categories of plan assets, concentrations of risk within plan assets, and valuation techniques used to measure the fair values of plan assets. We adopted this standard for the annual period ended December 31, 2009. Because this standard only requires additional disclosures, it did not have any effect on our consolidated financial position, results of operations, or cash flows. See Note Q—Employee Benefit Plans.

        Disclosures about Transfers of Financial Assets and Variable Interest Entities:    In December 2008, the FASB issued an accounting standard that amends and expands the disclosure requirements regarding transfers of financial assets and a company's involvement with VIEs. The standard was effective for interim and annual periods ending after December 15, 2008. Because this standard only requires additional disclosures, it did not have any effect on our consolidated financial position, results of operations, or cash flows. See Note S—Variable Interest Entities.

        Interim Disclosures about Fair Value of Financial Instruments:    In April 2009, the FASB issued an accounting standard that requires a company to disclose information about the fair value of financial instruments (including methods and significant assumptions used) in interim financial statements. The standard also requires the disclosures in summarized financial information for interim reporting periods. We adopted the new standard for the interim period ended June 30, 2009. As the standard only requires additional disclosures, our adoption of the standard did not have any effect on our consolidated financial position, results of operations or cash flows.

        Recognition and Presentation of Other-Than-Temporary Impairments:    In April 2009, the FASB issued an accounting standard that requires a company to recognize the credit component of an other-than-temporary impairment of a fixed maturity security in income and the non-credit component in AOCI when the company does not intend to sell the security, or it is more likely than not that the company will not be required to sell the security prior to recovery. The standard also changed the threshold for determining when an other-than-temporary impairment has occurred on a fixed maturity security with respect to intent and ability to hold until recovery and requires additional disclosures in interim and annual reporting periods for fixed maturity and equity securities. The standard does not change the recognition of other-than-temporary impairment for equity securities. We adopted the new standard for the interim period ended June 30, 2009. The adoption did not have any effect on our consolidated financial position, results of operations or cash flows.

        Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly:    In April 2009, the FASB issued an accounting standard that provides guidance for estimating the fair value of assets and liabilities when the volume and level of activity for an asset or liability have significantly decreased and for identifying circumstances that indicate a transaction is not orderly. The new standard also requires extensive additional fair value disclosures. We adopted the new standard for the interim period ended June 30, 2009. The adoption did not have any effect on our consolidated financial position, results of operations or cash flows.

        Subsequent Events:    In May 2009, the FASB issued an accounting standard that requires disclosure of the date through which a company evaluated the need to disclose events that occurred subsequent to the balance sheet date and whether that date represents the date the financial statements were issued

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note B—Summary of Significant Accounting Policies (Continued)

or were available to be issued. We adopted the new standard for the interim period ended June 30, 2009. The adoption of the new standard did not affect our consolidated financial position, results of operations or cash flows.

        FASB Accounting Standards Codification:    In June 2009, the FASB issued an accounting standard that established the FASB ASC, which became the source of authoritative GAAP for non-governmental entities effective for the period ended September 30, 2009. Rules and interpretive releases of the SEC, under authority of federal securities laws, are also sources of authoritative GAAP for SEC registrants. On the effective date of this standard, the ASC superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the ASC became non-authoritative. We adopted the new standard for the interim period ended September 30, 2009, its effective date. The adoption did not have any effect on our consolidated financial position, results of operations or cash flows.

        Measuring Liabilities at Fair Value:    In August 2009, the FASB issued an accounting standards update to clarify how the fair value measurement principles should be applied when measuring liabilities carried at fair value. The update explains how to prioritize market inputs in measuring liabilities at fair value and what adjustments to market inputs are appropriate for debt obligations that are restricted from being transferred to another obligor. The update is effective for interim and annual periods ending after December 15, 2009. We adopted this standard for the annual period ended December 31, 2009. The adoption of the update did not have any effect on our consolidated financial position, results of operations or cash flows, but affected the way we value our debt when disclosing its fair value. See Note V—Fair Value Disclosures of Financial Instruments.

Note C—Business Combinations

        On October 7, 2011, ILFC acquired all of the issued and outstanding shares of capital stock of AeroTurbine, Inc. ("AeroTurbine") from AerCap Holdings N.V. for an aggregate cash purchase price of $228 million and the assumption of outstanding debt. The AeroTurbine acquisition was recorded as a business combination in accordance with GAAP. AeroTurbine is a provider of certified aircraft engines, aircraft and engine parts and supply chain solutions. This acquisition is expected to further maximize the value of our aircraft by providing us with in-house part-out and engine leasing capabilities. Additionally, this acquisition enables us to provide a differentiated fleet management product and service offering to our airline customers as they transition out of aging aircraft.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note C—Business Combinations (Continued)

        The following table summarizes the preliminary purchase price allocation (in millions):

Consideration:
Cash	$228
Debt financing	299

Total	$527

Allocation of the Purchase Price:
Cash	$90
Flight equipment under operating leases	241
Lease receivables and other assets	249 (a)
Accrued interest and other payables	(36)
Security deposits, overhaul rentals and other customer deposits	(23)
Rentals received in advance	(2)
Deferred income taxes	8

Total	$527

(a)
Includes Goodwill of $15.6 million.

        The results of AeroTurbine from October 7, 2011, are included in the accompanying consolidated financial statements. Pro forma effects on revenue and earnings are not disclosed for the current or comparable prior periods, as the amounts are immaterial to our consolidated financial statements as a whole. Accordingly, AeroTurbine is also not considered a segment because it is not material to our financial statements.

Note D—Related Party Transactions

        Related Party Allocations and Fees:    We are party to cost sharing agreements, including a tax sharing agreement, with AIG. Generally, these agreements provide for the allocation of corporate costs based upon a proportional allocation of costs to all subsidiaries. We also pay other subsidiaries of AIG a fee related to management services provided for certain of our foreign subsidiaries and we earn management fees from two trusts consolidated by AIG for the management of aircraft we sold to the trusts in prior years. ILFC is included in the consolidated federal income tax return of AIG as well as certain state tax returns where AIG files on a combined/unitary basis. Settlements with AIG for taxes are determined in accordance with our tax sharing agreements. In March 2010, we paid AIG $85 million that was due and payable on a loan related to certain transactions during 2002 and 2003 that accomplished AIG's overall tax planning objectives.

        Loans from AIG Funding Inc.:    We borrowed $3.9 billion from AIG Funding, a subsidiary of AIG, in 2009 to assist in funding our liquidity needs. On August 20, 2010, we prepaid in full the principal balance of approximately $3.9 billion plus accrued interest. See Note K—Debt Financing.

        Expenses Paid by AIG on Our Behalf.    We recorded $(8.0) million, $2.8 million and $3.3 million in Additional paid in capital for the years ended December 31, 2011, 2010 and 2009, respectively, for compensation and other expenses paid by AIG on our behalf for which we were not required to pay. See Note M—Shareholders' Equity.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note D—Related Party Transactions (Continued)

        Derivatives and Insurance Premiums:    The counterparty of all of our interest rate swap and foreign currency swap agreements as of December 31, 2011 was AIG Markets, Inc., a wholly-owned subsidiary of AIG. See Note T—Fair Value Measurements and Note U—Derivative Financial Instruments. In addition, we purchase insurance through a broker who may place part of our policies with AIG. Total insurance premiums were $7.9 million, $7.3 million and $6.8 million for the years ended December 31, 2011, 2010 and 2009, respectively.

        Our financial statements include the following amounts involving related parties:

Statement of Operations	2011	2010	2009
	(Dollars in thousands)
Expense (income):
Interest expense on loan from AIG	$—	$157,926	$100,504
Effect from derivatives on contracts with AIGFP novated to AIG Markets, Inc.(a)	8,414	45,725	(22,097)
Interest on derivative contracts with AIGFP novated to AIG Markets, Inc.	50,043	91,988	86,327
Lease revenue related to hedging of lease receipts with AIGFP(a)	—	224	723
Allocation of corporate costs from AIG	(1,246)	30,512	8,683
Management fees received	(9,323)	(9,429)	(9,457)
Management fees paid to subsidiaries of AIG	94	425	910

	December 31,
Balance Sheet	2011	2010
	(Dollars in thousands)
Asset (liability):
Derivative assets, net(a)	$(31,756)	$58,187
Current income taxes and other tax liabilities (payable) to AIG(b)	(279,441)	(108,784)
Accrued corporate costs payable to AIG	(21,672)	(20,753)

(a)
See Note U—Derivative Financial Instruments for all derivative transactions

(b)
Approximately $58.5 million and $10.1 million were paid to AIG for ILFC tax liability for the years ended December 31, 2011 and 2010, respectively.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note E—Interest and Other Income

	2011	2010	2009
	(Dollars in thousands)
Interest	$11,621	$20,276	$20,415
Management fee income	10,202	10,764	10,655
AeroTurbine revenue(a)
Engines, parts and supplies	71,778	—	—
Cost of sales	(62,070)	—	—

	9,708	—	—

Other	26,379	30,702	27,139

Total	$57,910	$61,742	$58,209

(a)
Other income for 2011 includes revenue from sales by AeroTurbine of engines, aircraft and parts, presented net of cost of sales on our consolidated statement of income, since our acquisition date of AeroTurbine of October 7, 2011.

Note F—Aircraft Impairment Charges on Flight Equipment Held for Use

        We recorded the following impairment charges on flight equipment held for use during the years ended December 31, 2011, 2010 and 2009.

	December 31,
	2011			2010		2009
	Aircraft Impaired or Adjusted		Impairment Charges and Fair Value Adjustments	Aircraft Impaired or Adjusted	Impairment Charges and Fair Value Adjustments	Aircraft Impaired or Adjusted	Impairment Charges and Fair Value Adjustments
	(Dollars in millions)
Impairment charges on aircraft held for use due to Airbus announcement of its neo aircraft	—		$—	61	$602.3	—	$—
Impairment charges on aircraft due to recurring assessments	97	(a)	1,523.3	21	508.1	3	50.9
Impairment charges on aircraft under lease with customers that ceased operations	3	(b)	43.9	0	—	—	—

Total Impairment charges on flight equipment held for use	100		$1,567.2	82	$1,110.4	3	$50.9

(a)
Includes impairments on one aircraft owned by our AeroTurbine subsidiary.

(b)
Number of aircraft does not include two aircraft upon which impairment charges had been recorded earlier in 2011.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note F—Aircraft Impairment Charges on Flight Equipment Held for Use (Continued)

  For the year ended December 31, 2011

        Management uses its judgment when determining the assumptions used in the recoverability analysis, taking into consideration historical data, current macro-economic and industry trends and conditions, any changes in management's holding period intent for any aircraft and any events happening before the issuance of financial statements that management needs to consider, including subsequent lessee bankruptcies.

        In updating these critical and significant assumptions used in our recoverability assessment for 2011, we considered:

        Market Conditions:    We considered current and future expectations of the global demand for a particular aircraft type and historical experience in the aircraft leasing market and aviation industry, as well as information received from third party sources. Factors taken into account included the impact of fuel price volatility and higher average fuel prices; the growing impact of new technology aircraft (announcements, deliveries and order backlog) on current and future demand for mid-generation aircraft; the higher production rates sustained by manufacturers for more fuel-efficient newer generation aircraft during the recent economic downturn; the unfavorable impact of low rates of inflation on aircraft values; current market conditions and future industry outlook for future marketing of older mid-generation aircraft and aircraft that are out of production; and a decreasing number of lessees for older aircraft.

        Portfolio Management Strategy:    We took into account our new end-of-life management capabilities resulting from our acquisition of AeroTurbine, which we completed on October 7, 2011. The acquisition of AeroTurbine provides us with increased choices in managing the end-of-life of aircraft in our fleet and makes the part-out of an aircraft a more economically and commercially viable option by bringing the requisite capabilities in-house and eliminating the payment of commissions to third parties. While our overall business model has not changed, our expectation of how we may manage specific aircraft that are out of production, or specific aircraft that have been impacted by new technology developments, has changed due to the AeroTurbine acquisition. Parting-out aircraft also enables us to retain greater cash flows from an aircraft during the last cycle of its life by allowing us to eliminate certain maintenance costs and realize higher net overhaul revenues resulting in changes in cash flow assumptions.

        Subsequent Events:    We also considered events subsequent to December 31, 2011, in evaluating the recoverability of our fleet as of December 31, 2011. Specifically, four of our customers, including one with two separate operating certificates, declared bankruptcy or ceased operations subsequent to December 31, 2011. We took into account lessee non-performance, as well as management's expectation of whether to re-lease or part-out the aircraft, which changed the projected lease cash flows of the affected aircraft.

        The result of the assessment based on our updated assumptions indicated that the book values of 95 aircraft were not fully recoverable, and these aircraft were deemed impaired. Most of the aircraft reviewed were in the second half of their estimated 25-year useful life, and were aircraft that are out of production, or have been impacted by new technology developments. We recorded impairment charges aggregating $1.6 billion related to 100 impaired aircraft for the year ended December 31, 2011. Of the $1.6 billion in impairment charges recognized, $43.9 million related to repossessions and early returns of aircraft that were leased to airlines that ceased operations subsequent to December 31, 2011.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note F—Aircraft Impairment Charges on Flight Equipment Held for Use (Continued)

        Subsequent to December 31, 2011, four of our customers, including one with two separate operating certificates, declared bankruptcy or ceased operations or its equivalent. As a result, we performed a revised analysis of the recoverability of all aircraft that were under lease with these customers, and determined that the book value of three additional aircraft was not fully recoverable.

  For the year ended December 31, 2010

        During the year ended December 31, 2010, we recorded the following impairments to our fleet held for use:

  •
  At the end of the third quarter of 2010, we had 13 passenger configured 747-400s and 11 A321-100s in our fleet. After consideration of then current marketplace factors, management's estimate of the future lease rates for 747-400s and A321-100s had declined significantly. The decline in expected lease rates for the 747-400s was due to a number of unfavorable trends, including lower overall demand, as airlines replace their 747-400s with more efficient newer generation widebody aircraft. As a result, the global supply of 747-400 aircraft that were for sale, or idle, had increased. It was expected that these unfavorable trends would persist and that the global supply of 747-400s that were for sale or idle would continue to increase in the future. The decline in A321-100 lease rates was primarily due to continued and accelerated decrease in demand for this aircraft type, which is attributable to its age and limited mission application. As a result of the decline in lease rates, seven 747-400s, five A321-100s, and four other aircraft in our fleet held for use were deemed impaired in the third quarter of 2010 when we performed our assessments. As a result, we recorded impairment charges aggregating $417.7 million to write these aircraft down to their respective fair values. The estimated undiscounted cash flows on the remaining six 747-400s and six A321-100s supported the carrying value of those aircraft. The fair value of flight equipment is determined using an income approach based on the present value of cash flows from contractual lease agreements, contingent rentals where appropriate, and projected future lease payments, which extend to the end of the aircraft's economic life in its highest and best use configuration, as well as a disposition value, based on the expectations of market participants.

  •
  On December 1, 2010, Airbus S.A.S. ("Airbus") announced the new narrowbody neo aircraft with new fuel-efficient geared turbofan engine options. The re-engineered aircraft is expected to provide up to 15% fuel savings and greater range or more payload capacity. Airbus expects to start deliveries of the neo aircraft in 2016. At December 31, 2010, we had identified approximately 78 narrowbody aircraft with first generation engines that may be negatively impacted by the introduction of narrowbody neo aircraft equipped with the new engines and, as part of our on-going fleet assessment, we performed a recoverability analysis on those aircraft, using revised cash flow assumptions. Based on the recoverability analysis, 61 of these 78 aircraft were deemed impaired and we recorded impairment charges of approximately $602.3 million.

  •
  At the end of the fourth quarter of 2010, we performed a recoverability assessment of our entire fleet. The results of this assessment indicated that five aircraft were not recoverable and were deemed impaired as of December 31, 2010. As a result, we performed a fair value analysis and recorded impairment charges of $82.3 million in the fourth quarter 2010.

  •
  We recorded an impairment charge of $8.1 million relating to an aircraft that was subject to litigation. The aircraft was subsequently designated for part-out and removed from our fleet held for use.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note F—Aircraft Impairment Charges on Flight Equipment Held for Use (Continued)

  For the year ended December 31, 2009

        Impairment charges on flight equipment held for use for the year ended December 31, 2009 were $50.9 million. As the result of a recoverability analysis performed during the fourth quarter of 2009, it was deemed that the carrying value of three aircraft in our fleet were not recoverable. As such, fair value estimates were calculated on all three aircraft, and impairment charges were recorded to reduce the carrying value of these aircraft to their respective fair values.

  Change in Accounting Estimate

        In the third quarter of 2011, when we performed our full fleet annual assessment of aircraft recoverability, management evaluated and updated many key assumptions regarding our fleet, including the holding period, residual value and end-of-life options of aircraft that are out of production, or aircraft impacted by new technology developments. Management concluded that we currently expect to dispose of certain aircraft prior to the conclusion of their previously estimated useful lives. As discussed above, our decision for changing the estimated useful lives and/or residual values of these aircraft were based on recent developments and, in part, on our acquisition of AeroTurbine, which we completed on October 7, 2011, which will give us economically viable disposal options with the in-house capability to part-out aircraft. Our annual assessment identified 239 aircraft that were either aircraft out of production or impacted by new technology developments. Out of these 239 aircraft, we changed the estimated useful life of 140 aircraft beginning in the fourth quarter of 2011. The aggregate net book value of the 239 aircraft at December 31, 2011, subsequent to impairments recorded, was $6.2 billion. We also changed the estimated useful life of our ten freighter aircraft from 35 years to 25 years, primarily due to the prospect of more fuel-efficient wide-body aircraft entering the market place, which will diminish demand for older freighters in the future.

        The revisions in our estimates used in the calculation of depreciation expense will accelerate the future depreciation on the above mentioned aircraft, which will be partly offset by the reduction in carrying value due to impairment charges recorded on many of these aircraft through December 31, 2011. As a result of these factors, our depreciation expense increased for these aircraft by approximately $23 million in the fourth quarter of 2011, as compared to the three months ended September 30, 2011. Further, over time, future depreciation is expected to decrease as these aircraft reach the end of their holding periods. We estimate an annual increase in depreciation for the year ended December 31, 2012, of approximately $24 million for these aircraft.

Note G—Aircraft Impairment Charges and Fair Value Adjustments on Flight Equipment Sold or to be Disposed

        From time to time we will dispose of aircraft from our fleet held for use prior to the conclusion of their useful life, most frequently through either a sale or part-out. As part of the recurring assessment of our fleet, management assesses potential transactions and the likelihood that each individual aircraft will continue to be held for use as part of our leased fleet, or if the aircraft will be disposed as mentioned above. If management determines that it is more likely than not that an aircraft will be disposed of through either a sale or part-out as a result of a potential transaction, the aircraft, if impaired, is recorded at the lower of fair market value or its current carrying value, with any necessary adjustments recorded in income. Further, if the aircraft meets the criteria to be classified as Flight equipment held for sale, we will reclassify the aircraft from Flight equipment under operating leases

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note G—Aircraft Impairment Charges and Fair Value Adjustments on Flight Equipment Sold or to be Disposed (Continued)

into Flight equipment held for sale (subsequent to recording any necessary impairment charges or fair value adjustments).

        We reported the following impairment charges and fair value adjustments on flight equipment sold or to be disposed during the years ended December 31, 2011, 2010 and 2009.

	December 31,
	2011		2010		2009
	Aircraft Impaired or Adjusted	Impairment Charges and Fair Value Adjustments	Aircraft Impaired or Adjusted	Impairment Charges and Fair Value Adjustments	Aircraft Impaired or Adjusted	Impairment Charges and Fair Value Adjustments
	(Dollars in millions)
Impairment charges and fair value adjustments of aircraft likely to be sold or sold	17	$163.1	15	$155.1	5	$24.9
Fair value adjustments on held for sale aircraft sold or transferred from held for sale back to flight equipment under operating leases(a)	10	(3.7)	60	372.1	2	10.5
Impairment charges on aircraft designated for part-out	3	10.9	2	25.6	—	—

Total Impairment charges and fair value adjustments on flight equipment sold or to be disposed	30	$170.3	77	$552.8	7	$35.4

(a)
Included in these amounts are net positive fair value adjustments related to aircraft previously held for sale, but which no longer met such criteria and were subsequently reclassified to Flight equipment under operating leases. Also included in these amounts are net positive fair value adjustments related to sales price adjustments related to aircraft that were previously held for sale and sold during periods presented.

  Year ended December 31, 2011

        Aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed totaled $170.3 million for the year ended December 31, 2011, due to the following factors:

  •
  $163.1 million of impairment charges and fair value adjustments were recorded relating to (i) fair value adjustments aggregating $71.4 million on six aircraft sold to third parties from our fleet held for use; and (ii) impairment charges of $91.7 million on 11 aircraft that we were in negotiations with third parties to sell and we deemed more likely than not to be sold, but did not meet the criteria required to be classified as Flight equipment held for sale.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note G—Aircraft Impairment Charges and Fair Value Adjustments on Flight Equipment Sold or to be Disposed (Continued)

  •
  $3.7 million of net positive fair value adjustments were recorded on aircraft reclassified to or from Flight equipment held for sale.

  •
  $10.9 million of impairment charges were recorded due to the designation of three aircraft for part-out to record the parts at their fair value. Subsequent to the designation, one aircraft was sold to a third party through a sales-type lease and is included in Notes receivable, net of allowance, and net investment in finance and sales-type leases and the value of the parts for the remaining two aircraft is included in Lease receivables and other assets on our Consolidated Balance Sheet.

  Year ended December 31, 2010

        Aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed totaled $552.8 million for the year ended December 31, 2010, due to the following factors:

  •
  $57.4 million of impairment charges were recorded on seven aircraft that we were in negotiations with third parties to sell and we deemed more likely than not to be sold, but did not meet the criteria required to be classified as Flight equipment held for sale. In addition, we recorded fair value adjustments of $97.7 million in connection with the sale of eight aircraft, two of which were accounted for as sales type leases.

  •
  $372.1 million of impairment charges were recorded on 60 aircraft reclassified to Flight equipment held for sale. On April 13, 2010, to generate liquidity to repay maturing debt obligations, we signed an agreement to sell 53 aircraft from our existing fleet to a third party for an aggregate purchase price of approximately $2.0 billion. On July 6, 2010, we signed an agreement to sell an additional six aircraft to another third party. As of December 31, 2010, 59 of the 60 aircraft met the criteria to be recorded as Flight equipment held for sale or were sold. During the year ended December 31, 2010, we reclassified one additional aircraft to Flight equipment held for sale.

  •
  $25.6 million of impairment charges were recorded due to the designation of two aircraft for part-out to record the parts at their fair value. The value of the parts is included in Lease receivables and other assets on our Consolidated Balance Sheet.

Year ended December 31, 2009

        During the year ended December 31, 2009 we recorded fair value adjustments of $35.4 million when seven aircraft in our fleet held for use were agreed to be sold.

Note H—Other Expenses

        During the year ended December 31, 2011 we recognized a $20 million expense related to the cancellation of an aircraft engine order. We offset the economic effect of the $20 million expense by negotiating with our manufacturer vendors to recover these costs. The recovery was in two payments. One of these payments is related to a 2007 agreement with one manufacturer for us to extend our evaluation period of aircraft under order until at least 2010. This payment was contingent upon our cancelling of the aircraft order and was not contingent on placing any new order with the manufacturer. As a result of the cancellation of such aircraft order in March 2011, we recorded the

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note H—Other Expenses (Continued)

related payment receivable of $10 million in Interest and other income in the Consolidated Statement of Operations for the year ended December 31, 2011. The second payment of $10 million is related to an agreement with another manufacturer, which among other contractual terms, includes a provision to reimburse us for the remaining costs associated with the March 2011 order cancellation. The reimbursement payment will be recognized as a reduction of the cost basis of future aircraft deliveries, as we determined the payment to be connected with the purchase of such aircraft. In addition to this charge, for the year ended December 31, 2011, Other expenses include $21.9 million resulting from reserves recorded on three notes receivable, and $23.0 million resulting from reserves recorded on two finance and sales-type leases. These amounts are partially offset by approximately $3.0 million aggregated lease related income, net of lease charges.

        Other expenses for the year ended December 31, 2010, consisted of $91.2 million of aggregated lease related costs we expensed as a result of agreements to sell leased aircraft to third parties.

Note I—Lease Receivables and Other Assets

        At December 31, 2011, Lease receivables and other assets consist of the following:

	2011	2010
	(Dollars in thousands)
Lease receivables	$205,373	$234,890
AeroTurbine Inventory	148,452	—
Lease incentive costs net of amortization	119,878	89,289
Other assets	64,379	78,753
Goodwill and Other intangible assets(a)	51,965	—
Notes and trade receivables, net of allowance(b)	9,489	65,065

	$599,536	$467,997

(a)
We recognized goodwill of $15.6 million in the acquisition of AeroTurbine on October 7, 2011.

(b)
Notes receivable are primarily from the sale of flight equipment and are fixed with varying interest rates from 6.5% to 8.0%.

        We had the following activity in our allowance for credit losses on notes receivable:

(Dollars in thousands)
Allowance for credit losses:
Balance at December 31, 2010	$21,042
Provision	21,898
Write-offs	—
Recoveries	(1,544)

Balance at December 31, 2011	$41,396

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note J—Net Investment in Finance and Sales-type Leases

        The following table lists the components of the net investment in finance and sales-type leases:

	December 31, 2011	December 31, 2010
	(Dollars in thousands)
Total lease payments to be received	$86,592	$59,234
Estimated residual values of leased flight equipment (unguaranteed)	46,857	29,543
Less: Unearned income	(28,615)	(21,157)

	$104,834	$67,620
Less: Allowance for credit losses	(23,088)	—

Net investment in finance and sales-type leases	$81,746	$67,620

        At December 31, 2011, minimum future lease payments on finance and sales-type leases are as follows:

(Dollars in thousands)
2012	$19,505
2013	17,442
2014	14,509
2015	12,375
2016	10,931
Thereafter	11,830

Total minimum lease payments to be received	$86,592

        We had the following activity in our allowance for credit losses on net investment in finance and sales-type leases:

(Dollars in thousands)
Allowance for credit losses:
Balance at December 31, 2010	$—
Provision	23,088
Write-offs	—
Recoveries	—

Balance at December 31, 2011	$23,088

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note K—Debt Financing

        Our debt financing was comprised of the following at the following dates:

	December 31,
	2011	2010
	(Dollars in thousands)
Secured
Senior secured bonds	$3,900,000	$3,900,000
ECA financings	2,335,147	2,777,285
Bank debt(a)	2,246,936	1,601,658
Other secured financings	1,300,000	1,300,000
Less: Deferred debt discount	(17,452)	(22,309)

	9,764,631	9,556,634
Unsecured
Bonds and Medium-Term Notes	13,658,769	16,810,843
Bank debt	—	234,600
Less: Deferred debt discount	(39,128)	(47,977)

	13,619,641	16,997,466

Total Senior Debt Financings	23,384,272	26,554,100
Subordinated debt	1,000,000	1,000,000

	$24,384,272	$27,554,100

(a)
Of this amount, $97.0 million (2011) and $113.7 million (2010) is non-recourse to ILFC. These secured financings were incurred by VIEs, and consolidated into our consolidated financial statements. The amounts are considered immaterial for separate disclosure on the face of the consolidated balance sheets.

        The above amounts represent the anticipated settlement of our outstanding debt obligations as of December 31, 2011 and 2010. Certain adjustments required to present currently outstanding hedged debt obligations have been recorded and presented separately on our Consolidated Balance Sheets, including adjustments related to foreign currency hedging and interest rate hedging activities.

        For some of our secured debt financings, we created direct and indirect wholly-owned subsidiaries for the purpose of purchasing and holding title to aircraft, and we pledged the equity of those subsidiaries as collateral. These subsidiaries have been designated as non-restricted subsidiaries under our indentures and meet the definition of a VIE. We have determined that we are the PB of such VIEs and, accordingly, we consolidate such entities into our consolidated financial statements. See Note S—Variable Interest Entities for more information on VIEs.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note K—Debt Financing (Continued)

        The following table presents information regarding the collateral provided for our secured debt:

	As of December 31, 2011
	Debt Outstanding	Net Book Value		Number of Aircraft
	(Dollars in thousands)
Senior Secured Notes	$3,900,000	$6,804,212		174
ECA Financings	2,335,147	5,582,665		119
Bank Debt	2,246,936	5,201,225	(a)	151	(a)
Other Secured Financings	1,300,000	2,448,896		80

Total	$9,782,083	$20,036,998		524

(a)
Amounts represent net book value and number of aircraft securing ILFC secured bank term debt and does not include the book value or number of AeroTurbine other assets securing the AeroTurbine revolving credit agreement, under which $268.6 million is included in the total Debt outstanding. ILFC guarantees the AeroTurbine revolving credit agreement on an unsecured basis.

Senior Secured Bonds

        On August 20, 2010, we issued $3.9 billion of senior secured notes, with $1.35 billion maturing in September 2014 and bearing interest of 6.5%, $1.275 billion maturing in September 2016 and bearing interest of 6.75%, and $1.275 billion maturing in September 2018 and bearing interest of 7.125%. The notes are secured by a designated pool of aircraft, initially consisting of 174 aircraft and their equipment and related leases, and cash collateral when required. In addition, two of ILFC's subsidiaries, which either own or hold leases of aircraft included in the pool securing the notes, have guaranteed the notes. We can redeem the notes at any time prior to their maturity, provided we give notification between 30 to 60 days prior to the intended redemption date and subject to a penalty of the greater of 1% of the outstanding principal amount and a "make-whole" premium. There is no sinking fund for the notes.

        The indenture and the aircraft mortgage and security agreement governing the senior secured notes contain customary covenants that, among other things, restrict our and our restricted subsidiaries' ability to: (i) create liens; (ii) sell, transfer or otherwise dispose of the assets serving as collateral for the senior secured notes; (iii) declare or pay dividends or acquire or retire shares of our capital stock; (iv) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries and (v) make investments in or transfer assets to non-restricted subsidiaries. The indenture also restricts ILFC's and the subsidiary guarantors' ability to consolidate, merge, sell or otherwise dispose of all, or substantially all, of their assets.

        The indenture also provides for customary events of default, including but not limited to, the failure to pay scheduled principal and interest payments on the notes, the failure to comply with covenants and agreements specified in the indenture, the acceleration of certain other indebtedness resulting from non-payment of that indebtedness, and certain events of insolvency. If any event of default occurs, any amount then outstanding under the senior secured notes may immediately become due and payable.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note K—Debt Financing (Continued)

Export Credit Facilities

        We entered into ECA facility agreements in 1999 and 2004 through certain direct and indirect wholly owned subsidiaries that have been designated as non-restricted subsidiaries under our indentures. The 1999 and 2004 ECA facilities were used to fund purchases of Airbus aircraft through 2001 and June 2010, respectively. New financings are no longer available to us under either ECA facility.

        As of December 31, 2011, approximately $2.3 billion was outstanding under the 2004 ECA facility and no loans were outstanding under the 1999 ECA facility. The interest rates on the loans outstanding under the 2004 ECA facility are either fixed or based on LIBOR and ranged from 0.44% to 4.71% at December 31, 2011. The net book value of the aircraft purchased under the 2004 ECA facility was $4.2 billion at December 31, 2011. The loans are guaranteed by various European ECAs. We collateralized the debt with pledges of the shares of wholly owned subsidiaries that hold title to the aircraft financed under the facilities. The 2004 ECA facility contains customary events of default and restrictive covenants, including a covenant to maintain a minimum consolidated tangible net worth.

        Because of our current long-term debt ratings, the 2004 ECA facility requires us to segregate security deposits, overhaul rentals and rental payments received for aircraft with loan balances outstanding under the 2004 ECA facility. The segregated rental payments are used to make scheduled principal and interest payments on the outstanding debt under the 2004 ECA facility. The segregated funds are deposited into separate accounts pledged to and controlled by the security trustee of the facility. In addition, we must register the existing individual mortgages on certain aircraft funded under both the 1999 and 2004 ECA facilities in the local jurisdictions in which the respective aircraft are registered. The mortgages are only required to be filed with respect to aircraft that have outstanding loan balances or otherwise as agreed in connection with the cross-collateralization agreement described below. At December 31, 2011, we had segregated security deposits, overhaul rentals and rental payments aggregating approximately $415 million related to aircraft funded under the 2004 ECA facility. The segregated amounts will fluctuate with changes in security deposits, overhaul rentals, rental payments and debt maturities related to the aircraft funded under the 2004 ECA facility.

        During the first quarter of 2010, we entered into agreements to cross-collateralize the 1999 ECA facility with the 2004 ECA facility. As part of such cross-collateralization we (i) guaranteed the obligations under the 2004 ECA facility through our subsidiary established to finance Airbus aircraft under the 1999 ECA facility; (ii) agreed to grant mortgages over certain aircraft financed under the 1999 ECA facility and security interests over other collateral related to the aircraft financed under the 1999 ECA facility to secure the guaranty obligation; (iii) accepted a loan-to-value ratio (aggregating the loans and aircraft from the 1999 ECA facility and the 2004 ECA facility) of no more than 50%, in order to release liens (including the liens incurred under the cross-collateralization agreement) on any aircraft financed under the 1999 or 2004 ECA facilities or other assets related to the aircraft; and (iv) agreed to allow proceeds generated from certain disposals of aircraft to be applied to obligations under the 2004 ECA facility.

        We also agreed to additional restrictive covenants relating to the 2004 ECA facility, restricting us from (i) paying dividends on our capital stock with the proceeds of asset sales and (ii) selling or transferring aircraft with an aggregate net book value exceeding a certain disposition amount, which is currently approximately $10.1 billion. The disposition amount will be reduced by approximately $91.4 million at the end of each calendar quarter during the remainder of the effective period. The

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note K—Debt Financing (Continued)

covenants are in effect from the date of the agreement until December 31, 2012. A breach of these restrictive covenants would result in a termination event for the ten loans funded subsequent to the date of the agreement and would make those loans, which aggregated $268.8 million at December 31, 2011, due in full at the time of such a termination event.

        In addition, if a termination event resulting in an acceleration of the obligations under the 2004 ECA facility were to occur, pursuant to the cross-collateralization agreement, we would have to segregate lease payments, overhaul rentals and security deposits received after such acceleration event occurred relating to all the aircraft funded under the 1999 ECA facility, even though those aircraft are no longer subject to a loan at December 31, 2011.

Secured Bank Debt

        2006 Credit Facility.    We have a credit facility, dated October 13, 2006, as amended, under which the original maximum amount available was $2.5 billion. The amended facility prohibits us from re-borrowing amounts repaid under this facility. As of December 31, 2011, the size of the facility was $456.9 million, consisting of secured loans that will mature in October 2012. The interest on the secured loans is based on LIBOR plus a margin of 2.15%, plus facility fees of 0.2% on the outstanding principal balance, for an interest rate of 2.44% at December 31, 2011. On February 23, 2012 we prepaid the total remaining outstanding amount under this facility of $456.9 million and terminated the facility.

        2011 Secured Term Loan.    On March 30, 2011, one of our non-restricted subsidiaries entered into a secured term loan agreement with lender commitments in the amount of approximately $1.3 billion, which was subsequently increased to approximately $1.5 billion. The loan matures on March 30, 2018, with scheduled principal payments commencing in June 2012, and bears interest at LIBOR plus a margin of 2.75%, or, if applicable, a base rate plus a margin of 1.75%. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by ILFC and on a secured basis by certain wholly owned subsidiaries of the subsidiary borrower. The security granted initially included a portfolio of 54 aircraft, together with attached leases and all related equipment, with an average appraised base market value, as defined in the loan agreement, of approximately $2.4 billion as of January 1, 2011, and the equity interests in certain special purpose entities, or SPEs, that own the pledged aircraft and related equipment and leases. The $2.4 billion equals an initial loan-to-value ratio of approximately 65%. The proceeds of the loan were made available to the subsidiary borrower as aircraft were transferred to the SPEs, at an advance rate equal to 65% of the initial appraised value of the aircraft transferred to the SPEs. At December 31, 2011 and March 5, 2012, approximately $1.4 billion and $1.5 billion, respectively, had been advanced to the subsidiary borrower under the agreement.

        The subsidiary borrower is required to maintain compliance with a maximum loan-to-value ratio, which varies over time, as set forth in the term loan agreement. If the subsidiary borrower does not maintain compliance with the maximum loan-to-value ratio, it will be required to prepay portions of the outstanding loans, deposit an amount in the cash collateral account or transfer additional aircraft to SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than the maximum loan-to-value ratio.

        We can voluntarily prepay the loan at any time, subject to a 2% prepayment penalty prior to March 30, 2012, and a 1% prepayment penalty between March 30, 2012 and March 30, 2013. The loan

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note K—Debt Financing (Continued)

facility contains customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of ILFC, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates.

        AeroTurbine Revolving Credit Agreement:    On December 9, 2011, AeroTurbine amended and extended its revolving credit facility. The amended credit facility expires on December 9, 2015 and provides for a maximum aggregate available amount of $335 million, subject to availability under a borrowing base calculated based on AeroTurbine's aircraft assets and accounts receivable. AeroTurbine has the option to increase the aggregate amount available under the facility by an additional $165 million, either by adding new lenders or allowing existing lenders to increase their commitments if they choose to do so. Borrowings under the facility will bear interest determined, with certain exceptions, based on LIBOR plus a margin of 3.0%. AeroTurbine's obligations under the facility are guaranteed by ILFC and by AeroTurbine's subsidiaries (subject to certain exclusions) and are secured by substantially all of the assets of AeroTurbine and the subsidiary guarantors. The credit agreement contains customary events of default and covenants, including certain financial covenants. Additionally, the credit agreement imposes limitations on AeroTurbine's ability to pay dividends to us (other than dividends payable solely in common stock). As of December 31, 2011, AeroTurbine had $268.6 million outstanding under the facility. On February 23, 2012, we increased the aggregate amount available under this facility by $95 million for a maximum aggregate available amount of $430 million.

        2009 Aircraft Financings.    In May 2009, ILFC provided $39.0 million of subordinated financing to a non-restricted subsidiary. The entity used these funds and an additional $106.0 million borrowed from third parties to purchase an aircraft, which it leases to an airline. ILFC acts as servicer of the lease for the entity. The $106.0 million loan has two tranches. The first tranche is $82.0 million, fully amortizes over the lease term, and is non-recourse to ILFC. The second tranche is $24.0 million, partially amortizes over the lease term, and is guaranteed by ILFC. Both tranches of the loan are secured by the aircraft and the lease receivables. Both tranches mature in May 2018 with interest rates based on LIBOR. At December 31, 2011, the interest rates on the $82.0 million and $24.0 million tranches were 3.42% and 5.12%, respectively. The entity entered into two interest rate cap agreements to economically hedge the related LIBOR interest rate risk in excess of 4.0%. At December 31, 2011, $77.9 million was outstanding under the two tranches and the net book value of the aircraft was $132.2 million.

        In June 2009, ILFC borrowed $55.4 million through a non-restricted subsidiary of ILFC, which owns one aircraft leased to an airline. Approximately half of the original loan amortizes over five years and the remaining $27.5 million is due in 2014. The loan is non-recourse to ILFC and is secured by the aircraft and the lease receivables. The interest rate on the loan is fixed at 6.58%. At December 31, 2011, $40.6 million was outstanding and the net book value of the aircraft was $88.0 million.

Other Secured Financing Arrangements-2010 Term Loans

        On March 17, 2010, we entered into the following term loans:

  •
  A $750 million term loan agreement secured by 43 aircraft and all related equipment and leases. The aircraft had an average appraised base market value, as defined in the loan agreement, of approximately $1.3 billion, for an initial loan-to-value ratio of approximately 56%. The loan

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note K—Debt Financing (Continued)

    matures on March 17, 2015, and bears interest at LIBOR plus a margin of 4.75% with a LIBOR floor of 2.0%. The principal of the loan is payable in full at maturity with no scheduled amortization, but we can voluntarily prepay the loan at any time.

  •
  A $550 million term loan agreement entered into through a non-restricted subsidiary. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by ILFC and on a secured basis by certain non-restricted subsidiaries of ILFC that hold title to 37 aircraft. The aircraft had an average appraised base market value, as defined in the loan agreement, of approximately $969 million, for an initial loan-to-value ratio of approximately 57%. The loan matures on March 17, 2016, and bears interest at LIBOR plus a margin of 5.0% with a LIBOR floor of 2.0%. The principal of the loan is payable in full at maturity with no scheduled amortization. We can voluntarily prepay the loan at any time, subject to a 1% prepayment penalty prior to March 17, 2012.

        The loans require a loan-to-value ratio of no more than 63%. If ILFC or the subsidiary borrower do not maintain compliance with the maximum loan-to-value ratio, ILFC will be required to either prepay portions of the outstanding loans or transfer additional aircraft to SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than the maximum loan-to-value ratio.

        The loans also contain customary covenants and events of default, including limitations on the ability of ILFC and its subsidiaries, as applicable, to (i) create liens; (ii) incur additional indebtedness; (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and (iv) enter into transactions with affiliates.

Other Secured Financing Arrangements-2012 Term Loan

        On February 23, 2012, we issued a new senior term loan of $900 million, secured primarily by a first priority perfected lien on the equity of certain of our subsidiaries that directly or indirectly own a pool of aircraft, with an initial weighted average age of 13.4 years, and related leases. The interest rate on the loan is based on LIBOR plus a margin of 4.0%, or, if applicable, a base rate plus a margin of 3.0%. See Note W—Subsequent Events.

Unsecured Bonds and Medium-Term Notes

        Shelf Registration Statement:    We have an effective shelf registration statement filed with the SEC. As a result of our well-known seasoned issuer, or WKSI, status, we have an unlimited amount of debt securities registered for sale under the shelf registration statement.

        Under our shelf registration statement, we have issued the following notes on the following dates: (i) $650 million of 8.625% notes due 2022 on December 22, 2011; (ii) $1.0 billion of 5.75% notes due 2016 and $1.25 billion of 6.25% notes due 2019 on May 24, 2011; (iii) $1.0 billion of 8.25% notes due 2020 on December 7, 2010; and (iv) $500 million of 8.875% notes due 2017 on August 20, 2010. At December 31, 2011, we also had $6.5 billion of public bonds and medium-term notes outstanding, with interest rates ranging from 0.75% to 7.50%, which we had issued in prior years under previous registration statements.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note K—Debt Financing (Continued)

        The aggregate net proceeds from the sale of the notes issued on May 24, 2011 and December 22, 2011, were approximately $2.87 billion after deducting underwriting discounts and commissions, fees and estimated offering expenses. The net proceeds from the sale of the notes issued on May 24, 2011, were primarily used to purchase notes validly tendered and accepted in the tender offers that were announced during the second quarter of 2011 to purchase various series of our outstanding debt securities for up to $1.75 billion cash consideration, as further discussed below. The remaining net proceeds from the sale of the notes issued on May 24, 2011, were used for general corporate purposes.

        Tender Offers to Purchase Notes.    On June 17, 2011, we completed the above mentioned tender offers and accepted for purchase previously issued notes with an aggregate principal amount of approximately $1.67 billion, resulting in total cash consideration, including accrued and unpaid interest, of approximately $1.75 billion. In connection with the cancellation of the notes, we recognized losses aggregating approximately $61.1 million, which included the cost of repurchasing the notes and the write off of the remaining unamortized deferred financing costs.

        Euro Medium-Term Note Programme.    We had a $7.0 billion Euro Medium-Term Note Programme, which we did not renew when it expired in September 2011 and that we have since terminated. Notes of $1.2 billion previously outstanding under such Programme were repaid in full at their maturity in August 2011, leaving no amounts outstanding under the Programme. We had hedged the notes into U.S. dollars and fixed the interest rates at a range of 5.355% to 5.367%.

        A rollforward for the year ended December 31, 2011, of the foreign currency adjustment related to foreign currency denominated notes is presented below (dollars in thousands):

Foreign currency adjustment related to foreign currency denominated debt at December 31, 2010	$165,400
Foreign currency period adjustment of non-US$ denominated debt	104,800
Repayment of debt principal from cash receipts under derivative contracts at the maturity of the debt and the derivative contract(a)	(270,200)

Foreign currency adjustment related to foreign currency denominated debt at December 31, 2011	$—

(a)
We had hedged the foreign currency exposure through foreign currency swaps.

        Other Senior Notes.    On March 22, 2010 and April 6, 2010, we issued a combined $1.25 billion aggregate principal amount of 8.625% senior notes due September 15, 2015, and $1.5 billion aggregate principal amount of 8.750% senior notes due March 15, 2017, pursuant to an indenture dated as of March 22, 2010. The notes are due in full on their scheduled maturity dates. The notes are not subject to redemption prior to their stated maturity and there are no sinking fund requirements.

        In connection with the note issuances, we entered into registration rights agreements obligating us to, among other things, complete a registered exchange offer to exchange the notes of each series for new registered notes of such series with substantially identical terms, or register the notes pursuant to a shelf registration statement. The registration rights agreement required the registration statement relating to the exchange offer to be declared effective by January 26, 2011.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note K—Debt Financing (Continued)

        Because the registration rights agreement was not declared effective by such date, the annual interest rate on the affected notes increased by 0.25% per year for 90 days, commencing on January 26, 2011. On April 26, 2011, the annual interest rate on the affected notes increased by an additional 0.25% because we were unable to consummate the exchange offer by such date. We completed the exchange offer on May 5, 2011, at which time the applicable interest rate reverted to the original level.

        The indenture governing the notes contains customary covenants that, among other things, restrict ILFC and its restricted subsidiaries' ability to (i) incur liens on assets; (ii) declare or pay dividends or acquire or retire shares of ILFC's capital stock during certain events of default; (iii) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries; (iv) make investments in or transfer assets to non-restricted subsidiaries; and (v) consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets.

        The indenture also provides for customary events of default, including but not limited to, the failure to pay scheduled principal and interest payments on the notes, the failure to comply with covenants and agreements specified in the indenture, the acceleration of certain other indebtedness resulting from non-payment of that indebtedness, and certain events of insolvency. If any event of default occurs, any amount then outstanding under the senior notes may immediately become due and payable.

Unsecured Bank Debt

        2011 Credit Facility.    On January 31, 2011, we entered into a $2.0 billion unsecured three-year revolving credit facility with a group of 11 banks. This revolving credit facility expires on January 31, 2014, and provides for interest rates based on either a base rate or LIBOR plus an applicable margin determined by a ratings-based pricing grid. The credit agreement contains customary events of default and restrictive financial covenants that require us to maintain a minimum fixed charge coverage ratio, a minimum consolidated tangible net worth and a maximum ratio of consolidated debt to consolidated tangible net worth. As of December 31, 2011 and March 5, 2012, no amounts were outstanding under this revolving credit facility.

        2006 Credit Facility.    The unsecured loans outstanding under our 2006 credit facility matured and were paid in full on October 13, 2011. The interest on the loans was based on LIBOR plus a margin of 0.65% plus facility fees of 0.2% of the outstanding balance.

Subordinated Debt

        In December 2005, we issued two tranches of subordinated debt totaling $1.0 billion. Both tranches mature on December 21, 2065, but each tranche has a different call option. The $600 million tranche had a call option date of December 21, 2010 and the $400 million tranche has a call option date of December 21, 2015. We did not exercise the call option at December 21, 2010, and the interest rate on the $600 million tranche changed from a fixed interest rate of 5.90% to a floating rate with an initial credit spread of 1.55% plus the highest of (i) 3 month LIBOR; (ii) 10-year constant maturity treasury; and (iii) 30-year constant maturity treasury. The interest will reset quarterly and at December 31, 2011, the interest rate was 4.34%. The $400 million tranche has a fixed interest rate of 6.25% until the 2015 call option date, and if we do not exercise the call option, the interest rate will change to a floating rate, reset quarterly, based on the initial credit spread of 1.80% plus the highest of (i) 3 month LIBOR; (ii) 10-year constant maturity treasury; and (iii) 30-year constant maturity treasury. If we

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note K—Debt Financing (Continued)

choose to redeem the $600 million tranche, we must pay 100% of the principal amount of the bonds being redeemed, plus any accrued and unpaid interest to the redemption date. If we choose to redeem only a portion of the outstanding bonds, at least $50 million principal amount of the bonds must remain outstanding.

Existing Commitments

        Maturities of debt financing (excluding deferred debt discount) at December 31, 2011 are as follows:

(Dollars in thousands)
2012	$3,043,473
2013	4,006,594
2014	2,990,616
2015	2,765,121
2016	3,234,757
Thereafter	8,400,291

$24,440,852

Other

        Under the most restrictive provisions of our debt agreements, consolidated retained earnings at December 31, 2011, in the amount of $1.1 billion are unrestricted as to payment of dividends based on consolidated net tangible worth requirements. We have not paid any dividends on our common stock since 2008. Under the most restrictive provision of our debt agreements, we may declare and pay dividends of up to $1.1 billion of our consolidated retained earnings. Under certain of our debt agreements, we are currently restricted from using proceeds from asset sales to pay dividends to AIG but may use other funds to pay such dividends.

Note L—Security Deposits on Aircraft, Overhaul Rentals and Other Customer Deposits

        As of December 31, 2011 and 2010, Security deposits, overhaul rentals, and other customer deposits were comprised of:

	As of December 31,
	2011	2010
	(Dollars in thousands)
Security deposits paid by lessees	$1,089,771	$1,081,021
Overhaul rentals	718,472	529,834
Other customer deposits	227,189	197,538

Total	$2,035,432	$1,808,393

        Security deposits paid by lessees are returned to the lessees at the end of the lease in accordance with the lease terms. Overhaul rentals reflect overhaul rentals estimated to be reimbursed to the lessee.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note M—Shareholders' Equity

Market Auction Preferred Stock

        The Market Auction Preferred Stock ("MAPS") have a liquidation value of $100,000 per share and are not convertible. The dividend rate, other than the initial rate, for each dividend period for each series is reset approximately every seven weeks (49 days) on the basis of orders placed in an auction, provided such auctions are able to occur. At the present time, there is no ability to conduct such auctions. Therefore, the MAPS certificates of determination dictate that a "maximum applicable rate" (as calculated on each auction date pursuant to the certificates of determination) be paid on the MAPS. At December 31, 2011, the dividend rate for Series A MAPS was 0.25% and the dividend rate for Series B MAPS was 0.88%.

Paid-in Capital

        We recorded approximately $(8.0) million in 2011, $2.8 million in 2010 and $3.3 million in 2009 in Paid-in capital for debt issue cost, compensation and other expenses paid by AIG on our behalf, which we were not required to pay.

Accumulated Other Comprehensive (Loss) Income

        Accumulated other comprehensive (loss) income consists of changes in fair value of derivative instruments that qualify as cash flow hedges and unrealized gains and losses on marketable securities classified as "available-for-sale." The fair value of derivatives were determined using fair values obtained from AIG. The fair value of marketable securities were determined using quoted market prices.

        At December 31, 2011 and 2010, our accumulated other comprehensive (loss) income consisted of the following:

	2011	2010
	(Dollars in thousands)
Cumulative unrealized (loss) gain related to cash flow hedges, net of tax of $10,642 (2011) and $32,026 (2010)	$(19,764)	$(59,476)
Cumulative unrealized gain related to securities available for sale, net of tax of $68 (2011) and $287 (2010)	127	532

Total accumulated other comprehensive (loss) income	$(19,637)	$(58,944)

Note N—Rental Income

        Minimum future rentals on non-cancelable operating leases and subleases of flight equipment that has been delivered as of December 31, 2011 are shown below.

Year Ended	(Dollars in thousands)
2012	$4,090,969
2013	3,584,841
2014	2,899,392
2015	2,180,321
2016	1,570,348
Thereafter	1,700,867

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note N—Rental Income (Continued)

        Additional net overhaul rentals recognized and rental revenue we earned based on the lessees' usage aggregated $253.2 million in 2011, $328.8 million in 2010 and $342.9 million in 2009. Flight equipment is leased, under operating leases, with remaining terms ranging from one to 15 years.

        Unamortized lease incentives of $119.9 million, $89.3 million and $85.3 million at December 31, 2011, 2010 and 2009, respectively, is included in Lease receivables and other assets on our Consolidated Balance Sheets.

Note O—Income Taxes

        The (benefit) provision for income taxes is comprised of the following:

	2011	2010	2009
	(Dollars in thousands)
Current:
Federal	$156,086	$41,357	$110,579
State	1,175	677	1,467
Foreign	989	1,459	1,262

	158,250	43,493	113,308
Deferred:
Federal	(553,439)	(314,923)	375,260
State	32,443	(22,940)	7,421
Foreign	52,668	25,402	—

	(468,328)	(312,461)	382,681

	$(310,078)	$(268,968)	$495,989

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note O—Income Taxes (Continued)

        The net deferred tax liability consists of the following deferred tax liabilities (assets):

	2011	2010
	(Dollars in thousands)
Deferred Tax Liabilities
Accelerated depreciation on flight equipment	$4,992,981	$5,312,171
Straight line rents	—	17,472
Other	—	911

Total Deferred Tax Liabilities	$4,992,981	$5,330,554

Deferred Tax Assets
Straight line rents	$(6,102)	$—
Estimated reimbursements of overhaul rentals	(261,833)	(195,548)
Capitalized overhauls	(80,479)	(71,610)
Rent received in advance	(89,013)	(94,890)
Derivatives	(12,532)	(29,232)
Accruals and reserves	(119,232)	(150,726)
Net operating loss carry forward(a)	(113,866)	(89,865)
Investment in foreign subsidiaries	(52,668)	(25,402)
Other	(52,667)	(13,131)

Total Deferred Tax Assets(b)	$(788,392)	$(670,404)

Net Deferred Tax Liability	$4,204,589	$4,660,150

(a)
Our U.S. federal operating losses are classified as deferred tax assets due to uncertainties with regard to the timing of their future utilization in the consolidated tax return of AIG. Deferred taxes related to our U.S. federal operating losses will be reclassified to current in future years when we are notified by AIG of amounts utilized in future tax years or through a carry back to prior tax years. On a separate tax return basis, we have U.S. federal net operating loss carryforwards of $133.9 million and $160.0 million for December 31, 2011 and December 31, 2010, respectively. Our U.S. federal net operating loss carryforwards expire beginning in 2028. In addition, as of December 31, 2011 and December 31, 2010, we also have foreign net operating loss carryforwards of $317.8 million and $325.8 million, respectively. Our foreign net operating loss carryforwards do not expire. In Australia, because we do not expect to generate a sufficient source of revenue to fully utilize our net operating loss carryforwards, we have recorded net deferred tax assets of $43.4 million and $72.4 million for December 31, 2011 and December 31, 2010, respectively. We also have certain state net operating loss carryforwards which begin to expire in 2020.

(b)
In making our assessment of the realization of deferred tax assets including net operating loss carry forwards, we considered all available evidence, including (i) current and projected financial reporting results; (ii) the carry forward periods for all taxable losses; (iii) the projected amount, nature and timing of the realization of deferred tax liabilities; (iv) implications of our tax sharing agreement with AIG; and (v) tax planning strategies.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note O—Income Taxes (Continued)

        A reconciliation of the computed expected total provision for income taxes to the amount recorded is as follows:

	2011	2010	2009
	(Dollars in thousands)
Computed expected provision at 35%	$(361,893)	$(267,623)	$484,107
State income tax, net of Federal	21,852	(14,470)	5,777
Foreign Taxes	—	133	10
IRS audit adjustments(a)	37,011	8,656	2,185
Other(b)	(7,048)	4,336	3,910

Provision for income taxes	$(310,078)	$(268,968)	$495,989

(a)
We are periodically advised of certain IRS and other adjustments identified in the AIG's consolidated tax return which are attributable to our operations. Under our tax sharing arrangement, we provide a charge or credit for the effect of the adjustments and the related interest in the period we are advised of such adjustments and interest.

(b)
Consists principally of various permanent items and an out-of-period adjustment related to the forfeitures of share-based deferred compensation awards.

        A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

(Dollars in thousands)
Balance at January 1, 2009	$121,482
Additions based on tax positions related to 2009	50,823
Additions for tax positions of prior years	1,121
Reductions for tax positions of prior years	—
Settlements	(7,602)

Balance at December 31, 2009	165,824

Additions based on tax positions related to 2010	53,584
Additions for tax positions of prior years	5,944
Reductions for tax positions of prior years	—

Balance at December 31, 2010	225,352

Additions based on tax positions related to 2011	48,549
Additions for tax positions of prior years	800
Reductions for tax positions of prior years	(18,115)

Balance at December 31, 2011	$256,586

        Interest and penalties related to unrecognized tax benefits are recognized in income tax expense. We recognized $8.8 million, $5.0 million and $2.2 million of interest, net of the federal benefit, in the Consolidated Statement of Operations for the years ended December 31, 2011, 2010, and 2009, respectively. At December 31, 2011, 2010, and 2009, we had accrued $21.9 million, $13.2 million and $8.2 million, respectively, for the payment of interest, net of the federal benefit. At December 31, 2011, 2010 and 2009, the amounts of unrecognized tax benefit that, if recognized, would favorably affect the tax rate were $48.5 million, $53.6 million and $50.8 million, respectively.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note O—Income Taxes (Continued)

        Although we operate in various countries throughout the world, the major tax jurisdictions in which we operate are the U.S. and Ireland. In the U.S., we are included in AIG's consolidated federal income tax return, which is subject to examination for tax years 2000 through 2010. In Ireland, we are subject to examination for tax years from 2007 through 2010.

Note P—Other Information

Concentration of Credit Risk

        We lease and sell aircraft to airlines and others throughout the world. The lease and notes receivables are from entities located throughout the world. We generally obtain deposits on leases and obtain collateral in flight equipment on notes receivable. No single customer accounted for more than 10% of total revenues in 2011, 2010 or 2009.

        Our 2011 revenues from rentals of flight equipment include $19.6 million (0.43% of total revenue) from lessees who have filed for bankruptcy protection or have ceased operations during 2011. In addition, our 2011 revenues from rentals of flight equipment include $159.6 million (3.53% of total revenue) from lessees who have filed for bankruptcy protection or have ceased operations subsequent to December 31, 2011.

Segment Information

        We operate within one industry: the leasing, sales and management of flight equipment. AeroTurbine is not material to our financial statements and therefore not considered a segment.

Geographic Concentration

        Revenues from rentals of flight equipment to airlines outside the U.S. were $4.2 billion in 2011, $4.4 billion in 2010 and $4.6 billion in 2009, comprising 94.4%, 93.6% and 92.9%, respectively, of total revenues from rentals of flight equipment. The following table sets forth the dollar amount and percentage of total revenues from rentals of flight equipment attributable to the indicated geographic areas based on each airline's principal place of business for the years indicated:

	2011			2010			2009
	Amount		%	Amount		%	Amount	%
	(Dollars in thousands)
Europe	$1,953,475		43.8%	$2,103,058		44.5%	$2,195,516	44.6%
Asia and the Pacific	1,356,603		30.5	1,455,873		30.8	1,503,241	30.5
The Middle East and Africa	555,058		12.5	585,679	(b)	12.4	412,687	8.4
U.S. and Canada	362,143		8.1	375,496	(b)	7.9	228,126	4.6
Central and South America and Mexico	227,126		5.1	206,396	(b)	4.4	588,683	11.9

	$4,454,405	(a)	100.0	$4,726,502		100.0%	$4,928,253	100.0%

(a)
Includes AeroTurbine revenue of $19,874 as of the acquisition date of October 7, 2011.

(b)
Amounts have been revised to reflect the proper revenues and percentages for the indicated regions. We previously reported the Middle East and Africa at $375,496 and 7.9%, U.S. and Canada at $206,396 and 4.4% and Central and South America and Mexico at $585,679 and 12.4%.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note P—Other Information (Continued)

        The following table sets forth revenue attributable to individual countries representing at least 10% of total revenue in any year based on each airline's principal place of business for the years indicated:

	2011		2010		2009
	Amount	%	Amount	%	Amount	%
	(Dollars in thousands)
China	$766,350	17.2%	$815,683	17.3%	$879,073	18.3%
France	487,027	10.9	516,899	10.9	526,283	10.9

Currency Risk

        We attempt to minimize our currency and exchange risks by negotiating our aircraft purchase agreements and most of our aircraft leases in U.S. dollars. Some of our leases, however, are negotiated in Euros to meet the needs of a number of airlines. We have hedged part of future lease payments receivable through 2010. We bear risk of receiving less U.S. dollar rental revenue on lease payments not hedged and incurring future currency losses on cash held in Euros if the value of the Euro deteriorates against the U.S. dollar. Foreign currency transaction (losses) gains in the amounts of $(2.4) million, $(2.3) million and $5.5 million were recognized for the periods ended December 31, 2011, 2010, and 2009, respectively, and are included in Interest and other income in our Consolidated Statements of Operations.

Note Q—Employee Benefit Plans

        Our employees participate in various benefit plans sponsored by AIG, including a noncontributory qualified defined benefit retirement plan, a voluntary savings plan (401(k) plan) and various stock based and other compensation plans.

Pension Plans

        Pension plan and 401(k) plan expenses allocated to us by AIG were $4.7 million for 2011, $23.8 million for 2010, including a $20.2 million out of period adjustment, and $3.0 million for 2009, and are included in Selling, general and administrative in our Consolidated Statements of Operations. See Note A—Basis of Preparation.

        AIG's U.S. benefit plans do not separately identify projected benefit obligations and plan assets attributable to employees of participating affiliates. AIG's projected benefit obligations exceeded the plan assets at December 31, 2011 by approximately $454 million.

        Effective April 1, 2012, the AIG Retirement and AIG Excess Plans will be converted from final average pay to cash balance formulas comprised of pay credits based on six percent of a plan participant's annual compensation (subject to IRS limitations for the qualified plan) and annual interest credits. However, employees satisfying certain age and service requirements remain covered under the final average pay formula in the respective plans.

Stock-Based and Other Compensation Plans

        At December 31, 2011, our employees participated in the following stock-based and other compensation plans: (i) AIG 2007 Stock Incentive Plan; (ii) Starr International Company, Inc. Deferred Compensation Profit Participation Plans; (iii) AIG 2005-2006 Deferred Compensation Profit

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note Q—Employee Benefit Plans (Continued)

Participation Plan; (iv) AIG Partners Plan; (v) ILFC Deferred Compensation Plan; (vi) ILFC Long-Term Incentive Plan; and (vii) stock salary awards and restricted stock units, which are liability awards issued pursuant to executive compensation regulations applicable to AIG under the Troubled Asset Relief Program ("TARP").

        We recorded compensation expenses of $(3.2) million, $12.8 million and $14.0 million for our participation in AIG's share-based payment and liability programs and $9.9 million, $6.4 million and $12.6 million for our deferred compensation and long-term incentive plans for the years ended December 31, 2011, 2010, and 2009, respectively. The impact of all plans, both individually and in the aggregate, is immaterial to the consolidated financial statements.

Note R—Commitments and Contingencies

Aircraft Orders

        At December 31, 2011, we had committed to purchase 257 new aircraft, including 25 through sale-leaseback transactions, and nine new spare engines scheduled for delivery through 2019 with aggregate estimated total remaining payments (including adjustment for anticipated inflation) of approximately $19.2 billion. We have also agreed to purchase three used aircraft from third parties. All of these commitments to purchase new aircraft and engines are based upon agreements with each of the Boeing Company ("Boeing"), Airbus and Pratt and Whitney. In addition, we have also agreed to purchase two used aircraft and nine engines under other flight equipment purchase agreements for an aggregate purchase commitment of $34.8 million.

        The Boeing aircraft (models 737, 777 and 787), and the Airbus aircraft (models A320, A320neo, A321, A321neo, and A350XWB) are being purchased pursuant to the terms of purchase agreements executed by us and Boeing or Airbus. These agreements establish the pricing formulas (which include certain price adjustments based upon inflation and other factors) and various other terms with respect to the purchase of aircraft. Under certain circumstances, we have the right to alter the mix of aircraft type ultimately acquired. As of December 31, 2011, we had made non-refundable deposits on these purchase commitments of approximately $208.1 million and $46.4 million with Boeing and Airbus, respectively.

        Management anticipates that a portion of the aggregate purchase price for the acquisition of aircraft will be funded by incurring additional debt. The exact amount of the indebtedness to be incurred will depend upon the actual purchase price of the aircraft, which can vary due to a number of factors, including inflation, and the percentage of the purchase price of the aircraft which must be financed.

Guarantees

        Asset Value Guarantees:    We have guaranteed a portion of the residual value of 19 aircraft to financial institutions and other unrelated third parties for a fee. These guarantees expire at various dates through 2023 and generally obligate us to pay the shortfall between the fair market value and the guaranteed value of the aircraft and provide us with an option to purchase the aircraft for the guaranteed value. During the year ended December 31, 2011, we were called upon to perform under one such guarantee to purchase one aircraft in 2012. The transaction had no effect on our results of operations because the purchase price of the aircraft is approximately equal to its fair value. Further,

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note R—Commitments and Contingencies (Continued)

we recorded a reserve of $13.5 million related to two aircraft after it was deemed probable that the guarantees would be exercised. At December 31, 2011, the maximum aggregate potential commitment that we were obligated to pay under such guarantees, without any offsets for the projected values of the aircraft, was approximately $450 million.

        Aircraft Loan Guarantees:    We guarantee two loans collateralized by aircraft to financial institutions. The guarantees expire in 2014, when the loans mature, and obligate us to pay an amount up to the guaranteed value upon the default of the borrower, which may be offset by a portion of the underlying value of the aircraft collateral, subject to certain adjustments. At December 31, 2011, the guaranteed value, without any offset for the projected value of the aircraft, was approximately $17 million.

        Management regularly reviews the underlying values of the aircraft collateral to determine our exposure under asset value guarantees and loan guarantees. During 2011, we recorded reserves of $13.5 million relating to asset value guarantees. Carrying balance of guarantees were $21.2 million including reserves (2011) and $10.0 million (2010) is included in Accrued interest and other payables on our Consolidated Balance Sheets.

Leases

        We have operating leases for office space and office equipment extending through 2015. Rent expense was $13.0 million in 2011, $11.3 million in 2010 and $11.0 million in 2009. The leases provide for step rentals over the term and those rentals are considered in the evaluation of recording rent expense on a straight-line basis over the term of the lease. Tenant improvement allowances received from lessors are capitalized and amortized in selling, general and administrative expenses as a reduction of rent expense. Commitments for minimum rentals under the non-cancelable leases at December 31, 2011, are as follows:

(Dollars in thousands)
2012	$16,114
2013	17,260
2014	16,042
2015	11,158
2016	1,379
Thereafter	4,644

Total(a)	$66,597

(a)
Minimum rentals have not been reduced by minimum sublease rentals of $5.0 million in the future under non-cancelable subleases.

Contingencies

Legal Contingencies

        Airblue Limited:    We are named in a lawsuit in connection the 2010 crash of our Airbus A320-200 aircraft on lease to Airblue Limited, a Pakistani carrier. The plaintiffs are families of deceased occupants of the flight and seek unspecified damages for wrongful death, costs, and fees. The operative

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note R—Commitments and Contingencies (Continued)

litigation commenced in March 2011 in California Superior Court in Los Angeles County. The case is currently stayed pending appellate review of ILFC's motion to dismiss the complaint. While plaintiffs have not specified any amount of damages, we believe that we have substantial defenses on the merits and that we are adequately covered by available liability insurance in any event.

        Yemen Airways-Yemenia:    We are named in a lawsuit in connection with the 2009 crash of our Airbus A310-300 aircraft on lease to Yemen Airways-Yemenia, a Yemeni carrier. As with the Airblue lawsuit, this litigation was filed by the families of deceased occupants of the flight and seeks damages for wrongful death, costs, and fees. The operative litigation commenced in January 2011 and is pending in the United States District Court for the Central District of California. The Yemenia lawsuit is in its incipient stages and plaintiffs have not claimed a specific amount of damages. We believe that we have substantial defenses on the merits and that we are adequately covered by available liability insurance in any event.

        We do not believe that the outcome of the Airblue or Yemenia lawsuits, individually or in the aggregate, will have a material effect on our consolidated financial condition, results of operations or cash flows. We are also a party to various claims and litigation matters arising in the ordinary course of our business. We do not believe that the outcome of any of these matters, individually or in the aggregate, will be material to our consolidated financial position, results of operations or cash flows.

Note S—Variable Interest Entities

        Our leasing and financing activities require us to use many forms of entities to achieve our business objectives and we have participated to varying degrees in the design and formation of these entities. Our involvement in VIEs varies and includes being a passive investor in the VIE with involvement from other parties, managing and structuring all the activities, and being the sole shareholder of the VIE. Also see Note K—Debt Financings for more information on entities created for the purpose of obtaining financing.

Non-Recourse Financing Structures

        We consolidate two entities in which ILFC has a variable interest, each of which was established to obtain secured financing for the purchase of one aircraft. We have determined that we are the PB of these entities because we control and manage all aspects of these entities, including directing the activities that most significantly affect these entities' economic performance, and we absorb the majority of the risks and rewards of these entities. See Note K—Debt Financing for further information.

Wholly-Owned ECA Financing Vehicles

        We have created certain wholly-owned subsidiaries for the purpose of purchasing aircraft and obtaining financing secured by such aircraft. The secured debt is guaranteed by the European ECAs. The entities meet the definition of a VIE because they do not have sufficient equity to operate without ILFC's subordinated financial support in the form of intercompany notes. We control and manage all aspects of these entities, including directing the activities that most significantly affect the entity's economic performance, we absorb the majority of the risks and rewards of these entities and we guarantee the activities of these entities. These entities are therefore consolidated into our consolidated financial statements.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note S—Variable Interest Entities (Continued)

Other Secured Financings

        We have created a number of wholly-owned subsidiaries for the purpose of obtaining secured financings. The entities meet the definition of a VIE because they do not have sufficient equity to operate without ILFC's subordinated financial support in the form of intercompany notes. We control and manage all aspects of these entities, including directing the activities that most significantly affect the entity's economic performance, we absorb the majority of the risks and rewards of these entities and we guarantee the activities of these entities. These entities are therefore consolidated into our consolidated financial statements. See Note K—Debt Financing for more information on these financings.

Wholly-Owned Leasing Entities

        We have created wholly owned subsidiaries for the purpose of facilitating aircraft leases with airlines. The entities meet the definition of a VIE because they do not have sufficient equity to operate without ILFC's subordinated financial support in the form of intercompany loans, which serve as equity. We control and manage all aspects of these entities, including directing the activities that most significantly affect the entity's economic performance, we absorb the majority of the risks and rewards of these entities and we guarantee the activities of the entities. These entities are therefore consolidated into our consolidated financial statements.

Investment Activities

        We have variable interests in ten entities to which we previously sold aircraft. The interests include debt financings, preferential equity interests and in some cases providing guarantees to banks which had provided the secured senior financings to the entities. Each entity owns one aircraft. The individual financing agreements are cross-collateralized by the aircraft. Prior to 2010, we had determined that we were the PB of these entities based on the previous definition of a PB, which consisted principally of an expected loss model, due to our exposure to the majority of the expected losses of these entities and we therefore consolidated these entities into our consolidated financial statements. Net expenses in the amounts of $7.2 million were included in our Consolidated Statements of Operations for the years ended December 31, 2009 for these entities.

        In January 2010 we adopted a new accounting standard that amended the rules in the determination of a PB. While we determined that we were not involved with any VIEs that were not previously consolidated that had to be consolidated as a result of the adoption of this standard, we determined that we were no longer the PB of ten VIEs that were previously consolidated. Accordingly, on January 1, 2010, we deconsolidated these entities and we removed Assets of VIEs and Liabilities of VIEs of $79.7 million and $6.5 million, respectively, that were previously reflected on our Consolidated Balance Sheet at December 31, 2009. Further, as a result of the adoption of this standard, we recognized a $15.9 million charge, net of tax, to beginning retained earnings on January 1, 2010. See Note S of Notes to Consolidated Financial Statements.

Note T—Fair Value Measurements

        Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The degree of judgment used in measuring the fair value of financial instruments generally correlates with the level of

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note T—Fair Value Measurements (Continued)

pricing observability. Assets and liabilities recorded at fair value on our Consolidated Balance Sheets are measured and classified in a hierarchy for disclosure purposes consisting of three levels based on the observability of inputs available in the marketplace used to measure the fair value. Level 1 refers to fair values determined based on quoted prices in active markets for identical assets; Level 2 refers to fair values estimated using significant other observable inputs; and Level 3 refers to fair values estimated using significant non-observable inputs.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

        The following table presents our assets and liabilities measured at fair value on a recurring basis as of December 31, 2011 and December 31, 2010, categorized using the fair value hierarchy described above.

	Level 1	Level 2	Level 3	Counterparty Netting(a)	Total
	(Dollars in thousands)
December 31, 2011:
Derivative assets	$—	$198 (b)	$—	$—	$198
Derivative liabilities	—	(31,756)	—	—	(31,756)

Total derivative assets, net	$—	$(31,558)	$—	$—	$(31,558)

December 31, 2010:
Derivative assets	$—	$116,394 (c)	$—	$(56,244)	$60,150
Derivative liabilities	—	(56,244)	—	56,244	—

Total derivative assets, net	$—	$60,150	$—	$—	$60,150

(a)
As permitted under GAAP, we have elected to offset derivative assets and derivative liabilities under our master netting agreement.

(b)
Derivative assets are presented in Lease receivables and other assets on the Consolidated Balance Sheet.

(c)
The balance includes CVA and MVA adjustments of $6.4 million and $0.8 million as of December 31, 2011 and 2010, respectively.

Assets and Liabilities Measured at Fair Value on a Non-recurring Basis

        We measure the fair value of aircraft, including aircraft residual value guarantees, on a non-recurring basis, generally quarterly, annually, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.

        The fair value of an aircraft is classified as a Level 3 valuation. Fair value of flight equipment is determined using an income approach based on the present value of cash flows from contractual lease agreements, contingent rentals where appropriate, and projected future lease payments, which extend to the end of the aircraft's economic life in its highest and best use configuration, as well as a disposition value, based on the expectations of market participants.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note T—Fair Value Measurements (Continued)

        We recognized impairment charges and fair value adjustments for the years ended December 31, 2011 and 2010, as provided in Note F—Aircraft Impairment Charges on Flight Equipment Held for Use and Note G—Aircraft Impairment Charges and Fair Value Adjustments on Flight Equipment Sold or to be Disposed. We recorded a reserve related to a residual value guarantee for the year ended December 31, 2011, as provided in Note R—Commitments and Contingencies.

        The following table presents the effect on our consolidated financial statements as a result of the non-recurring impairment charges and fair value adjustments recorded on Flight equipment for the year ended December 31, 2011:

	Book Value at December 31, 2010	Impairment Charges	Reclassifications	Sales	Depreciation and Other Adjustments	Book Value at December 31, 2011
	(Dollars in millions)
Flight equipment under operating lease	$3,571,395	$(1,739,656)	$72,643	$(89,807)	$(229,412)	$1,585,164
Flight equipment held for sale	262,291	3,726	(78,673)	(187,344)	—	—
Lease receivables and other assets	—	(1,578)	8,398	—	(1,000)	5,820
Net investment in finance and sales-type leases	—	—	2,287	—	(442)	1,845

Total	$3,833,686	$(1,737,508)	$4,655	$(277,151)	$(230,854)	$1,592,829

Note U—Derivative Financial Instruments

        We use derivatives to manage exposures to interest rate and foreign currency risks. At December 31, 2011, we had interest rate swap agreements with a related counterparty and interest rate cap agreements with an unrelated counterparty. During the year ended December 31, 2011, we were party to two foreign currency swap agreements with a related counterparty that matured during such period.

        We record changes in fair value of derivatives in income or OCI depending on the designation of the hedge as either a fair value hedge or cash flow hedge, respectively. Where hedge accounting is not achieved, the change in fair value of the derivative is recorded in income. In the case of a de-designation of a derivative contract, the balance accumulated in AOCI at the time of the de-designation is amortized into income over the remaining life of the underlying derivative. Our interest rate swap agreements mature through 2015, and our interest rate cap agreements mature in 2018.

        We have entered into two interest rate cap agreements with an unrelated counterparty in connection with a secured financing transaction. We have not designated the interest rate caps as hedges, and all changes in fair value are recorded in income.

        All of our interest rate swap agreements are subject to a master netting agreement, which would allow the netting of derivative assets and liabilities in the case of default under any one contract. During the second quarter of 2011, we novated our master netting agreement, changing our

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note U—Derivative Financial Instruments (Continued)

counterparty from AIGFP to AIG Markets, Inc., both wholly owned subsidiaries of AIG. All other terms of our master netting agreement remained unchanged and all instruments designated as hedges continued to qualify for their respective treatment under US GAAP. Our interest rate swap agreements are recorded at fair value on our balance sheet on a net basis in Derivative assets and Derivative liabilities (see Note T—Fair Value Measurements). Our interest rate cap agreements are included in Lease receivables and other assets. We account for all of our interest rate swap and foreign currency swap agreements as cash flow hedges. We do not have any credit risk related contingent features and are not required to post collateral under any of our existing derivative contracts.

        Derivatives have notional amounts, which generally represent amounts used to calculate contractual cash flows to be exchanged under the contract. The following table presents notional and fair values of derivatives outstanding at the following dates:

	Asset Derivatives		Liability Derivatives
	Notional Value	USD Fair Value	Notional Value	USD Fair Value
	(In thousands)
December 31, 2011:
Derivatives designated as hedging instruments:
Interest rate swap agreements(a)	$—	$—	$480,912	$(31,756)
Foreign exchange swap agreements	€—	—	—	—

Total derivatives designated as hedging instruments		$—		$(31,756)

Derivatives not designated as hedging instruments:
Interest rate cap agreements(b)	$77,946	$198		$—

Total derivatives		$198		$(31,756)

December 31, 2010:
Derivatives designated as hedging instruments:
Interest rate swap agreements(a)	$—	$—	$625,717	$(56,244)
Foreign exchange swap agreements	€1,000,000	114,431	$—	$—

Total derivatives designated as hedging instruments		$114,431		$(56,244)

Derivatives not designated as hedging instruments:
Interest rate cap agreements	$89,520	$1,963	$—	$—

Total derivatives(c)		$116,394		$(56,244)

(a)
Converts floating interest rate debt into fixed rate debt.

(b)
Derivative assets are presented in Lease receivables and other assets on the 2011 Consolidated Balance Sheet.

(c)
Derivative assets and liabilities are presented net in Derivative assets on the 2010 Consolidated Balance Sheet.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note U—Derivative Financial Instruments (Continued)

        During the years ended December 31, 2011, 2010 and 2009, we recorded the following in OCI related to derivative instruments:

	December 31
Gain (Loss)	2011	2010	2009
	(Dollars in thousands)
Effective portion of change in fair market value of derivatives(a):
Interest rate swap agreements(b)	$23,059	$3,949	$44,176
Foreign exchange swap agreements(c)	140,029	(111,473)	116,441
Amortization of balances of de-designated hedges and other adjustments	2,809	3,372	(485)
Foreign exchange component of cross currency swaps credited (charged) to income	(104,800)	225,700	(114,620)
Income tax effect	(21,384)	(42,542)	(15,929)

Net changes in cash flow hedges, net of taxes	$39,713	$79,006	$29,583

(a)
Includes $7.0 million, $23.3 million and $(12.7) million of combined CVA and MVA for the years ended December 31, 2011, 2010 and 2009.

(b)
Includes the following amounts for the following periods:
Year ended December 31, 2011, 2010 and 2009:    (i) effective portion of the unrealized gain or (loss) on derivative position recorded in OCI of $(2,166), $(27,733) and $7,260, respectively; and (ii) amounts reclassified from AOCI primarily into interest expense when cash payments were made or received on qualifying cash flow hedges of $(25,225), $(31,682) and $(36,916), respectively.

(c)
Includes the following amounts for the following periods:
Year ended December 31, 2011, 2010 and 2009:    (i) effective portion of the unrealized gain or (loss) on derivative position of $108,709, $(172,003) and $66,037, respectively; and (ii) amounts reclassified from AOCI primarily into interest expense when cash payments were made or received on qualifying cash flow hedges of $(31,320), $(60,530) and $(50,404), respectively. Also included in this amount is a loss on matured swaps of $(6,502) for the year ended December 31, 2011.

        We estimate that within the next twelve months, we will amortize into earnings approximately $(17.1) million of the pre-tax balance in AOCI under cash flow hedge accounting in connection with our program to convert debt from floating to fixed interest rates.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note U—Derivative Financial Instruments (Continued)

        The following table presents the effect of derivatives recorded in the Consolidated Statements of Operations for the years ended December 31, 2011, 2010 and 2009:

	Amount of Gain or (Loss) Recognized in Income on Derivatives (Ineffective Portion)(a)
	December 31,
	2011	2010	2009
	(Dollars in thousands)
Derivatives Designated as Cash Flow Hedges:
Interest rate swap agreements	$(111)	$(156)	$(868)
Foreign exchange swap agreements	1,008	(26,788)	12,791

Total	897	(26,944)	11,923

Derivatives Not Designated as a Hedge:
Interest rate cap agreements(b)	(1,394)	(2,062)	(647)
Reconciliation to Consolidated Statements of Operations:
Income effect of maturing derivative contracts	(6,502)	(15,409)	9,689
Reclassification of amounts de-designated as hedges recorded in AOCI	(2,809)	(3,372)	485

Effect from derivatives, net of change in hedged items due to changes in foreign exchange rates	$(9,808)	$(47,787)	$21,450

(a)
All components of each derivative's gain or loss were included in the assessment of effectiveness.

(b)
An additional $(0.4) million, $(0.1) million and $(0.8) million of amortization of premium paid to the derivative counterparty was recognized in Interest expense during the years ended December 31, 2011, 2010 and 2009, respectively.

Note V—Fair Value Disclosures of Financial Instruments

        The carrying amounts and fair values of our financial instruments at December 31, 2011 and 2010 are as follows:

	2011		2010
	Carrying Amount of Asset (Liability)	Fair Value of Asset (Liability)	Carrying Amount of Asset (Liability)	Fair Value of Asset (Liability)
	(Dollars in thousands)
Cash, including restricted cash	$2,389,816	$2,389,816	$3,524,750 (a)	$3,524,750
Notes and trade receivables	9,489	8,713	65,065	64,622
Debt financing (including subordinated debt and foreign currency adjustment)	(24,384,272)	(24,228,045)	(27,789,786)	(28,267,765)
Derivative assets(b)(c)	198	198	60,150	60,150
Derivative liabilities(b)	31,756	31,756	—	—
Guarantees	(21,164)	(34,103)	(10,013)	(11,654)

(a)
Includes restricted cash of $414.8 million (2011) and $457.1 million (2010).

(b)
Includes combined CVA and MVA of $6.4 million (2011) and $23.3 million (2010).

(c)
2010 balance is presented net of liabilities of $56,244.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note V—Fair Value Disclosures of Financial Instruments (Continued)

        We used the following methods and assumptions in estimating our fair value disclosures for financial instruments:

        Cash:    The carrying value reported on the balance sheet for cash and cash equivalents and restricted cash approximates its fair value.

        Notes Receivable:    The fair values for notes receivable are estimated using discounted cash flow analyses, using market quoted discount rates that approximate the credit risk of the issuing party.

        Debt Financing:    Quoted prices are used where available. The fair value of our long-term unsecured fixed-rate debt is estimated using discounted cash flow analyses, based on our spread to U.S. Treasury bonds for similar debt at year-end. The fair value of our long-term unsecured floating rate debt is estimated using discounted cash flow analysis based on credit default spreads. The market value of floating rate secured debt is approximately equal to par. Fair value of secured fixed rate debt is calculated using mid-market values.

        Derivatives:    Fair values were based on the use of a valuation model that utilizes among other things, current interest, foreign exchange and volatility rates, as applicable.

        AVGs:    Guarantees entered into after December 31, 2002, are included in Accrued interest and other payables on our Consolidated Balance Sheets. Fair value is determined by reference to the underlying aircraft and guarantee amount adjusted for the probability of exercise.

Note W—Subsequent Events

Bankruptcies

        Subsequent to December 31, 2011, four of our customers, including one with two separate operating certificates, ceased operations or filed for bankruptcy, or its equivalent, and returned 42 of our aircraft. As a result, we performed a recoverability analysis and recorded impairments of $43.9 million in 2011 related to those aircraft (see Note F—Aircraft Impairment Charges on Flight Equipment Held for Use). In addition, we also recorded aggregate reserves of $23.0 million on two finance and sales-type leases (see Note J—Net Investment in Finance and Sales-type Leases) for the year ended December 31, 2011. See Note P—Other Information for lease revenue from lessees who have filed for bankruptcy protection or have ceased operations.

Senior Secured Term Loan

        On February 23, 2012, one of our indirect, wholly owned subsidiaries entered into a secured term loan agreement in the amount of $900 million. The loan matures on June 30, 2017, and bears interest at LIBOR plus a margin of 4.0%, or, if applicable, a base rate plus a margin of 3.0%. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by ILFC and on a secured basis by certain wholly owned subsidiaries of the subsidiary borrower. The security granted includes the equity interests in certain special purpose subsidiaries of the subsidiary borrower ("SPEs") that have been designated as non-restricted under our indentures and that hold title to 62 aircraft and all related equipment and leases with an average appraised base market value, as defined in the loan agreement, of approximately $1.66 billion as of December 31, 2011. The $1.66 billion equals an initial loan-to-value ratio of approximately 54%. The principal of the loan is payable in full at maturity with no scheduled

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note W—Subsequent Events (Continued)

amortization. We can voluntarily prepay the loan at any time, subject to a 1% prepayment penalty prior to February 23, 2013.

        The loans require a loan-to-value ratio of no more than 63%. If the subsidiary borrower does not maintain compliance with the maximum loan-to-value ratio, it will be required to prepay portions of the outstanding loans, deposit an amount in the cash collateral account or transfer additional aircraft to SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than the maximum loan-to-value ratio.

        The loan facility contains customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of ILFC, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates.

Repayment and Termination of Credit Facility

        On February 23, 2012, we repaid and terminated our $2.5 billion revolving credit agreement, dated as of October 13, 2006 and amended as of April 16, 2010 and December 17, 2010. As of December 31, 2011, there was $456.9 million outstanding under this credit facility, consisting of secured loans that were scheduled to mature in October 2012. The loans were secured by a lien on the equity interests of certain of our non-restricted subsidiaries that own certain aircraft, some of which were used to secure our new secured term loan described above.

AeroTurbine Revolving Credit Agreement

        On February 23, 2012, we increased the aggregate amount available under the AeroTurbine credit facility dated December 9, 2011, by $95 million for a maximum aggregate available amount of $430 million. AeroTurbine has the option to increase the aggregate amount available under the facility by an additional $70 million, either by adding new lenders or allowing existing lenders to increase their commitments if they choose to do so.

Note X—Quarterly Financial Information (Unaudited)

        We have set forth below selected quarterly financial data for the years ended December 31, 2011 and 2010. The following quarterly financial information for each of the three months ended and at March 31, June 30, September 30, and December 31, 2011 and 2010 is unaudited. As stated in Note A—Basis of Preparation, the classification of certain revenue and expense amounts in our prior period financial statements were revised to conform to current period presentation, reflecting the basis of our assets and liabilities used by AIG. We have presented these amounts separately below, both as reported and as revised, for AIG's basis in our assets and liabilities.

INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note X—Quarterly Financial Information (Unaudited) (Continued)

As previously reported:

	Quarter
	First	Second	Third		Fourth	Total
	(Dollars in thousands)
Year Ended December 31, 2011
Total Revenues	$1,168,513	$1,125,532	$1,123,153		N/A	N/A
Pre-tax (Loss) Income(a)	117,362	106,057	(1,272,426)		N/A	N/A
Net (Loss) Income(a)	73,721	72,680	(837,685)		N/A	N/A
Year Ended December 31, 2010
Total Revenues	$1,244,132	$1,172,644	$1,211,535		$1,170,569	$4,798,880
Pre-tax Income(b)	(98,612)	174,358	(157,185	)(c)	(510,429)	(591,868)
Net Income(b)	(62,926)	110,753	(105,535)		(326,050)	(383,758)

(a)
During 2011, we recorded impairment charges and fair value adjustments of $103.3 million, $43.8 million, $1,459.0 million and $110.4 million during the first, second, third and fourth quarters, respectively, related to 127 aircraft.

(b)
During 2010, we recorded impairment charges and fair value adjustments of $353.4 million, $61.2 million, $407.4 million and $676.7 million during the first, second, third and fourth quarter, respectively, related to 155 aircraft.

(c)
In the third quarter of 2010, we recorded an out of period adjustment which decreased pretax income by $20.2 million related to prior quarters and years and relating to certain pension costs under a non qualified plan covering certain ILFC employees for the service period of 1996-2010.

Revised:

	Quarter
	First	Second	Third		Fourth	Total
	(Dollars in thousands)
Year Ended December 31, 2011
Total Revenues	$1,168,513	$1,125,532	$1,123,153		$1,109,465	$4,526,663
Pre-tax (Loss) Income(a)	110,676	107,752	(1,336,954)		84,547	(1,033,979)
Net (Loss) Income(a)	69,384	73,780	(879,541)		12,476	(723,901)
Year Ended December 31, 2010
Total Revenues	$1,244,132	$1,172,644	$1,211,535		$1,170,569	$4,798,880
Pre-tax Income(b)	(96,774)	171,487	(231,606	)(c)	(607,743)	(764,636)
Net Income(b)	(61,736)	108,894	(153,736)		(389,090)	(495,668)

(a)
During 2011, we recorded impairment charges and fair value adjustments of $111.1 million, $43.8 million, $1,525.3 million and $57.3 million during the first, second, third and fourth quarter, respectively, related to 130 aircraft.

(b)
During 2010, we recorded impairment charges and fair value adjustments of $348.9 million, $61.2 million, $480.1 million and $773.0 million during the first, second, third and fourth quarter, respectively, related to 159 aircraft.

(c)
In the third quarter of 2010, we recorded an out of period adjustment which decreased pretax income by $20.2 million related to prior quarters and years and relating to certain pension costs under a non qualified plan covering certain ILFC employees for the service period of 1996-2010.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholder and Board of Directors
of ILFC Holdings, Inc.:

        In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of ILFC Holdings, Inc. at December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with the standards of the Public Company Accounting Oversight Board (United States), which requires that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
April 27, 2012

ILFC HOLDINGS, INC.

STATEMENT OF FINANCIAL POSITION

December 31, 2011
Assets:
Cash	$1,000

Total Assets	$1,000

Stockholder's Interest:
Common Stock, $0.01 par value; 1,000,000,000 shares authorized, 100 shares issued and outstanding	$1
Preferred Stock, $0.01 par value; 1,000,000,000 shares authorized and no shares issued and outstanding	—
Capital, in excess of par value	999

Total Stockholder's Interest	$1,000

See accompanying note.

ILFC HOLDINGS, INC.

NOTE TO STATEMENT OF FINANCIAL POSITION

Organization and Purpose

        ILFC Holdings, Inc. ("Holdings") was incorporated on August 22, 2011 and is a subsidiary of AIG Capital Corporation, or AIG Capital, a direct wholly owned subsidiary of American International Group ("AIG"). In connection with its formation, Holdings issued 100 shares of common stock for $10 per share to AIG Capital.

        Holdings was formed solely to acquire all of the common stock of International Lease Finance Corporation, a California corporation ("ILFC"). Holdings has not engaged in any activities other than those incidental to its formation, its proposed acquisition of ILFC and its proposed initial public offering.

        We have evaluated all subsequent events through April 27, 2012, which is the date the statement of financial position was issued.

                        Shares

ILFC Holdings, Inc.

COMMON STOCK

$            per share

PROSPECTUS

                        , 2012

        Until                        , 2012 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the sale of common stock being registered. All amounts are estimated except the SEC registration fee and Financial Industry Regulatory Authority, or FINRA, filing fees.

SEC registration fee		$11,610
FINRA filing fee			*
New York Stock Exchange listing fee			*
Printing and engraving expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Blue Sky fees and expenses (including legal fees)			*
Transfer agent and registrar fees and expenses			*
Miscellaneous			*

Total	$		*

*
To be filed by amendment.

Item 14.    Indemnification of Directors and Officers

        Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

        Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer,

employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its restated certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. Our restated certificate of incorporation that will be adopted by us prior to the consummation of this offering, or the Charter, provides for such limitation of liability. In addition, our Charter provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent authorized by the Delaware General Corporation Law, as so amended.

        Our Charter further provides that any repeal or modification of such article by our stockholders or an amendment to the Delaware General Corporation Law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

        Our amended and restated bylaws that will be adopted by us prior to the consummation of this offering, or the Bylaws, will provide that we will indemnify and advance expenses to each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to such the amendment) against any and all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by the director, officer or such employee or on the director's, officer's or employee's behalf in connection with any threatened, pending or completed proceeding to which he or she is or is threatened to be made a party because he or she is or was serving as a director or officer of our company, or at our request as a director or officer of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise (including service with respect to an employee benefit plan). Our Bylaws will further provide that our board of directors may, in its sole and absolute discretion, indemnify and advance expenses to employees and agents.

        In addition, the Bylaws will provide that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the Charter or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Furthermore, our Bylaws will authorize us to provide insurance for our directors, officers, employees and agents and any person who is serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise (including service with respect to an employee benefit plan), against any liability, expense or loss, whether or not we would have the power to indemnify such person against such liability, expense or loss under the Delaware General Corporation Law or the Bylaws.

        In connection with the sale of common stock being registered hereby, we intend to enter into indemnification agreements with each of our directors and our executive officers. These agreements will provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the Charter and Bylaws.

        We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

        In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

Item 15.    Recent Sales of Unregistered Securities

        On September 1, 2011, we issued 100 shares, or 100%, of our common stock to AIG Capital Corporation ("AIG Capital"), a direct wholly owned subsidiary of American International Group, Inc., in connection with our formation. Such issuances were made in reliance upon the exemption from registration in Section 4(2) of the Securities Act. There was no underwriter employed in connection with the issuance of our shares to AIG Capital.

        We intend to enter into an exchange agreement with AIG Capital, pursuant to which AIG Capital will agree to transfer, subject to certain conditions, 100% of the outstanding common stock of International Lease Finance Corporation ("ILFC") to us in exchange for our issuance of the Series A Preferred and additional shares of our common stock to AIG Capital. The transfer of ILFC's common stock to us will be subject to, and will become effective only upon, AIG Capital entering into one or more definitive agreements for the sale of more than 20% of our outstanding common stock, which we expect to be satisfied by the execution of the underwriting agreement related to the sale of common stock being registered hereby. As a result, the transfer of ILFC's common stock to Holdings from AIG Capital will occur after the effectiveness of the registration statement of which this prospectus is a part and prior to consummation of this offering. There will be no underwriter employed in connection with the issuance of the Series A Preferred or additional shares of our common stock and the sale of ILFC shares to us. Such issuances will be made in reliance upon the exemption from registration in Section 4(2) of the Securities Act.

Item 16.    Exhibits

        (a)   See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

        (b)   No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.    Undertakings

        (1)   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (2)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (3)   The undersigned registrant hereby undertakes that:

    (a)
    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (b)
    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on May 1, 2012.

ILFC HOLDINGS, INC.
By:	/s/ ELIAS HABAYEB

Name:	Elias Habayeb
Title:	Senior Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Henri Courpron		Chief Executive Officer & Director (Principal Executive Officer)	May 1, 2012
* Frederick S. Cromer		President & Director	May 1, 2012
/s/ ELIAS HABAYEB Elias Habayeb		Senior Vice President, Chief Financial Officer & Director (Principal Financial Officer)	May 1, 2012
* Kurt H. Schwarz		Senior Vice President, Chief Accounting Officer & Controller (Principal Accounting Officer)	May 1, 2012
*By:	/s/ ELIAS HABAYEB Elias Habayeb Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Exhibit Description
1.1	*	Form of Underwriting Agreement
2.1	*	American International Group, Inc. ("AIG") Plan of Divestiture for ILFC Holdings, Inc. ("Holdings").
2.2	*	AIG Capital Corporation Plan of Divestiture for Holdings.
3.1	**	Form of Restated Certificate of Incorporation of Holdings.
3.2	**	Form of Amended and Restated Bylaws of Holdings.
3.3	*	Certificate of Designation of Series A Mandatorily Redeemable Preferred Shares.
4.1
Indenture dated as of November 1, 1991, between ILFC and U.S. Bank Trust National Association (successor to Continental Bank, National Association), as Trustee (filed as an exhibit to Registration Statement No. 33-43698 and incorporated herein by reference).
4.2
First Supplemental Indenture, dated as of November 1, 2000, to the indenture between ILFC and U.S. Bank Trust National Association (filed as an exhibit to ILFC's Form 10-K (file no. 001-31616) for the year ended December 31, 2001 and incorporated herein by reference).
4.3
Second Supplemental Indenture, dated as of February 28, 2001, to the indenture between ILFC and U.S. Bank Trust National Association (filed as an exhibit to ILFC's Form 10-Q (file no. 001-31616) for the quarter ended March 31, 2001 and incorporated herein by reference).
4.4
Third Supplemental Indenture, dated as of September 26, 2001, to the indenture between ILFC and U.S. Bank Trust National Association (filed as an exhibit to ILFC's Form 10-Q (file no. 001-31616) for the quarter ended September 30, 2001 and incorporated herein by reference).
4.5
Fourth Supplemental Indenture, dated as of November 6, 2002, to the indenture between ILFC and U.S. Bank National Association (filed as an exhibit to ILFC's Form 10-K (file no. 001-31616) for the year ended December 31, 2002 and incorporated herein by reference).
4.6
Fifth Supplemental Indenture, dated as of December 27, 2002, to the indenture between ILFC and U.S. Bank National Association (filed as an exhibit to ILFC's Form 10-K (file no. 001-31616) for the year ended December 31, 2002 and incorporated herein by reference).
4.7
Sixth Supplemental Indenture, dated as of June 2, 2003, to the indenture between ILFC and U.S. Bank National Association (filed as an exhibit to ILFC's Form 10-Q (file no. 001-31616) for the quarter ended September 30, 2003 and incorporated herein by reference).
4.8
Seventh Supplemental Indenture, dated as of October 8, 2004, to the indenture between ILFC and U.S. Bank National Association (filed as an exhibit to ILFC's Form 8-K (file no. 001-31616) dated October 14, 2004 and incorporated herein by reference).
4.9
Eighth Supplemental Indenture, dated as of October 5, 2005, to the indenture between ILFC and U.S. Bank National Association (filed as an exhibit to ILFC's Form 10-K (file no. 001-31616) for the year ended December 31, 2005 and incorporated herein by reference).

Exhibit Number	Exhibit Description
4.10	Ninth Supplemental Indenture, dated as of October 5, 2006, to the indenture between ILFC and U.S. Bank National Association (filed as an exhibit to ILFC's Form 10-K (file no. 001-31616) for the year ended December 31, 2007 and incorporated herein by reference).
4.11
Tenth Supplemental Indenture, dated as of October 9, 2007, to the indenture between ILFC and U.S. Bank National Association (filed as an exhibit to ILFC's Form 10-K (file no. 001-31616) for the year ended December 31, 2007 and incorporated herein by reference).
4.12	Indenture dated as of November 1, 2000, between ILFC and the Bank of New York, as Trustee (filed as an exhibit to Registration No. 333-49566 and incorporated herein by reference).
4.13
First Supplemental Indenture, dated as of August 16, 2002 to the indenture between ILFC and the Bank of New York (filed as Exhibit 4.2 to Registration Statement No. 333-100340 and incorporated herein by reference).
4.14
Indenture, dated as of August 1, 2006, between ILFC and Deutsche Bank Trust Company Americas, as Trustee (filed as Exhibit 4.1 to Registration Statement No. 333-136681 and incorporated herein by reference).
4.15
First Supplemental Indenture, dated as of August 20, 2010, to the indenture dated as of August 1, 2006 between ILFC and Deutsche Bank Trust Company Americas as trustee (filed as an exhibit to ILFC's Form 8-K (file no. 001-31616) filed on August 20, 2010 and incorporated herein by reference).
4.16
Second Supplemental Indenture, dated as of December 7, 2010, to the indenture dated as of August 1, 2006 between ILFC and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to ILFC's Form 8-K (file no. 001-31616) filed on December 7, 2010 and incorporated herein by reference).
4.17
Third Supplemental Indenture, dated as of May 24, 2011, to the indenture, dated August 1, 2006, by and between ILFC and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to ILFC's Form 8-K (file no. 001-31616) filed on May 24, 2011 and incorporated herein by reference).
4.18
Fourth Supplemental Indenture, dated as of December 22, 2011, to the indenture, dated August 1, 2006, by and between ILFC and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to ILFC's form 8-K (file no. 001-31616) filed on December 22, 2011 and incorporated herein by reference).
4.19
Fifth Supplemental Indenture, dated as of March 19, 2012, to the indenture, dated August 1, 2006, by and between ILFC and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to ILFC's Form 8-K (file no. 001-31616) filed on March 19, 2012 and incorporated herein by reference).
4.20
Officers' Certificate, dated as of August 20, 2010, establishing the terms of the 8.875% senior notes due 2017 (filed as an exhibit to ILFC's Form 8-K (file no. 001-31616) filed on August 20, 2010 and incorporated herein by reference).
4.21
Officers' Certificate, dated as of December 7, 2010, establishing the terms of the 8.25% senior notes due 2020 (filed as an exhibit to ILFC's Form 8-K (file no. 001-31616) filed on December 7, 2010 and incorporated herein by reference).
4.22
Officers' Certificate, dated as of May 24, 2011, establishing the terms of the 5.75% senior notes due 2016 and the 6.25% senior notes due 2019 (filed as an exhibit to ILFC's Form 8-K (file no. 001-31616) filed on May 24, 2011 and incorporated herein by reference).

Exhibit Number		Exhibit Description
4.23		Officers' Certificate, dated as of December 22, 2011, establishing the terms of the 8.625% senior notes due 2022 (filed as an exhibit to ILFC's Form 8-K (file no. 001-31616) filed on December 22, 2011 and incorporated herein by reference).
4.24
Officers' Certificate, dated as of March 19, 2012, establishing the terms of the 4.875% senior notes due 2015 and the 5.875% senior notes due 2019 (filed as an exhibit to ILFC's Form 8-K (file no. 001-31616) filed on March 19, 2012 and incorporated herein by reference).
4.25
Indenture, dated as of March 22, 2010, among ILFC, Wilmington Trust FSB, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authentication agent (filed as an exhibit to the ILFC's Form 8-K (file no. 001-31616) filed on March 24, 2010 and incorporated herein by reference).
4.26
Indenture, dated as of August 11, 2010, between ILFC and The Bank of New York Mellon Trust Company, N.A., as paying agent, security registrar and authentication agent and trustee (filed as an exhibit to ILFC's Form 8-K (file no. 001-31616) filed on August 20, 2010 and incorporated herein by reference).
4.27
We agree to furnish to the Commission upon request a copy of each instrument with respect to issues of long-term debt of Holdings and its subsidiaries, the authorized principal amount of which does not exceed 10% of the consolidated assets of Holdings and its subsidiaries.
5.1	*	Opinion of O'Melveny & Myers LLP.
10.1
Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, ILFC, as guarantor and the Bank of Scotland and the other banks listed therein providing up to $2,643,660,000 (plus related premiums) for the financing of aircraft (filed as an exhibit to ILFC's Form 10-Q (file no. 001-31616) for the quarter ended June 30, 2004 and incorporated herein by reference) and, as most recently amended as of May 30, 2006, to increase the size of the facility to $3,643,660,000, as of May 30, 2007, to extend the termination until May 2008, as of May 29, 2008, to extend the termination until May 2009, and as of May 11, 2009 to increase the size of the facility to $4,643,660,000 and to extend the termination until June 2010 (filed as an exhibit to ILFC's Form 10-Q (file no. 001-31616) for the quarter ended June 30, 2009 and incorporated herein by reference).
10.2
Side Letter Agreement, dated as of February 27, 2010, among ILFC, Whitney Leasing Limited, Aircraft SPC-12, Inc., Bank of Scotland PLC, Bank of Scotland PLC, Paris Branch, and Bank of Scotland PLC, Frankfurt Branch (filed as an exhibit to ILFC's Form 10-Q (file no. 001-31616) for the quarter ended March 31, 2010 and incorporated herein by reference).
10.3
Employment Letter, dated May 17, 2010, between Henri Courpron and American International Group, Inc. (filed as an exhibit to the ILFC's Form 8-K (file no. 001-31616) filed on May 19, 2010 and incorporated herein by reference).
10.4	***
Aircraft Mortgage and Security Agreement and Guaranty, dated as of August 11, 2010, among ILFC, ILFC Ireland Limited, ILFC (Bermuda) III, Ltd., the additional grantors referred to therein, and Wells Fargo Bank Northwest, National Association (filed as an exhibit to ILFC's Form 10-Q (file no. 001-31616) for the quarter ended September 30, 2010 and incorporated herein by reference).
10.5
$2,000,000,000 Three-Year Revolving Credit Agreement, dated as of January 31, 2011, among ILFC, the banks named therein and Citibank, N.A., as administrative agent (filed as an exhibit to ILFC's Form 8-K (file no. 001-31616) filed on January 31, 2011 and incorporated herein by reference).

Exhibit Number		Exhibit Description
10.6	***	Term Loan Credit Agreement, dated as of March 30, 2011, among Temescal Aircraft Inc., as borrower, ILFC, Park Topanga Aircraft Inc., Charmlee Aircraft Inc., and Ballysky Aircraft Ireland Limited, as obligors, the lenders identified therein, Citibank N.A., as administrative agent and collateral agent, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as joint lead structuring agents and joint lead placement agents, and BNP Paribas, as joint placement agent (filed as an exhibit to ILFC's Form 10-Q (file no. 001-31616) for the quarter ended March 31, 2011 and incorporated herein by reference).
10.7
Aircraft Mortgage and Security Agreement, dated as of March 30, 2011, among Park Topanga Aircraft Inc., Temescal Aircraft Inc., Ballysky Aircraft Ireland Limited, Charmlee Aircraft Inc., the additional grantors referred to therein, and Citibank, N.A., as collateral agent (filed as an exhibit to ILFC's Form 10-Q (file no. 001-31616) for the quarter ended March 31, 2011 and incorporated herein by reference).
10.8	***
Incremental Lender Assumption Agreement, dated as of April 21, 2011, among Temescal Aircraft Inc., ILFC, Park Topanga Aircraft Inc., Charmlee Aircraft Inc., Ballysky Aircraft Ireland Limited, KfW IPEX-Bank GmbH, as the incremental lender, and Citibank, N.A., as administrative agent (filed as an exhibit to ILFC's Form 10-Q (file no. 001-31616) for the quarter ended March 31, 2011 and incorporated herein by reference).
10.9	***
Term Loan Credit Agreement, dated as of February 23, 2012, among Flying Fortress Inc., as borrower, ILFC, Flying Fortress Financing Inc., Flying Fortress US Leasing Inc., and Flying Fortress Ireland Leasing Limited, as obligors, the lenders identified therein, Bank of America, N.A., as administrative agent and collateral agent, and Deutsche Bank Securities Inc., as syndication agent (filed as an exhibit to ILFC's Form 10-K (file no. 001-31616) for the year ended December 31, 2011 and incorporated herein by reference).
10.10
Term Loan Security Agreement, dated as of February 23, 2012, among Flying Fortress Financing Inc., Flying Fortress Inc., Flying Fortress Ireland Leasing Limited, Flying Fortress US Leasing Inc., and the additional grantors referred to therein, as grantors, and Bank of America N.A., as collateral agent (filed as an exhibit to ILFC's Form 10-K (file no. 001-31616) for the year ended December 31, 2011 and incorporated herein by reference).
10.11	***
Term Loan Credit Agreement, dated as of April 12, 2012, among Delos Aircraft Inc., as borrower, ILFC, Hyperion Aircraft Inc., Hyperion Aircraft Inc., Artemis (Delos) Limited, the lenders from time to time party thereto, Bank of America N.A., as administrative agent and collateral agent.
10.12
Term Loan Security Agreement, dated as of April 12, 2012, among Delos Aircraft Inc., Hyperion Aircraft Inc., Hyperion Aircraft Inc., Artemis (Delos) Limited, the additional grantors from time to time party thereto and Bank of America N.A., as collateral agent.
10.13		AIG Amended and Restated 1999 Stock Option Plan (filed as an appendix to AIG's Definitive Proxy Statement (file no. 001-8787) dated April 4, 2003 and incorporated herein by reference).
10.14		AIG Amended and Restated Executive Severance Plan (filed as an exhibit to AIG's Current Report on Form 8-K (file no. 001-8787) filed on September 26, 2008 and incorporated herein by reference).
10.15
AIG Amended and Restated 2002 Stock Incentive Plan (filed as an exhibit to AIG's Annual Report on Form 10-K (file no. 001-8787) for the year ended December 31, 2008 and incorporated herein by reference).

Exhibit Number		Exhibit Description
10.16		AIG Partners Plan (amended and restated effective December 31, 2008) (filed as an exhibit to AIG's Annual Report on Form 10-K (file no. 001-8787) for the year ended December 31, 2008 and incorporated herein by reference).
10.17
2005/2006 Deferred Compensation Profit Participation Plan for Partners (amended and restated effective December 31, 2008) (filed as an exhibit to AIG's Annual Report on Form 10-K (file no. 001-8787) for the year ended December 31, 2008 and incorporated herein by reference).
10.18
AIG Amended and Restated 2007 Stock Incentive Plan (filed as an exhibit to AIG's Annual Report on Form 10-K (file no. 001-8787) for the year ended December 31, 2008 and incorporated herein by reference).
10.19		AIG 2010 Stock Incentive Plan (filed as an appendix to AIG's Definitive Proxy Statement (file no. 001-8787) dated April 12, 2010 and incorporated herein by reference).
10.20	**	AIG Executive Severance Plan for ILFC.
10.21	**	Form of 2012 Performance Incentive Plan of Holdings.
10.22	*	Form of Indemnification Agreement of Holdings.
10.23	*	Intercompany Agreement by and between AIG, AIG Capital and Holdings.
21.1	**	List of Subsidiaries of Holdings.
23.1		Consent of PricewaterhouseCoopers LLP.
23.2		Consent of PricewaterhouseCoopers LLP.
23.3		Consent of ICF SH&E, Inc.
23.4	*	Consent of O'Melveny & Myers LLP (to be included in Exhibit 5.1).
24.1	**	Power of attorney (included in signature page).
99.1	**	Consent of Philip G. Scruggs.
99.2	**	Consent of Heinrich Loechteken.
99.3	**	Consent of Douglas M. Steenland.
99.4	**	Consent of William N. Dooley.
99.5	**	Consent of David L. Herzog.

*
To be filed by amendment.

**
Previously filed.

***
Portions of the exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the SEC.